++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+      THE INFORMATION CONTAINED HEREIN IS SUBJECT TO AMENDMENT AND COMPLETION.+
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                                                Filed pursuant to Rule 424(b)(5)
                                                Registration No. 333-32111

                  SUBJECT TO COMPLETION, DATED MARCH 12, 1998

            PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED MARCH 12, 1998

                                6,500,000 SHARES
                                     [LOGO]
                                  COMMON STOCK
                          (PAR VALUE $1.00 PER SHARE)


                                --------------

  Of the 6,500,000 shares of Common Stock offered, 5,200,000 shares are being offered hereby in the United States and 1,300,000 shares are being offered in a concurrent international offering outside the United States. The public offering price and the aggregate underwriting discount per share will be identical for both Offerings. See "Underwriting".

  All of the shares of Common Stock offered hereby are being sold by the Company. The last reported sale price of the Common Stock, which is listed under the symbol "TMO", on the New York Stock Exchange on March 11, 1998 was $38.563 per share. See "Price Range of Common Stock".

  SEE "RISK FACTORS" BEGINNING ON PAGE S-7 OF THIS PROSPECTUS SUPPLEMENT FOR CERTAIN CONSIDERATIONS RELEVANT TO AN INVESTMENT IN THE COMMON STOCK.

                                --------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
 AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
  IS A CRIMINAL OFFENSE.

                                --------------

                                     INITIAL PUBLIC    UNDERWRITING PROCEEDS TO
                                     OFFERING PRICE    DISCOUNT (1) COMPANY (2)
                                     --------------    ------------ -----------
Per Share........................          $               $            $
Total (3)........................         $               $            $

-------
(1) The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933.
(2) Before deducting estimated expenses of $350,000, payable by the Company.
(3) The Company has granted the U.S. Underwriters an option for 30 days to purchase up to an additional 780,000 shares at the initial public offering price per share, less the underwriting discount, solely to cover over-allotments. Additionally, the Company has granted the International Underwriters a similar option with respect to an additional 195,000 shares as part of the concurrent international offering. If such options are exercised in full, the total initial public offering price, underwriting
    discount and proceeds to Company will be $   , $   and $  , respectively.
    See "Underwriting".

                                --------------

  The shares offered hereby are offered severally by the U.S. Underwriters, as specified herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that certificates for the shares will be ready for delivery in New York, New York on or about March , 1998, against payment therefor in immediately available funds.

                                --------------

                              Joint Lead Managers
GOLDMAN, SACHS & CO.                                        SALOMON SMITH BARNEY

LEHMAN BROTHERS                                          HSBC INVESTMENT BANKING

                                --------------

            The date of this Prospectus Supplement is March  , 1998.

                                  [ART WORK]

CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK, INCLUDING OVER-ALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS IN SUCH SECURITIES, AND THE IMPOSITION OF A PENALTY BID, IN CONNECTION WITH THE OFFERING. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING".

                       [CHART SHOWING COMPANY STRUCTURE]

                         PROSPECTUS SUPPLEMENT SUMMARY

  The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and the financial statements appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus and incorporated herein and therein by reference. The information contained in this Prospectus Supplement assumes no exercise of the Underwriters' over-allotment options, unless indicated otherwise. Forward-looking statements, within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, are made throughout this Prospectus Supplement and the accompanying Prospectus, including documents incorporated herein and therein by reference. For this purpose, any statements contained herein or therein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words "believes", "anticipates", "plans", "expects", "seeks", "estimates", and similar expressions are intended to identify forward-looking statements. There are a number of important factors that could cause the results of the Company to differ materially from those indicated by such forward-looking statements, including those detailed elsewhere in this Prospectus Supplement under the caption "Risk Factors".

                                  THE COMPANY

  Thermo Electron Corporation is a diversified technology company that provides instruments, systems, and services primarily to industrial, healthcare, and environmental markets. Thermo Electron seeks to identify major emerging needs in society that can be addressed by technologies being developed throughout its businesses. In its 42-year history, the Company has grown to become a leader in certain markets where continued technological innovation is integral to success. For example, the Company is a worldwide leader in the design, manufacture, and sale of analytical instruments, paper recycling equipment, heart-assist devices, and mammography systems. The Company also provides a range of other specialized products, including medical diagnostic equipment, alternative-energy systems, industrial process controls, and environmental-contamination monitors. In addition, the Company offers a range of services, particularly industrial outsourcing of environmental-liability management and laboratory analysis, and conducts advanced-technology research and development.

  The Company's ability to innovate derives, in part, from a unique corporate structure that it developed to retain its entrepreneurial spirit while continuing its growth. In 1983, the Company adopted a strategy of "spinning out" certain of its businesses by selling a minority interest in those subsidiaries to outside investors. The Company believes that this strategy provides additional motivation and incentives for the management of the spinout companies through the establishment of subsidiary stock-option incentive programs, as well as capital to sustain the subsidiaries' growth. The Company's corporate office provides the wholly and majority-owned subsidiaries with cost-effective, centralized business development, administrative, financial, and other resources. As of March 12, 1998, the Company had 28 subsidiaries that have sold minority equity interests, 22 of which are publicly traded and six of which are privately held.

  A key part of the Company's growth strategy is the acquisition of complementary businesses that broaden product lines, access new markets, expand distribution channels, or add manufacturing capability. In 1997, 1996, and 1995, the Company paid $924.3 million, $383.7 million, and $339.1 million in cash, respectively, to acquire various businesses.

  As a result of acquisitions and internal growth, the Company reported revenues of $3.6 billion in 1997, a 21% increase from $2.9 billion in 1996. Revenues have increased at a compound annual growth rate of approximately 29% over the past five fiscal years. Operating income increased 65% to $405.8 million in 1997, from $246.5 million in 1996. Over the past five fiscal years, Thermo Electron's operating income has increased at a compound annual growth rate of approximately 42%.

  The Company's products and services are divided into six segments:
Instruments, Biomedical Products, Alternative Energy, Paper Recycling, Industrial Outsourcing, and Advanced Technology. Products or services within a particular segment may be provided by more than one subsidiary, and certain subsidiaries' products or services are included in more than one segment. The principal products and services offered by the Company in the six industry segments are described below:

Instruments

  The Company is a worldwide leader in the manufacture of analytical instruments used by industry and academia to identify complex chemical compounds, toxic metals, and other elements in a broad range of liquids, solids, and gases, as well as to analyze air pollution and radioactivity. The Company also provides instruments that control, monitor, image, inspect, and measure various industrial processes and life sciences phenomena. This segment includes all of the Company's Thermo Instrument Systems subsidiaries.

Biomedical Products

  The Company is a leading provider of mammography systems and heart-assist devices, and supplies a wide range of medical systems and devices for diagnostic imaging, respiratory care, neurodiagnostics, sleep analysis, wireless monitoring, and blood management. This segment includes wholly owned portions of the Company's Thermedics subsidiary, its Thermo Cardiosystems, Trex Medical, and ThermoLase subsidiaries, and its wholly owned Thermo Biomedical group of subsidiaries.

Alternative Energy

  The Company operates independent (non-utility) power plants that use environmentally sound fuels and technologies, develops engineered clean fuels, and produces biopesticides. The Company also manufactures intelligent traffic-control systems, ozone-safe industrial refrigeration equipment, and low-emission natural gas engines. This segment includes the Company's Thermo Ecotek and Thermo Power subsidiaries.

Paper Recycling

  The Company is a leading provider of systems and accessories for the worldwide papermaking and paper recycling industry, and is developing technology to recover papermaking waste for use in various commercial products. This segment includes the Company's Thermo Fibertek and Thermo Fibergen subsidiaries.

Industrial Outsourcing

  The Company provides outsourcing services, primarily in environmental-liability management and infrastructure planning and design, with specialization in municipal and industrial water-quality management, natural resource management, and laboratory testing and analysis. This segment includes all of the Company's Thermo TerraTech subsidiaries.

Advanced Technology

  The Company conducts research and development, often sponsored by the U.S. government, in its effort to pursue viable commercial opportunities for new ventures. Its basic and applied research currently spans communications, avionics, X-ray detection, advanced materials, and lasers. The Company also provides systems integration primarily in the fields of information technology, advanced radar and imaging, and health systems. A number of subsidiaries also provide various instrument systems, developed primarily for product quality-assurance applications in industrial, food and beverage, pharmaceutical, and electronics markets. This segment includes wholly owned portions of the Company's ThermoTrex and Thermedics subsidiaries, and its Thermo Sentron, Thermo Voltek, Thermedics Detection, and Thermo Coleman subsidiaries.

REVENUES BY BUSINESS SEGMENT

                                1997              1996              1995
                          ----------------- ----------------- -----------------
                                      % OF              % OF              % OF
                           REVENUES   TOTAL  REVENUES   TOTAL  REVENUES   TOTAL
                          ----------  ----- ----------  ----- ----------  -----
                                  (IN THOUSANDS, EXCEPT PERCENTAGES)
  Instruments............ $1,592,314    45% $1,209,362    41% $  782,662    35%
  Biomedical Products....    590,234    16     455,890    16     316,622    14
  Advanced Technology....    415,016    12     375,459    13     323,567    14
  Alternative Energy.....    384,923    11     339,813    11     325,912    14
  Industrial
   Outsourcing...........    305,508     8     273,894     9     210,503     9
  Paper Recycling........    278,911     8     286,312    10     317,951    14
  Intersegment Sales
   Elimination (1).......     (8,586)   --      (8,172)   --      (6,926)   --
                          ----------        ----------        ----------
                          $3,558,320        $2,932,558        $2,270,291
                          ==========        ==========        ==========

--------
(1) Intersegment sales are accounted for at prices that are representative of transactions with unaffiliated parties.

  Unless the context otherwise requires, references in this Prospectus Supplement and the accompanying Prospectus to the Company or Thermo Electron Corporation refer to Thermo Electron Corporation and its subsidiaries and their predecessors. The Company is a Delaware corporation and was incorporated in 1956. The Company completed its initial public offering in 1967 and was listed on the New York Stock Exchange in 1980. The Company's principal executive offices are located at 81 Wyman Street, Waltham, Massachusetts, and its telephone number is (781) 622-1000.

                                 THE OFFERINGS

  The offering hereby of 5,200,000 shares of Common Stock, $1.00 par value per share (the "Common Stock"), being offered in the United States (the "U.S. Offering") and the offering of 1,300,000 shares of Common Stock being offered in a concurrent international offering outside the United States (the "International Offering") are collectively referred to as the "Offerings." The closing of each offering is conditioned upon the closing of the other offering.

U.S. Offering...............................  5,200,000 shares

International Offering......................  1,300,000 shares

Common Stock to be Outstanding after the
Offerings (1)...............................
                                              165,574,624 shares

Use of Proceeds.............................  For general corporate purposes, including possible acquisitions.
                                              See "Use of Proceeds".

New York Stock Exchange Symbol..............  TMO
--------
(1) Based on the number of shares of Common Stock outstanding as of March 11, 1998. Does not include 31,354,154 shares of Common Stock reserved for issuance under the Company's stock-based compensation plans, shares reserved for issuance upon conversion or exchange of outstanding convertible securities and shares reserved for issuance under the Company's Shareholder Rights Plan. See "Capitalization" and Note 7 of Notes to Consolidated Financial Statements.

                       SUMMARY FINANCIAL INFORMATION (1)

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                            1997       1996       1995       1994       1993
                         ---------- ---------- ---------- ---------- ----------
STATEMENT OF INCOME
 DATA:
  Revenues.............. $3,558,320 $2,932,558 $2,270,291 $1,729,191 $1,354,508
  Gross Profit (2)......  1,441,312  1,129,989    863,409    650,901    482,282
  Operating Income......    405,786    246,466    225,218    182,082    119,152
  Net Income............    239,328    190,816    139,582    104,711     76,868
  Earnings per Share:
   Basic................       1.57       1.35       1.10        .90        .74
   Diluted..............       1.41       1.17        .95        .78        .65
  Weighted Average
   Shares:
   Basic................    152,489    141,525    126,626    116,500    104,203
   Diluted..............    176,082    175,605    158,562    151,048    130,549

                                 JANUARY 3, 1998
                            -------------------------
                              ACTUAL   AS ADJUSTED(3)
                            ---------- --------------
BALANCE SHEET DATA (AT END
 OF PERIOD):
  Working Capital.........  $2,001,963   $2,241,616
  Total Assets............   5,795,869    6,035,522
  Long-term Obligations...   1,742,907    1,742,907
  Common Stock of
   Subsidiaries Subject to
   Redemption.............      93,312       93,312
  Shareholders'
   Investment.............   1,997,909    2,237,562

--------
(1) The Company's 1997, 1996, 1995, 1994, and 1993 fiscal years set forth in this table, and elsewhere in this Prospectus Supplement, ended on January 3, 1998, December 28, 1996, December 30, 1995, December 31, 1994, and
    January 1, 1994, respectively.
(2) Gross profit represents revenues less cost of product and service revenues, and less cost of research and development contracts as disclosed in Note 3 on page S-13.
(3) Adjusted to reflect the sale by the Company of 6,500,000 shares of Common Stock in the Offerings at an assumed public offering price of $38.563 per share (the closing price on the New York Stock Exchange on March 11, 1998), after deducting estimated underwriting discounts and commissions and offering expenses payable by the Company.

                                 RISK FACTORS

  In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the Company wishes to caution readers that the following important factors, among others, in some cases have affected, and in the future could affect, the Company's actual results and could cause its actual results in 1998 and beyond to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Company.

  Risks Associated with Acquisition Strategy. One of the Company's principal growth strategies is to supplement its internal growth with the acquisition of businesses and technologies that complement or augment the Company's existing product lines. Certain businesses recently acquired by the Company have had low levels of profitability. In addition, businesses that the Company may seek to acquire in the future may also be marginally profitable or unprofitable. In order for any acquired businesses to achieve the level of profitability desired by the Company, the Company must successfully change operations and improve market penetration. No assurance can be given that the Company will be successful in this regard. In addition, promising acquisitions are difficult to identify and complete for a number of reasons, including competition among prospective buyers, the need for regulatory approvals, including antitrust approvals, and the high valuations of businesses resulting from historically high stock prices in many countries. Acquisitions completed by the Company may be made at substantial premiums over the fair value of the net assets of the acquired companies. There can be no assurance that the Company will be able to complete pending or future acquisitions or that the Company will be able to successfully integrate any acquired businesses into its existing business or make such businesses profitable. In order to finance any such acquisitions, it may be necessary for the Company to raise additional funds either through public or private financings. Any equity or debt financing, if available at all, may be on terms which are not favorable to the Company and may result in dilution to the Company's shareholders.

  Risks Associated with Spinout of Subsidiaries. The Company has adopted a strategy of spinning out certain of its businesses into separate subsidiaries and having these subsidiaries sell a minority interest to outside investors. As a result of the sale of stock by subsidiaries, the issuance of stock by subsidiaries upon conversion of convertible debentures, and similar transactions, the Company records gains that represent the increase in the Company's net investment in the subsidiaries. These gains have represented a substantial portion of the net income reported by the Company in certain periods. The size and timing of these transactions are dependent on market and other conditions that are beyond the Company's control. Accordingly, there can be no assurance that the Company will be able to generate gains from such transactions in the future.

  Further, in October 1995, the Financial Accounting Standards Board ("FASB") issued an exposure draft of a Proposed Statement of Financial Accounting Standards, "Consolidated Financial Statements: Policy and Procedures" (the "Proposed Statement"). The Proposed Statement would establish new rules for how consolidated financial statements should be prepared. If the Proposed Statement is adopted, there would be significant changes in the way the Company records certain transactions of its controlled subsidiaries. Among those changes, any sale of the stock of a subsidiary that does not result in a loss of control would be accounted for as a transaction in the equity of the consolidated entity with no gain or loss being recorded. The exposure draft addresses the consolidation issues in two parts: consolidation procedures, which includes proposed rule changes affecting the Company's ability to recognize gains on issuances of subsidiary stock, and consolidation policy, which does not address accounting for such gains. During 1997, the FASB decided to focus its efforts on the consolidation policy part of the exposure draft and to consider resuming discussion on consolidation procedures after completion of the efforts on consolidation policy. The timing and content of any final statement are uncertain.

  Competition. The Company encounters and expects to continue to encounter significant competition in the sale of its products and services. The Company's competitors include a number of large multinational corporations, some of which may be able to adapt more quickly to new or emerging technologies and changes in customer requirements, or to devote greater resources to the promotion and sale of their products than the Company. Competition could increase if new companies enter the market or if existing competitors expand their product lines or intensify efforts within existing product lines. There can be no assurance that the Company's current products, products under development, or ability to develop new technologies will be sufficient to enable it to compete effectively. See "Business--Competition."

  Risks Associated with International Operations. International revenues account for a substantial portion of the Company's revenues, and the Company intends to continue to expand its presence in international markets. International revenues are subject to a number of risks, including the following: fluctuations in exchange rates may affect product demand and adversely affect the profitability in U.S. dollars of products and services provided by the Company in foreign markets where payment for the Company's products and services is made in the local currency; agreements may be difficult to enforce and receivables difficult to collect through a foreign country's legal system; foreign customers may have longer payment cycles; foreign countries may impose additional withholding taxes or otherwise tax the Company's foreign income, impose tariffs, or adopt other restrictions on foreign trade; U.S. export licenses may be difficult to obtain; and the protection of intellectual property in foreign countries may be more difficult to enforce. There can be no assurance that any of these factors will not have a material adverse impact on the Company's business and results of operations.

  Rapid and Significant Technological Change and New Products. The markets for the Company's products are characterized by rapid and significant technological change, evolving industry standards and frequent new product introductions and enhancements. Many of the Company's products and products under development are technologically innovative and require significant planning, design, development, and testing at the technological, product, and manufacturing-process levels. These activities require significant capital commitments and investment by the Company. In addition, products that are competitive in the Company's markets are characterized by rapid and significant technological change due to industry standards that may change on short notice and by the introduction of new products and technologies that render existing products and technologies uncompetitive or obsolete. There can be no assurance that any of the products currently being developed by the Company, or those to be developed in the future, will be technologically feasible or accepted by the marketplace, that any such development will be completed in any particular time frame, or that the Company's products or proprietary technologies will not become uncompetitive or obsolete.

  Possible Adverse Effect from Changes in Governmental Regulations. The Company competes in several markets which involve compliance by its customers with federal, state, local, and foreign regulations, such as environmental, health and safety, and food and drug regulations. The Company develops, configures, and markets its products to meet customer needs created by such regulations. These regulations may be amended or eliminated in response to new scientific evidence or political or economic considerations. Any significant change in regulations could adversely affect demand for the Company's products in regulated markets.

  Government Regulation; No Assurance of Regulatory Approvals. Certain of the Company's products are subject to pre-marketing clearance or approval by the U.S. Food and Drug Administration ("FDA") and similar agencies in foreign countries. The use or sale of certain of the Company's products under development may require approvals by other government agencies. The process of obtaining clearance and approval from the FDA and other government agencies is time-consuming and expensive. Furthermore, there can be no assurance that the necessary clearances or approvals for the Company's products, services, and products and services under development will be obtained on a timely basis, if at all.

  FDA regulations also require continuing compliance with specific standards in conjunction with the maintenance and marketing of products and services that have been approved or cleared. Failure to comply with applicable regulatory requirements can result in, among other things, civil and criminal penalties, suspension of approvals, recalls, or seizures of products, injunctions, and criminal prosecutions.

  Risks Associated with Dependence on Capital Spending Policies and Government Funding. The Company's customers include pharmaceutical and chemical companies, laboratories, universities, healthcare providers, paper manufacturers, consumer product companies, government agencies, and public and private research institutions. The capital spending of these entities can have a significant effect on the demand for the Company's products. Such spending is based on a wide variety of factors, including the resources available to make purchases, the spending priorities among various types of equipment, public policy, and the effects of different economic cycles. Any decrease in capital spending by any of the customer groups that account for a significant portion of the Company's sales could have a material adverse effect on the Company's business and results of operations.

  Dependence on Patents and Proprietary Rights. The Company places considerable importance on obtaining patent and trade secret protection for significant new technologies, products, and processes because of the length of time and expense associated with bringing new products through the development process and to the marketplace. The Company's success depends in part on its ability to develop patentable products and obtain and enforce patent protection for its products both in the United States and in other countries. The Company owns numerous United States and foreign patents, and intends to file additional applications for patents as appropriate to cover its products. No assurance can be given that patents will issue from any pending or future patent applications owned by or licensed to the Company or that the claims allowed under any issued patents will be sufficiently broad to protect the Company's technology. In addition, no assurance can be given that any issued patents owned by or licensed to the Company will not be challenged, invalidated, or circumvented, or that the rights granted thereunder will provide competitive advantages to the Company. There can be no assurance that third parties will not assert claims against the Company that the Company infringes the intellectual property rights of such parties. The Company could incur substantial costs and diversion of management resources with respect to the defense of any such claims, which could have a material adverse effect on the Company's business, financial condition, and results of operations. Furthermore, parties making such claims could secure a judgment awarding substantial damages, as well as injunctive or other equitable relief, which could effectively block the Company's ability to make, use, sell, distribute, or market its products and services in the United States or abroad. In the event that a claim relating to intellectual property is asserted against the Company, the Company may seek licenses to such intellectual property. There can be no assurance, however, that such licenses could be obtained on commercially reasonable terms, if at all. The failure to obtain the necessary licenses or other rights could preclude the sale, manufacture, or distribution of the Company's products and, therefore, could have a material adverse effect on the Company's business, financial condition, and results of operations.

  The Company relies on trade secrets and proprietary know-how, which it seeks to protect, in part, by confidentiality agreements with its collaborators, employees, and consultants. There can be no assurance that these agreements will not be breached, that the Company would have adequate remedies for any breach, or that the Company's trade secrets will not otherwise become known or be independently developed by competitors.

  Potential Impact of Year 2000 on Processing of Date-sensitive
Information. The Company is currently assessing the potential impact of the year 2000 on the processing of date-sensitive information by the Company's computerized information systems and on products sold as well as products purchased by the Company. The Company believes that its internal information systems and current products are either year 2000 compliant or will be so prior to the year 2000 without incurring material costs. There can be no assurance, however, that the Company will not experience unexpected costs and delays in achieving year 2000 compliance for its internal information systems and current products, which could result in a material adverse effect on the Company's future results of operations.

  The Company is presently assessing the effect that the year 2000 problem may have on its previously sold products. The Company is also assessing whether its key suppliers are adequately addressing this issue and the effect this might have on the Company. The Company has not completed its analysis and is unable to conclude at this time that the year 2000 problem as it relates to its previously sold products and products purchased from key suppliers is not reasonably likely to have a material adverse effect on the Company's future results of operations.

                                USE OF PROCEEDS

  The net proceeds from the sale of the Common Stock will amount to approximately $239,653,000 ($275,654,000 if the Underwriters' over-allotment options are exercised in full), assuming a public offering price per share of $38.563 (the closing price on the New York Stock Exchange on March 11, 1998). The Company intends to use these net proceeds for general corporate purposes, which may include possible acquisitions of businesses, repayment of outstanding indebtedness, capital expenditures, working capital requirements, research and development, loans to and/or investments in the Company's subsidiaries, and repurchase of its Common Stock and other securities and the securities of any of its subsidiaries through open-market purchases or otherwise. The precise amount and timing of the application of such proceeds will depend upon the funding requirements of the Company and the availability and cost of other funds. The Company is in various stages of negotiations with respect to several acquisitions; however, it currently has no commitment or agreement for any material acquisition. Pending these uses, the Company expects to invest the net proceeds primarily in investment grade interest or dividend bearing instruments.

                          PRICE RANGE OF COMMON STOCK

  The Company's Common Stock is traded on the New York Stock Exchange under the symbol TMO. The following table sets forth the high and low sales prices for the periods indicated of the Company's Common Stock as reported in the consolidated transaction reporting system. Sales prices have been restated to reflect a three-for-two stock split, effected in the form of a 50% stock dividend, in June 1996.

      FISCAL 1996                                                 HIGH     LOW
      -----------                                                ------- -------
      First Quarter............................................. $42.083 $30.417
      Second Quarter............................................  44.375  38.833
      Third Quarter.............................................  41.875  31.750
      Fourth Quarter............................................  41.250  29.750
      FISCAL 1997
      -----------
      First Quarter.............................................  40.500  30.875
      Second Quarter............................................  38.750  28.375
      Third Quarter.............................................  41.500  32.125
      Fourth Quarter............................................  44.500  33.500
      FISCAL 1998
      -----------
      First Quarter (through March 11, 1998)....................  44.250  37.938

  As of March 11, 1998, the Company had 9,165 holders of record of its Common Stock. This does not include holdings in street or nominee names. The closing price on the New York Stock Exchange for the Company's Common Stock on March 11, 1998 was $38.563.

                                DIVIDEND POLICY

  The Company has never paid cash dividends on its Common Stock and does not expect to pay cash dividends in the foreseeable future because its policy has been to use earnings to finance expansion and growth. Payment of dividends will rest within the discretion of the Company's Board of Directors and will depend upon, among other factors, the Company's earnings, capital requirements and financial condition.

                                CAPITALIZATION

  The following table sets forth the capitalization of the Company as of January 3, 1998, stated on a pro forma basis to reflect the issuance by Thermo Instrument Systems Inc., in January 1998, of $250,000,000 principal amount of 4% Subordinated Convertible Debentures due 2005, and as adjusted to give effect to the sale of shares of Common Stock offered hereby at an assumed public offering price of $38.563 per share (the closing price on the New York Stock Exchange on March 11, 1998), after deducting estimated underwriting discounts and commissions and offering expenses payable by the Company. There has been no material change in the capitalization of the Company since January 3, 1998, except as reflected in the pro forma column below.

                                                          JANUARY 3, 1998
                                                       ----------------------
                                                                       AS
                                                       PRO FORMA    ADJUSTED
                                                       ----------  ----------
                                                          (IN THOUSANDS,
                                                       EXCEPT SHARE AMOUNTS)
Short-term Obligations:
 Notes payable........................................ $  105,623  $  105,623
 Current maturities of long-term obligations..........     71,289      71,289
 Common stock of subsidiary subject to redemption
  ($18,450 redemption value)..........................     18,138      18,138
                                                       ----------  ----------
                                                       $  195,050  $  195,050
                                                       ==========  ==========
Long-term Obligations (1):
 Senior convertible obligations....................... $  187,824  $  187,824
 Subordinated convertible obligations.................  1,723,015   1,723,015
 Nonrecourse tax-exempt obligations...................     37,600      37,600
 Other................................................     44,468      44,468
                                                       ----------  ----------
                                                        1,992,907   1,992,907
                                                       ----------  ----------
Minority Interest.....................................    719,622     719,622
                                                       ----------  ----------
Common Stock of Subsidiaries Subject to Redemption
 ($95,262 redemption value)...........................     93,312      93,312
                                                       ----------  ----------
Shareholders' Investment:
 Preferred stock, $100 par value, 50,000 shares
  authorized; none issued
 Common stock, $1 par value, 350,000,000 shares
  authorized;
  159,206,337 shares issued and 165,706,337 shares as
  adjusted (2)........................................    159,206     165,706
 Capital in excess of par value.......................    843,709   1,076,862
 Retained earnings....................................  1,034,640   1,034,640
 Treasury stock at cost, 95,684 shares................     (3,839)     (3,839)
 Cumulative translation adjustment....................    (46,339)    (46,339)
 Net unrealized gain on available-for-sale
  investments.........................................     10,532      10,532
                                                       ----------  ----------
                                                        1,997,909   2,237,562
                                                       ----------  ----------
Total Capitalization (Long-term Obligations, Minority
 Interest, Common Stock of Subsidiaries Subject to
 Redemption and Shareholders' Investment)............. $4,803,750  $5,043,403
                                                       ==========  ==========

--------
(1) See Note 5 of Notes to Consolidated Financial Statements.
(2) Does not include 31,354,154 shares of Common Stock reserved for issuance under the Company's stock-based compensation plans, shares reserved for issuance upon conversion or exchange of outstanding convertible securities and shares reserved for issuance under the Company's Shareholder Rights Plan. See Note 7 of Notes to Consolidated Financial Statements.

                        SELECTED FINANCIAL INFORMATION

  The selected financial information presented below as of and for the fiscal years ended January 3, 1998 and December 28, 1996 and for the fiscal year ended December 30, 1995, has been derived from the Company's Consolidated Financial Statements, which have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report included herein. The selected financial information as of and for the fiscal years ended December 31, 1994 and January 1, 1994 and as of December 30, 1995, has been derived from the Company's Consolidated Financial Statements, which have been audited by Arthur Andersen LLP, but have not been included or incorporated by reference into the Prospectus. This information should be read in conjunction with the Company's Consolidated Financial Statements and related notes included herein.

                             1997     1996(1)      1995      1994(2)       1993
                          ---------- ---------- ----------  ----------  ----------
                                     (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF INCOME
 DATA:
Revenues................  $3,558,320 $2,932,558 $2,270,291  $1,729,191  $1,354,508
                          ---------- ---------- ----------  ----------  ----------
Costs and Operating
 Expenses:
 Cost of product and
  service revenues......   1,973,265  1,657,746  1,239,762     928,645     755,493
 Expenses for research
  and development and
  new lines of business
  (3)...................     337,305    301,457    272,809     233,099     183,965
 Selling, general, and
  administrative
  expenses..............     840,692    689,248    510,564     384,715     289,282
 Restructuring and other
  nonrecurring costs,
  net...................       1,272     37,641     21,938         650       6,616
                          ---------- ---------- ----------  ----------  ----------
                           3,152,534  2,686,092  2,045,073   1,547,109   1,235,356
                          ---------- ---------- ----------  ----------  ----------
Operating Income........     405,786    246,466    225,218     182,082     119,152
Gain on Issuance of
 Stock by Subsidiaries..      80,055    126,599     80,815      25,283      39,863
Other Income (Expense),
 Net....................       2,626      1,486     (7,225)       (989)    (27,548)
                          ---------- ---------- ----------  ----------  ----------
Income Before Income
 Taxes and Minority
 Interest...............     488,467    374,551    298,808     206,376     131,467
Provision for Income
 Taxes..................     174,713    110,845     98,711      70,703      33,513
Minority Interest
 Expense................      74,426     72,890     60,515      30,962      21,086
                          ---------- ---------- ----------  ----------  ----------
Net Income..............  $  239,328 $  190,816 $  139,582  $  104,711  $   76,868
                          ========== ========== ==========  ==========  ==========
Earnings per Share:
 Basic..................  $     1.57 $     1.35 $     1.10  $      .90  $      .74
                          ========== ========== ==========  ==========  ==========
 Diluted................  $     1.41 $     1.17 $      .95  $      .78  $      .65
                          ========== ========== ==========  ==========  ==========
Weighted Average Shares:
 Basic..................     152,489    141,525    126,626     116,500     104,203
                          ========== ========== ==========  ==========  ==========
 Diluted................     176,082    175,605    158,562     151,048     130,549
                          ========== ========== ==========  ==========  ==========
BALANCE SHEET DATA (AT
 END OF PERIOD):
Working Capital.........  $2,001,963 $2,218,617 $1,317,146  $1,150,732  $  833,839
Total Assets............   5,795,869  5,141,244  3,786,339   3,061,935   2,507,597
Long-term Obligations...   1,742,907  1,550,342  1,118,077   1,049,850     647,592
Common Stock of
 Subsidiaries Subject to
 Redemption.............      93,312     76,525     17,513         --       14,511
Shareholders'
 Investment.............   1,997,909  1,754,369  1,309,729   1,007,486     873,720

--------
(1) Reflects the issuance of $585 million principal amount of the Company's convertible debentures.
(2) Reflects the issuance of $345 million principal amount of the Company's convertible debentures.
(3) Includes cost of research and development contracts of $143,743, $144,823, $167,120, $149,645, and $116,733 in 1997, 1996, 1995, 1994, and 1993,
    respectively.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

  Forward-looking statements, within the meaning of Section 21E of the Securities Exchange Act of 1934, are made throughout this Management's Discussion and Analysis of Financial Condition and Results of Operations. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words "believes," "anticipates," "plans," "expects," "seeks," "estimates," and similar expressions are intended to identify forward-looking statements. There are a number of important factors that could cause the results of the Company to differ materially from those indicated by such forward-looking statements, including those detailed elsewhere in this Prospectus Supplement under the caption "Risk Factors."

OVERVIEW

  The Company develops and manufactures a broad range of products that are sold worldwide. The Company expands the product lines and services it offers by developing and commercializing its own core technologies and by making strategic acquisitions of complementary businesses. The majority of the Company's businesses fall into six broad markets: instruments, alternative energy, paper recycling, biomedical, industrial outsourcing, and advanced technology.

  An important component of the Company's strategy is to establish leading positions in its markets through the application of proprietary technology, whether developed internally or acquired. A key contribution to the growth of the Company's segment income (as defined in the results of operations below), particularly over the last several years, has been the ability to identify attractive acquisition opportunities, complete those acquisitions, and derive a growing income contribution from the newly acquired businesses as they are integrated into the Company's business segments and their profitability improves.

  The Company seeks to minimize its dependence on any specific product or market by expanding and diversifying its portfolio of businesses and technologies. Similarly, the Company's goal is to maintain a balance in its businesses between those affected by various regulatory cycles and those more dependent on the general level of economic activity. Although the Company is diversified in terms of technology, product offerings, and geographic markets served, the future financial performance of the Company as a whole will be largely affected by the strength of worldwide economies and the continued adoption and diligent enforcement of health, safety, and environmental regulations and standards, among other factors.

  The Company believes that maintaining an entrepreneurial atmosphere is essential to its continued growth and development. In order to preserve this atmosphere, the Company has adopted a strategy of spinning out certain of its businesses into separate subsidiaries and having these subsidiaries sell a minority interest to outside investors. The Company believes that this strategy provides additional motivation and incentives for the management of the subsidiaries through the establishment of subsidiary-level stock option programs, as well as capital to support the subsidiaries' growth. As a result of the sale of stock by subsidiaries, the issuance of stock by subsidiaries upon conversion of convertible debentures, and similar transactions, the Company records gains that represent the increase in the Company's net investment in the subsidiaries and are classified as "Gain on issuance of stock by subsidiaries" in the accompanying statement of income. These gains have represented a substantial portion of the net income reported by the Company in certain periods. The size and timing of these transactions are dependent on market and other conditions that are beyond the Company's control. Accordingly, there can be no assurance that the Company will be able to generate gains from such transactions in the future.

  Further, in October 1995, the Financial Accounting Standards Board ("FASB") issued an exposure draft of a Proposed Statement of Financial Accounting Standards, "Consolidated Financial Statements: Policy and Procedures" (the "Proposed Statement"). The Proposed Statement would establish new rules for how consolidated financial statements should be prepared. If the Proposed Statement is adopted, there would be significant changes in the way the Company records certain transactions of its controlled subsidiaries. Among those changes, any sale of the stock of a subsidiary that does not result in a loss of control would be accounted for as a transaction in equity of the consolidated entity with no gain or loss being recorded. The exposure draft addresses the consolidation issues in two parts: consolidation procedures, which includes proposed rule changes affecting the Company's ability to recognize gains on issuances of subsidiary stock, and consolidation policy, which does not address accounting for such gains. During 1997, the FASB decided to focus its efforts on the consolidation policy part of the exposure draft and to consider resuming discussion on consolidation procedures after completion of the efforts on consolidation policy. The timing and content of any final statement are uncertain.

RESULTS OF OPERATIONS

1997 COMPARED WITH 1996

  Sales in 1997 were $3,558.3 million, an increase of $625.8 million, or 21%, over 1996. Segment income, excluding restructuring and other nonrecurring costs, net, of $1.3 million in 1997 and $37.6 million in 1996, described below, increased 40% to $438.3 million in 1997 from $312.9 million in 1996. (Segment income is income before corporate general and administrative expenses, other income and expense, minority interest expense, and income taxes.) Operating income, which includes restructuring and other nonrecurring costs, net, increased 65% to $405.8 million in 1997 from $246.5 million in 1996.

Instruments

  Sales from the Instruments segment were $1,592.3 million in 1997, an increase of $383.0 million, or 32%, over 1996. Sales increased primarily due to acquisitions made by Thermo Instrument, which added $407 million of sales in 1997. The unfavorable effects of currency translation due to the strengthening of the U.S. dollar relative to foreign currencies in countries in which Thermo Instrument operates decreased revenues by $46.8 million in 1997. In addition, revenues increased in 1997 due to higher sales at ThermoQuest's existing mass spectrometry business, partly as a result of the continued success of a new product introduced in the first quarter of 1996, and due to increased sales from Metrika Systems, primarily as a result of increased sales in international markets at its on-line raw-materials analyzer business. Revenues also increased at ONIX Systems, primarily due to increased sales of industry-specific instruments to the production segment of the oil and gas industry. Revenues from Thermo Optek's existing businesses decreased slightly due to the inclusion in 1996 of several large nonrecurring sales to the Chinese and Japanese governments, a decrease in demand for elemental products in Japan, and the elimination of certain unprofitable acquired product lines, offset substantially by greater demand at one of its business units.

  Segment income margin (segment income margin is segment income as a percentage of sales), excluding nonrecurring items, net, of $1.3 million of income in 1997 and $3.5 million of costs in 1996, improved to 14.7% in 1997 from 11.8% in 1996. The improvement was primarily due to operating margin improvement at certain of the Fisons businesses acquired in 1996 and increased sales of ThermoQuest's higher-margin mass spectrometry products. This increase was offset in part by the inclusion of lower-margin revenues at certain acquired businesses, including Life Sciences, which recorded an adjustment to expense of $3.6 million relating to the sale of inventories revalued at the date of acquisition and, to a lesser extent, a decrease in segment income margin at ThermoSpectra, primarily as a result of a one-time inventory write-off and a change in sales mix at one of its business units. The 1996 period included a charge of $2.0 million relating to the sale of inventories revalued at the date of the acquisition of the Fisons businesses. Nonrecurring income of $1.3 million in 1997 represents a $2.2 million gain on the sale of a business by ThermoSpectra, offset in part by $0.9 million of severance costs for employees terminated during 1997 at one of ThermoSpectra's business units. During 1996, the Company recorded nonrecurring costs of $3.5 million, which represented the write-off of acquired technology relating to the acquisition of the Fisons businesses (see Note 11 of Notes to Consolidated Financial Statements).

Alternative Energy

  Sales from the Alternative Energy segment were $384.9 million in 1997, compared with $339.8 million in 1996. Within this segment, revenues from Thermo Ecotek increased to $189.5 million in 1997 from $154.3 million in 1996. Revenues from Thermo Ecotek's Thermo Trilogy biopesticide subsidiary increased by $18.7 million to $21.4 million, primarily due to the inclusion of revenues from two acquired businesses. Thermo Ecotek's revenues in 1997 include $8.2 million for a contractual settlement with a utility, pursuant to which Thermo Ecotek surrendered its rights to a power sales agreement relating to a cogeneration facility it had planned to develop and construct on Staten Island, New York. The settlement, reached in 1993, called for Thermo Ecotek to refund $8.2 million to the utility should Thermo Ecotek construct and commence operations of a plant on Staten Island prior to 2000. Thermo Ecotek had deferred recognition of the refundable portion of the settlement pending a decision concerning development of the plant. During 1997, Thermo Ecotek determined that, due to economic conditions in the domestic energy market, it would not proceed with development of a facility on Staten Island. In addition, higher contractual energy rates at all of Thermo Ecotek's facilities, except the Hemphill plant in New Hampshire, contributed to higher revenues in 1997. Pursuant to Thermo Ecotek's utility contracts for its four plants in California, there will be no further contractual energy rate increases beginning in 1998. Revenues in 1996 from the Company's wholly owned waste-recycling facility in southern California, which was sold in July 1996, were $9.2 million. Sales at Peter Brotherhood declined to $39.6 million in 1997 from $54.4 million in 1996, primarily due to the disposal of certain business units, which resulted in a $14.2 million decrease in revenues. The business units were sold for a nominal loss. Sales from Thermo Power increased to $155.8 million in 1997 from $122.1 million in 1996, primarily due to $38.8 million of sales from Peek plc, acquired in November 1997, as well as higher engine sales due to a $3.6 million nonrecurring order from one customer, offset in part by lower demand for Thermo Power's remaining product lines.

  Segment income, excluding nonrecurring items, net, of $8.3 million of income in 1997 and $4.4 million of costs in 1996, was $60.2 million in 1997, compared with $42.5 million in 1996. Thermo Ecotek's segment income was $50.4 million in 1997, compared with $39.3 million in 1996. The increase primarily resulted from $8.2 million of segment income from the contractual settlement with a utility concerning the cancellation of a power sales agreement and, to a lesser extent, higher contractual energy rates. These increases were offset in part by a decrease in Thermo Ecotek's segment income of $4.6 million in 1997 as a result of the funding of certain reserves required in connection with a nonrecourse lease agreement for its Woodland, California plant. The Woodland plant's results were approximately breakeven in 1997 and are expected to remain so for the foreseeable future. Segment income in 1996 from the Company's waste-recycling facility, which was sold in July 1996, was $4.6 million. Results from this facility, net of related interest expense (not included in segment income), were approximately breakeven in 1996. During 1997, the Company settled two legal cases in which it was a defendant, concerning development of a proposed waste-to-energy facility and development and construction of an alternative-energy facility. These matters were settled for amounts less than the damages that had been sought by the plaintiffs and less than the amounts that had been reserved by the Company. As a result, in 1997, the Company reversed $9.7 million of reserves previously established for these matters, which is included in restructuring and other nonrecurring costs, net (see Note 11 of Notes to Consolidated Financial Statements). Segment income at Thermo Power improved to $7.5 million from $1.1 million in 1996, primarily due to contributions from Peek and, to a lesser extent, improved segment income at its engines and industrial refrigeration businesses, due to increased engine revenues, lower warranty costs in both businesses, as well as lower overhead as a result of consolidating two engine manufacturing facilities. Excluding restructuring and other nonrecurring costs of $1.4 million in 1997 and $4.4 million in 1996, Peter Brotherhood was profitable in 1997, compared with a segment loss of $2.5 million in 1996. The restructuring and other nonrecurring costs in 1997 related primarily to severance for employees terminated, and in 1996 related primarily to the write-off of a nontrade receivable and severance costs.

  Two of Thermo Ecotek's plants are located in New Hampshire and sell power to Public Service Company of New Hampshire ("PSNH"). In January 1997, PSNH's parent company, Northeast Utilities, disclosed in a filing with the Securities and Exchange Commission that if a proposed deregulation plan for the New Hampshire electric utility industry were adopted, PSNH could default on certain financial obligations and seek bankruptcy protection. In February 1997, the New Hampshire Public Utilities Commission ("NHPUC") voted to adopt a deregulation plan, and in March 1997, PSNH filed suit to block the plan. In March 1997, the federal district court issued a temporary restraining order that prohibits the NHPUC from implementing the deregulation plan as it affects PSNH, pending a determination by the court on whether PSNH's claim could be heard by the court. In April 1997, the court ruled that it could now hear the case and ordered that the restraining order would continue indefinitely pending the outcome of the suit. In addition, in March 1997, Thermo Ecotek, along with a group of other biomass power producers, filed a motion with the NHPUC seeking clarification of the NHPUC's proposed deregulation plan regarding several issues, including purchase requirements and payment of current rate order prices with respect to Thermo Ecotek's energy output. An unfavorable resolution of this matter, including the bankruptcy of PSNH, could have a material adverse effect on Thermo Ecotek's results of operations and financial position.

  Thermo Ecotek has continued to address issues concerning operations at its Gillette, Wyoming, coal-beneficiation facility. Thermo Ecotek has conducted extensive testing and operated the facility, producing commercially salable product. For tax purposes, the facility must be "placed in service" by June 30, 1998, to qualify for certain tax credits on its output. Although the facility has operated and produced commercially salable product, Thermo Ecotek has encountered certain difficulties in achieving optimal and sustained operation. Thermo Ecotek has addressed and resolved certain problems previously encountered, including a fire at the facility and certain construction problems relating to the flow of materials within the facility and the design and operation of certain pressure-release equipment. Currently, Thermo Ecotek is experiencing certain operational problems relating to tar residue build-up within the system during production. Thermo Ecotek is actively exploring solutions to this problem. Because the technology being developed at the facility is new and untested, no assurance can be given that other difficulties will not arise or that Thermo Ecotek will be able to correct these problems and achieve optimal and sustained performance.

Paper Recycling

  Sales in the Paper Recycling segment were $278.9 million in 1997, compared with $286.3 million in 1996. A wholly owned subsidiary of the Company recorded $58.0 million of revenues from a contract to design and construct an office wastepaper de-inking facility in 1996. This contract was substantially completed in the second quarter of 1996. Sales from Thermo Fibertek increased 25% to $239.6 million from $192.2 million in 1996, primarily due to revenues of $52.7 million from acquired businesses, principally Thermo Black Clawson, which was acquired in May 1997. Increases in revenues from Thermo Fibertek's accessories, water-management, and other businesses were substantially offset by an $11.3 million decrease in revenues at its recycling business due to a continuing decrease in demand resulting from a severe drop in de-inked pulp prices in 1996. In addition, the unfavorable effects of currency translation reduced Thermo Fibertek's revenues by

$6.3 million in 1997. Sales from Thermo TerraTech's thermal-processing equipment business were $25.3 million in 1997, compared with $25.5 million in 1996. In October 1997, this business was sold for a nominal loss. Sales of automated electroplating equipment by Napco increased $3.4 million to $14.0 million, primarily due to higher demand.

  Segment income margin, excluding restructuring and other nonrecurring costs of $1.1 million in 1997, was 11.5% in 1997, compared with 12.6% in 1996. This decline primarily resulted from lower sales at Thermo Fibertek's recycling business and lower-margin revenues from Thermo Black Clawson. In addition, the Company recorded a segment loss in 1997 on the contract to design and construct the office wastepaper de-inking facility due to a reserve established in 1997 for disputed contractual items relating to this facility. Thermo Fibertek recorded restructuring and other nonrecurring costs of $1.1 million in 1997 relating to the consolidation of the operations of two of its subsidiaries into the operations of Thermo Black Clawson (see Note 11 of Notes to Consolidated Financial Statements).

Biomedical Products

  Sales from the Biomedical Products segment were $590.2 million in 1997, an increase of $134.3 million, or 29%, over 1996. Sales increased due to the inclusion of $62.7 million in sales from acquired businesses, increased demand at Trex Medical and Bird Medical Technologies, Inc., and growth at ThermoLase's hair-removal business due to the opening of new spas and higher revenues from physician- and international-licensing arrangements. Rather than continuing to open additional domestic spas, ThermoLase intends to concentrate its resources on attempting both to increase the capacity utilization of its existing U.S. spas and to expand its physician-licensing program and international licensing arrangements. These increases in revenues were offset in part by a $4.7 million decline in sales of Thermo Cardiosystems' left ventricular-assist systems ("LVAS"), which Thermo Cardiosystems believes resulted from delayed orders as customers await approval from the U.S. Food and Drug Administration of its advanced electric LVAS. Although Thermo Cardiosystems believes that such approval may be received during the first six months of 1998, there can be no assurance that approval will occur within the expected time period, or at all.

  Segment income, excluding restructuring and other nonrecurring costs of $0.5 million in 1997 and $29.7 million in 1996, increased to $53.2 million in 1997 from $46.1 million in 1996. This increase resulted substantially from improvements at existing businesses, primarily at Bird Medical, SensorMedics Corporation, and Trex Medical's existing businesses and, to a lesser extent, the inclusion of segment income from acquired businesses. This increase in segment income was offset in part by an increase in segment loss at ThermoLase to $18.4 million in 1997 from $7.6 million in 1996, due to the early operations of its Spa Thira hair-removal business, which has been operating below maximum capacity as it seeks to develop its client base and refine its process and operating procedures, and by pre-opening costs incurred in connection with new spa openings. ThermoLase believes that improvements in the efficacy and duration of its SoftLight(R) hair-removal process are critical elements in its ability to improve the profitability of its spas. In 1998, the effect of operating each spa below maximum capacity, as ThermoLase develops its client base and expands its product lines, will continue to have a negative effect on ThermoLase's segment income. Thermo Cardiosystems' profitability declined by $4.7 million primarily due to a decrease in LVAS revenues. Restructuring and other nonrecurring costs of $0.5 million in 1997 represent costs to close certain foreign sales offices at certain of the Company's wholly owned businesses. Restructuring and other nonrecurring costs of $29.7 million in 1996 included a write-off of $12.7 million of cost in excess of net assets of acquired company and certain other intangible assets at Thermedics' Corpak subsidiary, $11.4 million of costs incurred by SensorMedics primarily as a result of its merger with the Company, $4.9 million for Thermo Cardiosystems' write-off of acquired technology relating to a 1996 acquisition, and $0.7 million of other costs (see Note 11 of Notes to Consolidated Financial Statements).

Industrial Outsourcing

  Sales in the Industrial Outsourcing segment were $305.5 million in 1997, an increase of $31.6 million, or 12%, over 1996. Revenues from Thermo TerraTech's remediation and recycling services increased to $136.5 million in 1997 from $121.2 million in 1996, primarily due to the inclusion of $22.9 million of sales from acquired businesses, offset in part by a $6.4 million decrease in revenues at one of Thermo Remediation's business units resulting from a decline in the number of contracts in process. In addition, revenues from Thermo Remediation's soil-remediation services decreased 18% to $18.5 million, resulting from lower volumes of soil processed due to overcapacity in the industry and, to a lesser extent, competitive pricing pressures early in the year. Revenues from consulting and design services increased $3.6 million due to the inclusion of $12.8 million from acquired businesses, offset in part by a decrease in revenues due to the completion of two large contracts. Sales of metallurgical services increased to $54.2 million in 1997 from $45.7 million in 1996, due to increased demand for existing services and the inclusion of $3.3 million of sales from an acquired business.

  Segment income, excluding restructuring and other nonrecurring costs of $7.9 million in 1997 and $0.1 million in 1996, was $21.7 million in 1997, compared with $17.8 million in 1996. Segment income improved in 1997 due to the effect in 1996 of costs incurred at Thermo TerraTech to reduce redundancies at regional laboratories, and by costs incurred at Thermo EuroTech in 1996 relating primarily to the settlement of several contract disputes, as well as the impact of severe winter weather in early 1996, which affected all phases of Thermo EuroTech's business. The effect of these improvements was offset in part by a decline in segment income from soil-remediation services due to lower sales as discussed above and lower segment income from consulting and design services due to the completion of two large contracts. Restructuring and other nonrecurring costs in 1997 included $7.8 million to write down certain capital equipment and intangible assets, including cost in excess of net assets of acquired companies, in response to a severe downturn in Thermo Remediation's soil-remediation business. This resulted in the closure of two soil-remediation sites during 1997 and reduced cash flows at certain other sites, such that analysis indicated that the investment in these assets would not be recovered (see Note 11 of Notes to Consolidated Financial Statements).

Advanced Technology

  Sales from the Advanced Technology segment were $415.0 million in 1997, compared with $375.5 million in 1996. Sales at Thermo Coleman were $156.2 million in 1997, compared with $144.2 million in 1996. This increase resulted primarily from its Thermo Information Solutions subsidiary's contract to supply kiosk units and, to a lesser extent, higher integrated document management revenues and sales of $3.3 million from acquired businesses. These increases in revenues were offset in part by a decrease in revenues from government contracts. Sales of kiosk units increased to $16.5 million in 1997 from $1.4 million in 1996. Thermo Information Solutions intends to exit this business in 1998 due to inherently low margins, lower than expected orders from its sole customer, and the absence of other orders. Thermo Coleman experienced a decline in backlog totaling $19.4 million in 1997. Thermo Coleman's backlog at any certain date may not be indicative of future demand for its products or services. Sales at Thermo Sentron increased to $78.7 million in 1997 from $70.0 million in 1996, primarily due to higher demand and, to a lesser extent, sales of $4.2 million from acquired businesses, offset in part by the unfavorable effects of currency translation. Sales at Thermedics Detection increased 17% to $51.3 million in 1997, primarily due to sales of its Alexus systems in connection with the completion of a mandated product-line upgrade from The Coca-Cola Company to its existing installed base, and $3.2 million of sales of explosives-detection systems to the U.S. Federal Aviation Administration. Thermedics Detection expects that sales of its Alexus systems will slow in 1998 due to the completion of the mandated upgrade for The Coca-Cola Company in 1997 and a decrease in demand for new installations. Sales at Thermo Voltek declined to $44.6 million in 1997 from $48.5 million in 1996, primarily due to lower demand for electrostatic compatibility ("EMC") test products, resulting from the declining influence of IEC 801, the European Union directive on electromagnetic compatibility that took effect January 1, 1996, and, to a lesser extent, a decline in the component-reliability market for electrostatic discharge test equipment that resulted from a slowdown in capital expenditures by the semiconductor industry. These decreases in revenues at Thermo Voltek were offset in part by sales of $5.8 million from acquired businesses. Sales from ThermoTrex's business units, including Trex Communications, increased $12.7 million in 1997 as a result of $6.9 million of sales from an acquired business at Trex Communications and, to a lesser extent, increased revenues from government contracts.

  Segment income margin, excluding restructuring and other nonrecurring costs of $1.4 million in 1997, was 8.8% in 1997, compared with 7.5% in 1996. This improvement resulted from increased sales and the impact in the 1996 period of charges for inventory obsolescence and other adjustments at Thermedics Detection, as well as a loss in the 1996 period at ThermoTrex's advanced-technology research center due to cost overruns and higher expenses for new lines of business. The improvement was offset in part by a decrease in profitability at Thermo Voltek and lower margins at Thermo Coleman as a result of increased sales of low-margin kiosk units and reduced revenues from government contracts. Restructuring and other nonrecurring costs of $1.4 million in 1997 were recorded by ThermoTrex for the write-off of acquired technology relating to an acquisition (see Note 11 of Notes to Consolidated Financial Statements).

Gain on Issuance of Stock by Subsidiaries

  As a result of the sale of stock by subsidiaries and issuance of stock by subsidiaries upon conversion of convertible debentures, the Company recorded gains of $80.1 million in 1997 and $126.6 million in 1996. See Notes 1 and 9 for a more complete description of these transactions. Minority interest expense increased to $74.4 million in 1997 from $72.9 million in 1996. Minority interest expense includes $19.0 million in 1997 and $38.2 million in 1996 related to gains recorded by the Company's majority-owned subsidiaries as a result of the sale of stock and the issuance of stock upon conversion of convertible debentures, by their subsidiaries.

Contingent Liabilities and Other Matters

  At year-end 1997, the Company was contingently liable with respect to certain lawsuits (see Note 6 of Notes to Consolidated Financial Statements).

  The Company is currently assessing the potential impact of the year 2000 on the processing of date-sensitive information by the Company's computerized information systems and on products sold as well as products purchased by the Company. The Company believes that its internal information systems and current products are either year 2000 compliant or will be so prior to the year 2000 without incurring material costs. There can be no assurance, however, that the Company will not experience unexpected costs and delays in achieving year 2000 compliance for its internal information systems and current products, which could result in a material adverse effect on the Company's future results of operations.

  The Company is presently assessing the effect that the year 2000 problem may have on its previously sold products. The Company is also assessing whether its key suppliers are adequately addressing this issue and the effect this might have on the Company. The Company has not completed its analysis and is unable to conclude at this time that the year 2000 problem as it relates to its previously sold products and products purchased from key suppliers is not reasonably likely to have a material adverse effect on the Company's future results of operations.

1996 COMPARED WITH 1995

  Sales in 1996 were $2,932.6 million, an increase of $662.3 million, or 29%, over 1995. Segment income, excluding restructuring and other nonrecurring costs of $37.6 million in 1996 and $21.9 million in 1995, described below, increased 16% to $312.9 million in 1996 from $269.8 million in 1995. Operating income, which includes restructuring and other nonrecurring costs, was $246.5 million in 1996, compared with $225.2 million in 1995.

Instruments

  Sales from the Instruments segment were $1,209.4 million in 1996, an increase of $426.7 million, or 55%, over 1995. Sales increased primarily due to acquisitions made by Thermo Instrument, which added $404 million of sales in 1996. The unfavorable effects of currency translation due to the strengthening of the U.S. dollar relative to foreign currencies in countries in which Thermo Instrument operates decreased revenues by $21.8 million in 1996. The remainder of the increase resulted primarily from greater demand at Thermo Instrument's mass spectrometry business as a result of recently introduced products and, to a lesser extent, greater demand at its Fourier transform infrared spectrometry business.

  Segment income margin, excluding restructuring and other nonrecurring costs of $3.5 million in 1996, declined to 11.8% in 1996 from 14.5% in 1995, primarily due to lower margins at acquired businesses. Restructuring and other nonrecurring costs of $3.5 million represents the write-off of acquired technology relating to the acquisition of the Fisons businesses (see Note 11 of Notes to Consolidated Financial Statements).

Alternative Energy

  Sales from the Alternative Energy segment were $339.8 million in 1996, compared with $325.9 million in 1995. Within this segment, revenues from Thermo Ecotek were $154.3 million in 1996, compared with $141.4 million in 1995. This increase resulted primarily from higher contractual energy rates at all of Thermo Ecotek's facilities, except the Hemphill plant in New Hampshire; increased revenues at the Delano plants in California resulting from fewer days of scheduled and unscheduled outages; and an acquisition that added $2.6 million in revenues. Revenues from the Company's waste-recycling facility in southern California were $9.2 million in 1996, compared with $20.8 million in 1995. This facility was sold in July 1996. Sales at Peter Brotherhood declined 3% to $54.4 million as a result of lower demand for steam turbines. Sales from Thermo Power were $122.1 million in 1996, compared with $108.4 million in 1995. This increase resulted primarily from increased demand for custom-designed industrial refrigeration packages, remanufactured commercial cooling equipment, and the inclusion of revenues from lift-truck engines, offset in part by declines in revenues from marine-engine products and rental equipment.

  Segment income, excluding restructuring and other nonrecurring costs of $4.4 million in 1996 and $11.5 million in 1995, was $42.5 million in 1996, compared with $44.5 million in 1995. Thermo Ecotek had segment income of $39.3 million in 1996, compared with $34.6 million in 1995. This improvement results from increased revenues and, to a lesser extent, lower fuel costs. Segment income from the Company's waste-recycling facility, which was sold in July 1996, excluding restructuring and other nonrecurring costs of $11.5 million in 1995, was $4.6 million in 1996 and $5.9 million in 1995. Results from this facility, net of related interest expense (not included in segment income), were approximately at the breakeven level for both periods. Segment income at Thermo Power declined by $3.9 million to $1.1 million in 1996 due to a change in sales mix, a cost increase in one of the major components of its industrial refrigeration packages, higher depreciation expense at NuTemp, and higher warranty expenses for marine-engine products and at NuTemp. Peter Brotherhood incurred a segment loss of $2.5 million in 1996, excluding restructuring and other nonrecurring costs of $4.4 million, compared with a loss of $1.1 million in 1995. The decline resulted from increased costs to complete jobs in process as well as competitive pricing pressures. Peter Brotherhood recorded restructuring and other nonrecurring costs of $4.4 million in 1996 primarily for the write-off of a nontrade receivable and severance costs.

  Restructuring and other nonrecurring costs of $11.5 million in 1995 represents the Company's net investment in a waste-recycling facility in southern California that contracted to process waste for

San Diego County (the "County") under a long-term service agreement. During the third quarter of 1995, the County paid the Company less than the amount due under the long-term service agreement, and in October 1995, the Company notified the County that the County was in default of the service agreement. The County was a party to the financing arrangements for the facility and was also in default of certain terms of such arrangements. As a result of the County's default under the service agreement and financing arrangements, the Company concluded that it would be unable to recover its investment in the facility. In 1996, in settlement of these matters, the facility was sold to the County for a nominal amount plus the County's assumption of the facility debt.

Paper Recycling

  Sales in the Paper Recycling segment were $286.3 million in 1996, compared with $318.0 million in 1995. A wholly owned subsidiary of the Company recorded revenues from a contract to design and construct an office wastepaper de-inking facility of $58.0 million in 1996 and $77.0 million in 1995. This contract was substantially completed in the second quarter of 1996. Sales from Thermo Fibertek declined 7%, to $192.2 million in 1996. Thermo Fibertek's revenues under a subcontract from Thermo Electron to supply equipment and services for the office wastepaper de-inking facility described above decreased $12.9 million. Revenues from Thermo Fibertek's recycling business declined an additional $7.5 million due to lower demand resulting from a severe drop in de-inked pulp prices, offset in part by $2.2 million of revenues from a business acquired during 1996. Revenues from Thermo Fibertek's accessories business increased $8.8 million primarily due to increased demand. The unfavorable effects of currency translation reduced Thermo Fibertek's revenues by $1.7 million in 1996. Sales of Thermo TerraTech's thermal-processing equipment increased $8.3 million in 1996 due to increased demand, while sales of automated electroplating equipment by the Company's wholly owned Napco subsidiary declined $6.4 million in 1996.

  Segment income margin, excluding restructuring and other nonrecurring costs of $7.5 million in 1995, was 12.6% in 1996, compared with 11.5% in 1995. This improvement resulted primarily from a nonrecurring payment received under the office wastepaper de-inking facility contract in 1996, which represented certain cost savings on the contract, and increased revenues from Thermo TerraTech's thermal-processing equipment business from depressed levels in 1995. Restructuring and other nonrecurring costs of $7.5 million in 1995 represent the write-off of cost in excess of net assets of acquired companies, of which $5.0 million was recorded by Thermo TerraTech, and $2.5 million was recorded by Napco (see Note 11 of Notes to Consolidated Financial Statements).

Biomedical Products

  Sales in the Biomedical Products segment were $455.9 million in 1996, an increase of $139.3 million, or 44%, over 1995. Sales increased due to the inclusion of $111.7 million in sales from acquired businesses, as well as increased demand for certain products at Trex Medical, Thermo Cardiosystems' LVAS, and ThermoLase's hair-removal business.

  Segment income, excluding restructuring and other nonrecurring costs of $29.7 million in 1996, increased to $46.1 million in 1996 from $27.2 million in 1995. This improvement resulted primarily from the inclusion of segment income from acquired businesses and increased sales at existing businesses. Restructuring and other nonrecurring costs of $29.7 million in 1996 included a write-off of $12.7 million of cost in excess of net assets of acquired company and certain other intangible assets at Thermedics' Corpak subsidiary, $11.4 million of costs incurred by SensorMedics primarily as a result of its merger with the Company, $4.9 million for Thermo Cardiosystems' write-off of acquired technology relating to a 1996 acquisition, and $0.7 million of other costs (see Note 11 of Notes to Consolidated Financial Statements).

Industrial Outsourcing

  Sales in the Industrial Outsourcing segment were $273.9 million in 1996, an increase of $63.4 million, or 30%, over 1995. Revenues from Thermo TerraTech's remediation and recycling services increased to $121.2 million in 1996 from $67.5 million in 1995, primarily due to the inclusion of $53.9 million in revenues from acquired businesses. This increase was offset in part by a decline in revenues from soil-remediation services of $4.9 million in 1996 due to declines in the volume of soil processed as a result of more relaxed regulatory standards in several states and competitive pricing pressures; and by a decline in revenues at Thermo TerraTech's radiochemistry laboratory businesses reflecting a reduction in spending at the U.S. Department of Energy and reduced federal government budget appropriations. Sales of metallurgical services were $45.7 million in 1996, compared with $42.8 million in 1995. Sales increased due to increased demand for existing services, offset in part by a decline of $2.9 million resulting from the closing of a small metallurgical services division in 1995.

  Segment income, excluding restructuring and other nonrecurring costs of $0.1 million in 1996 and $2.0 million in 1995, was $17.8 million in 1996, compared with $23.2 million in 1995. Additional segment income from acquisitions was more than offset by costs incurred at Thermo TerraTech to reduce redundancies at regional laboratories and by costs incurred at Thermo EuroTech relating primarily to the settlement of several contract disputes, as well as the impact of severe winter weather in early 1996, which affected all phases of Thermo EuroTech's business, and by the effect of lower sales and income from the traditionally higher-margin soil-remediation services. Restructuring and other nonrecurring costs of $2.0 million in 1995 were recorded in connection with closing a metallurgical services division.

Advanced Technologies

  Sales from the Advanced Technologies segment were $375.5 million in 1996, compared with $323.6 million in 1995. Sales increased $73.5 million due to the inclusion of sales from acquired businesses. These increases were offset in part by declines in revenues due to lower U.S. government contract funding at Thermo Coleman and ThermoTrex due to increased competition for government research and development funding.

  Segment income, excluding restructuring and other nonrecurring costs of $1.0 million in 1995, was $28.0 million in 1996, compared with $24.8 million in 1995. Segment income provided by acquired companies and additional income from certain businesses were offset in part by lower segment income at Thermo Coleman, as a result of lower revenues, and by a loss incurred at ThermoTrex's advanced-technology research center due to cost overruns and higher expenses for new lines of business. Restructuring and other nonrecurring costs in 1995 primarily represent the write-off of intangible assets at ThermoTrex's East Coast division which was closed.

Gain on Issuance of Stock by Subsidiaries

  As a result of the sale of stock by subsidiaries, the issuance of stock by subsidiaries upon conversion of convertible debentures, and similar transactions, the Company recorded gains of $126.6 million in 1996 and $80.8 million in 1995. See Notes 1 and 9 for a more complete description of these transactions. Minority interest expense increased to $72.9 million in 1996 from $60.5 million in 1995. Minority interest expense includes $38.2 million in 1996 and $28.6 million in 1995 related to gains recorded by the Company's majority-owned subsidiaries as a result of the sale of stock and the issuance of stock upon conversion of convertible debentures, by their subsidiaries.

LIQUIDITY AND CAPITAL RESOURCES

  Consolidated working capital was $2,002.0 million at January 3, 1998, compared with $2,218.6 million at December 28, 1996. Included in working capital were cash, cash equivalents, and short-term available-for-sale investments of $1,522.7 million at January 3, 1998, compared with $1,846.3 million at December 28, 1996. In addition, the Company had long-term available-for-sale investments of $63.3 million at January 3, 1998, compared with $94.4 million at December 28, 1996. Of the total $1,586.0 million of cash, cash equivalents, and short- and long-term available-for-sale investments at January 3, 1998, $1,333.1 million was held by the Company's majority-owned subsidiaries and the balance was held by the Company and its wholly owned subsidiaries.

  During 1997, $269.0 million of cash was provided by operating activities. Cash of $86.5 million was used to fund an increase in accounts receivable, principally at Trex Medical, Thermo Instrument, and Thermo TerraTech. The increase in receivables at Trex Medical resulted primarily from increased sales and, to a lesser extent, longer customer payment patterns due to higher international sales and a shift to direct sales at a subsidiary. The increase in receivables at Thermo Instrument resulted from increased shipments in the fourth quarter at ThermoQuest and a competitive trend to commercial terms of 30 days from ThermoQuest's past practice of obtaining deposits on certain systems. The increase in receivables at Thermo TerraTech resulted from higher revenues at one business unit and a delay in the pursuit of collections at a second, which Thermo TerraTech expects to address in 1998 by expanding collection efforts. In addition, cash of $61.7 million was used to reduce other current liabilities, primarily for taxes and certain exit costs relating to acquisitions (see Note 3 of Notes to Consolidated Financial Statements).

  The Company's primary investing activities, excluding available-for-sale investment activity, included acquisitions, capital expenditures, and the sale of certain businesses and property, plant, and equipment. During 1997, the Company expended $849.1 million, net of cash acquired, for acquisitions and received a $36.1 million refund relating to a 1996 acquisition (see Note 3 of Notes to Consolidated Financial Statements). In addition, the Company sold certain businesses for net proceeds of $27.1 million. The Company expended $111.6 million for purchases of property, plant, and equipment and received proceeds of $15.6 million from the sale of property, plant, and equipment.

  The Company's financing activities provided $237.8 million of cash in 1997. Net proceeds from the issuance of Company and subsidiary common stock totaled $164.9 million, and net proceeds from the issuance of long-term obligations totaled $490.8 million. In addition, the Company repaid long-term obligations of $78.3 million.

  During 1997, an aggregate principal amount of $246.1 million of Company and subsidiary convertible obligations were converted into shares of Company and subsidiary common stock.

  In January 1998, Thermo Instrument issued and sold $250.0 million principal amount of 4% subordinated convertible debentures due 2005 for net proceeds of $243.8 million.

  The Company intends, for the foreseeable future, to maintain at least 80% ownership of its Thermo Instrument and Thermo Ecotek subsidiaries, which is required in order to continue to file a consolidated federal income tax return with these subsidiaries. In addition, the Company intends to maintain greater than 50% ownership of its other majority-owned subsidiaries so that it may continue to consolidate these subsidiaries for financial reporting purposes. This may require the purchase by the Company of additional shares or convertible debentures of these companies from time to time as the number of outstanding shares issued by these companies increases, either in the open market or directly from the subsidiaries. See Note 5 for a description of outstanding convertible debentures issued by Thermo Instrument and Thermo Ecotek. In addition, at January 3, 1998, Thermo Instrument and Thermo Ecotek had outstanding stock options for 4,365,000 shares and 1,267,000 shares, respectively, exercisable at various prices and subject to certain vesting schedules. The Company's other majority-owned subsidiaries also have outstanding stock options, convertible debentures, or both.

  During 1997, the Company and its majority-owned subsidiaries expended $311.1 million to purchase common stock and debentures of certain of the Company's majority-owned subsidiaries.

These purchases were made pursuant to authorizations by the Company's and certain majority-owned subsidiaries' Boards of Directors. As of January 3, 1998, $13.1 million and $35.0 million remained under the Company's and its majority-owned subsidiaries' authorizations, respectively. Subsequent to January 3, 1998, the Company and a majority-owned subsidiary received additional authorizations of $50.0 million and $10.0 million, respectively. The amount of purchases in a given reporting period may vary significantly.

  The Company has no material commitments for purchases of property, plant, and equipment and expects that, for 1998, expenditures on such items will approximate the 1997 level. Since January 3, 1998, a majority-owned subsidiary expended $4.5 million on the acquisition of a business and as of March 10, 1998, the Company's majority-owned subsidiaries had agreements or nonbinding letters of intent to acquire businesses for a total cost of approximately $67.5 million. Proposed acquisitions of new businesses are subject to various conditions to closing, and there can be no assurance that all proposed transactions will be consummated.

  As discussed above, a substantial percentage of the Company's consolidated cash and investments is held by subsidiaries that are not wholly owned by the Company. This percentage may vary significantly over time. Pursuant to the Thermo Electron Corporate Charter (the "Charter"), to which each of the majority-owned subsidiaries of the Company is a party, the combined financial resources of Thermo Electron and its subsidiaries allow the Company to provide banking, credit, and other financial services to its subsidiaries so that each member of the Thermo Electron group of companies may benefit from the financial strength of the entire organization. Toward that end, the Charter states that each member of the group may be required to provide certain credit support to the consolidated entity. This credit may rank junior, pari passu with, or senior in priority to payment of the other indebtedness of these members. Nonetheless, the Company's ability to access assets held by its majority-owned subsidiaries through dividends, loans, or other transactions is subject in each instance to a fiduciary duty owed to the minority shareholders of the relevant subsidiary. In addition, dividends received by Thermo Electron from a subsidiary that does not consolidate with Thermo Electron for tax purposes are subject to tax. Therefore, under certain circumstances, a portion of the Company's consolidated cash and short-term investments may not be readily available to Thermo Electron or certain of its subsidiaries.

MARKET RISK

  The Company is exposed to market risk from changes in foreign currency exchange rates, interest rates, and equity prices, which could affect its future results of operations and financial condition. The Company manages its exposure to these risks through its regular operating and financing activities. Additionally, the Company uses short-term forward contracts to manage certain exposures to foreign currencies. The Company enters into forward foreign exchange contracts to hedge firm purchase and sale commitments denominated in currencies other than its subsidiaries' local currencies. The Company does not engage in extensive foreign currency hedging activities; however, the purpose of the Company's foreign currency hedging activities is to protect the Company's local currency cash flows related to these commitments from fluctuations in foreign exchange rates. The Company's forward foreign exchange contracts principally hedge transactions denominated in U.S. dollars, British pounds sterling, French francs, and Japanese yen. Gains and losses arising from forward contracts are recognized as offsets to gains and losses resulting from the transactions being hedged. The Company does not enter into speculative foreign currency agreements.

Foreign Currency Exchange Rates

  The fair value of forward foreign exchange contracts is sensitive to changes in foreign currency exchange rates. The fair value of forward foreign exchange contracts is the estimated amount that the Company would pay or receive upon termination of the contract, taking into account the change in foreign exchange rates. A 10% depreciation in year-end 1997 foreign currency exchange rates related to the Company's contracts would result in a decrease in the unrealized gain on forward foreign exchange contracts of $3 million. Since the Company uses forward foreign exchange contracts as hedges of firm purchase and sale commitments, the unrealized gain or loss on forward foreign currency exchange contracts resulting from changes in foreign currency exchange rates would be offset by a corresponding change in the fair value of the hedged item.

  The Company generally views its investment in foreign subsidiaries with a functional currency other than the Company's reporting currency as long-term. The Company's investment in foreign subsidiaries is sensitive to fluctuations in foreign currency exchange rates. The functional currencies of the Company's foreign subsidiaries are principally denominated in British pounds sterling, French francs, and German deutsche marks. The effect of a change in foreign exchange rates on the Company's net investment in foreign subsidiaries is recorded as a separate component of shareholders' investment. A 10% depreciation in year-end 1997 functional currencies, relative to the U.S. dollar, would result in a $27 million reduction of shareholders' investment.

Interest Rates

  Certain of the Company's short- and long-term available-for-sale investments, long-term obligations, and interest rate swap agreements are sensitive to changes in interest rates. Interest rate changes would result in a change in the fair value of these financial instruments due to the difference between the market interest rate and the rate at the date of purchase or issuance of the financial instrument. A 10% decrease in year-end 1997 market interest rates would result in a negative impact of $18 million on the net fair value of the Company's interest-sensitive financial instruments.

Equity Prices

  The Company's available-for-sale investment portfolio includes equity securities that are sensitive to fluctuations in price. In addition, the Company's and its subsidiaries' convertible obligations are sensitive to fluctuations in the price of Company or subsidiary common stock into which the obligations are convertible. Changes in equity prices would result in changes in the fair value of the Company's available-for-sale investments and convertible obligations due to the difference between the current market price and the market price at the date of purchase or issuance of the financial instrument. A 10% increase in the year-end 1997 market equity prices would result in a negative impact of $96 million on the net fair value of the Company's price-sensitive equity financial instruments.

                                   BUSINESS

  Thermo Electron Corporation is a diversified technology company that provides instruments, systems, and services primarily to industrial, healthcare, and environmental markets. Thermo Electron seeks to identify major emerging needs in society that can be addressed by technologies being developed throughout its businesses. In its 42-year history, the Company has grown to become a leader in certain markets where continued technological innovation is integral to success. For example, the Company is a worldwide leader in the design, manufacture, and sale of analytical instruments, paper recycling equipment, heart-assist devices, and mammography systems. The Company also provides a range of other specialized products, including medical diagnostic equipment, alternative-energy systems, industrial process controls, and environmental-contamination monitors. In addition, the Company offers a range of services, particularly industrial outsourcing of environmental-liability management and laboratory analysis, and conducts advanced-technology research and development.

  The Company's ability to innovate derives, in part, from a unique corporate structure that it developed to retain its entrepreneurial spirit while continuing its growth. In 1983, the Company adopted a strategy of "spinning out" certain of its businesses by selling a minority interest in those subsidiaries to outside investors. The Company believes that this strategy provides additional motivation and incentives for the management of the spinout companies through the establishment of subsidiary stock-option incentive programs, as well as capital to sustain the subsidiaries' growth. The Company's corporate office provides the wholly and majority-owned subsidiaries with cost-effective, centralized business development, administrative, financial, and other resources. As of March 12, 1998, the Company had 28 subsidiaries that have sold minority equity interests, 22 of which are publicly traded and six of which are privately held.

  A key part of the Company's growth strategy is the acquisition of complementary businesses that broaden product lines, access new markets, expand distribution channels, or add manufacturing capability. In 1997, 1996, and 1995, the Company paid $924.3 million, $383.7 million, and $339.1 million in cash, respectively, to acquire various businesses.

  As a result of acquisitions and internal growth, the Company reported revenues of $3.6 billion in 1997, a 21% increase from $2.9 billion in 1996. Revenues have increased at a compound annual growth rate of approximately 29% over the past five fiscal years. Operating income increased 65% to $405.8 million in 1997, from $246.5 million in 1996. Over the past five fiscal years, Thermo Electron's operating income has increased at a compound annual growth rate of approximately 42%.

  The Company's products and services are divided into six segments:
Instruments, Biomedical Products, Alternative Energy, Paper Recycling, Industrial Outsourcing, and Advanced Technology. Products or services within a particular segment may be provided by more than one subsidiary, and certain subsidiaries' products or services are included in more than one segment. The principal products and services offered by the Company in the six industry segments are described below:

Instruments

  The Company, through its Thermo Instrument Systems Inc. subsidiary, is a worldwide leader in the development, manufacture, and marketing of instruments used to identify complex chemical compounds, toxic metals, and other elements in a broad range of liquids, solids, and gases, as well as to analyze air pollution and radioactivity. Thermo Instrument also provides instruments that control, monitor, image, inspect, and measure various industrial processes and life sciences phenomena.

  Thermo Instrument historically has expanded both through the acquisition of companies and product lines and through the internal development of new products and technologies. During the past several years, Thermo Instrument has completed a number of complementary acquisitions that have provided additional technologies, specialized manufacturing or product-development expertise, and broader capabilities in marketing and distribution.

  For example, in March 1997, Thermo Instrument acquired 95% of Life Sciences International PLC, a London Stock Exchange-listed company. Subsequently, Thermo Instrument acquired the remaining shares of Life Sciences' capital stock. Life Sciences manufactures laboratory science equipment, appliances, instruments, consumables, and reagents for the research, clinical, and industrial markets.

  In March 1996, Thermo Instrument completed the acquisition of a substantial portion of the businesses constituting the Scientific Instruments Division of Fisons plc, a wholly owned subsidiary of Rhone-Poulenc Rorer Inc. These businesses substantially added to Thermo Instrument's research, development, manufacture, and sale of analytical instruments to industrial and research laboratories worldwide. Certain of the Fisons businesses were since sold by Thermo Instrument to a number of its public subsidiaries that have complementary technologies and markets.

  Thermo Instrument adopted the Company's spinout strategy in an effort to more clearly focus its many instrumentation technologies on specific niche markets. To date, Thermo Instrument has completed initial public offerings of ThermoSpectra Corporation, ThermoQuest Corporation, Thermo Optek Corporation, Thermo BioAnalysis Corporation, Metrika Systems Corporation, and Thermo Vision Corporation. Thermo Instrument has completed a private placement of common stock of its ONIX Systems Inc. subsidiary and has filed a registration statement with the Securities and Exchange Commission for a public offering of ONIX Systems common stock. Thermo Instrument's subsidiaries are outlined below:

  ThermoSpectra develops, manufactures, and markets precision imaging and inspection, temperature-control, and test and measurement instruments. These instruments are generally combined with proprietary operations and analysis software to provide industrial and research customers with integrated systems that address their specific needs.

  ThermoQuest is a leading provider of mass spectrometers, liquid chromatographs, and gas chromatographs for the pharmaceutical, environmental, and industrial marketplaces. These analytical instruments are used in the quantitative and qualitative chemical analysis of organic and inorganic compounds at ultratrace levels of detection. ThermoQuest also supplies scientific equipment for the preparation and preservation of chemical samples, and consumables for the chromatography industry.

  Thermo Optek is a worldwide leader in the development, manufacture, and marketing of analytical instruments that use a range of light- and energy-based techniques. Thermo Optek's instruments are used in the quantitative and qualitative chemical analysis of elements and molecular compounds in a variety of solids, liquids, and gases.

  Thermo BioAnalysis develops, manufactures, and markets instruments, consumables, and information-management systems used in biochemical research and production, as well as in clinical diagnostics. Thermo BioAnalysis focuses on three principal product areas: life sciences instrumentation and consumables, information-management systems, and health physics instrumentation.

  Metrika Systems manufactures process optimization systems that provide on-line, real-time analysis of the elemental composition of bulk raw materials in basic-materials production processes, including coal, cement, and minerals. In addition, Metrika Systems manufactures industrial gauging and process-control instruments and systems used principally by manufacturers of finished web materials, such as sheet metal, rubber, and plastic foils, to measure and control parameters such as thickness and coating weight of such materials.

  Thermo Vision, which became a public subsidiary of Thermo Instrument in December 1997, designs, manufactures, and markets a diverse array of photonics (light-based) products, including optical components, imaging sensors and systems, lasers, optically based instruments, opto-electronics, and fiber optics. These products are used in applications including medical diagnostics, semiconductor production, X-ray imaging, physics research, and telecommunications.

  ONIX Systems, a privately held subsidiary of Thermo Instrument, designs, develops, markets, and services sophisticated field measurement instruments and on-line sensors for process-control industries, particularly oil and gas. Systems provide real-time data collection, analysis, and local control functions regarding the flow, level, density, or composition of a particular material.

  Thermo Instrument also has wholly owned businesses, including the Life Sciences Clinical Instrument Division, which provides an array of clinical laboratory equipment and consumables, and Thermo Monitoring Instruments, which produces instruments and complete systems for detecting and monitoring environmental pollutants from industrial and mobile sources, and for detecting radioactive contamination.

Alternative Energy

  The Company's Alternative Energy segment includes the operation of independent (non-utility) power plants that operate using environmentally sound fuels and technologies, the development of engineered clean fuels, and the manufacture and sale of biopesticides. This segment also includes the manufacture, sale, and servicing of intelligent traffic-control systems, industrial refrigeration equipment; natural gas engines; packaged cooling and cogeneration systems; and steam turbines and compressors.

  Through its Thermo Ecotek Corporation subsidiary, the Company designs, develops, owns, and operates independent (non-utility) electric power-generation facilities that use environmentally responsible fuels, including agricultural and wood wastes, referred to as "biomass." Thermo Ecotek currently operates seven biomass facilities. Its facilities are developed and operated through joint ventures or limited partnerships in which it has a majority interest, or through wholly owned subsidiaries.

  Thermo Ecotek intends to pursue development of biomass and other power-generation projects both in the U.S. and overseas. In 1996, Thermo Ecotek formed a joint venture in Italy to develop, own, and operate biomass-fueled electric power facilities, and in January 1997, announced a joint agreement to expand two district energy centers in the Czech Republic. In the U.S., where the Company believes that utility deregulation may present opportunities for updating aging plants, Thermo Ecotek signed a $9.5 million agreement in November 1997 to purchase two deregulated plants in southern California for possible refurbishing and repowering.

  Thermo Ecotek is expanding beyond power generation into other products and processes that protect the environment. In August 1995, Thermo Ecotek, through two wholly owned subsidiaries, entered into a Limited Partnership Agreement with KFx Wyoming, Inc., a subsidiary of KFx Inc., to develop, construct, and operate a coal-beneficiation plant in Gillette, Wyoming. The facility employs patented "clean coal" technology to remove excess moisture and increase energy from subbituminous coal extracted from Wyoming's Powder River Basin.

  In May 1996, Thermo Ecotek entered the biopesticide business by acquiring the assets, subject to certain liabilities, of the biopesticide division of W.R. Grace & Co. (renamed Thermo Trilogy), which develops, manufactures, and markets environmentally friendly products for agricultural pest control. In January 1997, Thermo Trilogy acquired the assets of biosys, inc., a producer of naturally derived biopesticides, including pheromone, neem/azadiractin, nematodes, and virus-based products, as well as disease-resistant sugar cane, and in November 1997, purchased the Bt biopesticide product line of Novartis AG.

  The Company, through its Thermo Power Corporation subsidiary, manufactures, markets, and services intelligent traffic-control systems, industrial refrigeration equipment, engines for vehicular and stationary applications, natural gas-fueled commercial cooling and cogeneration systems, and, through its privately held ThermoLyte Corporation subsidiary, is developing a line of gas-powered lighting products for commercialization.

  In November 1997, Thermo Power completed a cash tender offer for Peek plc, based in the U.K. Through Peek, the Company offers a range of intelligent traffic-control systems for urban traffic control, motorway management, and public transportation management in cities worldwide. Systems include traffic-signal synchronization systems to minimize congestion, variable message systems to advise drivers of accidents or construction, video systems to provide real-time analysis of traffic flows at intersections and on highways, as well as automatic toll-collection systems. Peek also has developed high-resolution video equipment to aid police officers in monitoring traffic violations.

  Through its industrial refrigeration business, Thermo Power supplies standard and custom-designed industrial refrigeration systems used primarily by the food-processing, petrochemical, and pharmaceutical industries. Thermo Power is also a supplier of both remanufactured and new commercial cooling equipment for sale or rental. The commercial cooling equipment is used primarily in institutions and commercial buildings, as well as by service contractors.

  Thermo Power also develops, manufactures, markets, and services gasoline engines for recreational boats, propane and gasoline engines for lift trucks, and natural gas engines for vehicles and stationary industrial applications; and designs, develops, markets and services packaged cooling and cogeneration systems fueled principally by natural gas.

  The Company's Alternative Energy segment also includes a U.K.-based manufacturer of steam turbines and compressors.

Paper Recycling

  The Company designs, manufactures, and sells paper recycling and papermaking equipment and accessory products, and electroplating and aqueous cleaning systems.

  Through its Thermo Fibertek Inc. subsidiary, the Company is a leading designer and manufacturer of processing machinery, accessories, and water-management systems for the paper and paper recycling industries. Thermo Fibertek's custom-engineered systems remove debris, impurities, and ink from wastepaper, and process it into a fiber mix used to produce recycled paper. Thermo Fibertek's principal products include custom-engineered systems and equipment for the preparation of wastepaper for conversion into recycled paper, accessory equipment and related consumables important to the efficient operation of papermaking machines, and water-management systems essential for draining, purifying, and recycling process water.

  In May 1997, Thermo Fibertek acquired the majority of the assets, subject to certain liabilities, of the stock-preparation business of The Black Clawson Company and certain of its affiliates. In August 1997, the Company acquired the remaining assets of the stock-preparation business of The Black Clawson Company and such affiliates. This business, renamed Thermo Black Clawson, is a leading supplier of recycling equipment used in processing fiber for the manufacture of "brown paper," such as that used for corrugated boxes.

  In September 1996, Thermo Fibergen Inc. became a majority-owned, public subsidiary of Thermo Fibertek. Thermo Fibergen is developing and commercializing equipment and systems to recover materials from papermaking sludge generated by plants that produce virgin and recycled pulp and paper. Thermo Fibergen's GranTek Inc. subsidiary uses a patented process to convert papermaking sludge into granules that are used for applications including carriers for agricultural chemicals, oil and grease absorption, and catbox filler.

  Through a wholly owned subsidiary, the Company also manufactures electroplating systems and related waste-treatment equipment and accessories, as well as aqueous systems for cleaning metal parts without using ozone-damaging solvents.

Biomedical Products

  The Company's Biomedical Products segment comprises a number of diverse medical products businesses, both wholly and publicly owned, that supply a wide range of medical systems and devices for diagnostic imaging, cardiovascular support, respiratory care, neurodiagnostics, sleep analysis, wireless patient monitoring, and blood management. The Company's biomedical products are sold to hospitals, clinics, universities, private-practice medical offices, and medical research facilities.

  Its wholly owned Thermo Biomedical group includes Bear Medical Systems, the business of which was acquired from Allied Healthcare Products, Inc. in October 1997. Bear Medical designs, manufactures, and markets respiratory products, primarily ventilators.

  Also part of the Company's Thermo Biomedical group are SensorMedics Corporation, a leading provider of systems for pulmonary function diagnosis and a producer of respiratory gas analyzers, physiological testing equipment, and automated sleep-analysis systems; and Medical Data Electronics, a manufacturer of patient-monitoring systems. Both companies were acquired in 1996.

  Nicolet Biomedical Inc., another wholly owned subsidiary of the Company, is a leading manufacturer of biomedical instruments for assessing muscle, nerve, sleep, hearing, and brain blood-flow disorders, various neurologic disorders, and for related work in clinical neurophysiology. In September 1997, Nicolet acquired IMEX Medical Systems, Inc., a leading manufacturer of products used to evaluate peripheral vascular disease, as well as products to detect fetal heartbeat. This subsidiary is now called Nicolet Vascular Inc.

  Another wholly owned subsidiary, Bird Medical Technologies, Inc., develops, manufactures, and sells respiratory-care equipment and accessories and infection-control products to hospitals, subacute-care facilities, outpatient surgical centers, doctors, dentists, the military, and to other manufacturers.

  Thermo Cardiosystems Inc., a public subsidiary of Thermedics Inc., has developed an implantable left ventricular-assist system ("LVAS") called HeartMate(TM) that, when implanted alongside the natural heart, is designed to take over the pumping function of the left ventricle for patients whose hearts are too damaged or diseased to produce adequate blood flow. Thermo Cardiosystems has two versions of the LVAS: a pneumatic (or air-driven) system that can be controlled by either a bedside console or portable unit, and an electric system that features an internal electric motor powered by an external battery-pack worn by the patient.

  The air-driven HeartMate system has received both the European Conformity Mark and U.S. Food and Drug Administration ("FDA") approval for commercial sale. The electric version of the LVAS, which also holds the CE Mark, is currently awaiting commercial approval by the FDA for use as a bridge to transplant. In Europe, the device is used both as a bridge to transplant and as an alternative to medical therapy.

  In December 1996, Thermo Cardiosystems acquired the business of Nimbus Medical, Inc., a research and development organization involved for more than 20 years in technology for ventricular-assist devices and total artificial hearts, including high-speed rotary blood pumps, which are relatively small and could potentially provide cardiac support in small adults and children.

  Also part of Thermo Cardiosystems is International Technidyne Corporation, a leading manufacturer of hemostasis-management products, including blood coagulation-monitoring instruments, and a supplier of skin-incision devices used to draw small blood samples precisely and with minimal discomfort.

  Trex Medical Corporation, a public subsidiary of ThermoTrex Corporation, designs, manufactures, and markets a range of medical imaging systems. It is the world's leading manufacturer of mammography equipment and minimally invasive digital breast-biopsy systems. Trex Medical also provides general-purpose and specialty radiographic systems, such as those used in the diagnosis and treatment of coronary artery disease and other vascular conditions.

  In early December, Trex Medical submitted a 510(k) application to the FDA seeking clearance to market its digital imaging system for mammography. The Company believes that an advantage of digital imaging is that radiologists can manipulate and enhance image quality to scrutinize subtle differences that may otherwise go undetected on film-based X-rays. If the FDA approves the digital imaging system for mammography applications, Trex Medical plans to develop its digital technology for use in certain of its other products.

  ThermoLase Corporation, also a public subsidiary of ThermoTrex, operates a network of spas that offer its patented SoftLight(R) hair-removal system, for which it received FDA clearance in April 1995. The SoftLight system uses a low-energy dermatology laser in combination with a lotion to remove hair. ThermoLase submitted a 510(k) application for its laser-based skin-retexturing system, based on data from clinical trials.

  ThermoLase currently has 14 Spa Thira locations in the U.S., with 3 spas outside the U.S.: in Paris, France; Lugano, Switzerland; and Dubai, U.A.E. To complement its Spa Thira salons, ThermoLase has commenced a program to license the SoftLight hair-removal process to physicians for use in their practices. ThermoLase has established a number of joint ventures and other physician-licensing arrangements to market its SoftLight processes internationally.

  ThermoLase also manufactures and markets personal care products sold through department stores, salons, and spas, including the lotion that is used in the SoftLight hair-removal process.

  Trex Communications Corporation, a majority-owned, privately held subsidiary of ThermoTrex, is developing laser communications technology designed to transmit very large amounts of data quickly, and also designs and markets interactive information and voice-response systems, as well as automated calling equipment.

Industrial Outsourcing

  Through its Thermo TerraTech Inc. subsidiary, the Company provides outsourcing services, primarily in environmental-liability management and infrastructure planning and design, with specialization in the areas of municipal and industrial water quality management, bridge and highway construction and reconstruction, and natural resource management. Thermo TerraTech also offers comprehensive environmental testing and analysis through a national network of laboratories serving the pharmaceutical, food, and environmental industries.

  Thermo Remediation Inc., a public subsidiary of Thermo TerraTech, is a national provider of outsourcing services for environmental management, including industrial, nuclear, and soil remediation, as well as waste-fluids recycling, primarily helping clients manage problems associated with environmental compliance, waste management, and the cleanup of sites contaminated with organic or toxic wastes.

  The Randers Group Incorporated, also a public subsidiary of Thermo TerraTech, provides comprehensive engineering and outsourcing services in such areas as water and wastewater treatment, highway and bridge projects, process engineering, construction management, and operational services.

  A privately held subsidiary of Thermo TerraTech, Thermo EuroTech N.V., provides remediation and recycling services in Europe. The Company treats oil-based contaminated soils and recycles waste oil and oily waste streams. In February 1998, Thermo EuroTech acquired a controlling interest in an environmental services company located in Ireland, that provides comprehensive in-plant waste management and recycling services to high-tech manufacturing firms in that country.

  In addition, metallurgical heat-treating services are provided by a wholly owned subsidiary of the Company for customers in the automotive, aerospace, defense, and other industries. The Company also provides, through another wholly owned business, metallurgical fabrication services, principally on high-temperature materials, for customers in the aerospace, medical, electronics, and nuclear industries.

Advanced Technology

  The Company's Advanced Technology segment includes basic and applied research and development, often sponsored by the U.S. government, that is conducted with a goal of identifying viable commercial opportunities for new ventures. A number of its subsidiaries also provide various instrument systems, developed primarily for product quality-assurance applications in industrial, food and beverage, pharmaceutical, and electronics markets.

  The Company's ThermoTrex subsidiary conducts sponsored research and development with the goal of commercializing new products based on advanced technologies developed in its laboratories. Sponsored research and development, conducted principally for the U.S. government, includes basic and applied research in communications, avionics, X-ray detection, signal processing, advanced-materials technology, and lasers.

  ThermoTrex is currently developing a number of additional technologies that it believes may have future commercial potential. These include a passive microwave camera intended to "see" through clouds and fog to enhance safety in aerial navigation, a space surveillance system designed to produce high-resolution images of low-earth-orbit satellites, a rapid optical beam steering laser radar system, and direct digital imaging systems for medical equipment to improve image quality for earlier and more accurate clinical diagnoses.

  The Company's Thermo Coleman Corporation subsidiary provides systems engineering, technology support and information-technology services and products. Thermo Coleman also provides defense and environmental-systems engineering, integration and analysis services, and advanced technology research and development, primarily to the U.S. government. Using expertise gained from its government contract work, Thermo Coleman designs, develops, and commercializes services and products in areas such as information technology and sensor and measurement systems for customers in industries including healthcare, education, aircraft production, government, utilities, and entertainment.

  Thermo Sentron Inc., a public subsidiary of Thermedics, designs and manufactures high-speed precision-weighing and inspection equipment for packaging lines and industrial production. Thermo

Sentron serves two principal markets, packaged goods and bulk materials, both of which use its products to meet quality and productivity objectives. Customers for Thermo Sentron's checkweighers are in the food-processing, pharmaceutical, mail-order, and other packaged-goods businesses. Thermo Sentron also sells metal detectors with a patented self-test feature that are used to inspect packaged products for metal contamination to food-processing and pharmaceutical companies. Its bulk-materials product line includes conveyor-belt scales, solid level-measurement and conveyor-monitoring systems, and sampling systems, all sold to customers in the mining and material-processing industries, as well as to electric utilities, chemical, and other manufacturing companies.

  Thermedics Detection Inc., another public subsidiary of Thermedics, develops and manufactures high-speed on-line analysis systems used for product quality assurance in a variety of industrial processes, as well as for security. Thermedics Detection provides X-ray imaging systems that monitor a wide range of containers for fill volume, net volume, and package integrity, as well as systems that detect trace amounts of contaminants in refillable bottles, specifically for the beverage industry. For the beverage, food, cosmetic, and other industries, Thermedics Detection also makes instruments that use near-infrared spectroscopy to measure moisture and other product components, including fat, protein, solvents, and other substances in numerous consumer and industrial products. Thermedics Detection recently introduced an ultrahigh-speed gas chromatograph that permits manufacturers to conduct laboratory-quality chemical analysis for near-on-line process-control applications.

  Thermo Voltek Corp., also a public subsidiary of Thermedics, designs, manufactures, and markets test instruments and a range of products related to power amplification, conversion, and quality. Thermo Voltek's power products are used in communications, broadcast, research, and medical imaging applications. Its test instruments allow manufacturers of electronic systems and integrated circuits to test for electromagnetic compatibility.

  Through a wholly owned subsidiary, Thermedics manufactures electrode-based chemical-measurement products used in the agricultural, biomedical research, food processing, pharmaceutical, sewage treatment, and many other industries. In laboratories, manufacturing plants, and in the field, Thermedics' products permit these industries to determine the presence and amount of relevant chemicals. Thermedics also manufactures on-line process monitors used by power plants and semiconductor manufacturers to detect contaminants in high-purity water.

RESEARCH AND DEVELOPMENT

  Technology development is a central component of Thermo Electron's business strategy, with research activities ongoing in virtually all of the Company's subsidiaries. The Company is continuously looking to develop ideas that have some societal benefit and to bring those ideas to commercial markets. Many of the Company's publicly traded subsidiaries are based on technologies that have come from years of focused research.

  For example, the basis of Thermo Cardiosystems is its HeartMate(R) left ventricular-assist system, which became commercially available after 30 years of research and has helped more than 1,200 people with congestive heart failure live longer. The core of Thermedics Detection is its ability to detect trace amounts of unwanted materials using chemiluminescence, a technology platform that is used in its instruments for a variety of applications, ranging from food and pharmaceutical monitoring to security screening. Thermo Fibergen was established to develop uses for papermaking sludge, which was previously landfilled, and also markets a biodegradable carrier derived from papermaking waste for agricultural chemicals and will soon introduce an environmentally friendly catbox filler.

  Other Thermo Electron subsidiaries have developed innovative technologies as well. ThermoLase has developed a laser-based technique for removing unwanted body hair and Trex Medical has filed for FDA clearance of a new digital mammography system with better resolution than conventional techniques for earlier detection of breast cancer.

  Thermo Coleman and ThermoTrex share a similar charter -- to develop new technologies derived from government-funded research, and bring them to the commercial marketplace. Coleman has several technologies under development, including a Virtual Time Traveler(TM) and coherent laser radar for metrology applications. ThermoTrex is also developing a number of technologies that the Company believes hold future commercial promise, including a passive microwave camera to enhance aerial navigation safety and a space surveillance system.

  During 1997, 1996, and 1995, the Company expended $335.4 million, $299.3 million, and $269.3 million, respectively, on research and development. Of these amounts, $143.7 million, $144.8 million, and $167.1 million, respectively, were sponsored by customers.

PATENTS, LICENSES AND TRADEMARKS

  The Company considers patents to be important in the present operation of its business; however, the Company does not consider any patent, or related group of patents, to be of such importance that its expiration or termination would materially affect the Company's business taken as a whole. The Company seeks patent protection for inventions and developments made by its personnel and incorporated into its products or otherwise falling within its fields of interest. Patent rights resulting from work sponsored by outside parties do not always accrue exclusively to the Company and may be limited by agreements or contracts.

  The Company protects some of its technology as trade secrets and, where appropriate, uses trademarks or registers its products. It also enters into license agreements with others to grant and/or receive rights to patents and know-how.

BACKLOG

  The Company's backlog of firm orders at year-end 1997 and 1996 was as follows:

                                                                1997     1996
                                                              -------- --------
                                                               (IN THOUSANDS)
   Instruments............................................... $298,900 $266,600
   Biomedical Products.......................................  109,800  107,700
   Advanced Technology.......................................  120,600  148,600
   Alternative Energy........................................  186,800  118,500
   Industrial Outsourcing....................................  117,100  118,200
   Paper Recycling...........................................   62,300   52,300
                                                              -------- --------
                                                              $895,500 $811,900
                                                              ======== ========

  Backlog includes the uncompleted portion of research and development contracts and the uncompleted portion of certain contracts that are accounted for using the percentage-of-completion method. Certain of such firm orders are cancellable by the customer upon the payment of a cancellation charge. The Company believes substantially all of the year-end 1997 backlog will be filled during 1998.

COMPETITION

  The Company is engaged in many highly competitive industries. The nature of the competition in each of the Company's segments is described below:

  Instruments

  The Company is among the principal manufacturers of analytical instrumentation. Within the markets for the Company's analytical instrument products, the Company competes with several large corporations that have broad product offerings, such as Hewlett-Packard Company; Perkin-Elmer Corp.; Varian Associates, Inc.; and Hitachi, Ltd., as well as numerous smaller companies that address particular segments of the industry or specific geographic areas. The Company's instruments business generally competes on the basis of technical advances that result in new products and improved price/performance ratios, reputation among customers as a quality leader for products and services, and active research and application-development programs. To a lesser extent, the Company competes on the basis of price.

Alternative Energy

  The worldwide independent power market consists of numerous companies, ranging from small startups to multinational industrial companies. In addition, a number of regulated utilities have created subsidiaries that compete as non-utility generators. Non-utility generators often specialize in market "niches," such as a specific technology or fuel (i.e., gas-fired cogeneration, refuse-to-energy, hydropower, geothermal, wind, solar, wood, or coal) or a specific region of the country where they believe they have a market advantage. However, many non-utility generators, including the Company, seek to develop projects on a best-available-fuel basis. The Company competes primarily on the basis of project experience, technical expertise, capital resources, and power pricing.

  The market in which the Company's biopesticide business competes is highly competitive and subject to rapid technological change. Many competitors are large chemical and pharmaceutical companies with greater financial, marketing, and technological resources than the Company. The Company's biopesticide business competes primarily based on effectiveness, and also on price, ease of use, and environmental impact of use.

  The market for traffic products and services is extremely competitive, and the Company expects that competition will continue to increase, with the principal factors being price, functionality, reliability, service and support, and vendor and product reputation, along with industry and general economic trends. The Company believes that it is a leading manufacturer and supplier of traffic products, and considers its major competitor to be Siemens AG. However, the traffic market is highly fragmented and competition varies significantly depending on the individual product.

  The Company's sale of industrial refrigeration systems is subject to intense competition. The industrial refrigeration market is mature,~ highly fragmented, and extremely dependent on close customer contacts. Major industrial refrigeration companies, of which the Company is one, account for approximately one-half of worldwide sales, with the balance generated by many smaller companies. The Company competes principally on the basis of its advanced control systems and overall quality, reliability, service, and price. The Company believes it is a leader in remanufactured refrigeration equipment. The Company competes in this market primarily based on price, delivery time, and customized equipment.

Paper Recycling

  The Company faces significant competition in the markets for~ paper recycling and water-handling equipment and papermaking accessories, and competes in these markets primarily on the basis of quality, service, technical expertise, and product innovation. The Company is a leading supplier of de-inking systems for paper recycling and accessory equipment for papermaking machines, and competes in these markets primarily on the basis of service, technical expertise, and performance.

Biomedical Products

  Competition in the markets for most of the Company's biomedical products, including those manufactured by Thermo Cardiosystems, ThermoTrex, Nicolet Biomedical, Bird Medical

Technologies, SensorMedics, Medical Data Electronics, Bear Medical Systems, and Nicolet Vascular is based to a large extent upon technical performance.

  The Company is aware of one other company that has submitted a PMA application with the FDA for an implantable LVAS that would compete with Thermo Cardiosystems' LVAS. The Company is unaware whether this PMA application has been accepted for filing by the FDA. Also, the Company is aware of one other company that has received approval by the FDA Advisory Panel on Circulatory System Devices and subsequent commercial approval for its cardiac-assist device. This is an external device that is positioned on the outside of the patient's chest and is intended for short-term use in the hospital environment. The Company is also aware that a total artificial heart is currently undergoing clinical trials. The requirement of obtaining FDA approval for commercial sale of~ an LVAS is a significant barrier to entry into the U.S. market for these devices. There can be no assurance, however, that FDA regulations will not change in the future, reducing the time and testing required for others to obtain FDA approval. In addition, other research groups and companies are developing cardiac-assist systems using alternative technologies or concepts, one or more of which might prove functionally equivalent to, or more suitable than, the Company's systems. Among products that have been approved for commercial sale, the Company competes primarily on the basis of performance, service capability, reimbursement status, and price.

  The Company is one of a number of competitors in the markets for mammography and general radiographic systems and is one of two competitors in the market for stereotactic breast-biopsy systems~. The Company competes in these markets primarily on the basis of product features, product performance, and reputation, as well as price and service. The markets in which the Company competes with these products are characterized by rapid technological change. The Company believes that in order to be competitive in these markets it will be important to continue to be technologically innovative.

  The Company's SoftLight laser hair-removal system competes with other laser-based systems, electrolysis, and other traditional hair-removal methods, such as shaving and waxing. In 1997, five other laser manufacturers received clearance from the FDA to market their laser-based systems for the removal of unwanted facial and body hair. The laser-based hair-removal market is characterized by rapid technological change, and the Company believes that it must continue to be technologically innovative in order to compete in this market. In addition, the SoftLight system competes with electrolysis providers, many of whom are small practitioners with well-established networks of client relationships. The Company believes that competition for its hair-removal services is based primarily on efficacy, price, comfort, and safety.

Industrial Outsourcing

  The Company seeks to compete in the market for soil-remediation services based on its ability to offer customers superior protection from environmental liabilities. However, with relaxed regulatory standards in many states, the Company faces intense competition in local markets from landfills, other treatment technologies, and from companies competing with similar technologies, limiting the volume of soil to be treated and the prices that can be charged by the Company. Pricing is therefore a major competitive factor for the Company.

  The Company's metallurgical services business competes in specialty machining services. Competition is based principally on services provided, turnaround time, and price.

  Hundreds of independent analytical testing laboratories and~ consulting firms compete for environmental services business nationwide. Many of these firms use equipment and processes similar to those of the Company. Competition is based not only on price, but also on reputation for accuracy, quality, and the ability to respond rapidly to customer requirements. In addition, many industrial companies have their own in-house analytical testing capabilities. The Company believes that its competitive strength lies in certain niche markets within which the Company is recognized for its expertise.

Advanced Technology

  In its contract research and development business, the Company not only competes with other companies and institutions that perform~ similar services, but must also rely on the ability of government agencies and other clients to obtain allocations of research and development monies to fund contracts with the Company. The Company competes for research and development programs principally on the basis of technical innovations. As government funding becomes more scarce, particularly for defense projects, the competition for such funding will become more intense. In addition, as the Company's programs move from the development stage to commercialization, competition is expected to intensify.

  Thermo Sentron competes with several international and regional companies in the market for its products. Thermo Sentron's competitors in the packaged goods market differ from those in the bulk materials market. The principal competitive factors in both markets are customer service and support, quality, reliability, and price.

  Thermedics Detection's product quality-assurance systems compete with chemical-detection systems manufactured by several companies and with other technologies and processes for product quality assurance. Competition in the markets for all of the Company's detection products is based primarily on performance, service, and price. There are a number of competitors in the market for instruments that detect explosives, including makers of other chemical-detection instruments as well as enhanced X-ray detectors.

  Thermo Voltek is a leading supplier of electromagnetic compatibility testing equipment. The Company competes in this market primarily on the basis of performance, technical expertise, reputation, and price. In the market for power amplifiers, Thermo Voltek competes with several companies worldwide primarily on the basis of technical expertise, reputation, and price.

  Thermedics' electrode-based chemical-measurement products compete with several international companies. In the markets for these ~products, Thermedics competes on the basis of performance, service, technology, and price.

EMPLOYEES

  As of January 3, 1998, the Company employed approximately 22,400 persons.

                                  MANAGEMENT

  The directors and executive officers of the Company are as follows:

          NAME           AGE                           OFFICES
          ----           ---                           -------
George N. Hatsopoulos... 71  Director, Chairman of the Board and Chief Executive Officer
John N. Hatsopoulos..... 63  Director, President and Chief Financial Officer
Peter G. Pantazelos..... 67  Executive Vice President
Arvin H. Smith.......... 68  Executive Vice President
Paul F. Kelleher........ 55  Senior Vice President, Finance and Administration
William A. Rainville.... 56  Senior Vice President
John W. Wood Jr......... 54  Senior Vice President
John M. Albertine....... 53  Director
Peter O. Crisp.......... 65  Director
Elias P. Gyftopoulos.... 70  Director
Frank Jungers........... 71  Director
Robert A. McCabe........ 63  Director
Frank E. Morris......... 74  Director
Donald E. Noble......... 83  Director
Hutham S. Olayan........ 44  Director
Richard F. Syron........ 54  Director
Roger D. Wellington..... 71  Director

  The directors are divided into three classes of four directors each. Each class of directors is elected for a three-year term at successive Annual Meetings of Stockholders of the Company.

  Dr. George N. Hatsopoulos has been a Director, Chairman of the Board, and Chief Executive Officer of the Company since 1956. Until January 1997, he was also the President of the Company. Dr. Hatsopoulos is also a director of Photoelectron Corporation, Thermedics Inc., Thermo Ecotek Corporation, Thermo Fibertek Inc., Thermo Instrument Systems Inc., Thermo Optek Corporation, ThermoQuest Corporation and ThermoTrex Corporation. Dr. Hatsopoulos is the brother of Mr. John N. Hatsopoulos, a Director, the President and the Chief Financial Officer of the Company.

  Mr. John N. Hatsopoulos has been the President of the Company since January 1997, and has served as Chief Financial Officer of the Company since 1988. Mr. Hatsopoulos became a Director of the Company in September 1997. Prior to being named President of Thermo Electron, Mr. Hatsopoulos served as an Executive Vice President, a position he had held since 1986. Mr. Hatsopoulos is also a director of LOIS/USA Inc., Thermedics Inc., Thermedics Detection Inc., Thermo Ecotek Corporation, Thermo Fibertek Inc., Thermo Instrument Systems Inc., Thermo Power Corporation, Thermo TerraTech Inc. and Thermo Vision Corporation.

  Mr. Pantazelos has been an Executive Vice President of the Company for more than five years.

  Mr. Smith has been an Executive Vice President of the Company since November 1991, and was a Vice President of the Company from 1986 to 1991. Mr. Smith is also the Chairman of the Board of Thermo Instrument Systems Inc. and was its Chief Executive Officer and President from 1986 to January 1998 and March 1997, respectively. Mr. Smith is also the Chairman of the Board of Thermo Power Corporation. Mr. Smith is also a director of Metrika Systems Corporation, Thermo BioAnalysis Corporation, Thermo Instrument Systems Inc., Thermo Optek Corporation, Thermo Power Corporation, ThermoQuest Corporation, ThermoSpectra Corporation and Thermo Vision Corporation.

  Mr. Kelleher has been Senior Vice President, Finance and Administration, of the Company since June 1997, and served as its Vice President, Finance, from 1987 until 1997, and as its Controller from 1982 to January 1996. He is a director of ThermoLase Corporation.

  Mr. Rainville has been a Senior Vice President of the Company since March 1993, and served as a Vice President of the Company from 1986 to 1993. Mr. Rainville has been President and Chief Executive Officer of Thermo Fibertek Inc. since its inception in 1991. Mr. Rainville is also a director of Thermo Ecotek Corporation, Thermo Fibergen Inc., Thermo Fibertek Inc., Thermo Remediation Inc., and Thermo TerraTech Inc.

  Mr. Wood has been a Senior Vice President of the Company since December 1995, and served as a Vice President of the Company from September 1994 to December 1995. Mr. Wood has been the Chairman of the Board of Thermedics Inc. since March 1998 and was its President and Chief Executive Officer from 1984 to March 1998. Mr. Wood is also a director of Thermedics Detection Inc., Thermo Cardiosystems Inc., Thermo Sentron Inc., Thermo Voltek Corp. and Thermedics Inc.

  Mr. Albertine has been a Director of the Company since 1986. Dr. Albertine serves as Chairman of the Board and Chief Executive Officer of Albertine Enterprises, Inc., an economic and public policy consulting firm he founded in 1990. He also serves as Chairman of The Jian Group Holdings, LLC, a full-service mergers and acquisitions firm. Dr. Albertine is also a director of American Precision Industries, Inc., Intermagnetics General Corp. and U.S. Cast Products Inc.

  Mr. Crisp has been a Director of the Company since 1974. Mr. Crisp was a general partner of Venrock Associates, a venture capital investment firm, for over five years until his retirement in September 1997. Mr. Crisp is also a director of American Superconductor Corporation, Evans & Sutherland Computer Corporation, Thermedics Inc., Thermo Power Corporation, ThermoTrex Corporation and United States Trust Corporation.

  Dr. Gyftopoulos has been a Director of the Company since 1976. Dr. Gyftopoulos is Professor Emeritus of the Massachusetts Institute of Technology, where he was the Ford Professor of Mechanical Engineering and of Nuclear Engineering for more than 20 years until his retirement in 1996. Dr. Gyftopoulos is also a director of Thermo BioAnalysis Corporation, Thermo Cardiosystems Inc., ThermoLase Corporation, Thermo Remediation Inc., ThermoSpectra Corporation, Thermo Voltek Corp. and Trex Medical Corporation.

  Mr. Jungers has been a Director of the Company since 1978. Mr. Jungers has been a self-employed consultant on business and energy matters since 1977. Mr. Jungers was employed by the Arabian American Oil Company from 1974 through 1977 as Chairman and Chief Executive Officer. Mr. Jungers is also a director of The AES Corporation, Donaldson, Lufkin & Jenrette, Georgia-Pacific Corporation, Thermo Ecotek Corporation and ThermoQuest Corporation.

  Mr. McCabe has been a Director of the Company since 1962. He has served as President of Pilot Capital Corporation, which is engaged in private investments and provides acquisition services, since 1987. Mr. McCabe is also a director of Borg-Warner Security Corporation, Church & Dwight Company, Morrison-Knudsen Corporation and Thermo Optek Corporation.

  Mr. Morris has been a Director of the Company since 1989. Dr. Morris served as President of the Federal Reserve Bank of Boston from 1968 until he retired in 1988. Dr. Morris also served as the Peter Drucker Professor of Management at Boston College from 1989 to 1994. Dr. Morris is a trustee of SEI Mutual Funds, The Capitol Mutual Funds, FFB Lexicon Funds, The Arbor Fund and is a director of Thermo Remediation Inc.

  Mr. Noble has been a Director of the Company since 1983. For more than 20 years, from 1959 to 1980, Mr. Noble served as the Chief Executive Officer of Rubbermaid Incorporated, first with the title of President and then as Chairman of the Board. Mr. Noble is also a director of Thermo Fibertek Inc., Thermo Power Corporation, Thermo Sentron Inc. and Thermo TerraTech Inc.

  Ms. Olayan has been a Director of the Company since 1987. She has served since 1995 as President and a director of Olayan America Corporation, a member of the Olayan Group engaged in advisory services and private investments, including real estate, and from 1986 until its merger into the Olayan America Corporation in 1997, as President and a director of Competrol Real Estate Limited. Ms. Olayan also served as President and a director of Crescent Diversified Limited, another member of the Olayan Group engaged in private investments, from 1985 until 1994. Ms. Olayan is also a director of Trex Medical Corporation.

  Dr. Syron has been a Director of the Company since September 1997. He has served as Chairman and Chief Executive Officer of the American Stock Exchange since 1994. Dr. Syron has also held various positions with the Federal Reserve Bank of Boston, including President and Chief Executive Officer from 1989 to 1994. He has also served as President and Chief Executive Officer of the Federal Home Loan Bank of Boston.

  Mr. Wellington has been a Director of the Company since 1986. Mr. Wellington serves as the President and Chief Executive Officer of Wellington Consultants, Inc. and of Wellington Associates Inc., international business consulting firms he founded in 1994 and 1989, respectively. Mr. Wellington is also a director of Photoelectron Corporation.

                                 UNDERWRITING

  Subject to the terms and conditions of the Underwriting Agreement, the Company has agreed to sell to each of the U.S. Underwriters named below, and each of such U.S. Underwriters, for whom Goldman, Sachs & Co., Smith Barney Inc., Lehman Brothers Inc., and HSBC Securities, Inc. are acting as representatives, has severally agreed to purchase from the Company, the respective number of shares of Common Stock set forth opposite its name below:

                                                                NUMBER OF SHARES
                             UNDERWRITER                        OF COMMON STOCK
                             -----------                        ----------------
      Goldman, Sachs & Co......................................
      Smith Barney Inc.........................................
      Lehman Brothers Inc. ....................................
      HSBC Securities, Inc. ...................................
                                                                   ---------
          Total................................................    5,200,000
                                                                   =========

  Under the terms and conditions of the Underwriting Agreement, the U.S. Underwriters are committed to take and pay for all of the shares of Common Stock offered hereby, if any are taken.

  The U.S. Underwriters propose to offer the shares of Common Stock in part directly to the public at the initial public offering price set forth on the cover page of this Prospectus Supplement and in part to certain securities
dealers at such price less a concession of $    per share. The U.S.
Underwriters may allow, and such dealers may reallow, a concession not in
excess of $   per share to certain brokers and dealers. After the shares of
Common Stock are released for sale to the public, the offering price and other selling terms may from time to time be varied by the representatives.

  The Company has entered into an underwriting agreement (the "International Underwriting Agreement") with the underwriters of the International Offering (the "International Underwriters") providing for the concurrent offer and sale of 1,300,000 shares of Common Stock in an international offering outside the United States. The initial public offering price and aggregate underwriting discounts and commissions per share for the two Offerings are identical. The closing of the offering made hereby is a condition to the closing of the International Offering, and vice versa. The representatives of the International Underwriters are Smith Barney Inc., Goldman Sachs International, Lehman Brothers International (Europe), and HSBC Securities, Inc.

  Pursuant to an Agreement between the U.S. and International Underwriting Syndicates (the "Agreement Between") relating to the two Offerings, each of the U.S. Underwriters named herein has agreed that, as a part of the distribution of the shares offered hereby and subject to certain exceptions, it will offer, sell or deliver the shares of Common Stock, directly or indirectly, only in the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction (the "United States") and to U.S. persons, which term shall mean, for purposes of this paragraph: (a) any individual who is a resident of the United States or (b) any corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof and whose office most directly involved with the purchase is located in the United States. Each of the International Underwriters has agreed pursuant to the Agreement Between that, as a part of the distribution of the shares offered as a part of the International Offering, and subject to certain exceptions, it will (i) not, directly or indirectly, offer, sell or deliver shares of Common Stock (a) in the United States or to any U.S. persons or (b) to any person who it believes intends to reoffer, resell or deliver the shares in the United States or to any U.S. persons, and (ii) cause any dealer to whom it may sell such shares at any concession to agree to observe a similar restriction.

  Pursuant to the Agreement Between, sales may be made between the U.S. Underwriters and the International Underwriters of such number of shares of Common Stock as may be mutually agreed. The price of any shares so sold shall be the initial public offering price, less an amount not greater than the selling concession.

  The Company has granted the U.S. Underwriters an option exercisable for 30 days after the date of this Prospectus Supplement to purchase up to an aggregate of 780,000 additional shares of Common Stock solely to cover over-allotments, if any. If the U.S. Underwriters exercise their over-allotment option, the U.S. Underwriters have severally agreed, subject to certain conditions, to purchase approximately the same percentage thereof that the number of shares to be purchased by each of them, as shown in the foregoing table, bears to the 5,200,000 shares of Common Stock offered hereby. The Company has granted the International Underwriters a similar option to purchase up to an aggregate of 195,000 additional shares of Common Stock.

  The Company has agreed that, during the period beginning from the date of this Prospectus Supplement and continuing to and including the date 90 days after the date of this Prospectus Supplement, it will not offer, sell, contract to sell, or otherwise dispose of any shares of Common Stock or any securities of the Company that are substantially similar to the shares of Common Stock, or any securities convertible into or exchangeable for, or that represent the right to receive, shares of Common Stock or any such similar securities, without the prior written consent of Goldman, Sachs & Co., except for the shares of Common Stock offered in connection with the Offerings, shares of Common Stock issuable pursuant to convertible debt securities, or exchangeable debt securities issued by subsidiaries, outstanding on the date of this Prospectus Supplement, shares of Common Stock or options to purchase Common Stock issued pursuant to stock option, purchase and compensation plans in existence on the date of this Prospectus Supplement and shares of Common Stock issued as consideration for the acquisition of one or more businesses provided that such Common Stock may not be resold prior to the expiration of the 90-day period referenced above.

  In connection with the Offerings, the Underwriters may purchase and sell the Common Stock in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the Offerings. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the Common Stock and syndicate short positions involve the sale by the Underwriters of a greater number of shares of Common Stock than they are required to purchase from the Company in the Offerings. The Underwriters also may impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers in respect of the securities sold in the Offerings for their account may be reclaimed by the syndicate if such securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Common Stock, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued at any time. These transactions may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise.

  The Company has agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act.

                                LEGAL OPINIONS

  The validity of the Common Stock offered hereby will be passed upon for the Company by Seth H. Hoogasian, Esq., General Counsel of the Company. Mr. Hoogasian is a full-time employee of the Company and owns or has the right to acquire 108,764 shares of Common Stock and 230,012 shares of the Common Stock of the Company's subsidiaries. The validity of the Common Stock offered hereby will be passed upon for the Underwriters by Testa, Hurwitz & Thibeault, LLP, Boston, Massachusetts.

                          THERMO ELECTRON CORPORATION

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                           PAGE
                                                                           ----
Report of Independent Public Accountants.................................. F-2
Consolidated Statement of Income for the years ended January 3, 1998,
 December 28, 1996 and December 30, 1995.................................. F-3
Consolidated Balance Sheet as of January 3, 1998 and December 28, 1996.... F-4
Consolidated Statement of Cash Flows for the years ended January 3, 1998,
 December 28, 1996 and December 30, 1995.................................. F-6
Consolidated Statement of Shareholders' Investment for the years ended
 January 3, 1998, December 28, 1996 and December 30, 1995................. F-7
Notes to Consolidated Financial Statements................................ F-8

                          THERMO ELECTRON CORPORATION

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders and Board of Directors of Thermo Electron Corporation:

  We have audited the accompanying consolidated balance sheet of Thermo Electron Corporation (a Delaware corporation) and subsidiaries as of January 3, 1998, and December 28, 1996, and the related consolidated statements of income, shareholders' investment, and cash flows for each of the three years in the period ended January 3, 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Thermo Electron Corporation and subsidiaries as of January 3, 1998, and December 28, 1996, and the results of their operations and their cash flows for each of the three years in the period ended January 3, 1998, in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP

Boston, Massachusetts
February 18, 1998

                          THERMO ELECTRON CORPORATION

                        CONSOLIDATED STATEMENT OF INCOME

                                         1997          1996          1995
                                     ------------- ------------- -------------
                                     (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
REVENUES:
  Product and service revenues...... $   3,392,575 $   2,766,002 $   2,075,748
  Research and development contract
   revenues.........................       165,745       166,556       194,543
                                     ------------- ------------- -------------
                                         3,558,320     2,932,558     2,270,291
                                     ------------- ------------- -------------
Costs and Operating Expenses:
  Cost of product and service
   revenues.........................     1,973,265     1,657,746     1,239,762
  Expenses for research and
   development and new lines of
   business (a).....................       337,305       301,457       272,809
  Selling, general, and
   administrative expenses..........       840,692       689,248       510,564
  Restructuring and other
   nonrecurring costs, net
   (Note 11)........................         1,272        37,641        21,938
                                     ------------- ------------- -------------
                                         3,152,534     2,686,092     2,045,073
                                     ------------- ------------- -------------
Operating Income....................       405,786       246,466       225,218
Gain on Issuance of Stock by
 Subsidiaries (Note 9)..............        80,055       126,599        80,815
Other Income (Expense), Net (Note
 10)................................         2,626         1,486        (7,225)
                                     ------------- ------------- -------------
Income Before Income Taxes and
 Minority Interest..................       488,467       374,551       298,808
Provision for Income Taxes (Note
 8).................................       174,713       110,845        98,711
Minority Interest Expense...........        74,426        72,890        60,515
                                     ------------- ------------- -------------
NET INCOME.......................... $     239,328 $     190,816 $     139,582
                                     ============= ============= =============
EARNINGS PER SHARE (Note 15):
  Basic............................. $        1.57 $        1.35 $        1.10
                                     ============= ============= =============
  Diluted........................... $        1.41 $        1.17 $         .95
                                     ============= ============= =============
WEIGHTED AVERAGE SHARES (Note 15):
  Basic.............................       152,489       141,525       126,626
                                     ============= ============= =============
  Diluted...........................       176,082       175,605       158,562
                                     ============= ============= =============
(a)Includes costs of:
    Research and development
     contracts...................... $     143,743 $     144,823 $     167,120
    Internally funded research and
     development....................       191,629       154,448       102,209
    Other expenses for new lines of
     business.......................         1,933         2,186         3,480
                                     ------------- ------------- -------------
                                     $     337,305 $     301,457 $     272,809
                                     ============= ============= =============

--------

  The accompanying notes are an integral part of these consolidated financial statements.

                          THERMO ELECTRON CORPORATION

                           CONSOLIDATED BALANCE SHEET

                                                              1997       1996
                                                           ---------- ----------
                                                              (IN THOUSANDS)
ASSETS
Current Assets:
  Cash and cash equivalents..............................  $  593,580 $  414,404
  Short-term available-for-sale investments, at quoted
   market value (amortized cost of $925,855 and
   $1,428,564; Note 2)...................................     929,118  1,431,881
  Accounts receivable, less allowances of $55,698 and
   $34,321...............................................     797,399    616,545
  Unbilled contract costs and fees.......................      69,375     77,155
  Inventories............................................     543,589    432,960
  Prepaid income taxes (Note 8)..........................     118,182    129,802
  Prepaid expenses.......................................      42,955     29,082
                                                           ---------- ----------
                                                            3,094,198  3,131,829
                                                           ---------- ----------
Property, Plant, and Equipment, at Cost, Net.............     789,046    704,447
                                                           ---------- ----------
Long-term Available-for-sale Investments, at Quoted
 Market Value (amortized cost of $49,581 and $84,094;
 Note 2).................................................      63,306     94,401
                                                           ---------- ----------
Other Assets.............................................     157,108    127,632
                                                           ---------- ----------
Cost in Excess of Net Assets of Acquired Companies (Notes
 3, 8, and 11)...........................................   1,692,211  1,082,935
                                                           ---------- ----------
                                                           $5,795,869 $5,141,244
                                                           ========== ==========

                          THERMO ELECTRON CORPORATION

                                                           1997        1996
                                                        ----------  ----------
                                                        (IN THOUSANDS, EXCEPT
                                                           SHARE AMOUNTS)
LIABILITIES AND SHAREHOLDERS' INVESTMENT
Current Liabilities:
  Notes payable and current maturities of long-term
   obligations (Note 5)................................ $  176,912  $  153,787
  Accounts payable.....................................    251,677     203,643
  Accrued payroll and employee benefits................    140,698     122,079
  Accrued income taxes.................................     57,923      61,534
  Accrued installation and warranty costs..............     72,710      69,006
  Deferred revenue.....................................     54,999      45,715
  Other accrued expenses (Notes 1 and 3)...............    337,316     257,448
                                                        ----------  ----------
                                                         1,092,235     913,212
                                                        ----------  ----------
Deferred Income Taxes (Note 8).........................     90,802      81,726
                                                        ----------  ----------
Other Deferred Items...................................     59,082      81,020
                                                        ----------  ----------
Long-term Obligations (Note 5):
  Senior convertible obligations.......................    187,824     369,997
  Subordinated convertible obligations.................  1,473,015   1,009,470
  Nonrecourse tax-exempt obligations...................     37,600      77,900
  Other................................................     44,468      92,975
                                                        ----------  ----------
                                                         1,742,907   1,550,342
                                                        ----------  ----------
Minority Interest......................................    719,622     684,050
                                                        ----------  ----------
Commitments and Contingencies (Note 6)
Common Stock of Subsidiaries Subject to Redemption
 ($95,262 and $81,179 redemption value; Note 1)........     93,312      76,525
                                                        ----------  ----------
Shareholders' Investment (Notes 4 and 7):
  Preferred stock, $100 par value, 50,000 shares
   authorized; none issued.............................
  Common stock, $1 par value, 350,000,000 shares
   authorized; 159,206,337 and 149,996,979 shares
   issued..............................................    159,206     149,997
  Capital in excess of par value.......................    843,709     801,793
  Retained earnings....................................  1,034,640     795,312
  Treasury stock at cost, 95,684 and 15,520 shares.....     (3,839)       (570)
  Cumulative translation adjustment....................    (46,339)       (504)
  Deferred compensation (Note 4).......................        --          (58)
  Net unrealized gain on available-for-sale investments
   (Note 2)............................................     10,532       8,399
                                                        ----------  ----------
                                                         1,997,909   1,754,369
                                                        ----------  ----------
                                                        $5,795,869  $5,141,244
                                                        ==========  ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                          THERMO ELECTRON CORPORATION

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                  1997        1996       1995
                                                ---------  ----------  --------
                                                       (IN THOUSANDS)
OPERATING ACTIVITIES:
 Net income...................................  $ 239,328  $  190,816  $139,582
 Adjustments to reconcile net income to net
  cash provided by operating activities:
 Depreciation and amortization................    135,738     115,167    85,869
 Restructuring and other nonrecurring costs,
  net (Note 11)...............................      1,272      37,641    21,938
 Provision for losses on accounts receivable..      9,078       6,002     5,534
 Increase in deferred income taxes............      1,111      20,869     4,277
 Minority interest expense....................     74,426      72,890    60,515
 Gain on issuance of stock by subsidiaries
  (Note 9)....................................    (80,055)   (126,599)  (80,815)
 Gain on sale of investments, net.............     (5,077)     (9,840)   (9,305)
 Other noncash items, net.....................      9,093      15,758    19,239
 Changes in current accounts, excluding the
  effects of acquisitions:
  Accounts receivable.........................    (86,511)    (17,078)  (52,649)
  Inventories.................................      9,159      (1,298)  (32,267)
  Other current assets........................     31,445     (35,657)   (9,447)
  Accounts payable............................     (8,308)    (14,307)   19,198
  Other current liabilities...................    (61,681)    (29,859)   27,427
                                                ---------  ----------  --------
Net cash provided by operating activities.....    269,018     224,505   199,096
                                                ---------  ----------  --------
INVESTING ACTIVITIES:
 Acquisitions, net of cash acquired (Note 3)..   (849,118)   (366,317) (330,698)
 Refund of acquisition purchase price (Note
  3)..........................................     36,132         --        --
 Proceeds from sale of businesses.............     27,102         --        --
 Purchases of available-for-sale investments..   (973,687) (1,644,094) (592,364)
 Proceeds from sale and maturities of
  available-for-sale investments..............  1,543,025     835,935   617,145
 Purchases of property, plant, and equipment..   (111,605)   (124,541)  (64,016)
 Proceeds from sale of property, plant, and
  equipment...................................     15,633      10,500     5,702
 Increase in other assets.....................    (13,425)    (26,144)  (19,750)
 Other........................................      6,115       3,385      (147)
                                                ---------  ----------  --------
Net cash used in investing activities.........   (319,828) (1,311,276) (384,128)
                                                ---------  ----------  --------
FINANCING ACTIVITIES:
 Net proceeds from issuance of long-term
  obligations (Note 5)........................    490,821     953,376   203,387
 Repayment of long-term obligations...........    (78,287)    (60,643)  (14,702)
 Net proceeds from issuance of Company and
  subsidiary common stock (Note 9)............    164,855     303,954   173,326
 Purchases of subsidiary common stock and
  debentures..................................   (311,092)   (144,053) (101,099)
 Increase (decrease) in short-term notes
  payable.....................................    (24,256)    (13,391)    1,438
 Other........................................     (4,291)     (1,279)     (226)
                                                ---------  ----------  --------
Net cash provided by financing activities.....    237,750   1,037,964   262,124
                                                ---------  ----------  --------
Exchange Rate Effect on Cash..................     (7,764)        350     2,764
                                                ---------  ----------  --------
Increase (Decrease) in Cash and Cash
 Equivalents..................................    179,176     (48,457)   79,856
Cash and Cash Equivalents at Beginning of
 Year.........................................    414,404     462,861   383,005
                                                ---------  ----------  --------
Cash and Cash Equivalents at End of Year......  $ 593,580  $  414,404  $462,861
                                                =========  ==========  ========
See Note 12 for supplemental cash flow infor-
 mation.

  The accompanying notes are an integral part of these consolidated financial statements.

                          THERMO ELECTRON CORPORATION

               CONSOLIDATED STATEMENT OF SHAREHOLDERS' INVESTMENT

                                               1997        1996        1995
                                            ----------  ----------  ----------
                                                     (IN THOUSANDS)
COMMON STOCK, $1 PAR VALUE
  Balance at beginning of year............. $  149,997  $   89,006  $   53,558
  Issuance of stock under employees' and
   directors' stock plans..................        866         892         571
  Conversions of convertible obligations...      8,343      13,449       6,047
  Effect of three-for-two stock splits.....        --       46,650      27,687
  Acquisition through pooling-of-interests
   (Note 3)................................        --          --        1,143
                                            ----------  ----------  ----------
  Balance at end of year...................    159,206     149,997      89,006
                                            ----------  ----------  ----------
CAPITAL IN EXCESS OF PAR VALUE
  Balance at beginning of year.............    801,793     614,363     493,058
  Issuance of stock under employees' and
   directors' stock plans..................     13,185       8,172       5,293
  Tax benefit related to employees' and
   directors' stock plans..................      5,456      12,821       9,666
  Conversions of convertible obligations...    164,537     254,842     150,787
  Effect of majority-owned subsidiaries'
   equity transactions.....................   (141,262)    (41,755)    (34,642)
  Effect of three-for-two stock splits.....        --      (46,650)    (27,687)
  Acquisition through pooling-of-interests
   (Note 3)................................        --          --       17,888
                                            ----------  ----------  ----------
  Balance at end of year...................    843,709     801,793     614,363
                                            ----------  ----------  ----------
RETAINED EARNINGS
  Balance at beginning of year.............    795,312     604,496     472,396
  Net income...............................    239,328     190,816     139,582
  Acquisition through pooling-of-interests
   (Note 3)................................        --          --       (7,482)
                                            ----------  ----------  ----------
  Balance at end of year...................  1,034,640     795,312     604,496
                                            ----------  ----------  ----------
TREASURY STOCK
  Balance at beginning of year.............       (570)       (536)     (1,631)
  Activity under employees' and directors'
   stock plans.............................     (3,269)        (34)      1,095
                                            ----------  ----------  ----------
  Balance at end of year...................     (3,839)       (570)       (536)
                                            ----------  ----------  ----------
CUMULATIVE TRANSLATION ADJUSTMENT
  Balance at beginning of year.............       (504)        608      (3,557)
  Translation adjustment...................    (45,835)     (1,112)      4,193
  Acquisition through pooling-of-interests
   (Note 3)................................        --          --          (28)
                                            ----------  ----------  ----------
  Balance at end of year...................    (46,339)       (504)        608
                                            ----------  ----------  ----------
DEFERRED COMPENSATION
  Balance at beginning of year.............        (58)     (2,271)     (2,657)
  Amortization of deferred compensation....         58         296         386
  ESOP II loan repayment (Note 4)..........        --        1,917         --
                                            ----------  ----------  ----------
  Balance at end of year...................        --          (58)     (2,271)
                                            ----------  ----------  ----------
NET UNREALIZED GAIN ON AVAILABLE-FOR-SALE
 INVESTMENTS
  Balance at beginning of year.............      8,399       4,063      (3,681)
  Change in net unrealized gain on
   available-for-sale investments (Note
   2)......................................      2,133       4,336       7,744
                                            ----------  ----------  ----------
  Balance at end of year...................     10,532       8,399       4,063
                                            ----------  ----------  ----------
TOTAL SHAREHOLDERS' INVESTMENT............. $1,997,909  $1,754,369  $1,309,729
                                            ==========  ==========  ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                          THERMO ELECTRON CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

  Thermo Electron Corporation and its subsidiaries (the Company) develop, manufacture, and market analytical and monitoring instruments; biomedical products including heart-assist devices, respiratory-care equipment, and mammography systems; paper recycling and papermaking equipment; alternative-energy systems; industrial process equipment; and other specialized products. The Company also provides industrial outsourcing, laboratory, and metallurgical services, and conducts advanced-technology research and development.

PRINCIPLES OF CONSOLIDATION

  The accompanying financial statements include the accounts of Thermo Electron and its majority- and wholly owned subsidiaries. All material intercompany accounts and transactions have been eliminated. Majority-owned public subsidiaries consist of Thermedics Inc., Thermo Instrument Systems Inc., Thermo TerraTech Inc., Thermo Power Corporation, ThermoTrex Corporation, Thermo Fibertek Inc., and Thermo Ecotek Corporation. Thermo Cardiosystems Inc., Thermo Voltek Corp., Thermo Sentron Inc., and Thermedics Detection Inc. are majority-owned, public subsidiaries of Thermedics. ThermoSpectra Corporation, ThermoQuest Corporation, Thermo Optek Corporation, Thermo BioAnalysis Corporation, Metrika Systems Corporation, and Thermo Vision Corporation are majority-owned, public subsidiaries of Thermo Instrument. Thermo Remediation Inc. and The Randers Group Incorporated are majority-owned, public subsidiaries of Thermo TerraTech. ThermoLase Corporation and Trex Medical Corporation are majority-owned, public subsidiaries of ThermoTrex. Thermo Fibergen Inc. is a majority-owned, public subsidiary of Thermo Fibertek. Thermo Information Solutions Inc. is a majority-owned, privately held subsidiary. ONIX Systems Inc. is a majority-owned, privately held subsidiary of Thermo Instrument. Thermo EuroTech N.V. is a majority-owned, privately held subsidiary of Thermo TerraTech. ThermoLyte Corporation is a majority-owned, privately held subsidiary of Thermo Power. Trex Communications Corporation is a majority-owned, privately held subsidiary of ThermoTrex. Thermo Trilogy Corporation is a majority-owned, privately held subsidiary of Thermo Ecotek. The Company accounts for investments in businesses in which it owns between 20% and 50% using the equity method.

FISCAL YEAR

  The Company has adopted a fiscal year ending the Saturday nearest December
31. References to 1997, 1996, and 1995 are for the fiscal years ended January 3, 1998, December 28, 1996, and December 30, 1995, respectively. Fiscal year 1997 included 53 weeks; 1996 and 1995 each included 52 weeks.

REVENUE RECOGNITION

  For the majority of its operations, the Company recognizes revenues upon shipment of its products, or upon completion of services it renders. The Company provides a reserve for its estimate of warranty and installation costs at the time of shipment. Deferred revenue in the accompanying balance sheet consists primarily of unearned revenue on service contracts. Substantially all of the deferred revenue in the accompanying 1997 balance sheet will be recognized within one year. Revenues and profits on substantially all contracts are recognized using the percentage-of-completion method. Revenues recorded under the percentage-of-completion method were $440.4 million in 1997, $421.1 million in 1996, and $472.0 million in 1995. The percentage of completion is

                          THERMO ELECTRON CORPORATION
determined by relating either the actual costs or actual labor incurred to date to management's estimate of total costs or total labor, respectively, to be incurred on each contract. If a loss is indicated on any contract in process, a provision is made currently for the entire loss. The Company's contracts generally provide for billing of customers upon the attainment of certain milestones specified in each contract. Revenues earned on contracts in process in excess of billings are classified as unbilled contract costs and fees in the accompanying balance sheet. There are no significant amounts included in the accompanying balance sheet that are not expected to be recovered from existing contracts at current contract values, or that are not expected to be collected within one year, including amounts that are billed but not paid under retainage provisions.

GAIN ON ISSUANCE OF STOCK BY SUBSIDIARIES

  At the time a subsidiary sells its stock to unrelated parties at a price in excess of its book value, the Company's net investment in that subsidiary increases. If at that time the subsidiary is an operating entity and not engaged principally in research and development, the Company records the increase as a gain.

  If gains have been recognized on issuances of a subsidiary's stock and shares of the subsidiary are subsequently repurchased by the subsidiary, by the subsidiary's parent, or by the Company, gain recognition does not occur on issuances subsequent to the date of a repurchase until such time as shares have been issued in an amount equivalent to the number of repurchased shares. Such transactions are reflected as equity transactions, and the net effect of these transactions is reflected in the accompanying statement of shareholders' investment as the effect of majority-owned subsidiaries' equity transactions.

STOCK-BASED COMPENSATION PLANS

  The Company applies Accounting Principles Board Opinion (APB) No. 25, "Accounting for Stock Issued to Employees" and related interpretations in accounting for its stock-based compensation plans (Note 4). Accordingly, no accounting recognition is given to stock options granted at fair market value until they are exercised. Upon exercise, net proceeds, including tax benefits realized, are credited to equity.

INCOME TAXES

  In accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes," the Company recognizes deferred income taxes based on the expected future tax consequences of differences between the financial statement basis and the tax basis of assets and liabilities, calculated using enacted tax rates in effect for the year in which the differences are expected to be reflected in the tax return.

EARNINGS PER SHARE

  During the fourth quarter of 1997, the Company adopted SFAS No. 128, "Earnings per Share" (Note 15). As a result, all previously reported earnings per share have been restated; however, basic earnings per share equals the Company's previously reported primary earnings per share for 1996 and 1995. Basic earnings per share have been computed by dividing net income by the weighted

                          THERMO ELECTRON CORPORATION
average number of shares outstanding during the year. Diluted earnings per share have been computed assuming the conversion of convertible obligations and the elimination of the related interest expense, and the exercise of stock options, as well as their related income tax effects.

STOCK SPLIT

  All share and per share information was restated in 1996 to reflect a three-for-two stock split, effected in the form of a 50% stock dividend, that was distributed in June 1996.

CASH AND CASH EQUIVALENTS

  Cash equivalents consists principally of corporate notes, commercial paper, U.S. government-agency securities, money market funds, and other marketable securities purchased with an original maturity of three months or less. These investments are carried at cost, which approximates market value.

INVENTORIES

  Inventories are stated at the lower of cost (on a first-in, first-out or weighted average basis) or market value and include materials, labor, and manufacturing overhead. The components of inventories are as follows:

                                                                1997     1996
                                                              -------- --------
                                                               (IN THOUSANDS)
   Raw materials and supplies................................ $260,458 $236,297
   Work in process...........................................  108,327   80,614
   Finished goods............................................  174,804  116,049
                                                              -------- --------
                                                              $543,589 $432,960
                                                              ======== ========

PROPERTY, PLANT, AND EQUIPMENT

  The costs of additions and improvements are capitalized, while maintenance and repairs are charged to expense as incurred. The Company provides for depreciation and amortization using the straight-line method over the estimated useful lives of the property as follows: buildings and improvements, 5 to 40 years; alternative-energy facilities, 5 to 25 years; machinery and equipment, 2 to 20 years; and leasehold improvements, the shorter of the term of the lease or the life of the asset.

  Property, plant, and equipment consists of the following:

                                                              1997      1996
                                                            --------- ---------
                                                              (IN THOUSANDS)
   Land.................................................... $  59,867 $  55,430
   Buildings...............................................   235,103   206,406
   Alternative-energy facilities...........................   247,361   247,361
   Machinery, equipment, and leasehold improvements........   617,582   500,992
                                                            --------- ---------
                                                            1,159,913 1,010,189
   Less: Accumulated depreciation and amortization.........   370,867   305,742
                                                            --------- ---------
                                                            $ 789,046 $ 704,447
                                                            ========= =========

                          THERMO ELECTRON CORPORATION

OTHER ASSETS

  Other assets in the accompanying balance sheet includes intangible assets, notes receivable, deferred debt expense, prepaid pension costs, and other assets. Intangible assets include the costs of acquired trademarks, patents, product technology, and other specifically identifiable intangible assets and are being amortized using the straight-line method over their estimated useful lives, which range from 3 to 20 years. Intangible assets were $50.5 million and $39.9 million, net of accumulated amortization of $45.7 million and $38.0 million, at year-end 1997 and 1996, respectively.

COST IN EXCESS OF NET ASSETS OF ACQUIRED COMPANIES

  The excess of cost over the fair value of net assets of acquired companies is amortized using the straight-line method principally over 40 years. Accumulated amortization was $134.7 million and $96.4 million at year-end 1997 and 1996, respectively. The Company assesses the future useful life of this asset whenever events or changes in circumstances indicate that the current useful life has diminished. The Company considers the future undiscounted cash flows of the acquired companies in assessing the recoverability of this asset. If impairment has occurred, any excess of carrying value over fair value is recorded as a loss.

COMMON STOCK OF SUBSIDIARIES SUBJECT TO REDEMPTION

  In March 1995, ThermoLyte sold 1,845,000 units, each unit consisting of one share of ThermoLyte common stock and one redemption right, at $10.00 per unit, for net proceeds of $17.3 million. Holders of the common stock issued in the offering will have the option to require ThermoLyte to redeem any or all of their shares at $10.00 per share in December 1998 or 1999. ThermoLyte common stock subject to redemption of $18.1 million is included in other accrued expenses in the accompanying 1997 balance sheet since it is redeemable in December 1998. The redemption value is $18.5 million.

  In September 1996, Thermo Fibergen sold 4,715,000 units, each unit consisting of one share of Thermo Fibergen common stock and one redemption right, at $12.75 per unit, for net proceeds of $55.8 million. The common stock and redemption rights began trading separately on December 13, 1996. Holders of a redemption right have the option to require Thermo Fibergen to redeem one share of Thermo Fibergen common stock at $12.75 per share in September 2000 or 2001. The redemption rights carry terms that generally provide for their expiration if the closing price of Thermo Fibergen's common stock exceeds $19 1/8 for 20 of any 30 consecutive trading days prior to September 2001.

  In April 1997, ThermoLase completed an exchange offer whereby its shareholders had the opportunity to exchange one share of existing ThermoLase common stock and $3.00 (in cash or ThermoLase common stock) for a new unit consisting of one share of ThermoLase common stock and one redemption right. The redemption right entitles the holder to sell the related share of common stock to ThermoLase for $20.25 during the period from April 3, 2001, through April 30, 2001. The redemption right will expire if the closing price of ThermoLase common stock is at least $26.00 for 20 of any 30 consecutive trading days. In connection with this offer, ThermoLase issued in April 1997, 2,000,000 units in exchange for 2,261,706 shares of its common stock and $0.5 million in cash, net of expenses. As a result of these transactions, $40.5 million was reclassified from "Shareholders' investment" and "Minority interest" to "Common stock of subsidiaries subject to redemption," based on the issuance of the 2,000,000 redemption rights, each carrying a maximum liability of $20.25.

                          THERMO ELECTRON CORPORATION

  The difference between the redemption value and the original carrying amount of ThermoLyte and Thermo Fibergen common stock subject to redemption is accreted over the period through the first redemption period. Accretion is charged to minority interest expense in the accompanying statement of income. All redemption rights are guaranteed on a subordinated basis by the Company.

FOREIGN CURRENCY

  All assets and liabilities of the Company's foreign subsidiaries are translated at year-end exchange rates, and revenues and expenses are translated at average exchange rates for the year in accordance with SFAS No. 52, "Foreign Currency Translation." Resulting translation adjustments are reflected as a separate component of shareholders' investment titled "Cumulative translation adjustment." Foreign currency transaction gains and losses are included in the accompanying statement of income and are not material for the three years presented.

FORWARD CONTRACTS AND INTEREST RATE SWAP AGREEMENTS

  The Company uses short-term forward foreign exchange contracts to manage certain exposures to foreign currencies. The Company enters into forward foreign exchange contracts to hedge firm purchase and sale commitments denominated in currencies other than its subsidiaries' local currencies. These contracts principally hedge transactions denominated in U.S. dollars, British pounds sterling, French francs, and Japanese yen. The purpose of the Company's foreign currency hedging activities is to protect the Company's local currency cash flows related to these commitments from fluctuations in foreign exchange rates. Gains and losses arising from forward foreign exchange contracts are recognized as offsets to gains and losses resulting from the transactions being hedged.

  Thermo Ecotek has interest rate swap agreements that convert its variable rate obligations to fixed rate obligations (Note 5). Interest rate swap agreements are accounted for under the accrual method. Amounts to be received from or paid to the counterparties of the agreements are accrued during the period to which the amounts relate and are reflected as interest expense. The related amounts payable to the counterparties are included in other accrued expenses in the accompanying balance sheet. The fair value of the swap agreements is not recognized in the accompanying financial statements since the agreements are accounted for as hedges.

  The Company does not enter into speculative foreign currency or interest swap agreements.

USE OF ESTIMATES

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

PRESENTATION

  Certain amounts in 1996 and 1995 have been reclassified to conform to the presentation in the 1997 financial statements.

                          THERMO ELECTRON CORPORATION

2. AVAILABLE-FOR-SALE INVESTMENTS

  In accordance with SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," the Company's debt and marketable equity securities are considered available-for-sale investments in the accompanying balance sheet and are carried at market value, with the difference between cost and market value, net of related tax effects, recorded currently as a component of shareholders' investment titled "Net unrealized gain on available-for-sale investments."

  The aggregate market value, cost basis, and gross unrealized gains and losses of short- and long-term available-for-sale investments by major security type are as follows:

                                                            GROSS      GROSS
                                      MARKET      COST    UNREALIZED UNREALIZED
                                      VALUE      BASIS      GAINS      LOSSES
                                    ---------- ---------- ---------- ----------
                                                  (IN THOUSANDS)
   1997
   Government-agency securities.... $  385,476 $  385,049  $   451     $ (24)
   Corporate bonds.................    513,956    513,427      717      (188)
   Other...........................     92,992     76,960   16,628      (596)
                                    ---------- ----------  -------     -----
                                    $  992,424 $  975,436  $17,796     $(808)
                                    ========== ==========  =======     =====
   1996
   Government-agency securities.... $  830,446 $  829,736  $   761     $ (51)
   Corporate bonds.................    581,804    581,424      482      (102)
   Other...........................    114,032    101,498   12,855      (321)
                                    ---------- ----------  -------     -----
                                    $1,526,282 $1,512,658  $14,098     $(474)
                                    ========== ==========  =======     =====

  Short- and long-term available-for-sale investments in the accompanying 1997 balance sheet include equity securities of $50.4 million and debt securities of $803.3 million with contractual maturities of one year or less and $138.7 million with contractual maturities of more than one year through five years. Actual maturities may differ from contractual maturities as a result of the Company's intent to sell these securities prior to maturity and as a result of put and call options that enable either the Company, the issuer, or both to redeem these securities at an earlier date.

  The cost of available-for-sale investments that were sold was based on specific identification in determining realized gains and losses recorded in the accompanying statement of income. The net gain on sale of investments resulted from gross realized gains of $5.2 million, $11.2 million, and $9.8 million and gross realized losses of $0.1 million, $1.4 million, and $0.5 million in 1997, 1996, and 1995, respectively, relating to the sale of available-for-sale investments.

3. ACQUISITIONS

  In March 1997, Thermo Instrument acquired 95% of Life Sciences International PLC, a London Stock Exchange-listed company. Subsequently, Thermo Instrument acquired the remaining shares of Life Sciences' capital stock. The aggregate purchase price for Life Sciences was $442.8 million, net of $55.8 million of cash acquired. The purchase price includes the repayment of $105.0 million of Life Sciences' bank debt. Life Sciences manufactures laboratory science equipment, appliances, instruments, consumables, and reagents for the research, clinical, and industrial markets.

                          THERMO ELECTRON CORPORATION

  In 1997, in addition to the acquisition of Life Sciences, the Company and its majority-owned subsidiaries made several other acquisitions for an aggregate of $406.3 million in cash, net of cash acquired, the issuance of subsidiary common stock and stock options valued at $4.5 million, and $5.1 million to be paid in the first quarter of 1998, subject to certain post-closing adjustments. The Company does not expect that aggregate post-closing adjustments, if any, will be material.

  In June 1996, the Company acquired SensorMedics Corporation in exchange for 1,243,518 shares of the Company's common stock, including 156,590 shares reserved for issuance upon exercise of assumed stock options and warrants. SensorMedics manufactures systems for pulmonary function diagnosis, respiratory-gas analyzers, physiological testing equipment, and automated sleep-analysis systems. The acquisition has been accounted for under the pooling-of-interests method.

  Historical financial information presented for 1995 has been restated to include the acquisition of SensorMedics. Revenues and net income (loss) for 1995, as previously reported by the separate entities prior to the acquisition and as restated for the combined Company, are as follows:

                                                                       1995
                                                                  --------------
                                                                  (IN THOUSANDS)
   Revenues:
     Previously reported.........................................   $2,207,417
     SensorMedics................................................       62,874
                                                                    ----------
                                                                    $2,270,291
                                                                    ==========
   Net Income (Loss):
     Previously reported.........................................   $  140,080
     SensorMedics................................................         (498)
                                                                    ----------
                                                                    $  139,582
                                                                    ==========

  In March 1996, Thermo Instrument completed the acquisition of a substantial portion of the businesses constituting the Scientific Instruments Division of Fisons plc (Fisons businesses), a wholly owned subsidiary of Rhone-Poulenc Rorer Inc. (RPR), for approximately $181.2 million in cash, net of $7.7 million of cash acquired, and the assumption of approximately $47.2 million of indebtedness. In December 1997, Thermo Instrument and RPR negotiated a post-closing adjustment under the terms of the purchase agreement for the Fisons acquisition pertaining to determination of the net assets of the Fisons businesses at the date of acquisition. This negotiation resulted in a refund to Thermo Instrument of $36.1 million, plus $3.8 million of interest from the date of acquisition. Thermo Instrument has recorded $33.1 million of the refund as a reduction in cost in excess of net assets of acquired companies. The remaining $3.0 million represented payment for uncollected accounts receivable acquired by the Company that were guaranteed by RPR.

  In 1996, in addition to the acquisitions of SensorMedics and the Fisons businesses, the Company and its majority-owned subsidiaries made several other acquisitions for an aggregate of $185.1 million in cash, net of cash acquired, the issuance of common stock of the Company and its majority-owned subsidiaries valued at $2.4 million, and the issuance of $26.6 million in debt.

  In March 1995, the Company acquired Coleman Research Corporation in exchange for 6,003,336 shares of the Company's common stock, including 304,292 shares reserved for issuance upon

                          THERMO ELECTRON CORPORATION
exercise of assumed stock options. This business was renamed Thermo Coleman Corporation. Thermo Coleman provides systems integration, systems engineering, analytical services, technology support, information technology services and products, and advanced-technology research and development to government and commercial customers. The acquisition has been accounted for under the pooling-of-interests method.

  In 1995, in addition to the acquisition of Thermo Coleman, the Company and its majority-owned subsidiaries made several other acquisitions for an aggregate of $330.7 million in cash, net of cash acquired, the issuance of common stock and stock options of the Company's majority-owned subsidiaries valued at $19.0 million, and the issuance of $22.3 million in debt.

  These acquisitions, except for SensorMedics and Thermo Coleman, have been accounted for using the purchase method of accounting, and the acquired companies' results have been included in the accompanying financial statements from their respective dates of acquisition. The aggregate cost of these acquisitions exceeded the estimated fair value of the acquired net assets by $1,239.8 million, which is being amortized principally over 40 years. Allocation of the purchase price for these acquisitions was based on estimates of the fair value of the net assets acquired and, for acquisitions completed in 1997, is subject to adjustment upon finalization of the purchase price allocation. The Company has gathered no information that indicates the final purchase price allocations will differ materially from the preliminary estimates. Pro forma data is not presented since the acquisitions were not material to the Company's results of operations.

  In connection with the acquisition of the Fisons businesses, Thermo Instrument had undertaken a restructuring of the acquired businesses during 1996. In accordance with the requirements of Emerging Issues Task Force Pronouncement (EITF) 95-3, Thermo Instrument finalized its restructuring plans in the first quarter of 1997. The restructuring plans include reductions in staffing levels, abandonment of excess facilities, and other costs associated with exiting certain activities of the acquired businesses. As part of the cost of the acquisition, Thermo Instrument established reserves totaling $46.2 million for estimated severance, excess facilities, and other exit costs associated with the acquisition, $14.3 million and $19.0 million of which was expended during 1997 and 1996, respectively, primarily for severance and abandoned-facility payments. At January 3, 1998, the remaining reserve for restructuring these businesses was $11.1 million, including the impact of currency translation, and primarily represents ongoing severance and abandoned-facility payments.

4. EMPLOYEE BENEFIT PLANS

STOCK-BASED COMPENSATION PLANS

Stock Option Plans

  The Company has stock-based compensation plans for its key employees, directors, and others, which permit the award of stock-based incentives in the stock of the Company and its majority-owned subsidiaries. The Company has a nonqualified stock option plan, adopted in 1974, and an incentive stock option plan, adopted in 1981, which permit the award of stock options to key employees. The incentive stock option plan expired in 1991, and no grants were made after that date. An equity incentive plan, adopted in 1989, permits the grant of a variety of stock and stock-based awards as determined by the human resources committee of the Company's Board of Directors (the

                          THERMO ELECTRON CORPORATION

Board Committee), including restricted stock, stock options, stock bonus shares, or performance-based shares. The option recipients and the terms of options granted under these plans are determined by the Board Committee. Generally, options outstanding under these plans are exercisable immediately, but are subject to certain transfer restrictions and the right of the Company to repurchase shares issued upon exercise of the options at the exercise price, upon certain events. The restrictions and repurchase rights may lapse over periods ranging from one to ten years, depending on the term of the option, which may range from three to twelve years. In addition, under certain options, shares acquired upon exercise are restricted from resale until retirement or other events. Nonqualified options are generally granted at fair market value, although the Board Committee has discretion to grant options at a price at or above 85% of the fair market value on the date of grant. Incentive stock options must be granted at not less than the fair market value of the Company's stock on the date of grant. Generally, stock options have been granted at fair market value. The Company also has a directors' stock option plan, adopted in 1993, that provides for the annual grant of stock options of the Company and its majority-owned subsidiaries to outside directors pursuant to a formula approved by the Company's shareholders. Options awarded under this plan are exercisable six months after the date of grant and expire three to seven years after the date of grant. In addition to the Company's stock-based compensation plans, certain officers and key employees may also participate in stock-based compensation plans of the Company's majority-owned subsidiaries.

  A summary of the Company's stock option activity is as follows:

                                    1997             1996             1995
                               ---------------- ---------------- ----------------
                                       WEIGHTED         WEIGHTED         WEIGHTED
                               NUMBER  AVERAGE  NUMBER  AVERAGE  NUMBER  AVERAGE
                                 OF    EXERCISE   OF    EXERCISE   OF    EXERCISE
                               SHARES   PRICE   SHARES   PRICE   SHARES   PRICE
                               ------  -------- ------  -------- ------  --------
                                            (SHARES IN THOUSANDS)
Options outstanding,
 beginning of year...........  8,421    $21.24   8,302   $17.46   7,878   $14.92
  Granted....................  1,401     37.06   1,183    39.03   1,330    27.85
  Exercised..................   (744)    13.37  (1,125)   10.71  (1,099)    8.69
  Forfeited..................   (247)    29.45     (89)   26.97    (111)   16.67
  Assumed upon acquisitions
   through pooling-of-
   interests (Note 3)........    --        --      150    14.97     304     5.65
                               -----            ------           ------
Options outstanding, end of
 year........................  8,831    $24.19   8,421   $21.24   8,302   $17.46
                               =====    ======  ======   ======  ======   ======
Options exercisable..........  8,821    $24.18   8,406   $21.23   8,262   $17.51
                               =====    ======  ======   ======  ======   ======
Options available for grant..  5,132             1,291            2,397
                               =====            ======           ======

                          THERMO ELECTRON CORPORATION

  A summary of the status of the Company's stock options at January 3, 1998, is as follows:

                                                        OPTIONS OUTSTANDING
                                                    ---------------------------
                                                            WEIGHTED
                                                             AVERAGE   WEIGHTED
                                                    NUMBER  REMAINING  AVERAGE
      RANGE OF                                        OF   CONTRACTUAL EXERCISE
  EXERCISE PRICES                                   SHARES    LIFE      PRICE
  ---------------                                   ------ ----------- --------
                                                       (SHARES IN THOUSANDS)
   $ 6.33--$15.61.................................. 1,479   2.4 years   $12.30
    15.62-- 24.89.................................. 4,331   7.0 years    19.44
    24.90-- 34.18..................................   798   8.2 years    32.16
    34.19-- 43.46.................................. 2,223   8.7 years    38.49
                                                    -----
   $ 6.33--$43.46.................................. 8,831   6.8 years   $24.19
                                                    =====

  The information disclosed above for options outstanding at January 3, 1998, does not differ materially for options exercisable.

Employee Stock Purchase Plan

  Substantially all of the Company's full-time U.S. employees are eligible to participate in an employee stock purchase plan sponsored by the Company. Under this plan, shares of the Company's common stock can be purchased at the end of a 12-month period at 95% of the fair market value at the beginning of the period, and the shares purchased are subject to a six-month resale restriction. Prior to November 1, 1995, shares of the Company's common stock could be purchased at 85% of the fair market value at the beginning of the period, and the shares purchased were subject to a one-year resale restriction. Shares are purchased through payroll deductions of up to 10% of each participating employee's gross wages. Participants of employee stock purchase programs sponsored by the Company's majority-owned public subsidiaries may also elect to purchase shares of the common stock of the subsidiary by which they are employed under the same general terms described above. During 1997, 1996, and 1995, the Company issued 243,444 shares, 285,448 shares, and 330,444 shares, respectively, of its common stock under this plan.

Employee Stock Ownership Plan

  The Company's Employees Stock Ownership Plan (ESOP) was split into two plans effective December 31, 1994: ESOP I and ESOP II. The ESOP I covers eligible full-time U.S. employees of the Company's corporate office and its wholly owned subsidiaries. The ESOP II, terminated effective December 31, 1994, covered employees of certain of the Company's majority-owned subsidiaries. The Company loaned funds to the ESOP to purchase shares of common stock of the Company and its majority-owned subsidiaries. The shares purchased by the ESOP were recorded as deferred compensation in the accompanying balance sheet. The loan to the ESOP II was repaid in full in 1996 and all expense related to the plans had been recognized. The loan repayment was recorded as a reduction in deferred compensation in the accompanying balance sheet. Shares are allocated to the plan participants based on employee compensation. For these plans, the Company charged to expense $0.2 million and $0.3 million in 1996 and 1995, respectively.

PRO FORMA STOCK-BASED COMPENSATION EXPENSE

  In October 1995, the Financial Accounting Standards Board issued SFAS No. 123, "Accounting for Stock-based Compensation," which sets forth a fair-value based method of recognizing stock-

                          THERMO ELECTRON CORPORATION
based compensation expense. As permitted by SFAS No. 123, the Company has elected to continue to apply APB No. 25 to account for its stock-based compensation plans. Had compensation cost for awards in 1997, 1996, and 1995 under the Company's stock-based compensation plans been determined based on the fair value at the grant dates consistent with the method set forth under SFAS No. 123, the effect on the Company's net income and earnings per share would have been as follows:

                                          1997          1996          1995
                                      ------------- ------------- -------------
                                       (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
   Net income:
     As reported..................... $     239,328 $     190,816 $     139,582
     Pro forma.......................       224,337       181,880       137,587
   Basic earnings per share:
     As reported.....................          1.57          1.35          1.10
     Pro forma.......................          1.47          1.29          1.09
   Diluted earnings per share:
     As reported.....................          1.41          1.17           .95
     Pro forma.......................          1.32          1.12           .93

  Because the method prescribed by SFAS No. 123 has not been applied to options granted prior to January 1, 1995, the resulting pro forma compensation expense may not be representative of the amount to be expected in future years. Pro forma compensation expense for options granted is reflected over the vesting period; therefore, future pro forma compensation expense may be greater as additional options are granted.

  The weighted average fair value per share of options granted was $15.14, $13.03, and $9.39 in 1997, 1996, and 1995, respectively. The fair value of each option grant was estimated on the grant date using the Black-Scholes option-pricing model with the following weighted-average assumptions:

                                                     1997      1996      1995
                                                   --------- --------- ---------
   Volatility.....................................       26%       24%       24%
   Risk-free interest rate........................      6.2%      6.1%      6.0%
   Expected life of options....................... 6.5 years 5.2 years 5.0 years

  The Black-Scholes option-pricing model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option-pricing models require the input of highly subjective assumptions including expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

401(K) SAVINGS PLAN

  The Company's 401(k) savings plan covers the majority of the Company's eligible full-time U.S. employees. Contributions to the plan are made by both the employee and the Company. Company contributions are based on the level of employee contributions. For this plan, the Company

                          THERMO ELECTRON CORPORATION
contributed and charged to expense $13.9 million, $10.1 million, and $7.6 million in 1997, 1996, and 1995, respectively.

OTHER RETIREMENT PLANS

  Certain of the Company's subsidiaries offer retirement plans, separate from the Company's 401(k) savings plan. These retirement plans cover approximately 20% of the Company's U.S. employees. The majority of these subsidiaries offer 401(k) savings plans; however, one subsidiary offers a money purchase plan and two subsidiaries offer profit-sharing plans. Company contributions to the 401(k) savings plans are based on the level of employee contributions. Company contributions to the money purchase plan and profit-sharing plans are based on formulas determined by the Company. For these plans, the Company contributed and charged to expense $9.3 million, $8.8 million, and $8.2 million in 1997, 1996, and 1995, respectively.

5. LONG-TERM OBLIGATIONS AND OTHER FINANCING ARRANGEMENTS

  Long-term obligations of the Company are as follows:

                                                             1997       1996
                                                          ---------- ----------
                                                          (IN THOUSANDS, EXCEPT
                                                           PER SHARE AMOUNTS)
5% Senior convertible debentures, due 2001, convertible
 at $21.00 per share....................................  $      --  $  175,216
4 1/4% Subordinated convertible debentures, due 2003,
 convertible at $37.80 per share........................     585,000    585,000
4 1/2% Senior convertible debentures, due 2003,
 convertible into shares of Thermo Instrument at $34.46
 per share..............................................     172,500    172,500
3 3/4% Senior convertible debentures, due 2000,
 convertible into shares of Thermo Instrument at $13.55
 per share..............................................      15,324     22,281
5% Subordinated convertible debentures, due 2000,
 convertible into shares of ThermoQuest at $16.50 per
 share..................................................      80,591     86,250
5% Subordinated convertible debentures, due 2000,
 convertible into shares of Thermo Optek at $13.94 per
 share..................................................      79,956     86,250
4 7/8% Subordinated convertible debentures, due 2000,
 convertible into shares of Thermo Remediation at $17.92
 per share..............................................      34,950     34,950
Noninterest-bearing subordinated convertible debentures
 due 2003, convertible into shares of Thermedics at
 $32.68 per share.......................................      62,300     65,000
4 3/4% Subordinated convertible debentures, due 2004,
 convertible into shares of Thermo Cardiosystems at
 $31.42 per share.......................................      70,000        --
Noninterest-bearing subordinated convertible debentures,
 due 1997, convertible into shares of Thermo
 Cardiosystems at $14.49 per share......................         --       3,755
3 3/4% Subordinated convertible debentures, due 2000,
 convertible into shares of Thermo Voltek at $7.83 per
 share..................................................       7,750      9,345
4 5/8% Subordinated convertible debentures, due 2003,
 convertible into shares of Thermo TerraTech at $15.90
 per share..............................................     111,850    111,850
6 1/2% Subordinated convertible debentures, due 1997,
 convertible into shares of Thermo TerraTech at $10.33
 per share..............................................         --       8,620

                          THERMO ELECTRON CORPORATION

                                                              1997       1996
                                                           ---------- ----------
                                                           (IN THOUSANDS, EXCEPT
                                                            PER SHARE AMOUNTS)
4 1/2% Subordinated convertible debentures, due 2004,
 convertible into shares of Thermo Fibertek at $12.10 per
 share...................................................  $  153,000 $      --
4 3/8% Subordinated convertible debentures, due 2004,
 convertible into shares of ThermoLase at $17.39 per
 share...................................................     115,000        --
3 1/4% Subordinated convertible debentures, due 2007,
 convertible into shares of ThermoTrex at $27.00 per
 share...................................................     114,500        --
Noninterest-bearing subordinated convertible debentures,
 due 2001, convertible into shares of Thermo Ecotek at
 $13.56 per share........................................       8,118     22,205
4 7/8% Subordinated convertible debentures, due 2004,
 convertible into shares of Thermo Ecotek at $16.50 per
 share...................................................      50,000        --
8.1% Nonrecourse tax-exempt obligation, payable in
 semiannual installments, with final payment in 2000.....      35,600     51,200
6.0% Nonrecourse tax-exempt obligation, payable in
 semiannual installments, with final payment in 2000.....      23,900     43,500
Other....................................................      93,857    113,289
                                                           ---------- ----------
                                                            1,814,196  1,591,211
Less: Current maturities.................................      71,289     40,869
                                                           ---------- ----------
                                                           $1,742,907 $1,550,342
                                                           ========== ==========

  The debentures that are convertible into subsidiary common stock have been issued by the respective subsidiaries and are guaranteed by the Company, on a subordinated basis in most cases.

  In the event of a change in control of the Company (as defined in the related fiscal agency agreement) that has not been approved by the continuing members of the Company's Board of Directors, each holder of the 4 1/4% convertible debentures issued by the Company will have the right to require the Company to buy all or part of the holder's debentures, at par value plus accrued interest, within 50 calendar days after the date of expiration of a specified approval period. In addition, certain of the obligations convertible into subsidiary common stock become exchangeable for common stock of the Company at an exchange price equal to 50% of the average price of the Company's common stock for the 30 trading days preceding the change in control.

  Nonrecourse tax-exempt obligations represent obligations issued by the California Pollution Control Financing Authority, the proceeds of which were used to finance two alternative-energy facilities (Delano I and Delano II) located in Delano, California. The obligations are credit-enhanced by a letter of credit issued by a bank group. The obligations are payable only by a subsidiary of Thermo Ecotek and are not guaranteed by the Company, except under limited circumstances. As required by the financing bank group, Thermo Ecotek entered into interest rate swap agreements that effectively convert these obligations from floating rates to the fixed rates described above. These swaps have terms expiring in 2000, commensurate with the final maturity of the debt. During 1997 and 1996, the average variable rate received under the interest rate swap agreements was 3.7% and 3.5%, respectively. The notional amount of the swap agreements was $61.3 million and $95.7 million at year-end 1997 and 1996, respectively. The interest rate swap agreements are with a different counterparty than the holders of the underlying debt. The Company believes, however, that the credit risks associated with these swaps are minimal because the agreements are with a large, reputable bank.

                          THERMO ELECTRON CORPORATION

  The annual requirements for long-term obligations are as follows (In thousands):

       1998.......................................................... $   71,289
       1999..........................................................     25,466
       2000..........................................................    224,244
       2001..........................................................     49,021
       2002..........................................................      2,940
       2003 and thereafter...........................................  1,441,236
                                                                      ----------
                                                                      $1,814,196
                                                                      ==========

  See Note 13 for fair value information pertaining to the Company's long-term obligations.

  Notes payable and current maturities of long-term obligations in the accompanying balance sheet includes $105.7 million and $112.9 million in 1997 and 1996, respectively, of short-term bank borrowings and borrowings under lines of credit of certain of the Company's subsidiaries. The weighted average interest rate for these borrowings was 5.7% and 5.4% at year-end 1997 and 1996. Unused lines of credit were $205 million as of year-end 1997.

6. COMMITMENTS AND CONTINGENCIES

OPERATING LEASES

  The Company leases portions of its office and operating facilities under various operating lease arrangements. The accompanying statement of income includes expenses from operating leases of $73.6 million, $62.6 million, and $48.8 million in 1997, 1996, and 1995, respectively. Future minimum payments due under noncancelable operating leases at January 3, 1998, are $71.0 million in 1998; $60.7 million in 1999; $52.2 million in 2000; $45.8 million in 2001;
$42.6 million in 2002; and $165.5 million in 2003 and thereafter. Total future minimum lease payments are $437.8 million.

LITIGATION AND RELATED CONTINGENCIES

  ThermoTrex is a defendant in a lawsuit brought by Fischer Imaging Corporation, which alleges that the prone breast-biopsy systems of the Lorad division of ThermoTrex's Trex Medical subsidiary infringe a Fischer patent on a precision mammographic needle-biopsy system. Lorad's cumulative revenues from this product totaled approximately $118.6 million through January 3, 1998.

  Five former employees of Thermo Instrument's Epsilon Industrial, Inc. (Epsilon) subsidiary have commenced an arbitration proceeding naming as joint defendants Epsilon, Thermo Instrument, and certain affiliates of Thermo Instrument, including the Company, alleging that these entities breached the terms of certain agreements entered into with such employees at the time that a predecessor of Epsilon acquired the assets and business of a company formerly owned by such employees. The former employees are claiming actual damages of between $27 million and $46 million, punitive damages of twice the actual damages, attorneys' fees and expenses, and pre-judgment and post-judgment interest, resulting from the alleged failure of Thermo Instrument and such affiliates, to, among other things, use their best efforts to develop and promote certain products acquired at that time. The arbitration proceeding, which is binding and nonappealable, is expected to conclude in the second quarter of 1998.

                          THERMO ELECTRON CORPORATION

  Thermo Coleman has been named as a defendant in a lawsuit initiated by certain former employees. This suit was filed under the "qui tam" provisions of the Federal False Claims Act (the Act), which permit an individual to bring suit in the name of the United States and, if the United States obtains a judgment against the defendant, to share in any recovery. The suit alleges, among other things, that Thermo Coleman violated the Act as a result of its performance of certain support-service functions under a subcontract from a third party, which, in turn, contracted directly with the U.S. government. The complaint seeks an order requiring Thermo Coleman to cease and desist from such allegedly improper practices, the award of treble damages in an unspecified amount, plus other penalties. The amount of billings under the contract activities in question were approximately $7.6 million. Under the law, the U.S. government will investigate the allegations set forth in the complaint, and then will determine whether it wishes to intervene and take over the lawsuit. The Company has been advised that the U.S. government has not completed its investigation and that no decision has been made on whether the U.S. government will intervene in the lawsuit.

  ThermoQuest's Finnigan subsidiary has filed complaints against Bruker-Franzen Analytik GmbH and its U.S. affiliate, and Hewlett-Packard Company, for alleged violation of two U.S. patents owned by Finnigan pertaining to methods used in ion-trap mass spectrometers. One of Finnigan's complaints was filed in United States District Court and the other was filed with the United States International Trade Commission (ITC). In February 1998, an administrative law judge at the ITC issued an initial determination to the effect that, although one of Finnigan's patents was infringed, the patents were invalid for purposes of this case. The ITC's jurisdiction on this matter is limited to the issue of whether or not the defendants' products that use the patented methods can be imported into the U.S. The judge's initial determination will be considered by the full commission during the second quarter of 1998. Bruker has presented counterclaims alleging that the Finnigan patents are invalid and unenforceable and are not infringed by the mass spectrometers co-marketed by Bruker. They also allege that Finnigan has violated antitrust laws by attempting to maintain a monopoly position and restrain trade through enforcement of allegedly fraudulently obtained patents. Bruker has asked for judgment consistent with its counterclaims, and for three times the antitrust damages (including attorney's fees) it has sustained.

  The Company intends to vigorously defend these matters. In the opinion of management, the ultimate liability for all such matters will not be material to the Company's financial position, but an unfavorable outcome in one or more of the matters described above could materially affect the results of operations or cash flows for a particular quarter or annual period.

7. COMMON STOCK

  At January 3, 1998, the Company had reserved 31,354,154 unissued shares of its common stock for possible issuance under stock-based compensation plans, for possible conversion of the Company's convertible debentures, and for possible exchange of certain subsidiaries' convertible obligations into common stock of the Company. Certain of the subsidiaries' obligations are exchangeable into common stock of the Company in the event of a change in control (as defined in the related fiscal agency agreement) that has not been approved by the continuing members of the Company's Board of Directors (Note
5). The exchange price would be equal to 50% of the average price of the Company's common stock for the 30 trading days preceding the change in control.

  In January 1996, the Company redeemed the share purchase rights outstanding under its previously existing shareholder rights plan for $.02 per right, or $.006 per share of the Company's common stock outstanding. Simultaneously with this redemption, the Company distributed rights

                          THERMO ELECTRON CORPORATION
under a new shareholder rights plan adopted by the Company's Board of Directors to holders of outstanding shares of the Company's common stock. Each right entitles the holder to purchase one ten-thousandth of a share of Series B Junior Participating Preferred Stock, $100 par value, at a purchase price of $250 per share, subject to adjustment. The rights will not be exercisable until the earlier of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an Acquiring Person) has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of common stock (the Stock Acquisition Date), or (ii) 10 business days following the commencement of a tender offer or exchange offer for 15% or more of the outstanding shares of common stock.

  In the event that a person becomes the beneficial owner of 15% or more of the outstanding shares of common stock, except pursuant to an offer for all outstanding shares of common stock approved by the outside Directors, each holder of a right (except for the Acquiring Person) will thereafter have the right to receive, upon exercise, that number of shares of common stock that equals the exercise price of the right divided by one half of the current market price of the common stock. In the event that, at any time after any person has become an Acquiring Person, (i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation or its common stock is changed or exchanged (other than a merger that follows an offer approved by the outside Directors), or (ii) 50% or more of the Company's assets or earning power is sold or transferred, each holder of a right (except for the Acquiring Person) shall thereafter have the right to receive, upon exercise, the number of shares of common stock of the acquiring company that equals the exercise price of the right divided by one half of the current market price of such common stock.

  At any time until 10 days following the Stock Acquisition Date, the Company may redeem the rights in whole, but not in part, at a price of $.01 per right (payable in cash or stock). The rights expire on January 29, 2006, unless earlier redeemed or exchanged.

8. INCOME TAXES

  The components of income before income taxes and minority interest are as follows:

                                                        1997     1996     1995
                                                      -------- -------- --------
                                                            (IN THOUSANDS)
   Domestic.......................................... $414,146 $313,069 $256,738
   Foreign...........................................   74,321   61,482   42,070
                                                      -------- -------- --------
                                                      $488,467 $374,551 $298,808
                                                      ======== ======== ========

                          THERMO ELECTRON CORPORATION

  The components of the provision for income taxes are as follows:

                                                      1997     1996      1995
                                                    -------- --------  --------
                                                          (IN THOUSANDS)
   Currently payable:
     Federal....................................... $105,889 $ 85,024  $ 72,932
     Foreign.......................................   30,928   31,851    17,751
     State.........................................   18,380   18,445    19,892
                                                    -------- --------  --------
                                                     155,197  135,320   110,575
                                                    -------- --------  --------
   Net deferred (prepaid):
     Federal.......................................   12,018  (19,994)   (9,717)
     Foreign.......................................    3,966   (2,275)      232
     State.........................................    3,532   (2,206)   (2,379)
                                                    -------- --------  --------
                                                      19,516  (24,475)  (11,864)
                                                    -------- --------  --------
                                                    $174,713 $110,845  $ 98,711
                                                    ======== ========  ========

  The Company and its majority-owned subsidiaries receive a tax deduction upon exercise of nonqualified stock options by employees for the difference between the exercise price and the market price of the underlying common stock on the date of exercise. The provision for income taxes that is currently payable does not reflect $15.4 million, $24.5 million, and $20.5 million of such benefits of the Company and its majority-owned subsidiaries that have been allocated to capital in excess of par value, directly or through the effect of majority-owned subsidiaries' equity transactions, in 1997, 1996, and 1995, respectively. In addition, the provision for income taxes that is currently payable does not reflect $1.9 million, $6.5 million, and $3.0 million of tax benefits used to reduce cost in excess of net assets of acquired companies in 1997, 1996, and 1995, respectively. The deferred provision for income taxes does not reflect $5.9 million of tax benefits used to reduce cost in excess of net assets of acquired companies in 1995.

  The provision for income taxes in the accompanying statement of income differs from the provision calculated by applying the statutory federal income tax rate of 35% to income before income taxes and minority interest due to the following:

                                                    1997      1996      1995
                                                  --------  --------  --------
                                                        (IN THOUSANDS)
   Provision for income taxes at statutory
    rate........................................  $170,963  $131,093  $104,583
   Increases (decreases) resulting from:
     Gain on issuance of stock by subsidiaries..   (28,019)  (44,310)  (28,285)
     State income taxes, net of federal tax.....    14,243    10,555    11,314
     Foreign tax rate and tax law differential..     8,937     8,528     3,785
     Amortization and write-off of cost in
      excess of net assets of acquired
      companies.................................     9,918     8,643     7,484
     Other, net.................................    (1,329)   (3,664)     (170)
                                                  --------  --------  --------
                                                  $174,713  $110,845  $ 98,711
                                                  ========  ========  ========

                          THERMO ELECTRON CORPORATION

  Prepaid income taxes and deferred income taxes in the accompanying balance sheet consist of the following:

                                                                1997     1996
                                                              -------- --------
                                                               (IN THOUSANDS)
   Prepaid income taxes:
     Reserves and accruals................................... $ 65,086 $ 84,253
     Net operating loss and credit carryforwards.............   64,615   76,866
     Inventory basis difference..............................   29,829   22,906
     Accrued compensation....................................   17,775   14,435
     Intangible assets.......................................    2,683    5,253
     Other, net..............................................    5,504    1,192
                                                              -------- --------
                                                               185,492  204,905
     Less: Valuation allowance...............................   53,992   75,103
                                                              -------- --------
                                                              $131,500 $129,802
                                                              ======== ========
   Deferred income taxes:
     Depreciation............................................ $ 92,672 $ 68,587
     Intangible assets.......................................    7,906    8,254
     Other...................................................    3,542    4,885
                                                              -------- --------
                                                              $104,120 $ 81,726
                                                              ======== ========

  The valuation allowance relates to the uncertainty surrounding the realization of tax loss carryforwards and the realization of tax benefits attributable to accrued acquisition expenses and certain other tax assets of the Company and certain subsidiaries. Of the year-end 1997 valuation allowance, $49 million will be used to reduce cost in excess of net assets of acquired companies when any portion of the related deferred tax asset is recognized. During 1997, the valuation allowance decreased primarily due to the decrease in tax loss carryforwards.

  At year-end 1997, the Company had foreign and federal net operating loss carryforwards of $133 million and $37 million, respectively. Use of the carryforwards is limited based on the future income of certain subsidiaries. The federal net operating loss carryforwards expire in the years 1998 through 2012. Of the foreign net operating loss carryforwards, $10 million expire in the years 1998 through 2004, and the remainder do not expire.

  The Company has not recognized a deferred tax liability for the difference between the book basis and tax basis of its investment in the common stock of its domestic subsidiaries (such difference relates primarily to unremitted earnings and gains on issuance of stock by subsidiaries) because the Company does not expect this basis difference to become subject to tax at the parent level. The Company believes it can implement certain tax strategies to recover its investment in its domestic subsidiaries tax-free.

  A provision has not been made for U.S. or additional foreign taxes on $216 million of undistributed earnings of foreign subsidiaries that could be subject to taxation if remitted to the U.S. because the Company currently plans to keep these amounts permanently reinvested overseas.

9. TRANSACTIONS IN STOCK OF SUBSIDIARIES

  Gain on issuance of stock by subsidiaries in the accompanying statement of income results primarily from the following transactions:

                          THERMO ELECTRON CORPORATION

1997

  Initial public offering of 2,671,292 shares of Thermedics Detection common stock at $11.50 per share for net proceeds of $28.1 million resulted in a gain of $17.1 million that was recorded by Thermedics.

  Sale of 1,768,500 shares of ThermoQuest common stock at $15.00 per share for net proceeds of $24.8 million and conversion of $15.7 million of ThermoQuest 5% subordinated convertible debentures, convertible at $16.50 per share into 949,027 shares of ThermoQuest common stock, resulted in gains of $12.0 million and $7.8 million, respectively, that were recorded by Thermo Instrument.

  Private placements of 1,212,260 shares and 94,000 shares of Thermo Information Solutions common stock at $9.00 and $10.00 per share, respectively, for aggregate net proceeds of $11.0 million resulted in a gain of $6.6 million.

  Initial public offering of 2,300,000 shares of Metrika Systems common stock at $15.50 per share for net proceeds of $32.5 million resulted in a gain of $13.2 million that was recorded by Thermo Instrument.

  Private placement of 2,832,500 shares of Trex Communications common stock at $4.00 per share for net proceeds of $10.6 million resulted in a gain of $5.9 million that was recorded by ThermoTrex.

  Private placement of 1,639,670 shares of ONIX Systems common stock at $14.25 per share for net proceeds of $22.0 million resulted in a gain of $7.9 million that was recorded by Thermo Instrument.

  Private placement of 1,160,900 shares of Thermo Trilogy common stock at $8.25 per share for net proceeds of $8.9 million resulted in a gain of $4.1 million that was recorded by Thermo Ecotek.

  Initial public offering of 1,139,491 shares of Thermo Vision common stock at $7.50 per share for net proceeds of $7.0 million resulted in a gain of $2.3 million that was recorded by Thermo Instrument.

  Conversion of $13.1 million and $3.2 million of Thermo Optek 5% subordinated convertible debentures convertible at $14.85 per share and $13.94 per share, respectively, into 1,111,316 shares of Thermo Optek common stock resulted in a gain of $3.2 million that was recorded by Thermo Instrument.

1996

  Initial public offering of 3,450,000 shares of ThermoQuest common stock at $15.00 per share for net proceeds of $47.8 million resulted in a gain of $27.2 million that was recorded by Thermo Instrument.

  Private placements of 300,000 and 383,500 shares of Thermedics Detection common stock at $10.00 and $10.75 per share, respectively, for aggregate net proceeds of $7.0 million resulted in a gain of $5.7 million that was recorded by Thermedics.

  Initial public offering of 2,875,000 shares of Thermo Sentron common stock at $16.00 per share for net proceeds of $42.3 million resulted in a gain of $18.0 million that was recorded by Thermedics.

                          THERMO ELECTRON CORPORATION

  Initial public offering of 3,450,000 shares of Thermo Optek common stock at $13.50 per share for net proceeds of $42.9 million resulted in a gain of $25.1 million that was recorded by Thermo Instrument.

  Initial public offering of 2,875,000 shares of Trex Medical common stock and sale of 871,832 shares of Trex Medical common stock in a concurrent rights offering at $14.00 per share and private placements of 100,000 and 300,000 shares of Trex Medical common stock at $10.75 and $14.50 per share, respectively, for aggregate net proceeds of $54.3 million resulted in an aggregate gain of $28.3 million that was recorded by ThermoTrex.

  Initial public offering of 1,670,000 shares of Thermo BioAnalysis common stock at $14.00 per share for net proceeds of $20.8 million resulted in a gain of $9.8 million that was recorded by Thermo Instrument.

  Private placement of 967,828 shares of Metrika Systems common stock at $15.00 per share for net proceeds of $13.5 million resulted in a gain of $9.6 million that was recorded by Thermo Instrument.

1995

  Initial public offering of 3,500,334 shares of Thermo Ecotek common stock at $8.50 per share for net proceeds of $27.5 million resulted in a gain of $7.9 million.

  Private placement of 1,601,500 shares of Thermo BioAnalysis common stock at $10.00 per share for net proceeds of $14.9 million resulted in a gain of $9.5 million that was recorded by Thermo Instrument.

  Private placement of 500,000 shares of Thermo Remediation common stock at $13.25 per share for net proceeds of $6.6 million resulted in a gain of $1.6 million that was recorded by Thermo TerraTech.

  Private placements of 150,000 and 50,000 shares of ThermoLase common stock at $13.75 and $12.825 per share, respectively, and a public offering of 2,250,000 shares of ThermoLase common stock at $25.25 per share, for aggregate net proceeds of $55.3 million resulted in an aggregate gain of $34.7 million that was recorded by ThermoTrex.

  Initial public offering of 1,725,000 shares of ThermoSpectra common stock at $14.00 per share and a private placement of 202,000 shares of ThermoSpectra common stock at $15.72 per share, for aggregate net proceeds of $24.9 million resulted in an aggregate gain of $10.6 million that was recorded by Thermo Instrument.

  Conversion of $9.1 million of Thermo Voltek 3 3/4% subordinated convertible debentures convertible at $7.83 per share into 1,163,098 shares of Thermo Voltek common stock resulted in a gain of $3.5 million that was recorded by Thermedics.

  Private placement of 1,862,000 shares of Trex Medical common stock at $10.25 per share for net proceeds of $17.6 million resulted in a gain of $12.8 million that was recorded by ThermoTrex.

                          THERMO ELECTRON CORPORATION

  The Company's ownership percentage in these subsidiaries changed primarily as a result of the transactions listed above, as well as the Company's purchases of shares of its majority-owned subsidiaries' stock, the subsidiaries' purchases of their own stock, the issuance of subsidiaries' stock by the Company or by the subsidiaries under stock-based compensation plans or in other transactions, and the conversion of convertible obligations held by the Company, its subsidiaries, or by third parties.

  The Company's ownership percentages at year end were as follows:

                                                                  1997 1996 1995
                                                                  ---- ---- ----
   Thermedics.................................................... 58%   55%  51%
    Thermo Cardiosystems (a)..................................... 59%   54%  55%
    Thermo Voltek (a)............................................ 68%   51%  59%
    Thermo Sentron (a)........................................... 78%   73% 100%
    Thermedics Detection (b)..................................... 76%   94% 100%
   Thermo Instrument............................................. 82%   82%  86%
    ThermoSpectra (c)............................................ 83%   73%  72%
    ThermoQuest (c).............................................. 88%   93% 100%
    Thermo Optek (c)............................................. 92%   93% 100%
    Thermo BioAnalysis (c)....................................... 78%   67%  80%
    Metrika Systems (d).......................................... 60%   84% 100%
    Thermo Vision (c)............................................ 80%  100% 100%
    ONIX Systems (d)............................................. 87%  100% 100%
   Thermo TerraTech.............................................. 82%   81%  81%
    Thermo Remediation (e)....................................... 70%   68%  69%
    Thermo EuroTech (f).......................................... 56%   53%  62%
    The Randers Group (e)........................................ 96%  100% 100%
   Thermo Power.................................................. 69%   64%  63%
    ThermoLyte (g)............................................... 78%   78%  78%
   ThermoTrex.................................................... 55%   51%  51%
    ThermoLase (h)............................................... 70%   64%  65%
    Trex Medical (i)............................................. 79%   79%  91%
    Trex Communications (i)...................................... 78%  100% 100%
   Thermo Fibertek............................................... 90%   84%  81%
    Thermo Fibergen (j).......................................... 71%   68% 100%
   Thermo Ecotek................................................. 88%   82%  83%
    Thermo Trilogy (k)........................................... 87%  100% 100%
   Thermo Information Solutions.................................. 79%  100% 100%

--------
(a) Reflects combined ownership by Thermedics and Thermo Electron.
(b) Reflects ownership by Thermedics.
(c) Reflects combined ownership by Thermo Instrument and Thermo Electron.
(d) Reflects ownership by Thermo Instrument.
(e) Reflects combined ownership by Thermo TerraTech and Thermo Electron.
(f) Reflects ownership by Thermo TerraTech.
(g) Reflects ownership by Thermo Power.
(h) Reflects combined ownership by ThermoTrex and Thermo Electron.
(i) Reflects ownership by ThermoTrex.
(j) Reflects ownership by Thermo Fibertek.
(k) Reflects ownership by Thermo Ecotek.

                          THERMO ELECTRON CORPORATION

10. OTHER INCOME (EXPENSE), NET

  The components of other income (expense), net, in the accompanying statement of income are as follows:

                                                   1997      1996      1995
                                                 --------  --------  --------
                                                       (IN THOUSANDS)
   Interest income.............................. $ 90,559  $ 94,109  $ 62,146
   Interest expense.............................  (93,125)  (96,695)  (77,861)
   Equity in losses of unconsolidated
    subsidiaries................................   (1,018)      (28)     (203)
   Gain on sale of investments, net.............    5,077     9,840     9,305
   Other income (expense), net..................    1,133    (5,740)     (612)
                                                 --------  --------  --------
                                                 $  2,626  $  1,486  $ (7,225)
                                                 ========  ========  ========

11. RESTRUCTURING AND OTHER NONRECURRING COSTS, NET

  Restructuring and other nonrecurring costs, net, in 1997 includes $7.8 million to write down certain capital equipment and intangible assets, including cost in excess of net assets of acquired companies, in response to a severe downturn in Thermo Remediation's soil-remediation business that resulted in closure of two soil-remediation sites during 1997 and reduced cash flows at certain other sites, such that analysis indicated that the investment in these assets would not be recovered. During 1997, the Company settled two legal cases in which it was a defendant concerning development of a proposed waste-to-energy facility and development and construction of an alternative-energy facility. These matters were settled for amounts less than the damages that had been sought by the plaintiffs and less than the amounts that had been reserved by the Company. As a result, the Company reversed $9.7 million of reserves previously established for these matters, which is included as a reduction of restructuring and other nonrecurring costs in 1997. In addition, the 1997 amount includes $3.4 million of restructuring and other nonrecurring costs, primarily severance, at two majority-owned subsidiaries and at the Company's wholly owned businesses and $1.4 million at ThermoTrex for the write-off of acquired technology relating to an acquisition. This amount represents the portion of the purchase price allocated to technology in development at the acquired business. The 1997 amount also includes a gain of $2.2 million from the sale of a business by ThermoSpectra and $0.6 million of other nonrecurring costs.

  The 1996 amount includes a write-off of $12.7 million of cost in excess of net assets of acquired company and certain other intangible assets at Thermedics' Corpak subsidiary, as a result of Thermedics no longer intending to further invest in this business and reduced cash flows, such that analysis indicated that the investment in these assets would not be recovered. The 1996 amount also includes $11.4 million of costs recorded by SensorMedics primarily as a result of its merger with the Company, including employee compensation that became payable as a result of the merger with the Company, certain investment banking fees and other related transaction costs, the settlement of a pre-acquisition legal dispute, and severance costs for terminated employees. In addition, $4.4 million was recorded by the Company's wholly owned Peter Brotherhood Ltd. subsidiary primarily for the write-off of a nontrade receivable and severance costs, and $3.5 million and $4.9 million were recorded by Thermo Instrument and Thermo Cardiosystems, respectively, for the write-off of acquired technology relating to an acquisition at each subsidiary. These amounts represent the portion of the purchase price allocated to technology in development at the acquired businesses.

  The 1995 amount includes $11.5 million to write off the Company's net investment in a waste-recycling facility in San Diego County, California, that was subsequently sold in 1996. The 1995

                          THERMO ELECTRON CORPORATION
amount also includes $5.0 million to write off the cost in excess of net assets of acquired companies at Thermo TerraTech's thermal-processing equipment business due to this asset no longer being recoverable based on discontinuing investment in this business and reduced cash flows, such that analysis indicated that the investment in these assets would not be recovered. In addition, $2.5 million was recorded to write off the cost in excess of net assets of acquired companies at the Company's wholly owned Napco Inc. subsidiary and $2.9 million was recorded for other nonrecurring costs at other business units.

12. SUPPLEMENTAL CASH FLOW INFORMATION

  Supplemental cash flow information is as follows:

                                                 1997       1996       1995
                                              ----------  ---------  ---------
                                                      (IN THOUSANDS)
Cash Paid For:
  Interest................................... $  100,165  $  86,449  $  72,714
  Income taxes............................... $  151,685  $  91,536  $  51,184
Noncash Activities:
  Conversions of Company and subsidiary
   convertible obligations................... $  246,088  $ 390,494  $ 212,979
  Exchange of subsidiary common stock for
   common stock of subsidiary subject to
   redemption................................ $   40,500  $     --   $     --
  Sale of waste-recycling facility........... $      --   $ 112,553  $     --
  Assumption by buyer of waste-recycling
   facility debt............................. $      --   $ 109,862  $     --
  Acquisition of asset under capital lease... $      --   $     --   $  47,101
  Fair value of assets of acquired
   companies................................. $1,210,319  $ 673,662  $ 521,558
  Cash paid for acquired companies...........   (924,336)  (383,685)  (339,075)
  Issuance of Company and subsidiary common
   stock and stock options for acquired
   companies.................................     (4,543)    (2,351)   (18,990)
  Issuance of long-term obligations for
   acquired companies........................        --     (26,560)   (22,300)
  Amount payable for acquired company........     (5,111)       --         --
                                              ----------  ---------  ---------
    Liabilities assumed of acquired
     companies............................... $  276,329  $ 261,066  $ 141,193
                                              ==========  =========  =========

13. FAIR VALUE OF FINANCIAL INSTRUMENTS

  The Company's financial instruments consist mainly of cash and cash equivalents, available-for-sale investments, accounts receivable, notes payable and current maturities of long-term obligations, accounts payable, long-term obligations, forward foreign exchange contracts, and interest rate swaps. The carrying amount of these financial instruments, with the exception of available-for-sale investments, long-term obligations, forward foreign exchange contracts, and interest rate swaps, approximates fair value due to their short-term nature.

  Available-for-sale investments are carried at fair value in the accompanying balance sheet. The fair values were determined based on quoted market prices. See Note 2 for fair value information pertaining to these financial instruments.

                          THERMO ELECTRON CORPORATION

  The carrying amount and fair value of the Company's long-term obligations and off-balance-sheet financial instruments are as follows:

                                         1997                   1996
                                 ---------------------  ---------------------
                                  CARRYING     FAIR      CARRYING     FAIR
                                   AMOUNT     VALUE       AMOUNT     VALUE
                                 ---------- ----------  ---------- ----------
                                               (IN THOUSANDS)
   Long-term obligations:
     Convertible obligations.... $1,660,839 $1,856,570  $1,379,467 $1,616,239
     Other......................     82,068     83,898     170,875    171,722
                                 ---------- ----------  ---------- ----------
                                 $1,742,907 $1,940,468  $1,550,342 $1,787,961
                                 ========== ==========  ========== ==========
   Off-balance-sheet financial
    instruments:
     Forward foreign exchange
      contracts receivable......            $   (1,731)            $   (1,370)
     Interest rate swaps
      payable...................            $    1,324             $    1,643

  The fair value of long-term obligations was determined based on quoted market prices and on borrowing rates available to the Company at the respective year ends. The fair value of convertible obligations exceeds the carrying amount primarily due to the market price of the Company's or subsidiaries' common stock exceeding the conversion price of the convertible obligations.

  The Company had forward foreign exchange contracts of $46.6 million and $19.7 million outstanding at year-end 1997 and 1996, respectively. Additionally, the notional amount of the Company's interest rate swap agreements was $61.3 million and $95.7 million at year-end 1997 and 1996, respectively (Note 5). The fair value of such contracts and swap agreements is the estimated amount that the Company would pay or receive upon termination of the contract, taking into account the change in foreign exchange rates on forward foreign exchange contracts, and market interest rates and the creditworthiness of the counterparties on interest rate swap agreements.

14. BUSINESS SEGMENT AND GEOGRAPHICAL INFORMATION

  The Company's business segments include the following:

  . Instruments: analytical, monitoring, process control and imaging, inspection, and measurement instruments

  . Alternative-energy Systems: clean power generation, biopesticides, intelligent traffic-control systems, industrial-refrigeration systems, natural gas engines, cooling and cogeneration units, turbines and compressors

  . Paper Recycling: paper recycling and papermaking equipment, electroplating equipment

  . Biomedical Products: mammography and minimally invasive breast-biopsy systems, general-purpose X-ray systems, respiratory-care equipment, skin-incision devices, blood coagulation-monitoring equipment, left ventricular-assist systems, neurophysiology monitoring instruments, biomedical materials, laser-based skin-care systems, personal-care products

  . Industrial Outsourcing: environmental-liability management, environmental cleanup, laboratory analysis, metallurgical heat treating and fabrication

  . Advanced Technologies: process-detection systems, security instruments, precision weighing and inspection equipment, power-conversion instruments, programmable power amplifiers, electronic test equipment, development of avionics products, medical imaging equipment, and advanced materials

                          THERMO ELECTRON CORPORATION

                                                1997        1996        1995
                                             ----------  ----------  ----------
                                                      (IN THOUSANDS)
BUSINESS SEGMENT INFORMATION
Revenues:
 Instruments...............................  $1,592,314  $1,209,362  $  782,662
 Alternative-energy Systems................     384,923     339,813     325,912
 Paper Recycling...........................     278,911     286,312     317,951
 Biomedical Products.......................     590,234     455,890     316,622
 Industrial Outsourcing....................     305,508     273,894     210,503
 Advanced Technologies.....................     415,016     375,459     323,567
 Intersegment Sales Elimination (a)........      (8,586)     (8,172)     (6,926)
                                             ----------  ----------  ----------
                                             $3,558,320  $2,932,558  $2,270,291
                                             ==========  ==========  ==========
Income Before Income Taxes and Minority
 Interest:
 Instruments...............................  $  235,674  $  138,869  $  113,651
 Alternative-energy Systems................      68,501      38,112      32,952
 Paper Recycling...........................      31,101      36,115      29,071
 Biomedical Products.......................      52,634      16,444      27,167
 Industrial Outsourcing....................      13,896      17,709      21,215
 Advanced Technologies.....................      35,197      28,040      23,842
                                             ----------  ----------  ----------
 Total Segment Income (b)..................     437,003     275,289     247,898
 Corporate (c).............................      51,464      99,262      50,910
                                             ----------  ----------  ----------
                                             $  488,467  $  374,551  $  298,808
                                             ==========  ==========  ==========
Identifiable Assets:
 Instruments...............................  $2,351,153  $1,924,400  $1,372,813
 Alternative-energy Systems................     873,407     617,154     695,849
 Paper Recycling...........................     431,860     296,582     238,537
 Biomedical Products.......................     992,719     691,836     596,467
 Industrial Outsourcing....................     389,980     396,901     335,726
 Advanced Technologies.....................     466,004     389,586     301,059
 Corporate (d).............................     290,746     824,785     245,888
                                             ----------  ----------  ----------
                                             $5,795,869  $5,141,244  $3,786,339
                                             ==========  ==========  ==========
Depreciation and Amortization:
 Instruments...............................  $   54,993  $   44,233  $   25,257
 Alternative-energy Systems................      25,109      24,253      25,186
 Paper Recycling...........................       7,438       5,333       5,228
 Biomedical Products.......................      20,659      15,148       9,626
 Industrial Outsourcing....................      14,336      12,918      11,197
 Advanced Technologies.....................      11,704      11,952       8,104
 Corporate.................................       1,499       1,330       1,271
                                             ----------  ----------  ----------
                                             $  135,738  $  115,167  $   85,869
                                             ==========  ==========  ==========
Capital Expenditures:
 Instruments...............................  $   29,198  $   19,134  $   10,313
 Alternative-energy Systems (e)............      26,588      42,537      14,024
 Paper Recycling...........................       4,097       4,265       3,686
 Biomedical Products.......................      24,898      29,731       9,768
 Industrial Outsourcing....................      17,936      18,710      19,499
 Advanced Technologies.....................       7,550       9,412       6,266
 Corporate.................................       1,338         752         460
                                             ----------  ----------  ----------
                                             $  111,605  $  124,541  $   64,016
                                             ==========  ==========  ==========

                          THERMO ELECTRON CORPORATION

                                                1997        1996        1995
                                             ----------  ----------  ----------
                                                      (IN THOUSANDS)
GEOGRAPHICAL INFORMATION
Revenues:
 United States.............................  $2,723,254  $2,171,879  $1,790,058
 United Kingdom............................     417,072     312,522     156,863
 Other Europe..............................     558,828     536,496     353,595
 Other.....................................     154,390     146,998     117,354
 Transfers among geographical areas (a)....    (295,224)   (235,337)   (147,579)
                                             ----------  ----------  ----------
                                             $3,558,320  $2,932,558  $2,270,291
                                             ==========  ==========  ==========
Income Before Income Taxes and Minority
 Interest:
 United States.............................  $  339,871  $  212,341  $  201,815
 United Kingdom............................      35,265      11,359       5,609
 Other Europe..............................      47,281      32,813      26,835
 Other.....................................      14,586      18,776      13,639
                                             ----------  ----------  ----------
 Total Segment Income (b)..................     437,003     275,289     247,898
 Corporate (c).............................      51,464      99,262      50,910
                                             ----------  ----------  ----------
                                             $  488,467  $  374,551  $  298,808
                                             ==========  ==========  ==========
Identifiable Assets:
 United States.............................  $4,165,197  $3,372,448  $2,939,286
 United Kingdom............................     704,314     340,005     171,438
 Other Europe..............................     551,500     516,558     340,289
 Other.....................................     104,087      87,449      89,439
 Corporate (d).............................     270,771     824,784     245,887
                                             ----------  ----------  ----------
                                             $5,795,869  $5,141,244  $3,786,339
                                             ==========  ==========  ==========
Export Sales Included in United States
 Revenues Above (f)........................  $  593,850  $  436,972  $  340,736
                                             ==========  ==========  ==========

--------
(a) Intersegment sales and transfers among geographical areas are accounted for at prices that are representative of transactions with unaffiliated parties.
(b) Segment income is income before corporate general and administrative expenses, other income and expense, minority interest expense, and income taxes.
(c) Includes corporate general and administrative expenses, other income and expense, and gain on issuance of stock by subsidiaries.
(d) Primarily cash and cash equivalents, short- and long-term investments, and property and equipment at the Company's Waltham, Massachusetts, headquarters.
(e) Includes $36.9 million in 1996 for the construction of a coal-beneficiation plant in Gillette, Wyoming.
(f) In general, export revenues are denominated in U.S. dollars.

                          THERMO ELECTRON CORPORATION

15. EARNINGS PER SHARE

  Basic and diluted earnings per share were calculated as follows:

                                                   1997      1996      1995
                                                 --------  --------  --------
                                                   (IN THOUSANDS, EXCEPT
                                                     PER SHARE AMOUNTS)
BASIC
Net income...................................... $239,328  $190,816  $139,582
                                                 --------  --------  --------
Weighted average shares.........................  152,489   141,525   126,626
                                                 --------  --------  --------
Basic earnings per share........................ $   1.57  $   1.35  $   1.10
                                                 ========  ========  ========
DILUTED
Net income...................................... $239,328  $190,816  $139,582
Effect of:
  Convertible debentures........................   18,814    23,523    15,561
  Majority-owned subsidiaries' dilutive
   securities...................................   (9,925)   (8,084)   (5,177)
                                                 --------  --------  --------
Income available to common shareholders, as
 adjusted....................................... $248,217  $206,255  $149,966
                                                 --------  --------  --------
Weighted average shares.........................  152,489   141,525   126,626
Effect of:
  Convertible debentures........................   21,596    31,735    30,023
  Stock options.................................    1,997     2,345     1,913
                                                 --------  --------  --------
Weighted average shares, as adjusted............  176,082   175,605   158,562
                                                 --------  --------  --------
Diluted earnings per share...................... $   1.41  $   1.17  $    .95
                                                 ========  ========  ========

  The computation of diluted earnings per share for each period excludes the effect of assuming the exercise of certain outstanding stock options because the effect would be antidilutive. As of January 3, 1998, there were 1,058,100 of such options outstanding, with exercise prices ranging from $39.43 to $43.46 per share.

                          THERMO ELECTRON CORPORATION

16. UNAUDITED QUARTERLY INFORMATION

                                            FIRST    SECOND   THIRD     FOURTH
                                           -------- -------- -------- ----------
                                              (IN THOUSANDS, EXCEPT PER SHARE
                                                         AMOUNTS)
1997(A)
Revenues.................................. $763,505 $875,016 $909,850 $1,009,949
Gross profit..............................  296,365  358,538  374,041    412,368
Net income................................   52,058   56,158   61,859     69,253
Earnings per share:
  Basic...................................      .35      .37      .41        .44
  Diluted.................................      .31      .34      .36        .40
1996(B)
Revenues.................................. $652,385 $745,759 $739,981 $  794,433
Gross profit..............................  244,381  281,697  296,627    307,284
Net income................................   41,023   44,919   51,242     53,632
Earnings per share:
  Basic...................................      .31      .32      .36        .36
  Diluted.................................      .26      .28      .31        .32

--------
(a) Results include nontaxable gains of $33.7 million, $15.2 million, $18.6 million, and $12.6 million in the first, second, third, and fourth quarters, respectively, from the issuance of stock by subsidiaries.
(b) Results include nontaxable gains of $28.9 million, $43.5 million, $38.5 million, and $15.7 million in the first, second, third, and fourth quarters, respectively, from the issuance of stock by subsidiaries.

                                $1,000,000,000

                          THERMO ELECTRON CORPORATION

                       COMMON STOCK AND DEBT SECURITIES

                               ----------------

  Thermo Electron Corporation (the "Company") may offer and sell from time to time, together or separately, shares of its common stock, $1.00 par value per share (the "Common Stock"), and its debt securities ("Debt Securities"), which may be either senior debt securities ("Senior Securities") or subordinated debt securities ("Subordinated Securities"), consisting of debentures, notes and/or other unsecured evidences of indebtedness. The Common Stock and the Debt Securities in one or more series (collectively, the "Securities") may be offered, separately or together, at prices and terms to be set forth in one or more supplements to this Prospectus (each a "Prospectus Supplement") up to an aggregate initial offering price of $1,000,000,000. Any Debt Securities sold hereunder will be denominated in U.S. dollars. Specific terms of the Securities for which this Prospectus is being delivered will be set forth in the applicable accompanying Prospectus Supplement including, where applicable,
(i) in the case of Debt Securities, the specific designation, aggregate principal amount, denominations, maturity, premium, rate of interest (or method of calculation thereof) and time of payment thereof, terms for redemption at the option of the Company or the holder, terms for any sinking fund payments, subordination provisions, if any, terms, if any, providing for conversion of the Debt Securities into Common Stock, the form of the Debt Securities (which may be registered or bearer, or certificated or global), the initial public offering price and certain other terms of the offering and sale of the Debt Securities in respect of which this Prospectus is being delivered; and (ii) in the case of Common Stock, the number of shares and initial public offering price of the Common Stock and certain terms of the offering and sale thereof. The Prospectus Supplement may also contain information, as applicable, about certain U.S. federal income tax considerations relating to, and any listing on a securities exchange of, the Securities for which the Prospectus Supplement is being delivered. The Common Stock is listed on the New York Stock Exchange. Any Common Stock offered will be listed, subject to notice of issuance, on such exchange.

  The Securities may be sold by the Company directly or indirectly through agents, underwriters or dealers as designated from time to time, or through a combination of such methods. See "Plan of Distribution." The applicable accompanying Prospectus Supplement will set forth the names of any underwriters, dealers or agents involved in the sale of the Securities in respect of which this Prospectus is being delivered and any applicable fee, commission or discount arrangements with them. See "Plan of Distribution" for possible indemnification arrangements with underwriters, dealers and agents.

  This Prospectus may not be used to consummate sales of Securities unless accompanied or, to the extent permitted by applicable law, preceded by a Prospectus Supplement.


                               ----------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
 AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
  IS A CRIMINAL OFFENCE.

                               ----------------

                The date of this Prospectus is March 12, 1998.

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, DC 20549; and at the Commission's regional offices at 500 West Madison Street, Chicago, Illinois 60661; and 7 World Trade Center, New York, New York 10048. Copies of such material can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, DC 20549, at prescribed rates. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the Company; the address of such Web site is http://www.sec.gov. The Common Stock is listed on the New York Stock Exchange, and such material that relates to the Company may also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

  The Company has filed with the Commission a Registration Statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), of which this Prospectus constitutes a part. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed with the Commission by the Company (File No. 1-8002) are hereby incorporated by reference into this Prospectus:

    (a) Annual Report on Form 10-K for the fiscal year ended January 3, 1998;

    (b) The description of the Common Stock which is contained in the Company's Registration Statement on Form 8-A filed under the Exchange Act, as such description may be amended from time to time; and

    (c) The description of the Company's Preferred Stock Purchase Rights which is contained in the Company's Registration Statement on Form 8-A filed under the Exchange Act, as such description may be amended from time to time.

  All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained herein or in a document all or any portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Company will provide without charge to any person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than certain exhibits to such documents). Requests for such copies should be directed to Sandra L. Lambert, Secretary, Thermo Electron Corporation, 81 Wyman Street, P.O. Box 9046, Waltham, Massachusetts 02254-9046 (telephone: (781) 622-1000).

                                 RISK FACTORS

  In addition to the other information in this Prospectus and the applicable Prospectus Supplement, prospective purchasers of the Securities offered hereby should carefully consider the risk factors set forth in the Company's most recent Annual Report on Form 10-K.

                                  THE COMPANY

  The Company, a Delaware corporation, was founded in 1956, completed its initial public offering in 1967, and was listed on the New York Stock Exchange in 1980. The principal executive office of the Company is located at 81 Wyman Street, Waltham, Massachusetts 02254-9046 (telephone: 781-622-1000).

                                USE OF PROCEEDS

  Except as otherwise provided in the applicable Prospectus Supplement, the net proceeds from the sale of the Securities will be used by the Company for general corporate purposes, which may include repayment of outstanding indebtedness, capital expenditures, working capital requirements, research and development, repurchase of its Common Stock and other securities and the securities of any of its subsidiaries through open-market purchases or otherwise, and possible future acquisitions. The precise amount and timing of the application of such proceeds will depend upon the funding requirements of the Company, and the availability and cost of other funds. Pending these uses, the Company expects to invest the net proceeds primarily in investment grade interest or dividend bearing instruments.

                 DESCRIPTION OF DEBT SECURITIES OF THE COMPANY

  The following description sets forth certain general terms and provisions of the Debt Securities of the Company to which any Prospectus Supplement may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions may not apply to the Debt Securities so offered will be described in the Prospectus Supplement relating to such Debt Securities.

  The Debt Securities constitute either senior Debt Securities (the "Senior Securities") or subordinated Debt Securities (the "Subordinated Securities"). The Senior Securities are to be issued under an Indenture (the "Senior Indenture"), to be entered into between the Company and Bankers Trust Company, as trustee (the "Trustee"), the form of which Senior Indenture is filed as an exhibit to the Registration Statement containing this Prospectus. The Subordinated Securities will be issued under an Indenture (the "Subordinated Indenture"), to be entered into between the Company and Bankers Trust Company, as trustee (in such capacity, also the "Trustee"), the form of which Subordinated Indenture is also filed as an exhibit to the Registration Statement containing this Prospectus. The Senior Indenture and the Subordinated Indenture are sometimes collectively referred to herein as the "Indentures."

  The following summary of certain provisions of the Debt Securities and the Indentures does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Indentures, including the definitions therein of certain terms. Wherever particular provisions or defined terms of the Indentures are referred to, such provisions or defined terms are incorporated herein by reference. Certain defined terms in the Indentures are capitalized herein. Article or section references in parentheses are to the applicable Indenture. References in this section to the "Company" are solely to Thermo Electron Corporation and not to any of its subsidiaries.

  Unless otherwise indicated, currency amounts in this Prospectus and any Prospectus Supplement are stated in United States dollars ("$," "U.S. Dollars" or "dollars").

GENERAL

  The Indentures do not limit the aggregate principal amount of Debt Securities that may be issued thereunder and provide that Debt Securities may be issued thereunder up to an aggregate principal amount that may be authorized from time to time by the Company. Debt Securities may be issued in one or more series thereunder. The Senior Securities will be unsecured obligations of the Company and will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company. Unless otherwise indicated in the applicable Prospectus Supplement, the Subordinated Securities will be unsecured and subordinated in right of payment to all existing and future Senior Indebtedness of the Company, in the manner and to the extent described below under "Subordination of Subordinated Securities." The Company's rights as a stockholder and the rights of its creditors, including holders of the Debt Securities, to participate in the assets of any of the Company's subsidiaries, as the case may be, upon a subsidiary's liquidation or recapitalization will be subject to the prior claims of such subsidiary's creditors.

  Reference is made to the Prospectus Supplement relating to the particular series of Debt Securities offered thereby for specific terms, including (where applicable): (1) the title or designation of such Debt Securities and the series in which such Debt Securities shall be included; (2) the aggregate principal amount of such Debt Securities and any limit on such aggregate principal amount and the price or prices (expressed as a percentage of the principal amount thereof) at which such Debt Securities will be issued; (3) if there is more than one Trustee, the identity of the Trustees and, if not the Trustee, the identity of each Security Registrar, and the identity of each Paying Agent,

Conversion Agent or Authenticating Agent with respect to the Debt Securities;
(4) the date or dates on which the principal of and premium, if any, on such Debt Securities will be payable, or the method or methods, if any, by which such date or dates will be determined; (5) the rate or rates (which may be fixed or variable) at which such Debt Securities will bear interest, if any, or the method or methods, if any, by which such rate or rates are to be determined, the date or dates, if any, from which such interest will accrue or the method or methods, if any, by which such date or dates are to be determined, the interest payment dates, if any, on which such interest shall be payable and the record dates, if any, for the interest payable on Debt Securities in registered form on any interest payment dates, whether and under what circumstances Additional Amounts on such Debt Securities will be payable, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months; (6) if the Debt Securities are to be issuable in global form and are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Debt Security) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the terms of such certificates, documents or conditions; (7) the place or places where the principal of, premium, if any, and any interest or any Additional Amounts with respect to such Debt Securities shall be payable, the place or places where such Debt Securities may be surrendered for registration of transfer and exchange, and the place or places of transfer, exchange or conversion in the circumstances described in the Prospectus Supplement or in the Indentures, if other than The City of New York; (8) the period or periods within which, the price or prices at which and the other terms and conditions upon which such Debt Securities may be redeemed at the option of the Company; (9) the obligation, if any, of the Company to redeem, repay or purchase such Debt Securities pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which such Debt Securities shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation; (10) whether any such Debt Securities are to be issuable in registered form ("Registered Securities") or bearer form ("Bearer Securities") or both and, if in bearer form, the terms and conditions relating thereto, including whether interest in respect of any portion of a temporary Bearer Security in global form payable in respect of an interest payment date therefor prior to the Exchange Date shall be paid to any clearing organization with respect to the portion of such temporary Bearer Security held for its account and any further terms and conditions relating to the crediting of such interest payments to the persons entitled thereto, and any limitations on issuance of such Bearer Securities (including in exchange for registered Debt Securities of the same series);
(11) the authorized denominations in which Debt Securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof (in the case of Registered Securities) or $1,000 or $10,000 (in the case of Bearer Securities); (12) the terms, if any, on which such Debt Securities may be exchanged for or converted into other securities of the Company; (13) whether any such Debt Securities will be issued in temporary or permanent global form and, if so, the identity of the depository or depositories for such global Debt Security; (14) the index, formulas or other method, if any, with reference to which the amount of any payment of principal of, premium, if any, or interest on or any Additional Amounts with respect to the Debt Securities will be determined; (15) the portion of the principal amount of such Debt Securities which will be payable upon declaration of acceleration of the Maturity thereof, if other than the stated principal amount thereof; (16) any addition to, or modification or deletion of, any covenant or Event of Default with respect to such Debt Securities; (17) the terms, if any, upon which Debt Securities may be exchangeable for other Securities; (18) in the case of an issue of Subordinated Securities, the subordination provisions, if different from those described under "Subordination of Subordinated Securities" below;
(19) the applicability of any provisions described below under "Discharge, Defeasance and Covenant Defeasance;" (20) the date(s) that the Securities are to be dated; and (21) any other terms of such Debt Securities not inconsistent with the provisions of the Indentures. As used in this Prospectus and any Prospectus Supplement relating to the offering of any Debt Securities, references to the principal of and premium, if any, and interest, if any, on Debt Securities will be deemed to include mention of the payment of Additional Amounts, if any, required by the terms of Debt Securities in such context. (Section 301)

  Under the Indenture, the terms of the Debt Securities of any series may differ, and the Company, without the consent of the holders of the Debt Securities of any series, may reopen a previous series of Debt Securities and issue additional Debt Securities of such series. (Section 301)

  Debt Securities may be issued at a discount from their stated principal amount. United States Federal income tax considerations and other special considerations applicable to any such Original Issue Discount Securities will be described in the applicable Prospectus Supplement.

  Debt Securities may be issued that qualify as "Variable Rate Debt Securities" for tax purposes. United States Federal income tax considerations and other special considerations applicable to any such Variable Rate Debt Securities will be described in the applicable Prospectus Supplement.

  Debt Securities may also be issued that provide for the use of an index to determine the amount of payments of principal of, premium, if any, or interest on the series of which such Debt Securities are a part, but which do not qualify as Variable Rate Debt Securities. Special Federal income tax, accounting and other considerations applicable to such Indexed Securities will be described in the applicable Prospectus Supplement.

SUBORDINATION OF SUBORDINATED SECURITIES

  The Subordinated Securities will be subordinated in right of payment to the prior payment in full of all existing and future Senior Indebtedness of the Company. Senior Indebtedness of the Company is defined for this purpose as the principal of, premium, if any, and interest and other amounts due on or with respect to the following, whether outstanding at the date of execution of the Subordinated Indenture or thereafter incurred or created: (a) indebtedness of the Company for money borrowed by the Company (including, without limitation, purchase money obligations and money borrowed from any of its affiliates), whether or not evidenced by debentures, bonds, notes or other corporate debt securities or similar instruments issued by the Company; (b) obligations to reimburse any bank or other person in respect of amounts paid under letters of credit; (c) leases of real property, equipment or other assets, which leases are capitalized in the Company's financial statements in accordance with generally accepted accounting principles; (d) commitment, standby and other fees due and payable to financial institutions with respect to credit facilities available to the Company; (e) obligations of the Company under interest rate and currency swaps, floors, caps or other similar arrangements intended to hedge interest rates or currency exposure; (f) obligations secured by any mortgage, pledge, lien or other encumbrance on property which is owned or held by the Company subject to such mortgage, pledge, lien or other encumbrance, whether or not the obligations secured thereby shall have been assumed by the Company; (g) obligations of the Company constituting guarantees of indebtedness of or joint obligations with another or others which would be included in the preceding clauses (a), (b), (c), (d), (e) or (f); and (h) modifications, renewals, extensions or refundings of any of the indebtedness, leases, fees or obligations referred to in the preceding clauses (a), (b),
(c), (d), (e), (f) or (g) or debentures, notes or other evidences of indebtedness issued in exchange therefor; provided that Senior Indebtedness shall not include any particular indebtedness, lease, fee or obligation, modification, renewal, extension, refunding or exchanged securities if, under the express provisions of the instrument creating or evidencing the same, or pursuant to which the same is outstanding, such indebtedness, lease, fee or obligation or such modification, renewal, extension or refunding thereof or exchanged securities are stated to be not superior in right of payment to the Subordinated Securities. (Article Seventeen of the Subordinated Indenture) The Subordinated Securities will rank pari passu with each other. The obligations represented by the Subordinated Securities may rank pari passu with certain other obligations of the Company, if so indicated in the applicable Prospectus Supplement.

  Upon (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit or creditors or any other marshaling of assets and liabilities of the Company, all principal of, premium, if any, and interest due upon all Senior Indebtedness must be paid in full before the Holders of the Subordinated Securities or the Trustee are entitled to receive or retain any assets so distributed in respect of the Subordinated Securities. (Section
1702) Upon the maturity of any Senior Indebtedness by lapse of time, acceleration or otherwise, such Senior Indebtedness shall first be paid in full, or duly provided for in cash, before any payment is made by the Company, directly or indirectly, on the Subordinated Securities. Upon the happening of any event of default with respect to any Senior Indebtedness, as defined therein or in the instrument under which it is outstanding, permitting the holders to accelerate the maturity thereof, then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, no payment shall be made by the Company, directly or indirectly, on account of the principal of, premium, if any or interest on the Subordinated Securities and any Coupons appertaining thereto. (Section 1703) By reason of these provisions, in such events, Holders of the Subordinated Securities may recover less, ratably, than other creditors of the Company, including holders of Senior Indebtedness.

  Subject to payment in full of all Senior Indebtedness of the Company, the rights of Holders of the Subordinated Securities will be subrogated to the rights of holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to Senior Indebtedness. (Section 1705)

  The Subordinated Indenture places no limitation on the amount of additional Senior Indebtedness or any other indebtedness that may be incurred by the Company. The Company expects from time to time to incur additional indebtedness, including Senior Indebtedness.

STRUCTURAL SUBORDINATION

  The obligations represented by the Debt Securities are obligations exclusively of the Company and not of its subsidiaries. Because the operations of the Company are, in large part, conducted through subsidiaries, the cash flow and the consequent ability to service debt of the Company, including the obligations represented by the Debt Securities, are dependent, in part, upon the earnings of its subsidiaries and the distribution of those earnings to the Company or upon loans or other payments of funds by those subsidiaries to the Company. Pursuant to the Thermo Electron Corporate Charter, to which the Company and each of its majority-owned subsidiaries is a party (the "Charter"), the combined financial resources of the Company and its subsidiaries allow the Company to provide banking, credit, and other financial services to its subsidiaries so that each member of the Thermo Electron group of companies may benefit from the financial strength of the entire organization. Toward that end, the Charter states that each member of the group may be required to provide certain credit support to the consolidated entity. Nonetheless, the Company's ability to access assets held by its majority-owned subsidiaries through dividends, loans, or other transactions is subject in each instance to a fiduciary duty owed to the minority stockholders of the relevant subsidiary. The subsidiaries are separate and distinct legal entities and, except as provided in the Charter, have no obligation, contingent or otherwise, to pay any amounts due pursuant to the Debt Securities or to make any funds available therefor, whether by dividends, loans or other payments. In addition, the payment of dividends and the making of loans and advances to the Company by its subsidiaries may be subject to statutory restrictions, and dividends paid by a subsidiary that does not consolidate with the Company for tax purposes will be subject to taxation.

  The obligations represented by the Debt Securities will be effectively subordinated to all indebtedness and other liabilities, including current liabilities and commitments under leases, if any, of the Company's subsidiaries. Any right of the Company to receive assets of any of its subsidiaries upon liquidation or reorganization of such subsidiary (and the consequent right of the holders of the Debt Securities to participate in those assets) will be effectively subordinated to the claims of that subsidiary's creditors, except to the extent that the Company is itself recognized as a creditor of such subsidiary, in which case the claims of the Company would still be subject to any security interests in the assets of such subsidiary and subordinated to any indebtedness of such subsidiary senior to that held by the Company. In addition, any minority stockholder of such subsidiary would be entitled to participate in the assets of such subsidiary on the same terms as the Company.

CONVERSION RIGHTS

  Unless otherwise indicated in an applicable Prospectus Supplement, the following provisions shall be applicable with respect to any Debt Security that is convertible into Common Stock (a "Convertible Debt Security").

  The Holder of any Convertible Debt Security will have the right, at the Holder's option, to convert any portion of the principal amount of a Convertible Debt Security that is an integral multiple of $1,000 into shares of Common Stock at any time on or after (a) in the case of all Convertible Debt Securities other than a temporary global Bearer Security, its date of issuance and (b) in the case of Convertible Debt Securities represented by a temporary global Bearer Security, the receipt of definitive Convertible Debt Securities, and prior to the close of business on the maturity date, unless previously redeemed or repurchased, at the Conversion Price per share set forth in an applicable Prospectus Supplement (subject to adjustment as described below). The right to convert a Convertible Debt Security called for redemption or delivered for repayment will terminate at the close of business on the fifth business day prior to the redemption date for such Convertible Debt Security or the second business day preceding the repayment date, as the case may be, unless the Company defaults in making the payment due upon redemption or repayment, as the case may be. (Section 1201)

  The right of conversion attaching to any Convertible Debt Security may be exercised by the Holder by delivering the Convertible Debt Security at the specified office of a Conversion Agent (which in the case of a Convertible Debt Security which is a Bearer Debt Security (a "Bearer Convertible Debt Security") will only be the office of any Conversion Agent outside the United States), accompanied by a duly signed and completed notice of conversion. The Conversion Date will be the date on which the Convertible Debt Security and the duly signed and completed notice of conversion are so delivered. As promptly as practicable on or after the Conversion Date, the Company will issue and deliver to the Trustee a certificate or certificates for the number of full shares of Common Stock issuable upon conversion, together with payment in lieu of any fraction of a share; such certificate will be sent by the Trustee to the appropriate Conversion Agent for delivery to the Holder. Accrued interest from the immediately preceding interest payment date until the Conversion Date will be paid within five business days after the Conversion Date. Each Bearer Convertible Debt Security delivered for conversion must be delivered with all Coupons maturing after the Conversion Date. Coupons maturing on or before the Conversion Date and not in default will be payable against surrender thereof, and Coupons so maturing but in default will continue to be payable as set forth in the Indenture, notwithstanding the exercise of the right of conversion by the Holder of the Convertible Debt Security to which the Coupons appertain, but Coupons maturing after the Conversion Date will not be paid. In the case of any Convertible Debt Security that is a Registered Debt Security which has been converted after any Regular Record Date but on or prior to the next Interest Payment Date (other than any such Registered Debt Security whose Maturity is prior to such Interest Payment Date), interest the Stated Maturity of which is on such Interest Payment Date shall be payable on such Interest Payment Date notwithstanding such conversion, and such interest shall be paid to the Holder of such Registered Convertible Debt Security on such Regular Record Date. No other payment or adjustment for interest, or for any dividends in respect of Common Stock, will be made upon conversion. Holders of Common Stock issued upon conversion will not be entitled to receive any dividends payable to holders of Common Stock as of any record time before the close of business on the Conversion Date. No fractional shares will be issued upon conversion, but in lieu thereof, an appropriate amount will be paid in cash by the Company based on the market price of the Common Stock at the close of business on the day of conversion. (Sections 307, 1202 and 1203)

  A Holder delivering a Convertible Debt Security for conversion will not be required to pay any stamp and similar taxes or duties in respect of the issue or delivery of Common Stock on conversion but will be required to pay any tax or duty which may be payable in respect of any transfer involved in the issue or delivery of the Common Stock in a name other than that of the Holder of the Convertible Debt Security. Certificates representing shares of Common Stock will not be issued or delivered unless all taxes and duties, if any, payable by the Holder have been paid. (Sections 1202 and 1208)

  The Conversion Price is subject to adjustment in certain events, including:
(a) dividends (and other distributions) payable in Common Stock on shares of capital stock of the Company, (b) the issuance to all holders of Common Stock of rights, options or warrants entitling them to subscribe for or purchase Common Stock at less than the then current market price (determined as provided in the Indenture) of the Common Stock, (c) subdivisions, combinations and reclassifications of Common Stock and (d) distributions to all holders of Common Stock of evidences of indebtedness of the Company, shares of capital stock, cash or assets (including securities, but excluding those dividends, rights, options, warrants and distributions referred to above, dividends and distributions paid exclusively in cash out of the consolidated retained earnings of the Company and mergers and consolidations to which the last paragraph of this section applies). The Company reserves the right to make such reductions in the Conversion Price in addition to those required in the foregoing provisions as it considers to be advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights will not be taxable to the recipients. No adjustment of the Conversion Price will be required to be made until the cumulative adjustments amount to 1.0% or more of the Conversion Price. (Section 1204) Notices of any adjustments to the Conversion Price pursuant to this paragraph will be given to all Holders in the manner required in the Indenture. (Section 1205)

  If at any time the Company makes a distribution of property to its stockholders which would be taxable to the stockholders as a dividend for federal income tax purposes (e.g., distributions of evidences of indebtedness or assets of the Company, but generally not stock dividends on Common Stock or rights to subscribe for Common Stock) and, pursuant to the anti-dilution provisions of the Indenture, the number of shares into which Convertible Debt Securities are convertible is increased, such increase may be deemed for federal income tax purposes to be the payment of a taxable dividend to Holders of Convertible Debt Securities.

  In case of any consolidation or merger of the Company with or into another Person or any merger of another Person into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of the Common Stock), or in case of any sale or transfer of all or substantially all of the assets of the Company, each Convertible Debt Security then outstanding will, without the consent of the Holder of any Convertible Debt Security or Coupon, become convertible only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock into which such Convertible Debt Security was convertible immediately prior thereto (assuming such holder of Common Stock failed to exercise any rights of election and that such Convertible Debt Security was then convertible). (Section 1211)

REGISTRATION, TRANSFER, PAYMENT AND PAYING AGENTS

  The Indentures provide that the Company may issue Debt Securities in registered form only, in bearer form only, or in both registered and bearer form.

  Unless otherwise indicated in the applicable Prospectus Supplement, Registered Securities will be issued in denominations of $1,000 or any integral multiple thereof, without interest Coupons, and definitive Bearer Securities will be issued in denominations of $1,000 and $10,000, with interest Coupons attached. (Section 302)

  Unless otherwise indicated in the applicable Prospectus Supplement, the principal, premium, if any, and interest on the Registered Securities will be payable, Registered Securities may be surrendered for registration of transfer or exchange and Registered Securities may be surrendered for conversion at an office or agency to be maintained by the Company in the Borough of Manhattan, The City of New York, provided that payments of interest with respect to any Registered Security may be made at the option of the Company by check mailed to the address of the person entitled thereto or by transfer to an account maintained by the payee with a bank located in the United States. No service charge shall be made for any registration of transfer or exchange of Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses that may be imposed in connection therewith, except in certain circumstances. (Sections 305, 307 and 1002)

  Unless otherwise indicated in the applicable Prospectus Supplement, payment of principal of, premium, if any, and interest on Bearer Securities will be made, and Bearer Securities may be presented for conversion, subject to any applicable laws and regulations, at such office or agency outside the United States as is specified in the applicable Prospectus Supplement and as the Company may designate from time to time. Unless otherwise indicated in the applicable Prospectus Supplement, payment of interest due on Bearer Securities on any Interest Payment Date will be made only against surrender of the Coupon relating to such Interest Payment Date. Unless otherwise indicated in the applicable Prospectus Supplement, no payment of principal, premium or interest or surrender for conversion with respect to any Bearer Security will be made at any office or agency in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States; provided, however, that payment with respect to Bearer Securities may be made and any Bearer Securities may be surrendered for conversion, if applicable, at the Corporate Trust Office of the applicable Trustee or at any office or agency designated by the Company in the Borough of Manhattan, The City of New York, if (but only if) payment of the full amount of such principal, premium or interest or the surrender of Bearer Securities for conversion at all offices outside of the United States maintained for such purpose by the Company is illegal or effectively precluded by exchange controls or similar restrictions. (Sections 307 and 1002)

  Unless otherwise indicated in the applicable Prospectus Supplement, Bearer Securities (provided that all unmatured related Coupons and matured related Coupons in default are attached) will be exchangeable for an equal aggregate principal amount of Registered Securities of the same series in denominations of $1,000 and integral multiples thereof without Coupons, and Registered Securities will be exchangeable for an equal aggregate principal amount of Registered Securities of different denominations, in each case without service charge (other than the cost of delivery) but upon payment of any taxes and other governmental charges, except in certain circumstances. Bearer Securities may be exchanged for Registered Securities of the same series by surrender of such Bearer Securities to be exchanged at any applicable Office or Agency for such series, with all unmatured Coupons and all matured Coupons in default thereto appertaining. If and so long as Registered Securities of a series are represented solely by a global Debt Security (see "Global Securities" below), a Bearer Security may be exchanged for a beneficial interest in such global Debt Security only by and through a DTC Participant (as defined in "Global Securities" below). In case a Bearer Security of any series is surrendered at any such Office or Agency for such series in exchange for a Registered Security of such series and like tenor after the close of business at such Office or Agency on (i) any Regular Record Date and before the opening of business at such Office or Agency on the relevant Interest Payment Date, or
(ii) any Special Record Date and before the opening of business at such Office or Agency on the related date for payment of Defaulted Interest, such Bearer Security shall be surrendered without the Coupon relating to such Interest Payment Date or proposed date for payment of Defaulted Interest, as the case may be, and interest or Defaulted Interest, as the case may be, shall not be payable on such Interest Payment Date or proposed date for payment of Defaulted Interest, as the case may be, in respect of the Registered Security issued in exchange for such Bearer Security, but shall be payable only to the Holder of such Coupon when due in accordance with the provisions of the Indentures. Unless otherwise indicated in the applicable Prospectus Supplement, Registered Securities will not be exchangeable for Bearer Securities. Registered Securities shall be registered as provided in the Indenture. (Section 305)

  Unless otherwise indicated in the applicable Prospectus Supplement, the Company shall not be required (i) to issue, register the transfer of or exchange any Debt Securities during a period beginning at the opening of business 15 days before the day of the selection for redemption of such Debt Securities and ending at the close of business on the day of such selection, or (ii) to register the transfer of or exchange any Registered Security so selected for redemption in whole or in part, except, in the case of any Debt Security to be redeemed in part, the portion thereof not to be redeemed, or
(iii) to exchange any Bearer Security so selected for redemption except, to the extent provided with respect to such Bearer Security, that such Bearer Security may be exchanged for a Registered Security of like tenor and the same series, provided that such Registered Security shall be immediately surrendered for redemption with written instruction for payment consistent with the provisions of Indenture or (iv) to issue, register the transfer of or exchange any Debt Security which, in accordance with its terms, has been surrendered for repayment at the option of the holder of such Debt Security, except the portion, if any, of such Security not to be so repaid. (Section
305)

GLOBAL SECURITIES

  The Debt Securities may be issued in whole or in part in the form of one or more global securities, each of which will be deposited with, or on behalf of, a depository (a "Depository"). Global Debt Securities may be issued in either registered or bearer form and in either temporary or permanent form. The Company anticipates that Bearer Securities will be represented initially by a temporary global Debt Security in bearer form, without interest Coupons or conversion rights, which will be deposited on the applicable closing date on behalf of subscribers for the Bearer Securities represented thereby with a common depository in London for their respective accounts at Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear Clearance System ("Euroclear"), or Cedel Bank, S.A. ("Cedel"). Upon deposit of the temporary global Debt Security, Euroclear or Cedel, as the case may be, will credit each subscriber with a principal amount of Bearer Securities equal to the principal amount thereof for which it has subscribed and paid. The temporary global Debt Security will be exchangeable for definitive Bearer Securities in denominations of $1,000 and $10,000 or other authorized denominations, each with related interest Coupons attached, or Registered Securities in denominations of $1,000 or an integral multiple thereof, if permitted by the rules and procedures then in effect of Cedel, Euroclear and The Depository Trust Company ("DTC"), commencing on the exchange date specified in the applicable Prospectus Supplement (the "Exchange Date"), if permitted. Exchange for definitive Bearer Securities will be made only upon certification that the beneficial owners of such Bearer Securities are not United States persons (as defined below) or other persons who have purchased such Bearer Securities for resale to United States persons. No Bearer Debt Security so delivered in exchange will be mailed or otherwise delivered to any location in the United States. The temporary global Debt Security will be exchangeable for Registered Securities in denominations of $1,000 or an integral multiple thereof at any time without certification of non-U.S. status; provided that such exchange is permitted by the rules and procedures then in effect of Cedel and Euroclear, and provided, further, that if and so long as Registered Securities of a series are represented solely by a global Debt Security, such exchange may be effected only by and through a DTC Participant (as defined below). A beneficial owner must exchange its share of the global Debt Security in bearer form for definitive Debt Securities, in either registered or bearer form, before payments can be collected or conversion rights exercised. (Section 304) Any additional or differing terms of the depository arrangements will be described in the Prospectus Supplement relating to a particular series of Debt Securities issued in the form of temporary global Debt Securities.

  In addition, the Company anticipates that any global Debt Security in registered form will be deposited with, or on behalf of DTC, and that such global Debt Security will be permanent and will be registered in the name of Cede & Co., DTC's nominee. The Company further anticipates that the following provisions will apply to the Depository arrangements with respect to any such global Debt Security in registered form. Any additional or differing terms of the depository arrangements will be described in the Prospectus Supplement relating to a particular series of Debt Securities issued in the form of global Debt Securities.

  So long as DTC or its nominee is the registered owner of a global Debt Security, DTC or its nominee, as the case may be, will be considered the sole Holder of the Debt Securities represented by such global Debt Security for all purposes under the applicable Indenture. Except as described below, owners of beneficial interests in a global Debt Security will not be entitled to have Debt Securities represented by such global Debt Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities in definitive form and will not be considered the owners or Holders thereof under the applicable Indenture. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form; accordingly, such laws may limit the transferability of beneficial interests in a global Debt Security.

  Unless otherwise specified in the applicable Prospectus Supplement, each global Debt Security in registered form will be exchangeable for definitive Registered Securities of the same series only if (i) DTC notifies the Company that it is unwilling or unable to continue as Depository or DTC ceases to be a clearing agency registered under the Exchange Act (if so required by applicable law or regulation) and, in either case, a successor Depository is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, (ii) the Company in its sole discretion determines that the global Debt Securities shall be exchangeable for definitive Registered Securities and delivers a Company Order to the Trustee to such effect or (iii) there shall have occurred and be continuing an Event of Default under the Indenture with respect to the Debt Securities of any series. Upon any such exchange, owners of a beneficial interest in the global Debt Security or Securities in registered form will be entitled to physical delivery of individual Debt Securities in definitive form of like tenor, terms and rank, equal in principal amount to such beneficial interest, and to have such Debt Securities in definitive form registered in the names of the beneficial owners, which names shall be provided by DTC's relevant participants (as identified by DTC) to the Trustee. Unless otherwise described in the applicable Prospectus Supplement, Debt Securities so issued in definitive form will be issued in denominations of $1,000 or any integral multiple thereof, and will be issued in registered form only, without Coupons. (Section 305)

  The following is based on information furnished to the Company:

  DTC will act as securities Depository for the global Debt Securities in registered form. These Debt Securities will be issued as fully Registered Securities registered in the name of Cede & Co. (DTC's partnership nominee). One fully registered Debt Security certificate will be issued and deposited with DTC with respect to each series of Debt Securities, each in the aggregate principal amount of such series (except that if the aggregate principal amount of a series of Debt Securities exceeds $200 million (or such other amount as shall be permitted by DTC from time to time) one certificate will be issued with respect to each $200 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount of such series).

  DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

  Purchases of Debt Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Debt Securities on DTC's records. The ownership interest of each actual purchaser of each Debt Security ("Beneficial Owner") is in turn recorded on the Direct and Indirect Participants' records. A Beneficial Owner will not receive written confirmation from DTC of its purchase, but is expected to receive a written confirmation providing details of the transaction, as well as periodic statements of its holdings, from the Direct or Indirect Participant through which such Beneficial Owner entered into the transaction. Transfers of ownership interests in Debt Securities are accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Debt Securities, except in the event that use of the book-entry system for the Debt Securities is discontinued.

  To facilitate subsequent transfers, the Debt Securities deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of the Debt Securities with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Debt Securities; DTC records reflect only the identity of the Direct Participants to whose accounts such Debt Securities are credited, which may or may not be the Beneficial Owners. The Participants remain responsible for keeping account of their holdings on behalf of their customers.

  Delivery of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

  Neither DTC nor Cede & Co. will consent or vote with respect to the Debt Securities. Under its usual procedures, DTC mails a proxy (an "Omnibus Proxy") to the issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Debt Securities are credited on the record date (identified on a list attached to the Omnibus Proxy).

  Principal payments, premium payments, if any, and interest payments, if any, on the registered Debt Securities in global form will be made to Cede & Co. DTC's practice is to credit Direct Participants' accounts, upon DTC's receipt of funds and corresponding detail information from the issuer, on the payment date in accordance with their respective holdings as shown on DTC's records. Payments by Direct and Indirect Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and are the responsibility of such Direct and Indirect Participants and not of DTC, the Trustee, or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal (premium, if any) and interest, if any, to Cede & Co. is the responsibility of the Company or the Trustee, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

  If applicable, redemption notices shall be sent to DTC. If less than all of the Debt Securities of a series represented by global Debt Securities in registered form are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

  To the extent that any Debt Securities provide for repayment or repurchase at the option of the Holders thereof, a Beneficial Owner shall give notice of any option to elect to have its interest in the global Debt Security repaid by the Company, through its Participant, to the Trustee, and shall effect delivery of such interest in a global Debt Security by causing the Direct Participant to transfer the Participant's interest in the global Debt Security or Securities representing such interest, on DTC's records, to such Trustee. The requirement for physical delivery of Debt Securities in connection with a demand for repayment will be deemed satisfied when the ownership rights in the global Debt Security or Securities representing such Debt Securities are transferred by Direct Participants on DTC's records and followed by a book-entry credit of the tendered Debt Securities to the Trustee's account.

  DTC may discontinue providing its services as Depository with respect to the Debt Securities at any time by giving reasonable notice to the Company or the Trustee. Under such circumstances, in the event that a successor Depository is not appointed, Debt Security certificates are required to be printed and delivered.

  The Company may decide to discontinue use of the system of book-entry transfers through DTC (or a successor Depository). In that event, Debt Security certificates will be printed and delivered.

  The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

  None of the Company, the Trustee or any applicable paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global Debt Security, or for maintaining, supervising or reviewing any records relating to such beneficial interest.

LIMITATIONS ON ISSUANCE OF BEARER SECURITIES

  In compliance with United States tax laws and regulations, Bearer Securities may not be offered or sold prior to the Exchange Date specified in the applicable Prospectus Supplement, or at any time if part of a distributor's unsold allotment, to a person who is within the United States or to a United States person other than (i) certain financial institutions located outside the United States that agree in writing to comply with the requirements of
Section 165(j)(3)(A), (B), or (C) of the United States Internal Revenue Code of 1986, as amended (the "Code") and the regulations thereunder, (ii) the United States offices of exempt distributors, or (iii) United States offices of international organizations or foreign central banks. United States tax laws and regulations also require that Bearer Securities not be mailed or otherwise delivered to any location in the United States. Any underwriters, agents and dealers participating in the offering of Debt Securities must covenant that they will not offer or sell during the applicable restricted period (as defined in the Code and the regulations thereunder) any Bearer Securities within the United States or to United States persons (other than the persons described above) or deliver in connection with the sale of Bearer Securities during the restricted period any Bearer Securities within the United States, and that they have in effect procedures reasonably designed to ensure that their employees and agents who are directly engaged in selling the Bearer Securities are aware of the restrictions described above. No definitive Bearer Security will be delivered in connection with its original issuance nor will interest be paid on any Bearer Security until receipt of written certification of non-U.S. status described above under "--Global Securities."

  As used herein, "United States person" means any citizen or resident of the United States, any corporation, partnership or other entity created or organized in or under the laws of the United States, any estate, the income of which is subject to United States federal income taxation regardless of its source, and any trust if a court within the United States is able to exercise primary supervision of the administration thereof and one or more United States persons has the authority to control all substantial decisions thereof, or any other person included within the definition of United States person under the Code and the regulations thereunder; and "United States" means the United States of America (including the states thereof and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction. Purchasers of Bearer Securities will be subject to certification procedures and may be affected by certain limitations under United States tax laws. (Section 101)

  Unless otherwise indicated in the applicable Prospectus Supplement, the temporary global Bearer Security and the definitive Bearer Securities and interest Coupons will bear the following legend: "Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the United States Internal Revenue Code." The sections referred to in such legend provide that any United States person holding a Bearer Security or interest Coupon, with certain limited exceptions, will not be entitled to deduct any loss incurred with respect to such Bearer Security or interest Coupon and will not be entitled to any capital gain treatment with respect to any sale, redemption or other disposition of such Bearer Security or interest Coupon but will be taxed thereon at ordinary income rates instead.

REDEMPTION

 REDEMPTION AT THE OPTION OF THE COMPANY

  The applicable Prospectus Supplement will specify whether or not the Debt Securities will be redeemable at the option of the Company and the terms upon which such Debt Securities may be so redeemed.

  Notice of intention to redeem redeemable Debt Securities will be given in accordance with "Notices" below. In the case of redemption of all Debt Securities of a series, notice will be given by the Trustee not more than 60 nor less than 20 days prior to the Redemption Date. Notices of redemption will specify, among other things, (i) the Redemption Date; (ii) the Redemption Price, and accrued interest, if any; (iii) in the case of a partial redemption, the identification and aggregate principal amount of Debt Securities to be redeemed and the aggregate principal amount of the Debt Securities which will be outstanding after such partial redemption; (iv) that, on the Redemption Date, the Redemption Price shall become due and payable upon each such Debt Security or portion thereof to be redeemed, and, if applicable, that interest thereon shall cease to accrue on and after said date; (v) if applicable, the Conversion Price, the date on which the right to convert the Debt Securities to be redeemed will terminate and the places where such Debt Securities, together with all unmatured Coupons and any matured Coupons in default appertaining thereto, may be surrendered for conversion; (vi) the place or places where such Securities, together (in the case of Bearer Securities) with all Coupons appertaining thereto, if any, maturing after the Redemption Date, are to be surrendered for payment of the Redemption Price and any accrued interest and Additional Amounts pertaining thereto; (vii) that the redemption is for a sinking fund, if such is the case; (viii) that, unless otherwise specified in such notice, Bearer Securities of any series, if any, surrendered for redemption must be accompanied by all Coupons maturing subsequent to the Redemption Date or the amount of any such missing Coupon or Coupons will be deducted from the Redemption Price, unless security or indemnity satisfactory to the Company, the Trustee and any Paying Agent is furnished; and (ix) if Bearer Securities of any series are to be redeemed and any Registered Securities of such series are not to be redeemed, and if such Bearer Securities may be exchanged for Registered Securities not subject to redemption on the Redemption Date, the last date, as determined by the Company, on which such exchanges may be made. All redemption notices are irrevocable, except in the case of certain redemptions for taxation reasons specified in the next succeeding subsection. (Section 1104).

 REDEMPTION FOR TAXATION REASONS

  If the Company has or will become obligated to pay Additional Amounts (as described below under "Payment of Additional Amounts to Non United States Persons") as a result of any change in, or amendment to, the laws (including any regulations or rulings promulgated thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, or any change in, or amendment to, the application or official interpretation of such laws, regulations or rulings (any such change or amendment being herein referred to as a "Tax Law Change"), and such obligations cannot be avoided by the Company taking reasonable measures available to it, the Debt Securities held by Persons who are not United States persons and to whom such Additional Amounts have or will become payable (the "Tax Affected Debt Securities") may be redeemed, at the option of the Company, in whole but not in part. Such redemption of Tax Affected Debt Securities shall be upon not less than 20 nor more than 60 days' prior notice as provided under "Notices" below, at a redemption price equal to 100% of the principal amount of the Tax Affected Debt Securities, plus accrued interest to the redemption date and any Additional Amounts then payable; provided, however, that (1) no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company would be obligated to pay any such Additional Amounts were a payment in respect of the Tax Affected Debt Securities then due and (2) at the time such notice of redemption is given, the obligation to pay such Additional Amounts remains in effect. Prior to the publication of any notice of redemption pursuant to this paragraph, the Company shall deliver to the Trustee (a) a certificate stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Company so to redeem have occurred and (b) an opinion of counsel selected by the Company to the effect that the Company has or will become obligated to pay such Additional Amounts as a result of a Tax Law Change. The Company's right to redeem the Tax Affected Debt Securities shall continue as long as the Company is obligated to pay such Additional Amounts, notwithstanding that the Company shall have theretofore made payments of Additional Amounts. (Section 1102)

  In addition, if the Company determines, based upon a written opinion of counsel selected by the Company, that, as a result of a Tax Law Change, any payment made outside the United States by the Company or any of its Paying Agents of the full amount of principal, premium, if any, or interest due with respect to any Bearer Debt Security or Coupon appertaining thereto would be subject to any certification, identification or other information reporting requirement of any kind, the effect of which is the disclosure to the Company, any Paying Agent or any governmental authority of the nationality, residence or identity of a beneficial owner of such Bearer Debt Security or Coupon who is not a United States person as defined below under "Payment of Additional Amounts to Non United States Persons" (other than such a requirement (a) which would not be applicable to a payment made by the Company or any one of its Paying Agents (i) directly to the beneficial owner or (ii) to any custodian, nominee or other agent of the beneficial owner, (b) which can be satisfied by the custodian, nominee or other agent certifying that the beneficial owner is not a United States person, provided that in each case referred to in clauses (a) (ii) and (b) payment by such custodian, nominee or other agent to such beneficial owner is not otherwise subject to any such requirement, or (c) which would not be applicable but for the fact that a Bearer Debt Security constitutes a "United States real property interest," as defined in Section 897(c)(1) of the Code, with respect to the beneficial owner of such Bearer Debt Security, the Company at its election will either (x) redeem the Bearer Securities, as a whole but not in part, at a redemption price equal to 100% of the principal amount thereof, plus accrued interest to the redemption date, or (y) if and so long as the conditions of the third paragraph under "Payment of Additional Amounts to Non United States Persons" are satisfied, pay the Additional Amounts specified in such paragraph. The Company will make such determination and election and notify the Trustee thereof in writing as soon as practicable, and the Trustee will promptly give notice of such determination (the "Determination Notice"), in each case stating the effective date of such certification, identification or information reporting requirement, whether the Company will redeem the Bearer Securities or will pay the Additional Amounts specified in the third paragraph under "Payment of Additional Amounts" and (if applicable) the last date by which the redemption of the Bearer Securities shall take place. If the Company elects to redeem the Bearer Securities, such redemption shall take place on a date not later than one year after publication of the Determination Notice, as the Company elects by notice in writing to the Trustee at least 75 days before that date, unless shorter notice is acceptable to the Trustee. Notwithstanding the foregoing, the Company shall not be required to so redeem the Bearer Securities if the Company, based upon a written opinion of counsel selected by the Company, subsequently determines, not less than 30 days prior to the Redemption Date, that subsequent payments would not be subject to any such requirement, in which case the Company will notify the Trustee in writing of its determination not to so redeem the Bearer Securities, and the Trustee will promptly give notice to the Holders of the Bearer Securities of that determination and any earlier redemption notice will thereupon be revoked and of no further effect. If the Company elects as provided in clause (y) above to pay Additional Amounts, the Company may, as long as the Company is obligated to pay such Additional Amounts, redeem all the Bearer Securities, at any time, as a whole but not in part, at a redemption price equal to 100% of the principal amount thereof plus accrued interest to the redemption date and any Additional Amounts then payable. (Section 1102)

 REPAYMENT AT OPTION OF HOLDER

  Unless otherwise specified in an applicable Prospectus Supplement, each holder of a Convertible Debt Security shall have the right to cause the Company to repay such Convertible Debt Security (or portions thereof in integral multiples of $1,000) for a cash amount equal to 100% of the principal amount thereof plus accrued interest to the redemption date and any Additional Amounts then payable, if a Repayment Event (as defined below) occurs or has occurred. The "Repayment Date" for this purpose shall be the ninetieth (90th) day after the later of the Exchange Date or the date a Repayment Event has occurred. (Section 1502) Notice with respect to the occurrence of a Repayment Event will be given to all Holders of Convertible Debt Securities with repayment rights in accordance with "Notices" below and not later than 30 days after the later of the Exchange Date or the date of such Repayment Event. Notices of repayment will specify, among other things, (i) the Repayment Date;
(ii) the date by which the repurchase right must be exercised; (iii) the price at which the Convertible Debt Securities are to be repaid, including accrued interest and Additional Amounts, if any; (iv) if applicable, the Conversion Price then in effect, the date on which the right to convert the Securities to be repaid will terminate and the place or places where such Securities, together (in the case of Bearer Securities) with all unmatured Coupons and any matured Coupons in default appertaining thereto, may be surrendered for conversion; and (v) a description of the repayment right procedures that a Holder must follow and the place or places where such Securities, together (in the case of Bearer Securities) with all Coupons appertaining thereto, if any, maturing after the Repayment Date, are to be surrendered for payment (or the amount of any such missing Coupon or Coupons will be deducted from any amount due to such Holder) and any accrued interest and Additional Amounts, if any, pertaining thereto. (Section 1503)

  To be repaid, a Convertible Debt Security must be received by the Trustee with a duly executed written notice, substantially in the form provided on the reverse side of such Convertible Debt Security, at the place of payment not earlier than 60 days nor later than 30 days prior to the Repayment Date. Each Bearer Convertible Debt Security delivered for repayment must be delivered with all unmatured Coupons. Once notice is given by the Holder to the Paying Agent, it is irrevocable. However, holders of Convertible Debt Securities will retain the right to require such Convertible Debt Securities to be converted into Common Stock until two business days prior to the Repayment Date. (Sections 1201 and 1504)

  A "Repayment Event" shall have occurred if the Common Stock (or other equity securities into which the Debt Securities are then convertible) is neither listed for trading on a United States national securities exchange, the Nasdaq National Market nor approved for trading on an established automated over-the-counter trading market in the United States. (Section 1502)

  Certain of the Company's existing and future agreements relating to its indebtedness could prohibit the repayment by the Company of the Convertible Debt Securities pursuant to the exercise by a Convertible Debt Security holder of the foregoing option, depending on the financial circumstances of the Company at the time any such repayment may occur, because such repayment could cause a breach of certain financial ratio and/or other covenants contained in such agreements. Such a breach may constitute an event of default under such indebtedness and thereby restrict the Company's ability to repay the Convertible Debt Securities. See "Subordination of Debt Securities" above.

COVENANTS OF THE COMPANY

  The Indenture does not contain any financial covenants or similar restrictions respecting the Company, and in the absence of such provisions, holders of the Debt Securities will have no protection (other than their rights upon an event of default, as described under "Events of Default" below) from adverse changes in the Company's financial condition. The Indenture also does not contain provisions which may afford the holders of any of the Debt Securities protection in the event of a highly leveraged transaction or similar transaction involving the Company. Any such provisions, if applicable to any Debt Securities, will be described in the Prospectus Supplement or Prospectus Supplements relating thereto.

PAYMENT OF ADDITIONAL AMOUNTS TO NON UNITED STATES PERSONS

  Unless otherwise specified in an applicable Prospectus Supplement, the Company will pay to the holder of any Debt Security or any related Coupon who is not a United States person (as defined below) such additional amounts ("Additional Amounts") as may be necessary in order that every net payment of the principal of, premium, if any, and interest on such Debt Security, after withholding for or on account of any present or future tax, assessment or governmental charge imposed upon or as a result of such payment by the United States or any political subdivision or taxing authority thereof or therein, will not be less that the amount provided for in such Debt Security or in such Coupon to be then due and payable; provided, however, that the foregoing obligations to pay Additional Amounts shall not apply to any one or more of the following:

    (a) any tax, assessment or other governmental charge which would not have been so imposed but for (i) the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member, stockholder of or possessor of a power over such Holder, if such Holder is an estate, a trust, a partnership or a corporation) and the United States or any political subdivision or taxing authority thereof or therein, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member, stockholder or possessor) being or having been a citizen or resident of the United States or treated as a resident thereof, or being or having been engaged in trade or business or present therein, or having had a permanent establishment therein, (ii) such Holder's present or former status as a personal holding company, a foreign personal holding company with respect to the United States, a controlled foreign corporation, a passive foreign investment company, or a foreign private foundation or foreign tax exempt entity for United States tax purposes, or a corporation which accumulates earnings to avoid United States Federal income tax, or (iii) such Holder's status as a bank extending credit pursuant to a loan agreement entered into in the ordinary course of business;

    (b) any tax, assessment or other governmental charge which would not have been so imposed but for the presentation by the Holder of such Debt Security or any related Coupon for payment on a date more than 15 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

    (c) any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or governmental charge;

    (d) any tax, assessment or other governmental charge which would not have been imposed but for the failure to comply with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with the United States of the Holder or beneficial owner of such Debt Security or any related Coupon, if compliance is required by statute or by regulation or ruling of the United States Treasury Department as a precondition to exemption from such tax, assessment or other governmental charge;

    (e) any tax, assessment or other governmental charge which is payable otherwise than by deduction or withholding from payments of principal of, premium, if any, or interest on such Debt Security;

    (f) any tax, assessment or other governmental charge imposed as a result of a Person's past or present actual or constructive ownership, including by virtue of the right to convert Debt Securities, of 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote;

    (g) any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment of the principal of, premium, if any, or interest on such Debt Security, if such payment can be made without such withholding by any other Paying Agent in Western Europe;

    (h) any tax, assessment or other governmental charge imposed on a Holder that is a partnership or a fiduciary, but only to the extent that any beneficial owner or member of the partnership or beneficiary or settlor with respect to the fiduciary would not have been entitled to the payment of Additional Amounts had the beneficial owner, member, beneficiary or settlor directly received its beneficial or distributive stock of payments on such Debt Security;

    (i) any tax, assessment or other governmental charge which would not have been imposed but for the fact that such Debt Security constitutes a "United States real property interest," as defined in Section 897(c)(1) of the Internal Revenue Code, and the regulations thereunder, with respect to the beneficial owner of such Debt Security; or

    (j) any combination of items (a), (b), (c), (d), (e), (f), (g), (h) and
  (i) (Section 1004)

    As used herein, "United States" means the United States of America (including the states and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction and a "United States person" is a person that is, for United States federal income tax purposes, (a) a citizen or a resident of the United States, (b) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, (c) an estate the income of which is subject to United States federal income taxation regardless of source, (d) any trust if a court within the United States is able to exercise primary supervision of the administration thereof and one or more United States persons has the authority to control all substantial decisions thereof, or (e) any other person included within the definition of United States person under the Code and the regulations thereunder. (Sections 101 and 1004)

  Notwithstanding the foregoing, if and so long as a certification, identification or other information reporting requirement referred to in the second paragraph under "Redemption for Taxation Reasons" above would be fully satisfied by payment of a backup withholding tax or similar charge, the Company may elect, by so stating in the Determination Notice, to have the provisions of this paragraph apply in lieu of redeeming the Bearer Debt Security pursuant to such second paragraph. In such event, the Company will pay as Additional Amounts such amounts as may be necessary so that every net payment made, following the effective date of such requirements, outside the United States by the Company or any Paying Agent of principal of, and premium, if any, due in respect of any Bearer Debt Security, or interest represented by any Coupon, the beneficial owner of which is not a United States person (but without any requirement that the nationality, residence or identity of such beneficial owner be disclosed to the Company, any Paying Agent or any governmental authority), after deduction or withholding for or on account of such backup withholding tax or similar charge, other than a backup withholding tax or similar charge which is (a) the result of a certification, identification or information reporting requirement described in the first parenthetical clause of such second paragraph, (b) imposed as a result of the fact that the Company or any Paying Agent has actual knowledge that the beneficial owner of such Bearer Debt Security or Coupon is within the category of persons described in clause (a) of the first paragraph under this heading or (c) imposed as a result of presentation of such Bearer Debt Security or Coupon for payment more than 15 days after the date on which such payment becomes due and payable or on which payment thereof is duly provided for, whichever occurs later, will not be less than the amount provided for in such Bearer Debt Security or Coupon to be then due and payable. (Section 1004)

EVENTS OF DEFAULT

  The following are Events of Default under the Indentures with respect to Debt Securities of any series: (a) failure to pay any interest on, or any Additional Amounts payable in respect of any interest on, any Debt Security of that series when due, continued for 10 days, and in the case of the Subordinated Securities, whether or not such payment is prohibited by the subordination provisions of the Subordinated Indenture; (b) failure to pay principal or any premium on any Debt Security of that series when due, upon maturity, redemption or otherwise, and in the case of the Subordinated Securities, whether or not such payment is prohibited by the subordination provisions of the Subordinated Indenture; (c) default in the deposit of any sinking fund payment or analogous payment, when due by the terms of the Debt Securities of that series, and in the case of the Subordinated Securities, whether or not such payment is prohibited by the subordination provisions of the Subordinated Indenture; (d) failure to perform any other covenant or breach of a warranty of the Company in the applicable Indenture (other than a covenant expressly included in such Indenture solely for the benefit of a series of Debt Securities other than that series) or any Debt Security of such series, continued for 60 days after written notice as provided in the applicable Indenture; (e) any acceleration of the maturity of any indebtedness of the Company for borrowed money in an aggregate principal amount exceeding $25,000,000, unless otherwise specified in the applicable Prospectus Supplement, or a failure to pay such indebtedness at its stated maturity, if such indebtedness is not discharged or such acceleration is not rescinded or annulled within 20 days after written notice as provided in the Indentures;
(f) certain events of bankruptcy, insolvency or reorganization of the Company; and (g) any other Event of Default provided with respect to Debt Securities of that series. (Section 501) No Event of Default with respect to any particular series of Debt Securities necessarily constitutes an Event of Default with respect to any other series of Debt Securities. The Indentures provide that the Trustee thereunder may withhold notice to the holders of the Debt Securities of any series of the occurrence of a default with respect to the Debt Securities of such series (except a default in payment of principal, premium, if any, interest, Additional Amounts, if any, or sinking fund payments, if any) if the Trustee considers it in the interest of the Holders to do so. (Section 602) If an Event of Default with respect to Debt Securities of any series at the time outstanding shall occur and be continuing, either the applicable Trustee or the Holders of at least 25% in principal amount of the Debt Securities of that series may declare the principal amount of all Debt Securities of that series (or if any Debt Securities of such series are Original Issue Discount Securities or Indexed Securities, such portion of the principal amount of such Debt Securities as may be specified by the terms thereof) to be due and payable immediately; provided that in the case of certain events of bankruptcy, insolvency or reorganization, such principal amount (or portion thereof), premium, if any, interest and Additional Amounts, if any, shall automatically become due and payable. However, at any time after a declaration of acceleration with respect to Debt Securities of any series has been made, but before a judgment or decree based on such acceleration has been obtained, the Holders of a majority in principal amount of the Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration. (Section 502) For information as to waiver of default, see "Modifications, Waivers and Meetings." Reference is made to the Prospectus Supplement relating to each series of Debt Securities which are Original Issue Discount Securities or Indexed Securities for the particular provisions relating to acceleration of the Maturity of a portion of the principal amount of such Original Issue Discount Securities or Indexed Securities upon the occurrence of an Event of Default and the continuation thereof.

  The Indentures provide that, subject to the duty of the respective Trustees thereunder during default to act with the required standard of care, such Trustee will be under no obligation to exercise any of its rights or powers under the respective Indentures at the request or direction of any of the Holders of the Debt Securities unless they shall have offered to such Trustee reasonable indemnity. (Section 601) Subject to such provisions for indemnification of the Trustees, the Holders of a majority in principal amount of the Debt Securities of any series affected will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable Trustee, or exercising any trust or power conferred on such Trustee, with respect to the Debt Securities of such series. (Section 512)

  No Holder of a Debt Security of any series will have any right to institute any proceeding with respect to the applicable Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (i) such Holder has previously given to the applicable Trustee written notice of a continuing Event of Default with respect to the Debt Securities of that series, (ii) the Holders of at least 25% in aggregate principal amount of the Outstanding Debt Securities of that series have made written request, and such Holder or Holders have offered reasonable indemnity to such Trustee to institute such proceeding as trustee, and (iii) such Trustee for 60 days after receipt of such notice has failed to institute such proceeding, and has not received from the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer. (Section 507) However, such limitations do not apply to a suit instituted by a Holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest or Additional Amounts on such Debt Security on or after the applicable due date specified in such Debt Security or the right to convert such Debt Security. (Section 508)

  The Company will be required to furnish to the Trustees annually a statement as to whether there is a default in the performance or observance of certain covenants. (Section 1005)

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

  Upon the direction of the Company, the Indenture shall cease to be of further effect with respect to any series of Debt Securities and any Coupons appertaining thereto issued thereunder specified by the Company (subject to the survival of certain provisions thereof, including the obligation to pay Additional Amounts to the extent described below) when (i) either (A) all outstanding Debt Securities of such series and, in the case of Bearer Securities, all Coupons appertaining thereto, have been delivered to the Trustee for cancellation (subject to certain exceptions) or (B) all Debt Securities of such series have become due and payable or will become due and payable at their stated maturity within one year and such securities are not convertible or exchangeable for other securities or are to be called for redemption within one year and such securities are not convertible or exchangeable for other securities, and the Company has irrevocably deposited with the Trustee, in trust, funds in Dollars in an amount sufficient to pay the entire indebtedness on such Debt Securities in respect of principal (and premium, if any) and interest, if any (and, to the extent that (x) the Debt Securities of such series provide for the payment of Additional Amounts upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on such Debt Securities and (y) the amount of any such Additional Amounts is at the time of deposit reasonably determinable by the Company, any such Additional Amounts) to the date of such deposit (if such Debt Securities have become due and payable) or to the Maturity thereof, as the case may be, (ii) the Company has paid all other sums payable under the Indenture with respect to the Debt Securities of such series, and (iii) certain other conditions are met. If the Debt Securities of any such series provide for the payment of Additional Amounts, the Company will remain obligated, following such deposit, to pay Additional Amounts on such Debt Securities to the extent that the amount thereof exceeds the amount deposited in respect of such Additional Amounts as aforesaid. (Section 401)

  If so provided in the applicable Prospectus Supplement, the Company may elect with respect to any series of Debt Securities either (a) to defease and be discharged from any and all obligations with respect to such Debt Securities (except for, among other things, the obligation to pay Additional Amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on such Debt Securities to the extent that the amount thereof exceeds the amount deposited in respect of such Additional Amounts as provided below, and the obligations to register the transfer or exchange of such Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency in respect of such Debt Securities, to hold moneys for payment in trust, and, if applicable, to exchange or convert such Debt Securities into other securities in accordance with their terms) ("defeasance"), or (b) to omit to comply with its obligations with respect to certain restrictive covenants in Section 1005 (Statement as to Compliance), Section 102 (Compliance Certificates and Opinions), and, to the extent specified pursuant to Section 301, any other covenant applicable to such Debt Securities in the Indenture, and any omission to comply with such obligations shall not constitute a default or an Event of Default with respect to the Debt Securities of such series ("covenant defeasance"), in either case upon the irrevocable deposit with the Trustee (or other qualifying trustee), in trust for such purpose, of an amount, in U.S. dollars and/or Government Obligations (as defined in the Indenture) which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of and any premium and any interest on (and, to the extent that (x) the Debt Securities of such series provide for the payment of Additional Amounts and (y) the amount of any such Additional Amounts is at the time of deposit reasonably determinable by the Company, any such Additional Amounts with respect to) such Debt Securities, and any mandatory sinking fund or analogous payments thereon, on the due dates therefor, whether upon maturity, redemption or otherwise. (Section 402)

  Such defeasance or covenant defeasance shall only be effective if, among other things, (i) it shall not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement to which the Company is a party or is bound, and (ii) the Company has delivered to the

Trustee an opinion of counsel (as specified in the Indenture) to the effect that the holders of such Debt Securities and Coupons appertaining thereto will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance or covenant defeasance, as the case may be, and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. It shall also be a condition to the effectiveness of such defeasance (but not covenant defeasance) that no Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to Debt Securities and Coupons appertaining thereto of such series shall have occurred and been continuing on the date of, or during the period ending on the 91st day after the date of, such deposit into trust. (Section 402)

  In the event the Company effects covenant defeasance with respect to any Debt Securities and such Debt Securities are declared due and payable because of the occurrence of any Event of Default other than an Event of Default with respect to any other covenant as to which there has been covenant defeasance, the amount of monies and/or Government Obligations deposited with the Trustee to effect such covenant defeasance may not be sufficient to pay amounts due on such Debt Securities and Coupons appertaining thereto at the time of any acceleration resulting from such Event of Default. However, the Company and Thermo Electron would remain liable to make payment of such amounts due at the time of acceleration.

  The applicable Prospectus Supplement may further describe the provisions, if any, permitting or restricting such defeasance or covenant defeasance with respect to the Debt Securities of a particular series.

MODIFICATION, WAIVERS AND MEETINGS

  The Indenture contains provisions permitting the Company and the Trustee thereunder, with the consent of the holders of a majority in principal amount of the outstanding Debt Securities of each series and affected by a modification or amendment, to modify or amend any of the provisions of the Indenture or of the Debt Securities of such series or the rights of the holders of the Debt Securities of such series under the Indenture, provided that no such modification or amendment shall, among other things, (i) change the Stated Maturity of the principal of, or premium, if any, or any installment of principal or interest on or Additional Amounts with respect to any Debt Securities or any sinking fund or analogous payment with respect thereof or reduce the principal amount thereof or any premium thereon, or the rate of interest thereon (or modify the calculation of such rate), or change the obligation of the Company to pay Additional Amounts, or reduce the amount of principal of any Debt Security that would be due and payable upon an acceleration of the maturity thereof, or adversely affect any right of repayment at the option of any Holder, or change the provisions of the Indentures relating to the Place of Payment for Bearer Debt Securities being located outside the United States, or the Currency in which the principal of, any premium or interest on, or any Additional Amounts with respect to any Debt Security or any sinking or analogous fund payment in respect thereof, is payable, or impair the Holder's right to institute suit to enforce the payment of any such Debt Securities, or (ii) reduce the aforesaid percentage in principal amount of Debt Securities of any series, the consent of the Holders of which is required for any such modification or amendment or the consent of whose holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences) or reduce the requirements for a quorum or voting at a meeting of holders of such Debt Securities. (Section 902) The Indenture also contains provisions permitting the Company and the Trustee, without the consent of the holders of any Debt Securities issued thereunder, to modify or amend the Indenture in order to, among other things, (a) add to the Events of Default or the covenants of the Company for the benefit of the holders of all or any series of Debt Securities; (b) to add or change any provisions of the Indenture to facilitate the issuance of Bearer Securities; (c) to establish the form or terms of Debt Securities of any series and any related

Coupons; (d) to cure any ambiguity or correct or supplement any provision therein which may be defective or inconsistent with other provisions therein, or to make any other provisions with respect to matters or questions arising under the Indenture which shall not adversely affect the interests of the Holders of any series of Debt Securities in any material respect; or (e) to amend or supplement any provision contained in the Indenture, provided that such amendment or supplement does not apply to any Outstanding Debt Securities issued prior to the date of such amendment or supplement and entitled to the benefits of such provision. (Section 901)

  The Holders of a majority in aggregate principal amount of the outstanding Debt Securities of any series may, on behalf of all Holders of Debt Securities of that series, waive any past default under the Indenture with respect to Debt Securities of that series and its consequences, except a default in the payment of the principal of, or premium, if any, or interest on or any Additional Amounts with respect to, any Debt Securities or any Coupons appertaining thereto of such series or in respect of a covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Debt Security of such series affected. (Section 513)

  The Indenture contains provisions for convening meetings of the Holders of Debt Securities of each series. (Section 1601) A meeting may be called at any time by the Trustee, and also, upon request, by the Company or the Holders of at least 10% in principal amount of the Outstanding Debt Securities of such series, in any such case upon notice given in accordance with the provisions of the Indenture. (Section 1602) Except for any consent which must be given by the Holder of each outstanding Debt Security affected thereby, as described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum (as described below) is present may be adopted by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Debt Securities of that series; provided, however, that any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which may be made, given or taken by the Holders of a specified percentage, which is less or more than a majority, in principal amount of the Outstanding Debt Securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Debt Securities of that series. Any resolution passed or decision taken at any meeting of Holders of Debt Securities of any series duly held in accordance with the Indenture will be binding on all Holders of Debt Securities of that series and the related Coupons. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the Outstanding Debt Securities of a series, subject to certain exceptions. (Section 1604)

CONSOLIDATION, MERGER AND SALE OF ASSETS

  The Company, without the consent of any Holders of Debt Securities, may consolidate or merge with or into, or transfer or lease its properties or assets substantially as an entirety to, any Person, and any other Person may consolidate or merge with and into, or transfer or lease properties or assets substantially as an entirety to, the Company provided that (i) the Person (if other than the Company) formed by any such consolidation or into which the Company is merged or which acquires or leases the properties or assets of the Company substantially as an entirety is a corporation, partnership or trust organized and validly existing under the laws of any United States jurisdiction or, subject to certain additional requirements, a corporation, limited liability company, partnership or trust organized under the laws of a jurisdiction other than the United States, that assumes the Company's obligations on the Debt Securities and under the Indentures, (ii) immediately after giving effect to such transaction no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing, and (iii) certain other conditions are met. Upon compliance with these provisions by a successor corporation, the Company would be relieved from its obligations under the Securities and under the Indenture. (Article Eight)

NOTICES

  Notice to Holders of Registered Securities will be given by mail to the addresses of such Holders as they may appear in the Security Register. Notice to Holders of Bearer Securities, if any, will be given by publication in a leading daily newspaper in the English language of general circulation in New York City and, if such Debt Securities are then listed on any stock exchange outside the United States, in a daily newspaper of general circulation in the city that such stock exchange requires. (Section 106)

TITLE

  The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name a Debt Security is registered as the absolute owner thereof (whether or not such Debt Security may be overdue) for the purpose of making payment and for all other purposes. Title to Bearer Securities passes on delivery. (Section 308)

GOVERNING LAW

  The Indentures and the Debt Securities will be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts applicable to agreements made or instruments entered into and, in each case, performed in said state, except that the rights, protections, obligations, indemnities and immunities of the Trustee under the Indentures shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflicts of laws principles of either state. (Section 113)

CONCERNING THE TRUSTEE

  The Indentures contain certain limitations on the right of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize for its own account on certain property received in respect of any such claim as security or otherwise. (Section 611) The Trustee will be permitted to engage in certain other transactions; however, if it acquires any conflicting interest and there is a default under the Debt Securities, it must eliminate such conflict or resign. (Section 613)

  The Trustee serves as a depositary of funds of, and performs other services for, the Company and its subsidiaries, and is trustee and fiscal agent under several other indentures and fiscal agency agreements pursuant to which debentures of the Company and various of its subsidiaries have been issued.

                             PLAN OF DISTRIBUTION

  The Securities may be sold to or through underwriters or to dealers acting as principals for their own account, and also may be sold directly to other purchasers or through agents.

  The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

  In connection with the sale of Securities, underwriters or agents may receive compensation from the Company or from purchasers of Securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of Securities may be deemed to be underwriters, and any discounts or commissions received by them from the Company and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions, under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from the Company will be described, in the Prospectus Supplement.

  Under agreements which may be entered into by the Company, underwriters and agents who participate in the distribution of Securities may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Securities Act.

  Any Securities issued hereunder (other than Common Stock) will be new issues of securities with no established trading market. The Company may not apply for the listing of any Securities (other than the Common Stock) on any national securities exchange or on Nasdaq. No assurance can be given as to the liquidity of the trading market for any such Securities.

  Certain of the underwriters, dealers or agents and their associates may be customers of, engage in transactions with, and perform services for, the Company in the ordinary course of business.

                            VALIDITY OF SECURITIES

  The validity of the Securities to which this Prospectus relates will be passed upon for the Company by Seth H. Hoogasian, Esq., General Counsel of the Company. Mr. Hoogasian is a full-time employee of the Company. The validity of the Securities offered hereby will be passed upon for any relevant Underwriters by Testa, Hurwitz & Thibeault, LLP, Boston, Massachusetts.

                                    EXPERTS

  The financial statements of the Company incorporated by reference in this Prospectus and the financial statement schedules incorporated by reference in the Registration Statement of which this Prospectus forms a part have been audited by Arthur Andersen LLP, independent public accountants, to the extent and for the periods as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

                                  [ART WORK]


-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

 NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRE-SENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES DESCRIBED IN THIS PROSPECTUS SUPPLEMENT OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SE-CURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                                 ------------

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                                          PAGE
                                                                          ----
Prospectus Supplement Summary............................................ S- 3
Risk Factors............................................................. S- 7
Use of Proceeds.......................................................... S-11
Price Range of Common Stock.............................................. S-11
Dividend Policy.......................................................... S-11
Capitalization........................................................... S-12
Selected Financial Information........................................... S-13
Management's Discussion and Analysis of Financial Condition and Results
 of Operations........................................................... S-14
Business................................................................. S-27
Management............................................................... S-39
Underwriting............................................................. S-42
Legal Opinions........................................................... S-44
Index to Consolidated Financial Statements............................... F- 1

                                  PROSPECTUS

Available Information....................................................    2
Incorporation of Certain Documents by Reference..........................    3
Risk Factors.............................................................    3
The Company..............................................................    4
Use of Proceeds..........................................................    4
Description of Debt Securities of the Company............................    5
Plan of Distribution.....................................................   27
Validity of Securities...................................................   27
Experts..................................................................   27

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


                               6,500,000 SHARES

                          THERMO ELECTRON CORPORATION

                                 COMMON STOCK
                          (PAR VALUE $1.00 PER SHARE)

                                 ------------

                                    [LOGO]

                                 ------------

                             GOLDMAN, SACHS & CO.

                             SALOMON SMITH BARNEY

                                LEHMAN BROTHERS

                            HSBC INVESTMENT BANKING

                      REPRESENTATIVES OF THE UNDERWRITERS

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+   THE INFORMATION CONTAINED HEREIN IS SUBJECT TO AMENDMENT AND COMPLETION.   +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                                                Filed pursuant to Rule 424(b)(5)
                                                Registration No. 333-32111

                  SUBJECT TO COMPLETION, DATED MARCH 12, 1998

            PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED MARCH 12, 1998

                                6,500,000 SHARES
                                     [LOGO]
                                  COMMON STOCK


                                   --------

  The 6,500,000 shares of Common Stock, $1.00 par value (the "Common Stock"), being offered are being sold by Thermo Electron Corporation (the "Company"). Of the 6,500,000 shares of Common Stock being offered, 1,300,000 shares are being offered for sale in an international offering outside the United States by the International Underwriters (as defined herein), and 5,200,000 shares are being offered in a concurrent offering in the United States by the U.S. Underwriters (as defined herein). The public offering price and the aggregate underwriting discounts and commissions per share will be identical for both Offerings. See "Underwriting".

  The Common Stock is traded on the New York Stock Exchange under the symbol "TMO". The reported last sale price of the Common Stock on the New York Stock Exchange on March 11, 1998 was $38.563 per share.
                                   --------

  SEE "RISK FACTORS" COMMENCING ON PAGE S-7 OF THIS PROSPECTUS SUPPLEMENT FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE COMMON STOCK OFFERED HEREBY.

                                   --------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
 AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                       UNDERWRITING
                                        PRICE TO       DISCOUNTS AND  PROCEEDS TO
                                         PUBLIC        COMMISSIONS(1)  COMPANY(2)
---------------------------------------------------------------------------------
Per Share                                  $                $             $
---------------------------------------------------------------------------------
Total(3)                                  $                $             $
---------------------------------------------------------------------------------

--------------------------------------------------------------------------------
 (1) For information regarding indemnification of the Underwriters, see "Underwriting".
 (2) Before deducting expenses estimated at $350,000, payable by the Company.
 (3) The Company has granted the International Underwriters a 30-day option to purchase up to an aggregate of 195,000 additional shares of Common Stock solely to cover over-allotments, if any. Additionally, the Company has granted the U.S. Underwriters a similar option with respect to an additional 780,000 shares as part of the concurrent U.S. offering. If such options are exercised in full, the total Price to Public, Underwriting
     Discounts and Commissions and Proceeds to Company will be $   , $   and
     $  , respectively.
                                   --------

  The shares of Common Stock are being offered by the several International Underwriters named herein, subject to prior sale, when, as and if accepted by them and subject to certain conditions. It is expected that certificates for the shares of Common Stock offered hereby will be available for delivery on or about March , 1998 at the office of Smith Barney Inc., 333 West 34th Street, New York, New York 10001.

                               -----------------

                              Joint Lead Managers

SALOMON SMITH BARNEY INTERNATIONAL                   GOLDMAN SACHS INTERNATIONAL
                               -----------------

LEHMAN BROTHERS                                          HSBC INVESTMENT BANKING

March  , 1998

                                  [ART WORK]


CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK, INCLUDING OVER-ALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS IN SUCH SECURITIES, AND THE IMPOSITION OF A PENALTY BID, IN CONNECTION WITH THE OFFERING. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING".


                      [CHART SHOWING COMPANY STRUCTURE]

                         PROSPECTUS SUPPLEMENT SUMMARY

  The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and the financial statements appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus and incorporated herein and therein by reference. The information contained in this Prospectus Supplement assumes no exercise of the Underwriters' over-allotment options, unless indicated otherwise. Forward-looking statements, within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, are made throughout this Prospectus Supplement and the accompanying Prospectus, including documents incorporated herein and therein by reference. For this purpose, any statements contained herein or therein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words "believes", "anticipates", "plans", "expects", "seeks", "estimates", and similar expressions are intended to identify forward-looking statements. There are a number of important factors that could cause the results of the Company to differ materially from those indicated by such forward-looking statements, including those detailed elsewhere in this Prospectus Supplement under the caption "Risk Factors".

                                  THE COMPANY

  Thermo Electron Corporation is a diversified technology company that provides instruments, systems, and services primarily to industrial, healthcare, and environmental markets. Thermo Electron seeks to identify major emerging needs in society that can be addressed by technologies being developed throughout its businesses. In its 42-year history, the Company has grown to become a leader in certain markets where continued technological innovation is integral to success. For example, the Company is a worldwide leader in the design, manufacture, and sale of analytical instruments, paper recycling equipment, heart-assist devices, and mammography systems. The Company also provides a range of other specialized products, including medical diagnostic equipment, alternative-energy systems, industrial process controls, and environmental-contamination monitors. In addition, the Company offers a range of services, particularly industrial outsourcing of environmental-liability management and laboratory analysis, and conducts advanced-technology research and development.

  The Company's ability to innovate derives, in part, from a unique corporate structure that it developed to retain its entrepreneurial spirit while continuing its growth. In 1983, the Company adopted a strategy of "spinning out" certain of its businesses by selling a minority interest in those subsidiaries to outside investors. The Company believes that this strategy provides additional motivation and incentives for the management of the spinout companies through the establishment of subsidiary stock-option incentive programs, as well as capital to sustain the subsidiaries' growth. The Company's corporate office provides the wholly and majority-owned subsidiaries with cost-effective, centralized business development, administrative, financial, and other resources. As of March 12, 1998, the Company had 28 subsidiaries that have sold minority equity interests, 22 of which are publicly traded and six of which are privately held.

  A key part of the Company's growth strategy is the acquisition of complementary businesses that broaden product lines, access new markets, expand distribution channels, or add manufacturing capability. In 1997, 1996, and 1995, the Company paid $924.3 million, $383.7 million, and $339.1 million in cash, respectively, to acquire various businesses.

  As a result of acquisitions and internal growth, the Company reported revenues of $3.6 billion in 1997, a 21% increase from $2.9 billion in 1996. Revenues have increased at a compound annual growth rate of approximately 29% over the past five fiscal years. Operating income increased 65% to $405.8 million in 1997, from $246.5 million in 1996. Over the past five fiscal years, Thermo Electron's operating income has increased at a compound annual growth rate of approximately 42%.

  The Company's products and services are divided into six segments:
Instruments, Biomedical Products, Alternative Energy, Paper Recycling, Industrial Outsourcing, and Advanced Technology. Products or services within a particular segment may be provided by more than one subsidiary, and certain subsidiaries' products or services are included in more than one segment. The principal products and services offered by the Company in the six industry segments are described below:

Instruments

  The Company is a worldwide leader in the manufacture of analytical instruments used by industry and academia to identify complex chemical compounds, toxic metals, and other elements in a broad range of liquids, solids, and gases, as well as to analyze air pollution and radioactivity. The Company also provides instruments that control, monitor, image, inspect, and measure various industrial processes and life sciences phenomena. This segment includes all of the Company's Thermo Instrument Systems subsidiaries.

Biomedical Products

  The Company is a leading provider of mammography systems and heart-assist devices, and supplies a wide range of medical systems and devices for diagnostic imaging, respiratory care, neurodiagnostics, sleep analysis, wireless monitoring, and blood management. This segment includes wholly-owned portions of the Company's Thermedics subsidiary, its Thermo Cardiosystems, Trex Medical, and ThermoLase subsidiaries, and its wholly owned Thermo Biomedical group of subsidiaries.

Alternative Energy

  The Company operates independent (non-utility) power plants that use environmentally sound fuels and technologies, develops engineered clean fuels, and produces biopesticides. The Company also manufactures intelligent traffic-control systems, ozone-safe industrial refrigeration equipment, and low-emission natural gas engines. This segment includes the Company's Thermo Ecotek and Thermo Power subsidiaries.

Paper Recycling

  The Company is a leading provider of systems and accessories for the worldwide papermaking and paper recycling industry, and is developing technology to recover papermaking waste for use in various commercial products. This segment includes the Company's Thermo Fibertek and Thermo Fibergen subsidiaries.

Industrial Outsourcing

  The Company provides outsourcing services, primarily in environmental-liability management and infrastructure planning and design, with specialization in municipal and industrial water-quality management, natural resource management, and laboratory testing and analysis. This segment includes all of the Company's Thermo TerraTech subsidiaries.

Advanced Technology

  The Company conducts research and development, often sponsored by the U.S. government, in its effort to pursue viable commercial opportunities for new ventures. Its basic and applied research currently spans communications, avionics, X-ray detection, advanced materials, and lasers. The Company also provides systems integration primarily in the fields of information technology, advanced radar and imaging, and health systems. A number of subsidiaries also provide various instrument systems, developed primarily for product quality-assurance applications in industrial, food and beverage, pharmaceutical, and electronics markets. This segment includes wholly owned portions of the Company's ThermoTrex and Thermedics subsidiaries, and its Thermo Sentron, Thermo Voltek, Thermedics Detection, and Thermo Coleman subsidiaries.

REVENUES BY BUSINESS SEGMENT

                                1997              1996              1995
                          ----------------- ----------------- -----------------
                                      % OF              % OF              % OF
                           REVENUES   TOTAL  REVENUES   TOTAL  REVENUES   TOTAL
                          ----------  ----- ----------  ----- ----------  -----
                                  (IN THOUSANDS, EXCEPT PERCENTAGES)
  Instruments............ $1,592,314    45% $1,209,362    41% $  782,662    35%
  Biomedical Products....    590,234    16     455,890    16     316,622    14
  Advanced Technology....    415,016    12     375,459    13     323,567    14
  Alternative Energy.....    384,923    11     339,813    11     325,912    14
  Industrial
   Outsourcing...........    305,508     8     273,894     9     210,503     9
  Paper Recycling........    278,911     8     286,312    10     317,951    14
  Intersegment Sales
   Elimination (1).......     (8,586)   --      (8,172)   --      (6,926)   --
                          ----------        ----------        ----------
                          $3,558,320        $2,932,558        $2,270,291
                          ==========        ==========        ==========

--------
(1) Intersegment sales are accounted for at prices that are representative of transactions with unaffiliated parties.

  Unless the context otherwise requires, references in this Prospectus Supplement and the accompanying Prospectus to the Company or Thermo Electron Corporation refer to Thermo Electron Corporation and its subsidiaries and their predecessors. The Company is a Delaware corporation and was incorporated in 1956. The Company completed its initial public offering in 1967 and was listed on the New York Stock Exchange in 1980. The Company's principal executive offices are located at 81 Wyman Street, Waltham, Massachusetts, and its telephone number is (781) 622-1000.

                                 THE OFFERINGS

  The offering hereby of 1,300,000 shares of Common Stock, $1.00 par value per share (the "Common Stock"), being offered outside the United States (the "International Offering") and the offering of 5,200,000 shares of Common Stock being offered in a concurrent offering in the United States (the "U.S. Offering") are collectively referred to as the "Offerings." The closing of each offering is conditioned upon the closing of the other offering.

International Offering......................  1,300,000 shares

U.S. Offering...............................  5,200,000 shares

Common Stock to be Outstanding after the
Offerings (1)...............................
                                              165,574,624 shares

Use of Proceeds.............................  For general corporate purposes, including possible acquisitions.
                                              See "Use of Proceeds".

New York Stock Exchange Symbol..............  TMO
--------
(1) Based on the number of shares of Common Stock outstanding as of March 11, 1998. Does not include 31,354,154 shares of Common Stock reserved for issuance under the Company's stock-based compensation plans, shares reserved for issuance upon conversion or exchange of outstanding convertible securities and shares reserved for issuance under the Company's Shareholder Rights Plan. See "Capitalization" and Note 7 of Notes to Consolidated Financial Statements.

                       SUMMARY FINANCIAL INFORMATION (1)

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                            1997       1996       1995       1994       1993
                         ---------- ---------- ---------- ---------- ----------
STATEMENT OF INCOME
 DATA:
  Revenues.............. $3,558,320 $2,932,558 $2,270,291 $1,729,191 $1,354,508
  Gross Profit (2)......  1,441,312  1,129,989    863,409    650,901    482,282
  Operating Income......    405,786    246,466    225,218    182,082    119,152
  Net Income............    239,328    190,816    139,582    104,711     76,868
  Earnings per Share:
   Basic................       1.57       1.35       1.10        .90        .74
   Diluted..............       1.41       1.17        .95        .78        .65
  Weighted Average
   Shares:
   Basic................    152,489    141,525    126,626    116,500    104,203
   Diluted..............    176,082    175,605    158,562    151,048    130,549

                                 JANUARY 3, 1998
                            -------------------------
                              ACTUAL   AS ADJUSTED(3)
                            ---------- --------------
BALANCE SHEET DATA (AT END
 OF PERIOD):
  Working Capital.........  $2,001,963   $2,241,616
  Total Assets............   5,795,869    6,035,522
  Long-term Obligations...   1,742,907    1,742,907
  Common Stock of
   Subsidiaries Subject to
   Redemption.............      93,312       93,312
  Shareholders'
   Investment.............   1,997,909    2,237,562

--------
(1) The Company's 1997, 1996, 1995, 1994, and 1993 fiscal years set forth in this table, and elsewhere in this Prospectus Supplement, ended on January 3, 1998, December 28, 1996, December 30, 1995, December 31, 1994, and
    January 1, 1994, respectively.
(2) Gross profit represents revenues less cost of product and service revenues, and less cost of research and development contracts as disclosed in Note 3 on page S-13.
(3) Adjusted to reflect the sale by the Company of 6,500,000 shares of Common Stock in the Offerings at an assumed public offering price of $38.563 per share (the closing price on the New York Stock Exchange on March 11, 1998), after deducting estimated underwriting discounts and commissions and offering expenses payable by the Company.

                                 RISK FACTORS

  In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the Company wishes to caution readers that the following important factors, among others, in some cases have affected, and in the future could affect, the Company's actual results and could cause its actual results in 1998 and beyond to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Company.

  Risks Associated with Acquisition Strategy. One of the Company's principal growth strategies is to supplement its internal growth with the acquisition of businesses and technologies that complement or augment the Company's existing product lines. Certain businesses recently acquired by the Company have had low levels of profitability. In addition, businesses that the Company may seek to acquire in the future may also be marginally profitable or unprofitable. In order for any acquired businesses to achieve the level of profitability desired by the Company, the Company must successfully change operations and improve market penetration. No assurance can be given that the Company will be successful in this regard. In addition, promising acquisitions are difficult to identify and complete for a number of reasons, including competition among prospective buyers, the need for regulatory approvals, including antitrust approvals, and the high valuations of businesses resulting from historically high stock prices in many countries. Acquisitions completed by the Company may be made at substantial premiums over the fair value of the net assets of the acquired companies. There can be no assurance that the Company will be able to complete pending or future acquisitions or that the Company will be able to successfully integrate any acquired businesses into its existing business or make such businesses profitable. In order to finance any such acquisitions, it may be necessary for the Company to raise additional funds either through public or private financings. Any equity or debt financing, if available at all, may be on terms which are not favorable to the Company and may result in dilution to the Company's shareholders.

  Risks Associated with Spinout of Subsidiaries. The Company has adopted a strategy of spinning out certain of its businesses into separate subsidiaries and having these subsidiaries sell a minority interest to outside investors. As a result of the sale of stock by subsidiaries, the issuance of stock by subsidiaries upon conversion of convertible debentures, and similar transactions, the Company records gains that represent the increase in the Company's net investment in the subsidiaries. These gains have represented a substantial portion of the net income reported by the Company in certain periods. The size and timing of these transactions are dependent on market and other conditions that are beyond the Company's control. Accordingly, there can be no assurance that the Company will be able to generate gains from such transactions in the future.

  Further, in October 1995, the Financial Accounting Standards Board ("FASB") issued an exposure draft of a Proposed Statement of Financial Accounting Standards, "Consolidated Financial Statements: Policy and Procedures" (the "Proposed Statement"). The Proposed Statement would establish new rules for how consolidated financial statements should be prepared. If the Proposed Statement is adopted, there would be significant changes in the way the Company records certain transactions of its controlled subsidiaries. Among those changes, any sale of the stock of a subsidiary that does not result in a loss of control would be accounted for as a transaction in the equity of the consolidated entity with no gain or loss being recorded. The exposure draft addresses the consolidation issues in two parts: consolidation procedures, which includes proposed rule changes affecting the Company's ability to recognize gains on issuances of subsidiary stock, and consolidation policy, which does not address accounting for such gains. During 1997, the FASB decided to focus its efforts on the consolidation policy part of the exposure draft and to consider resuming discussion on consolidation procedures after completion of the efforts on consolidation policy. The timing and content of any final statement are uncertain.

  Competition. The Company encounters and expects to continue to encounter significant competition in the sale of its products and services. The Company's competitors include a number of large multinational corporations, some of which may be able to adapt more quickly to new or emerging technologies and changes in customer requirements, or to devote greater resources to the promotion and sale of their products than the Company. Competition could increase if new companies enter the market or if existing competitors expand their product lines or intensify efforts within existing product lines. There can be no assurance that the Company's current products, products under development, or ability to develop new technologies will be sufficient to enable it to compete effectively. See "Business--Competition."

  Risks Associated with International Operations. International revenues account for a substantial portion of the Company's revenues, and the Company intends to continue to expand its presence in international markets. International revenues are subject to a number of risks, including the following: fluctuations in exchange rates may affect product demand and adversely affect the profitability in U.S. dollars of products and services provided by the Company in foreign markets where payment for the Company's products and services is made in the local currency; agreements may be difficult to enforce and receivables difficult to collect through a foreign country's legal system; foreign customers may have longer payment cycles; foreign countries may impose additional withholding taxes or otherwise tax the Company's foreign income, impose tariffs, or adopt other restrictions on foreign trade; U.S. export licenses may be difficult to obtain; and the protection of intellectual property in foreign countries may be more difficult to enforce. There can be no assurance that any of these factors will not have a material adverse impact on the Company's business and results of operations.

  Rapid and Significant Technological Change and New Products. The markets for the Company's products are characterized by rapid and significant technological change, evolving industry standards and frequent new product introductions and enhancements. Many of the Company's products and products under development are technologically innovative and require significant planning, design, development, and testing at the technological, product, and manufacturing-process levels. These activities require significant capital commitments and investment by the Company. In addition, products that are competitive in the Company's markets are characterized by rapid and significant technological change due to industry standards that may change on short notice and by the introduction of new products and technologies that render existing products and technologies uncompetitive or obsolete. There can be no assurance that any of the products currently being developed by the Company, or those to be developed in the future, will be technologically feasible or accepted by the marketplace, that any such development will be completed in any particular time frame, or that the Company's products or proprietary technologies will not become uncompetitive or obsolete.

  Possible Adverse Effect from Changes in Governmental Regulations. The Company competes in several markets which involve compliance by its customers with federal, state, local, and foreign regulations, such as environmental, health and safety, and food and drug regulations. The Company develops, configures, and markets its products to meet customer needs created by such regulations. These regulations may be amended or eliminated in response to new scientific evidence or political or economic considerations. Any significant change in regulations could adversely affect demand for the Company's products in regulated markets.

  Government Regulation; No Assurance of Regulatory Approvals. Certain of the Company's products are subject to pre-marketing clearance or approval by the U.S. Food and Drug Administration ("FDA") and similar agencies in foreign countries. The use or sale of certain of the Company's products under development may require approvals by other government agencies. The process of obtaining clearance and approval from the FDA and other government agencies is time-consuming and expensive. Furthermore, there can be no assurance that the necessary clearances or approvals for the Company's products, services, and products and services under development will be obtained on a timely basis, if at all.

  FDA regulations also require continuing compliance with specific standards in conjunction with the maintenance and marketing of products and services that have been approved or cleared. Failure to comply with applicable regulatory requirements can result in, among other things, civil and criminal penalties, suspension of approvals, recalls, or seizures of products, injunctions, and criminal prosecutions.

  Risks Associated with Dependence on Capital Spending Policies and Government Funding. The Company's customers include pharmaceutical and chemical companies, laboratories, universities, healthcare providers, paper manufacturers, consumer product companies, government agencies, and public and private research institutions. The capital spending of these entities can have a significant effect on the demand for the Company's products. Such spending is based on a wide variety of factors, including the resources available to make purchases, the spending priorities among various types of equipment, public policy, and the effects of different economic cycles. Any decrease in capital spending by any of the customer groups that account for a significant portion of the Company's sales could have a material adverse effect on the Company's business and results of operations.

  Dependence on Patents and Proprietary Rights. The Company places considerable importance on obtaining patent and trade secret protection for significant new technologies, products, and processes because of the length of time and expense associated with bringing new products through the development process and to the marketplace. The Company's success depends in part on its ability to develop patentable products and obtain and enforce patent protection for its products both in the United States and in other countries. The Company owns numerous United States and foreign patents, and intends to file additional applications for patents as appropriate to cover its products. No assurance can be given that patents will issue from any pending or future patent applications owned by or licensed to the Company or that the claims allowed under any issued patents will be sufficiently broad to protect the Company's technology. In addition, no assurance can be given that any issued patents owned by or licensed to the Company will not be challenged, invalidated, or circumvented, or that the rights granted thereunder will provide competitive advantages to the Company. There can be no assurance that third parties will not assert claims against the Company that the Company infringes the intellectual property rights of such parties. The Company could incur substantial costs and diversion of management resources with respect to the defense of any such claims, which could have a material adverse effect on the Company's business, financial condition, and results of operations. Furthermore, parties making such claims could secure a judgment awarding substantial damages, as well as injunctive or other equitable relief, which could effectively block the Company's ability to make, use, sell, distribute, or market its products and services in the United States or abroad. In the event that a claim relating to intellectual property is asserted against the Company, the Company may seek licenses to such intellectual property. There can be no assurance, however, that such licenses could be obtained on commercially reasonable terms, if at all. The failure to obtain the necessary licenses or other rights could preclude the sale, manufacture, or distribution of the Company's products and, therefore, could have a material adverse effect on the Company's business, financial condition, and results of operations.

  The Company relies on trade secrets and proprietary know-how, which it seeks to protect, in part, by confidentiality agreements with its collaborators, employees, and consultants. There can be no assurance that these agreements will not be breached, that the Company would have adequate remedies for any breach, or that the Company's trade secrets will not otherwise become known or be independently developed by competitors.

  Potential Impact of Year 2000 on Processing of Date-sensitive
Information. The Company is currently assessing the potential impact of the year 2000 on the processing of date-sensitive information by the Company's computerized information systems and on products sold as well as products purchased by the Company. The Company believes that its internal information systems and current products are either year 2000 compliant or will be so prior to the year 2000 without incurring material costs. There can be no assurance, however, that the Company will not experience unexpected costs and delays in achieving year 2000 compliance for its internal information systems and current products, which could result in a material adverse effect on the Company's future results of operations.

  The Company is presently assessing the effect that the year 2000 problem may have on its previously sold products. The Company is also assessing whether its key suppliers are adequately addressing this issue and the effect this might have on the Company. The Company has not completed its analysis and is unable to conclude at this time that the year 2000 problem as it relates to its previously sold products and products purchased from key suppliers is not reasonably likely to have a material adverse effect on the Company's future results of operations.

                                USE OF PROCEEDS

  The net proceeds from the sale of the Common Stock will amount to approximately $239,653,000 ($275,654,000 if the Underwriters' over-allotment options are exercised in full), assuming a public offering price per share of $38.563 (the closing price on the New York Stock Exchange on March 11, 1998). The Company intends to use these net proceeds for general corporate purposes, which may include possible acquisitions of businesses, repayment of outstanding indebtedness, capital expenditures, working capital requirements, research and development, loans to and/or investments in the Company's subsidiaries, and repurchase of its Common Stock and other securities and the securities of any of its subsidiaries through open-market purchases or otherwise. The precise amount and timing of the application of such proceeds will depend upon the funding requirements of the Company and the availability and cost of other funds. The Company is in various stages of negotiations with respect to several acquisitions; however, it currently has no commitment or agreement for any material acquisition. Pending these uses, the Company expects to invest the net proceeds primarily in investment grade interest or dividend bearing instruments.

                          PRICE RANGE OF COMMON STOCK

  The Company's Common Stock is traded on the New York Stock Exchange under the symbol TMO. The following table sets forth the high and low sales prices for the periods indicated of the Company's Common Stock as reported in the consolidated transaction reporting system. Sales prices have been restated to reflect a three-for-two stock split, effected in the form of a 50% stock dividend, in June 1996.

      FISCAL 1996                                                 HIGH     LOW
      -----------                                                ------- -------
      First Quarter............................................. $42.083 $30.417
      Second Quarter............................................  44.375  38.833
      Third Quarter.............................................  41.875  31.750
      Fourth Quarter............................................  41.250  29.750
      FISCAL 1997
      -----------
      First Quarter.............................................  40.500  30.875
      Second Quarter............................................  38.750  28.375
      Third Quarter.............................................  41.500  32.125
      Fourth Quarter............................................  44.500  33.500
      FISCAL 1998
      -----------
      First Quarter (through March 11, 1998)....................  44.250  37.938

  As of March 11, 1998, the Company had 9,165 holders of record of its Common Stock. This does not include holdings in street or nominee names. The closing price on the New York Stock Exchange for the Company's Common Stock on March 11, 1998 was $38.563.

                                DIVIDEND POLICY

  The Company has never paid cash dividends on its Common Stock and does not expect to pay cash dividends in the foreseeable future because its policy has been to use earnings to finance expansion and growth. Payment of dividends will rest within the discretion of the Company's Board of Directors and will depend upon, among other factors, the Company's earnings, capital requirements and financial condition.

                                CAPITALIZATION

  The following table sets forth the capitalization of the Company as of January 3, 1998, stated on a pro forma basis to reflect the issuance by Thermo Instrument Systems Inc., in January 1998, of $250,000,000 principal amount of 4% Subordinated Convertible Debentures due 2005, and as adjusted to give effect to the sale of shares of Common Stock offered hereby at an assumed public offering price of $38.563 per share (the closing price on the New York Stock Exchange on March 11, 1998), after deducting estimated underwriting discounts and commissions and offering expenses payable by the Company. There has been no material change in the capitalization of the Company since January 3, 1998, except as reflected in the pro forma column below.

                                                          JANUARY 3, 1998
                                                       ----------------------
                                                                       AS
                                                       PRO FORMA    ADJUSTED
                                                       ----------  ----------
                                                          (IN THOUSANDS,
                                                       EXCEPT SHARE AMOUNTS)
Short-term Obligations:
 Notes payable........................................ $  105,623  $  105,623
 Current maturities of long-term obligations..........     71,289      71,289
 Common stock of subsidiary subject to redemption
  ($18,450 redemption value)..........................     18,138      18,138
                                                       ----------  ----------
                                                       $  195,050  $  195,050
                                                       ==========  ==========
Long-term Obligations (1):
 Senior convertible obligations....................... $  187,824  $  187,824
 Subordinated convertible obligations.................  1,723,015   1,723,015
 Nonrecourse tax-exempt obligations...................     37,600      37,600
 Other................................................     44,468      44,468
                                                       ----------  ----------
                                                        1,992,907   1,992,907
                                                       ----------  ----------
Minority Interest.....................................    719,622     719,622
                                                       ----------  ----------
Common Stock of Subsidiaries Subject to Redemption
 ($95,262 redemption value)...........................     93,312      93,312
                                                       ----------  ----------
Shareholders' Investment:
 Preferred stock, $100 par value, 50,000 shares
  authorized; none issued
 Common stock, $1 par value, 350,000,000 shares
  authorized;
  159,206,337 shares issued and 165,706,337 shares as
  adjusted (2)........................................    159,206     165,706
 Capital in excess of par value.......................    843,709   1,076,862
 Retained earnings....................................  1,034,640   1,034,640
 Treasury stock at cost, 95,684 shares................     (3,839)     (3,839)
 Cumulative translation adjustment....................    (46,339)    (46,339)
 Net unrealized gain on available-for-sale
  investments.........................................     10,532      10,532
                                                       ----------  ----------
                                                        1,997,909   2,237,562
                                                       ----------  ----------
Total Capitalization (Long-term Obligations, Minority
 Interest, Common Stock of Subsidiaries Subject to
 Redemption and Shareholders' Investment)............. $4,803,750  $5,043,403
                                                       ==========  ==========

--------
(1) See Note 5 of Notes to Consolidated Financial Statements.
(2) Does not include 31,354,154 shares of Common Stock reserved for issuance under the Company's stock-based compensation plans, shares reserved for issuance upon conversion or exchange of outstanding convertible securities and shares reserved for issuance under the Company's Shareholder Rights Plan. See Note 7 of Notes to Consolidated Financial Statements.

                        SELECTED FINANCIAL INFORMATION

  The selected financial information presented below as of and for the fiscal years ended January 3, 1998 and December 28, 1996 and for the fiscal year ended December 30, 1995, has been derived from the Company's Consolidated Financial Statements, which have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report included herein. The selected financial information as of and for the fiscal years ended December 31, 1994 and January 1, 1994 and as of December 30, 1995, has been derived from the Company's Consolidated Financial Statements, which have been audited by Arthur Andersen LLP, but have not been included or incorporated by reference into the Prospectus. This information should be read in conjunction with the Company's Consolidated Financial Statements and related notes included herein.

                             1997     1996(1)      1995      1994(2)       1993
                          ---------- ---------- ----------  ----------  ----------
                                     (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF INCOME
 DATA:
Revenues................  $3,558,320 $2,932,558 $2,270,291  $1,729,191  $1,354,508
                          ---------- ---------- ----------  ----------  ----------
Costs and Operating
 Expenses:
 Cost of product and
  service revenues......   1,973,265  1,657,746  1,239,762     928,645     755,493
 Expenses for research
  and development and
  new lines of business
  (3)...................     337,305    301,457    272,809     233,099     183,965
 Selling, general, and
  administrative
  expenses..............     840,692    689,248    510,564     384,715     289,282
 Restructuring and other
  nonrecurring costs,
  net...................       1,272     37,641     21,938         650       6,616
                          ---------- ---------- ----------  ----------  ----------
                           3,152,534  2,686,092  2,045,073   1,547,109   1,235,356
                          ---------- ---------- ----------  ----------  ----------
Operating Income........     405,786    246,466    225,218     182,082     119,152
Gain on Issuance of
 Stock by Subsidiaries..      80,055    126,599     80,815      25,283      39,863
Other Income (Expense),
 Net....................       2,626      1,486     (7,225)       (989)    (27,548)
                          ---------- ---------- ----------  ----------  ----------
Income Before Income
 Taxes and Minority
 Interest...............     488,467    374,551    298,808     206,376     131,467
Provision for Income
 Taxes..................     174,713    110,845     98,711      70,703      33,513
Minority Interest
 Expense................      74,426     72,890     60,515      30,962      21,086
                          ---------- ---------- ----------  ----------  ----------
Net Income..............  $  239,328 $  190,816 $  139,582  $  104,711  $   76,868
                          ========== ========== ==========  ==========  ==========
Earnings per Share:
 Basic..................  $     1.57 $     1.35 $     1.10  $      .90  $      .74
                          ========== ========== ==========  ==========  ==========
 Diluted................  $     1.41 $     1.17 $      .95  $      .78  $      .65
                          ========== ========== ==========  ==========  ==========
Weighted Average Shares:
 Basic..................     152,489    141,525    126,626     116,500     104,203
                          ========== ========== ==========  ==========  ==========
 Diluted................     176,082    175,605    158,562     151,048     130,549
                          ========== ========== ==========  ==========  ==========
BALANCE SHEET DATA (AT
 END OF PERIOD):
Working Capital.........  $2,001,963 $2,218,617 $1,317,146  $1,150,732  $  833,839
Total Assets............   5,795,869  5,141,244  3,786,339   3,061,935   2,507,597
Long-term Obligations...   1,742,907  1,550,342  1,118,077   1,049,850     647,592
Common Stock of
 Subsidiaries Subject to
 Redemption.............      93,312     76,525     17,513         --       14,511
Shareholders'
 Investment.............   1,997,909  1,754,369  1,309,729   1,007,486     873,720

--------
(1) Reflects the issuance of $585 million principal amount of the Company's convertible debentures.
(2) Reflects the issuance of $345 million principal amount of the Company's convertible debentures.
(3) Includes cost of research and development contracts of $143,743, $144,823, $167,120, $149,645, and $116,733 in 1997, 1996, 1995, 1994, and 1993,
    respectively.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

  Forward-looking statements, within the meaning of Section 21E of the Securities Exchange Act of 1934, are made throughout this Management's Discussion and Analysis of Financial Condition and Results of Operations. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words "believes," "anticipates," "plans," "expects," "seeks," "estimates," and similar expressions are intended to identify forward-looking statements. There are a number of important factors that could cause the results of the Company to differ materially from those indicated by such forward-looking statements, including those detailed elsewhere in this Prospectus Supplement under the caption "Risk Factors."

OVERVIEW

  The Company develops and manufactures a broad range of products that are sold worldwide. The Company expands the product lines and services it offers by developing and commercializing its own core technologies and by making strategic acquisitions of complementary businesses. The majority of the Company's businesses fall into six broad markets: instruments, alternative energy, paper recycling, biomedical, industrial outsourcing, and advanced technology.

  An important component of the Company's strategy is to establish leading positions in its markets through the application of proprietary technology, whether developed internally or acquired. A key contribution to the growth of the Company's segment income (as defined in the results of operations below), particularly over the last several years, has been the ability to identify attractive acquisition opportunities, complete those acquisitions, and derive a growing income contribution from the newly acquired businesses as they are integrated into the Company's business segments and their profitability improves.

  The Company seeks to minimize its dependence on any specific product or market by expanding and diversifying its portfolio of businesses and technologies. Similarly, the Company's goal is to maintain a balance in its businesses between those affected by various regulatory cycles and those more dependent on the general level of economic activity. Although the Company is diversified in terms of technology, product offerings, and geographic markets served, the future financial performance of the Company as a whole will be largely affected by the strength of worldwide economies and the continued adoption and diligent enforcement of health, safety, and environmental regulations and standards, among other factors.

  The Company believes that maintaining an entrepreneurial atmosphere is essential to its continued growth and development. In order to preserve this atmosphere, the Company has adopted a strategy of spinning out certain of its businesses into separate subsidiaries and having these subsidiaries sell a minority interest to outside investors. The Company believes that this strategy provides additional motivation and incentives for the management of the subsidiaries through the establishment of subsidiary-level stock option programs, as well as capital to support the subsidiaries' growth. As a result of the sale of stock by subsidiaries, the issuance of stock by subsidiaries upon conversion of convertible debentures, and similar transactions, the Company records gains that represent the increase in the Company's net investment in the subsidiaries and are classified as "Gain on issuance of stock by subsidiaries" in the accompanying statement of income. These gains have represented a substantial portion of the net income reported by the Company in certain periods. The size and timing of these transactions are dependent on market and other conditions that are beyond the Company's control. Accordingly, there can be no assurance that the Company will be able to generate gains from such transactions in the future.

  Further, in October 1995, the Financial Accounting Standards Board ("FASB") issued an exposure draft of a Proposed Statement of Financial Accounting Standards, "Consolidated Financial Statements: Policy and Procedures" (the "Proposed Statement"). The Proposed Statement would establish new rules for how consolidated financial statements should be prepared. If the Proposed Statement is adopted, there would be significant changes in the way the Company records certain transactions of its controlled subsidiaries. Among those changes, any sale of the stock of a subsidiary that does not result in a loss of control would be accounted for as a transaction in equity of the consolidated entity with no gain or loss being recorded. The exposure draft addresses the consolidation issues in two parts: consolidation procedures, which includes proposed rule changes affecting the Company's ability to recognize gains on issuances of subsidiary stock, and consolidation policy, which does not address accounting for such gains. During 1997, the FASB decided to focus its efforts on the consolidation policy part of the exposure draft and to consider resuming discussion on consolidation procedures after completion of the efforts on consolidation policy. The timing and content of any final statement are uncertain.

RESULTS OF OPERATIONS

1997 COMPARED WITH 1996

  Sales in 1997 were $3,558.3 million, an increase of $625.8 million, or 21%, over 1996. Segment income, excluding restructuring and other nonrecurring costs, net, of $1.3 million in 1997 and $37.6 million in 1996, described below, increased 40% to $438.3 million in 1997 from $312.9 million in 1996. (Segment income is income before corporate general and administrative expenses, other income and expense, minority interest expense, and income taxes.) Operating income, which includes restructuring and other nonrecurring costs, net, increased 65% to $405.8 million in 1997 from $246.5 million in 1996.

Instruments

  Sales from the Instruments segment were $1,592.3 million in 1997, an increase of $383.0 million, or 32%, over 1996. Sales increased primarily due to acquisitions made by Thermo Instrument, which added $407 million of sales in 1997. The unfavorable effects of currency translation due to the strengthening of the U.S. dollar relative to foreign currencies in countries in which Thermo Instrument operates decreased revenues by $46.8 million in 1997. In addition, revenues increased in 1997 due to higher sales at ThermoQuest's existing mass spectrometry business, partly as a result of the continued success of a new product introduced in the first quarter of 1996, and due to increased sales from Metrika Systems, primarily as a result of increased sales in international markets at its on-line raw-materials analyzer business. Revenues also increased at ONIX Systems, primarily due to increased sales of industry-specific instruments to the production segment of the oil and gas industry. Revenues from Thermo Optek's existing businesses decreased slightly due to the inclusion in 1996 of several large nonrecurring sales to the Chinese and Japanese governments, a decrease in demand for elemental products in Japan, and the elimination of certain unprofitable acquired product lines, offset substantially by greater demand at one of its business units.

  Segment income margin (segment income margin is segment income as a percentage of sales), excluding nonrecurring items, net, of $1.3 million of income in 1997 and $3.5 million of costs in 1996, improved to 14.7% in 1997 from 11.8% in 1996. The improvement was primarily due to operating margin improvement at certain of the Fisons businesses acquired in 1996 and increased sales of ThermoQuest's higher-margin mass spectrometry products. This increase was offset in part by the inclusion of lower-margin revenues at certain acquired businesses, including Life Sciences, which recorded an adjustment to expense of $3.6 million relating to the sale of inventories revalued at the date of acquisition and, to a lesser extent, a decrease in segment income margin at ThermoSpectra, primarily as a result of a one-time inventory write-off and a change in sales mix at one of its business units. The 1996 period included a charge of $2.0 million relating to the sale of inventories revalued at the date of the acquisition of the Fisons businesses. Nonrecurring income of $1.3 million in 1997 represents a $2.2 million gain on the sale of a business by ThermoSpectra, offset in part by $0.9 million of severance costs for employees terminated during 1997 at one of ThermoSpectra's business units. During 1996, the Company recorded nonrecurring costs of $3.5 million, which represented the write-off of acquired technology relating to the acquisition of the Fisons businesses (see Note 11 of Notes to Consolidated Financial Statements).

Alternative Energy

  Sales from the Alternative Energy segment were $384.9 million in 1997, compared with $339.8 million in 1996. Within this segment, revenues from Thermo Ecotek increased to $189.5 million in 1997 from $154.3 million in 1996. Revenues from Thermo Ecotek's Thermo Trilogy biopesticide subsidiary increased by $18.7 million to $21.4 million, primarily due to the inclusion of revenues from two acquired businesses. Thermo Ecotek's revenues in 1997 include $8.2 million for a contractual settlement with a utility, pursuant to which Thermo Ecotek surrendered its rights to a power sales agreement relating to a cogeneration facility it had planned to develop and construct on Staten Island, New York. The settlement, reached in 1993, called for Thermo Ecotek to refund $8.2 million to the utility should Thermo Ecotek construct and commence operations of a plant on Staten Island prior to 2000. Thermo Ecotek had deferred recognition of the refundable portion of the settlement pending a decision concerning development of the plant. During 1997, Thermo Ecotek determined that, due to economic conditions in the domestic energy market, it would not proceed with development of a facility on Staten Island. In addition, higher contractual energy rates at all of Thermo Ecotek's facilities, except the Hemphill plant in New Hampshire, contributed to higher revenues in 1997. Pursuant to Thermo Ecotek's utility contracts for its four plants in California, there will be no further contractual energy rate increases beginning in 1998. Revenues in 1996 from the Company's wholly owned waste-recycling facility in southern California, which was sold in July 1996, were $9.2 million. Sales at Peter Brotherhood declined to $39.6 million in 1997 from $54.4 million in 1996, primarily due to the disposal of certain business units, which resulted in a $14.2 million decrease in revenues. The business units were sold for a nominal loss. Sales from Thermo Power increased to $155.8 million in 1997 from $122.1 million in 1996, primarily due to $38.8 million of sales from Peek plc, acquired in November 1997, as well as higher engine sales due to a $3.6 million nonrecurring order from one customer, offset in part by lower demand for Thermo Power's remaining product lines.

  Segment income, excluding nonrecurring items, net, of $8.3 million of income in 1997 and $4.4 million of costs in 1996, was $60.2 million in 1997, compared with $42.5 million in 1996. Thermo Ecotek's segment income was $50.4 million in 1997, compared with $39.3 million in 1996. The increase primarily resulted from $8.2 million of segment income from the contractual settlement with a utility concerning the cancellation of a power sales agreement and, to a lesser extent, higher contractual energy rates. These increases were offset in part by a decrease in Thermo Ecotek's segment income of $4.6 million in 1997 as a result of the funding of certain reserves required in connection with a nonrecourse lease agreement for its Woodland, California plant. The Woodland plant's results were approximately breakeven in 1997 and are expected to remain so for the foreseeable future. Segment income in 1996 from the Company's waste-recycling facility, which was sold in July 1996, was $4.6 million. Results from this facility, net of related interest expense (not included in segment income), were approximately breakeven in 1996. During 1997, the Company settled two legal cases in which it was a defendant, concerning development of a proposed waste-to-energy facility and development and construction of an alternative-energy facility. These matters were settled for amounts less than the damages that had been sought by the plaintiffs and less than the amounts that had been reserved by the Company. As a result, in 1997, the Company reversed $9.7 million of reserves previously established for these matters, which is included in restructuring and other nonrecurring costs, net (see Note 11 of Notes to Consolidated Financial Statements). Segment income at Thermo Power improved to $7.5 million from $1.1 million in 1996, primarily due to contributions from Peek and, to a lesser extent, improved segment income at its engines and industrial refrigeration businesses, due to increased engine revenues, lower warranty costs in both businesses, as well as lower overhead as a result of consolidating two engine manufacturing facilities. Excluding restructuring and other nonrecurring costs of $1.4 million in 1997 and $4.4 million in 1996, Peter Brotherhood was profitable in 1997, compared with a segment loss of $2.5 million in 1996. The restructuring and other nonrecurring costs in 1997 related primarily to severance for employees terminated, and in 1996 related primarily to the write-off of a nontrade receivable and severance costs.

  Two of Thermo Ecotek's plants are located in New Hampshire and sell power to Public Service Company of New Hampshire ("PSNH"). In January 1997, PSNH's parent company, Northeast Utilities, disclosed in a filing with the Securities and Exchange Commission that if a proposed deregulation plan for the New Hampshire electric utility industry were adopted, PSNH could default on certain financial obligations and seek bankruptcy protection. In February 1997, the New Hampshire Public Utilities Commission ("NHPUC") voted to adopt a deregulation plan, and in March 1997, PSNH filed suit to block the plan. In March 1997, the federal district court issued a temporary restraining order that prohibits the NHPUC from implementing the deregulation plan as it affects PSNH, pending a determination by the court on whether PSNH's claim could be heard by the court. In April 1997, the court ruled that it could now hear the case and ordered that the restraining order would continue indefinitely pending the outcome of the suit. In addition, in March 1997, Thermo Ecotek, along with a group of other biomass power producers, filed a motion with the NHPUC seeking clarification of the NHPUC's proposed deregulation plan regarding several issues, including purchase requirements and payment of current rate order prices with respect to Thermo Ecotek's energy output. An unfavorable resolution of this matter, including the bankruptcy of PSNH, could have a material adverse effect on Thermo Ecotek's results of operations and financial position.

  Thermo Ecotek has continued to address issues concerning operations at its Gillette, Wyoming, coal-beneficiation facility. Thermo Ecotek has conducted extensive testing and operated the facility, producing commercially salable product. For tax purposes, the facility must be "placed in service" by June 30, 1998, to qualify for certain tax credits on its output. Although the facility has operated and produced commercially salable product, Thermo Ecotek has encountered certain difficulties in achieving optimal and sustained operation. Thermo Ecotek has addressed and resolved certain problems previously encountered, including a fire at the facility and certain construction problems relating to the flow of materials within the facility and the design and operation of certain pressure-release equipment. Currently, Thermo Ecotek is experiencing certain operational problems relating to tar residue build-up within the system during production. Thermo Ecotek is actively exploring solutions to this problem. Because the technology being developed at the facility is new and untested, no assurance can be given that other difficulties will not arise or that Thermo Ecotek will be able to correct these problems and achieve optimal and sustained performance.

Paper Recycling

  Sales in the Paper Recycling segment were $278.9 million in 1997, compared with $286.3 million in 1996. A wholly owned subsidiary of the Company recorded $58.0 million of revenues from a contract to design and construct an office wastepaper de-inking facility in 1996. This contract was substantially completed in the second quarter of 1996. Sales from Thermo Fibertek increased 25% to $239.6 million from $192.2 million in 1996, primarily due to revenues of $52.7 million from acquired businesses, principally Thermo Black Clawson, which was acquired in May 1997. Increases in revenues from Thermo Fibertek's accessories, water-management, and other businesses were substantially offset by an $11.3 million decrease in revenues at its recycling business due to a continuing decrease in demand resulting from a severe drop in de-inked pulp prices in 1996. In addition, the unfavorable effects of currency translation reduced Thermo Fibertek's revenues by

$6.3 million in 1997. Sales from Thermo TerraTech's thermal-processing equipment business were $25.3 million in 1997, compared with $25.5 million in 1996. In October 1997, this business was sold for a nominal loss. Sales of automated electroplating equipment by Napco increased $3.4 million to $14.0 million, primarily due to higher demand.

  Segment income margin, excluding restructuring and other nonrecurring costs of $1.1 million in 1997, was 11.5% in 1997, compared with 12.6% in 1996. This decline primarily resulted from lower sales at Thermo Fibertek's recycling business and lower-margin revenues from Thermo Black Clawson. In addition, the Company recorded a segment loss in 1997 on the contract to design and construct the office wastepaper de-inking facility due to a reserve established in 1997 for disputed contractual items relating to this facility. Thermo Fibertek recorded restructuring and other nonrecurring costs of $1.1 million in 1997 relating to the consolidation of the operations of two of its subsidiaries into the operations of Thermo Black Clawson (see Note 11 of Notes to Consolidated Financial Statements).

Biomedical Products

  Sales from the Biomedical Products segment were $590.2 million in 1997, an increase of $134.3 million, or 29%, over 1996. Sales increased due to the inclusion of $62.7 million in sales from acquired businesses, increased demand at Trex Medical and Bird Medical Technologies, Inc., and growth at ThermoLase's hair-removal business due to the opening of new spas and higher revenues from physician- and international-licensing arrangements. Rather than continuing to open additional domestic spas, ThermoLase intends to concentrate its resources on attempting both to increase the capacity utilization of its existing U.S. spas and to expand its physician-licensing program and international licensing arrangements. These increases in revenues were offset in part by a $4.7 million decline in sales of Thermo Cardiosystems' left ventricular-assist systems ("LVAS"), which Thermo Cardiosystems believes resulted from delayed orders as customers await approval from the U.S. Food and Drug Administration of its advanced electric LVAS. Although Thermo Cardiosystems believes that such approval may be received during the first six months of 1998, there can be no assurance that approval will occur within the expected time period, or at all.

  Segment income, excluding restructuring and other nonrecurring costs of $0.5 million in 1997 and $29.7 million in 1996, increased to $53.2 million in 1997 from $46.1 million in 1996. This increase resulted substantially from improvements at existing businesses, primarily at Bird Medical, SensorMedics Corporation, and Trex Medical's existing businesses and, to a lesser extent, the inclusion of segment income from acquired businesses. This increase in segment income was offset in part by an increase in segment loss at ThermoLase to $18.4 million in 1997 from $7.6 million in 1996, due to the early operations of its Spa Thira hair-removal business, which has been operating below maximum capacity as it seeks to develop its client base and refine its process and operating procedures, and by pre-opening costs incurred in connection with new spa openings. ThermoLase believes that improvements in the efficacy and duration of its SoftLight(R) hair-removal process are critical elements in its ability to improve the profitability of its spas. In 1998, the effect of operating each spa below maximum capacity, as ThermoLase develops its client base and expands its product lines, will continue to have a negative effect on ThermoLase's segment income. Thermo Cardiosystems' profitability declined by $4.7 million primarily due to a decrease in LVAS revenues. Restructuring and other nonrecurring costs of $0.5 million in 1997 represent costs to close certain foreign sales offices at certain of the Company's wholly owned businesses. Restructuring and other nonrecurring costs of $29.7 million in 1996 included a write-off of $12.7 million of cost in excess of net assets of acquired company and certain other intangible assets at Thermedics' Corpak subsidiary, $11.4 million of costs incurred by SensorMedics primarily as a result of its merger with the Company, $4.9 million for Thermo Cardiosystems' write-off of acquired technology relating to a 1996 acquisition, and $0.7 million of other costs (see Note 11 of Notes to Consolidated Financial Statements).

Industrial Outsourcing

  Sales in the Industrial Outsourcing segment were $305.5 million in 1997, an increase of $31.6 million, or 12%, over 1996. Revenues from Thermo TerraTech's remediation and recycling services increased to $136.5 million in 1997 from $121.2 million in 1996, primarily due to the inclusion of $22.9 million of sales from acquired businesses, offset in part by a $6.4 million decrease in revenues at one of Thermo Remediation's business units resulting from a decline in the number of contracts in process. In addition, revenues from Thermo Remediation's soil-remediation services decreased 18% to $18.5 million, resulting from lower volumes of soil processed due to overcapacity in the industry and, to a lesser extent, competitive pricing pressures early in the year. Revenues from consulting and design services increased $3.6 million due to the inclusion of $12.8 million from acquired businesses, offset in part by a decrease in revenues due to the completion of two large contracts. Sales of metallurgical services increased to $54.2 million in 1997 from $45.7 million in 1996, due to increased demand for existing services and the inclusion of $3.3 million of sales from an acquired business.

  Segment income, excluding restructuring and other nonrecurring costs of $7.9 million in 1997 and $0.1 million in 1996, was $21.7 million in 1997, compared with $17.8 million in 1996. Segment income improved in 1997 due to the effect in 1996 of costs incurred at Thermo TerraTech to reduce redundancies at regional laboratories, and by costs incurred at Thermo EuroTech in 1996 relating primarily to the settlement of several contract disputes, as well as the impact of severe winter weather in early 1996, which affected all phases of Thermo EuroTech's business. The effect of these improvements was offset in part by a decline in segment income from soil-remediation services due to lower sales as discussed above and lower segment income from consulting and design services due to the completion of two large contracts. Restructuring and other nonrecurring costs in 1997 included $7.8 million to write down certain capital equipment and intangible assets, including cost in excess of net assets of acquired companies, in response to a severe downturn in Thermo Remediation's soil-remediation business. This resulted in the closure of two soil-remediation sites during 1997 and reduced cash flows at certain other sites, such that analysis indicated that the investment in these assets would not be recovered (see Note 11 of Notes to Consolidated Financial Statements).

Advanced Technology

  Sales from the Advanced Technology segment were $415.0 million in 1997, compared with $375.5 million in 1996. Sales at Thermo Coleman were $156.2 million in 1997, compared with $144.2 million in 1996. This increase resulted primarily from its Thermo Information Solutions subsidiary's contract to supply kiosk units and, to a lesser extent, higher integrated document management revenues and sales of $3.3 million from acquired businesses. These increases in revenues were offset in part by a decrease in revenues from government contracts. Sales of kiosk units increased to $16.5 million in 1997 from $1.4 million in 1996. Thermo Information Solutions intends to exit this business in 1998 due to inherently low margins, lower than expected orders from its sole customer, and the absence of other orders. Thermo Coleman experienced a decline in backlog totaling $19.4 million in 1997. Thermo Coleman's backlog at any certain date may not be indicative of future demand for its products or services. Sales at Thermo Sentron increased to $78.7 million in 1997 from $70.0 million in 1996, primarily due to higher demand and, to a lesser extent, sales of $4.2 million from acquired businesses, offset in part by the unfavorable effects of currency translation. Sales at Thermedics Detection increased 17% to $51.3 million in 1997, primarily due to sales of its Alexus systems in connection with the completion of a mandated product-line upgrade from The Coca-Cola Company to its existing installed base, and $3.2 million of sales of explosives-detection systems to the U.S. Federal Aviation Administration. Thermedics Detection expects that sales of its Alexus systems will slow in 1998 due to the completion of the mandated upgrade for The Coca-Cola Company in 1997 and a decrease in demand for new installations. Sales at Thermo Voltek declined to $44.6 million in 1997 from $48.5 million in 1996, primarily due to lower demand for electrostatic compatibility ("EMC") test products, resulting from the declining influence of IEC 801, the European Union directive on electromagnetic compatibility that took effect January 1, 1996, and, to a lesser extent, a decline in the component-reliability market for electrostatic discharge test equipment that resulted from a slowdown in capital expenditures by the semiconductor industry. These decreases in revenues at Thermo Voltek were offset in part by sales of $5.8 million from acquired businesses. Sales from ThermoTrex's business units, including Trex Communications, increased $12.7 million in 1997 as a result of $6.9 million of sales from an acquired business at Trex Communications and, to a lesser extent, increased revenues from government contracts.

  Segment income margin, excluding restructuring and other nonrecurring costs of $1.4 million in 1997, was 8.8% in 1997, compared with 7.5% in 1996. This improvement resulted from increased sales and the impact in the 1996 period of charges for inventory obsolescence and other adjustments at Thermedics Detection, as well as a loss in the 1996 period at ThermoTrex's advanced-technology research center due to cost overruns and higher expenses for new lines of business. The improvement was offset in part by a decrease in profitability at Thermo Voltek and lower margins at Thermo Coleman as a result of increased sales of low-margin kiosk units and reduced revenues from government contracts. Restructuring and other nonrecurring costs of $1.4 million in 1997 were recorded by ThermoTrex for the write-off of acquired technology relating to an acquisition (see Note 11 of Notes to Consolidated Financial Statements).

Gain on Issuance of Stock by Subsidiaries

  As a result of the sale of stock by subsidiaries and issuance of stock by subsidiaries upon conversion of convertible debentures, the Company recorded gains of $80.1 million in 1997 and $126.6 million in 1996. See Notes 1 and 9 for a more complete description of these transactions. Minority interest expense increased to $74.4 million in 1997 from $72.9 million in 1996. Minority interest expense includes $19.0 million in 1997 and $38.2 million in 1996 related to gains recorded by the Company's majority-owned subsidiaries as a result of the sale of stock and the issuance of stock upon conversion of convertible debentures, by their subsidiaries.

Contingent Liabilities and Other Matters

  At year-end 1997, the Company was contingently liable with respect to certain lawsuits (see Note 6 of Notes to Consolidated Financial Statements).

  The Company is currently assessing the potential impact of the year 2000 on the processing of date-sensitive information by the Company's computerized information systems and on products sold as well as products purchased by the Company. The Company believes that its internal information systems and current products are either year 2000 compliant or will be so prior to the year 2000 without incurring material costs. There can be no assurance, however, that the Company will not experience unexpected costs and delays in achieving year 2000 compliance for its internal information systems and current products, which could result in a material adverse effect on the Company's future results of operations.

  The Company is presently assessing the effect that the year 2000 problem may have on its previously sold products. The Company is also assessing whether its key suppliers are adequately addressing this issue and the effect this might have on the Company. The Company has not completed its analysis and is unable to conclude at this time that the year 2000 problem as it relates to its previously sold products and products purchased from key suppliers is not reasonably likely to have a material adverse effect on the Company's future results of operations.

1996 COMPARED WITH 1995

  Sales in 1996 were $2,932.6 million, an increase of $662.3 million, or 29%, over 1995. Segment income, excluding restructuring and other nonrecurring costs of $37.6 million in 1996 and $21.9 million in 1995, described below, increased 16% to $312.9 million in 1996 from $269.8 million in 1995. Operating income, which includes restructuring and other nonrecurring costs, was $246.5 million in 1996, compared with $225.2 million in 1995.

Instruments

  Sales from the Instruments segment were $1,209.4 million in 1996, an increase of $426.7 million, or 55%, over 1995. Sales increased primarily due to acquisitions made by Thermo Instrument, which added $404 million of sales in 1996. The unfavorable effects of currency translation due to the strengthening of the U.S. dollar relative to foreign currencies in countries in which Thermo Instrument operates decreased revenues by $21.8 million in 1996. The remainder of the increase resulted primarily from greater demand at Thermo Instrument's mass spectrometry business as a result of recently introduced products and, to a lesser extent, greater demand at its Fourier transform infrared spectrometry business.

  Segment income margin, excluding restructuring and other nonrecurring costs of $3.5 million in 1996, declined to 11.8% in 1996 from 14.5% in 1995, primarily due to lower margins at acquired businesses. Restructuring and other nonrecurring costs of $3.5 million represents the write-off of acquired technology relating to the acquisition of the Fisons businesses (see Note 11 of Notes to Consolidated Financial Statements).

Alternative Energy

  Sales from the Alternative Energy segment were $339.8 million in 1996, compared with $325.9 million in 1995. Within this segment, revenues from Thermo Ecotek were $154.3 million in 1996, compared with $141.4 million in 1995. This increase resulted primarily from higher contractual energy rates at all of Thermo Ecotek's facilities, except the Hemphill plant in New Hampshire; increased revenues at the Delano plants in California resulting from fewer days of scheduled and unscheduled outages; and an acquisition that added $2.6 million in revenues. Revenues from the Company's waste-recycling facility in southern California were $9.2 million in 1996, compared with $20.8 million in 1995. This facility was sold in July 1996. Sales at Peter Brotherhood declined 3% to $54.4 million as a result of lower demand for steam turbines. Sales from Thermo Power were $122.1 million in 1996, compared with $108.4 million in 1995. This increase resulted primarily from increased demand for custom-designed industrial refrigeration packages, remanufactured commercial cooling equipment, and the inclusion of revenues from lift-truck engines, offset in part by declines in revenues from marine-engine products and rental equipment.

  Segment income, excluding restructuring and other nonrecurring costs of $4.4 million in 1996 and $11.5 million in 1995, was $42.5 million in 1996, compared with $44.5 million in 1995. Thermo Ecotek had segment income of $39.3 million in 1996, compared with $34.6 million in 1995. This improvement results from increased revenues and, to a lesser extent, lower fuel costs. Segment income from the Company's waste-recycling facility, which was sold in July 1996, excluding restructuring and other nonrecurring costs of $11.5 million in 1995, was $4.6 million in 1996 and $5.9 million in 1995. Results from this facility, net of related interest expense (not included in segment income), were approximately at the breakeven level for both periods. Segment income at Thermo Power declined by $3.9 million to $1.1 million in 1996 due to a change in sales mix, a cost increase in one of the major components of its industrial refrigeration packages, higher depreciation expense at NuTemp, and higher warranty expenses for marine-engine products and at NuTemp. Peter Brotherhood incurred a segment loss of $2.5 million in 1996, excluding restructuring and other nonrecurring costs of $4.4 million, compared with a loss of $1.1 million in 1995. The decline resulted from increased costs to complete jobs in process as well as competitive pricing pressures. Peter Brotherhood recorded restructuring and other nonrecurring costs of $4.4 million in 1996 primarily for the write-off of a nontrade receivable and severance costs.

  Restructuring and other nonrecurring costs of $11.5 million in 1995 represents the Company's net investment in a waste-recycling facility in southern California that contracted to process waste for

San Diego County (the "County") under a long-term service agreement. During the third quarter of 1995, the County paid the Company less than the amount due under the long-term service agreement, and in October 1995, the Company notified the County that the County was in default of the service agreement. The County was a party to the financing arrangements for the facility and was also in default of certain terms of such arrangements. As a result of the County's default under the service agreement and financing arrangements, the Company concluded that it would be unable to recover its investment in the facility. In 1996, in settlement of these matters, the facility was sold to the County for a nominal amount plus the County's assumption of the facility debt.

Paper Recycling

  Sales in the Paper Recycling segment were $286.3 million in 1996, compared with $318.0 million in 1995. A wholly owned subsidiary of the Company recorded revenues from a contract to design and construct an office wastepaper de-inking facility of $58.0 million in 1996 and $77.0 million in 1995. This contract was substantially completed in the second quarter of 1996. Sales from Thermo Fibertek declined 7%, to $192.2 million in 1996. Thermo Fibertek's revenues under a subcontract from Thermo Electron to supply equipment and services for the office wastepaper de-inking facility described above decreased $12.9 million. Revenues from Thermo Fibertek's recycling business declined an additional $7.5 million due to lower demand resulting from a severe drop in de-inked pulp prices, offset in part by $2.2 million of revenues from a business acquired during 1996. Revenues from Thermo Fibertek's accessories business increased $8.8 million primarily due to increased demand. The unfavorable effects of currency translation reduced Thermo Fibertek's revenues by $1.7 million in 1996. Sales of Thermo TerraTech's thermal-processing equipment increased $8.3 million in 1996 due to increased demand, while sales of automated electroplating equipment by the Company's wholly owned Napco subsidiary declined $6.4 million in 1996.

  Segment income margin, excluding restructuring and other nonrecurring costs of $7.5 million in 1995, was 12.6% in 1996, compared with 11.5% in 1995. This improvement resulted primarily from a nonrecurring payment received under the office wastepaper de-inking facility contract in 1996, which represented certain cost savings on the contract, and increased revenues from Thermo TerraTech's thermal-processing equipment business from depressed levels in 1995. Restructuring and other nonrecurring costs of $7.5 million in 1995 represent the write-off of cost in excess of net assets of acquired companies, of which $5.0 million was recorded by Thermo TerraTech, and $2.5 million was recorded by Napco (see Note 11 of Notes to Consolidated Financial Statements).

Biomedical Products

  Sales in the Biomedical Products segment were $455.9 million in 1996, an increase of $139.3 million, or 44%, over 1995. Sales increased due to the inclusion of $111.7 million in sales from acquired businesses, as well as increased demand for certain products at Trex Medical, Thermo Cardiosystems' LVAS, and ThermoLase's hair-removal business.

  Segment income, excluding restructuring and other nonrecurring costs of $29.7 million in 1996, increased to $46.1 million in 1996 from $27.2 million in 1995. This improvement resulted primarily from the inclusion of segment income from acquired businesses and increased sales at existing businesses. Restructuring and other nonrecurring costs of $29.7 million in 1996 included a write-off of $12.7 million of cost in excess of net assets of acquired company and certain other intangible assets at Thermedics' Corpak subsidiary, $11.4 million of costs incurred by SensorMedics primarily as a result of its merger with the Company, $4.9 million for Thermo Cardiosystems' write-off of acquired technology relating to a 1996 acquisition, and $0.7 million of other costs (see Note 11 of Notes to Consolidated Financial Statements).

Industrial Outsourcing

  Sales in the Industrial Outsourcing segment were $273.9 million in 1996, an increase of $63.4 million, or 30%, over 1995. Revenues from Thermo TerraTech's remediation and recycling services increased to $121.2 million in 1996 from $67.5 million in 1995, primarily due to the inclusion of $53.9 million in revenues from acquired businesses. This increase was offset in part by a decline in revenues from soil-remediation services of $4.9 million in 1996 due to declines in the volume of soil processed as a result of more relaxed regulatory standards in several states and competitive pricing pressures; and by a decline in revenues at Thermo TerraTech's radiochemistry laboratory businesses reflecting a reduction in spending at the U.S. Department of Energy and reduced federal government budget appropriations. Sales of metallurgical services were $45.7 million in 1996, compared with $42.8 million in 1995. Sales increased due to increased demand for existing services, offset in part by a decline of $2.9 million resulting from the closing of a small metallurgical services division in 1995.

  Segment income, excluding restructuring and other nonrecurring costs of $0.1 million in 1996 and $2.0 million in 1995, was $17.8 million in 1996, compared with $23.2 million in 1995. Additional segment income from acquisitions was more than offset by costs incurred at Thermo TerraTech to reduce redundancies at regional laboratories and by costs incurred at Thermo EuroTech relating primarily to the settlement of several contract disputes, as well as the impact of severe winter weather in early 1996, which affected all phases of Thermo EuroTech's business, and by the effect of lower sales and income from the traditionally higher-margin soil-remediation services. Restructuring and other nonrecurring costs of $2.0 million in 1995 were recorded in connection with closing a metallurgical services division.

Advanced Technologies

  Sales from the Advanced Technologies segment were $375.5 million in 1996, compared with $323.6 million in 1995. Sales increased $73.5 million due to the inclusion of sales from acquired businesses. These increases were offset in part by declines in revenues due to lower U.S. government contract funding at Thermo Coleman and ThermoTrex due to increased competition for government research and development funding.

  Segment income, excluding restructuring and other nonrecurring costs of $1.0 million in 1995, was $28.0 million in 1996, compared with $24.8 million in 1995. Segment income provided by acquired companies and additional income from certain businesses were offset in part by lower segment income at Thermo Coleman, as a result of lower revenues, and by a loss incurred at ThermoTrex's advanced-technology research center due to cost overruns and higher expenses for new lines of business. Restructuring and other nonrecurring costs in 1995 primarily represent the write-off of intangible assets at ThermoTrex's East Coast division which was closed.

Gain on Issuance of Stock by Subsidiaries

  As a result of the sale of stock by subsidiaries, the issuance of stock by subsidiaries upon conversion of convertible debentures, and similar transactions, the Company recorded gains of $126.6 million in 1996 and $80.8 million in 1995. See Notes 1 and 9 for a more complete description of these transactions. Minority interest expense increased to $72.9 million in 1996 from $60.5 million in 1995. Minority interest expense includes $38.2 million in 1996 and $28.6 million in 1995 related to gains recorded by the Company's majority-owned subsidiaries as a result of the sale of stock and the issuance of stock upon conversion of convertible debentures, by their subsidiaries.

LIQUIDITY AND CAPITAL RESOURCES

  Consolidated working capital was $2,002.0 million at January 3, 1998, compared with $2,218.6 million at December 28, 1996. Included in working capital were cash, cash equivalents, and short-term available-for-sale investments of $1,522.7 million at January 3, 1998, compared with $1,846.3 million at December 28, 1996. In addition, the Company had long-term available-for-sale investments of $63.3 million at January 3, 1998, compared with $94.4 million at December 28, 1996. Of the total $1,586.0 million of cash, cash equivalents, and short- and long-term available-for-sale investments at January 3, 1998, $1,333.1 million was held by the Company's majority-owned subsidiaries and the balance was held by the Company and its wholly owned subsidiaries.

  During 1997, $269.0 million of cash was provided by operating activities. Cash of $86.5 million was used to fund an increase in accounts receivable, principally at Trex Medical, Thermo Instrument, and Thermo TerraTech. The increase in receivables at Trex Medical resulted primarily from increased sales and, to a lesser extent, longer customer payment patterns due to higher international sales and a shift to direct sales at a subsidiary. The increase in receivables at Thermo Instrument resulted from increased shipments in the fourth quarter at ThermoQuest and a competitive trend to commercial terms of 30 days from ThermoQuest's past practice of obtaining deposits on certain systems. The increase in receivables at Thermo TerraTech resulted from higher revenues at one business unit and a delay in the pursuit of collections at a second, which Thermo TerraTech expects to address in 1998 by expanding collection efforts. In addition, cash of $61.7 million was used to reduce other current liabilities, primarily for taxes and certain exit costs relating to acquisitions (see Note 3 of Notes to Consolidated Financial Statements).

  The Company's primary investing activities, excluding available-for-sale investment activity, included acquisitions, capital expenditures, and the sale of certain businesses and property, plant, and equipment. During 1997, the Company expended $849.1 million, net of cash acquired, for acquisitions and received a $36.1 million refund relating to a 1996 acquisition (see Note 3 of Notes to Consolidated Financial Statements). In addition, the Company sold certain businesses for net proceeds of $27.1 million. The Company expended $111.6 million for purchases of property, plant, and equipment and received proceeds of $15.6 million from the sale of property, plant, and equipment.

  The Company's financing activities provided $237.8 million of cash in 1997. Net proceeds from the issuance of Company and subsidiary common stock totaled $164.9 million, and net proceeds from the issuance of long-term obligations totaled $490.8 million. In addition, the Company repaid long-term obligations of $78.3 million.

  During 1997, an aggregate principal amount of $246.1 million of Company and subsidiary convertible obligations were converted into shares of Company and subsidiary common stock.

  In January 1998, Thermo Instrument issued and sold $250.0 million principal amount of 4% subordinated convertible debentures due 2005 for net proceeds of $243.8 million.

  The Company intends, for the foreseeable future, to maintain at least 80% ownership of its Thermo Instrument and Thermo Ecotek subsidiaries, which is required in order to continue to file a consolidated federal income tax return with these subsidiaries. In addition, the Company intends to maintain greater than 50% ownership of its other majority-owned subsidiaries so that it may continue to consolidate these subsidiaries for financial reporting purposes. This may require the purchase by the Company of additional shares or convertible debentures of these companies from time to time as the number of outstanding shares issued by these companies increases, either in the open market or directly from the subsidiaries. See Note 5 for a description of outstanding convertible debentures issued by Thermo Instrument and Thermo Ecotek. In addition, at January 3, 1998, Thermo Instrument and Thermo Ecotek had outstanding stock options for 4,365,000 shares and 1,267,000 shares, respectively, exercisable at various prices and subject to certain vesting schedules. The Company's other majority-owned subsidiaries also have outstanding stock options, convertible debentures, or both.

  During 1997, the Company and its majority-owned subsidiaries expended $311.1 million to purchase common stock and debentures of certain of the Company's majority-owned subsidiaries.

These purchases were made pursuant to authorizations by the Company's and certain majority-owned subsidiaries' Boards of Directors. As of January 3, 1998, $13.1 million and $35.0 million remained under the Company's and its majority-owned subsidiaries' authorizations, respectively. Subsequent to January 3, 1998, the Company and a majority-owned subsidiary received additional authorizations of $50.0 million and $10.0 million, respectively. The amount of purchases in a given reporting period may vary significantly.

  The Company has no material commitments for purchases of property, plant, and equipment and expects that, for 1998, expenditures on such items will approximate the 1997 level. Since January 3, 1998, a majority-owned subsidiary expended $4.5 million on the acquisition of a business and as of March 10, 1998, the Company's majority-owned subsidiaries had agreements or nonbinding letters of intent to acquire businesses for a total cost of approximately $67.5 million. Proposed acquisitions of new businesses are subject to various conditions to closing, and there can be no assurance that all proposed transactions will be consummated.

  As discussed above, a substantial percentage of the Company's consolidated cash and investments is held by subsidiaries that are not wholly owned by the Company. This percentage may vary significantly over time. Pursuant to the Thermo Electron Corporate Charter (the "Charter"), to which each of the majority-owned subsidiaries of the Company is a party, the combined financial resources of Thermo Electron and its subsidiaries allow the Company to provide banking, credit, and other financial services to its subsidiaries so that each member of the Thermo Electron group of companies may benefit from the financial strength of the entire organization. Toward that end, the Charter states that each member of the group may be required to provide certain credit support to the consolidated entity. This credit may rank junior, pari passu with, or senior in priority to payment of the other indebtedness of these members. Nonetheless, the Company's ability to access assets held by its majority-owned subsidiaries through dividends, loans, or other transactions is subject in each instance to a fiduciary duty owed to the minority shareholders of the relevant subsidiary. In addition, dividends received by Thermo Electron from a subsidiary that does not consolidate with Thermo Electron for tax purposes are subject to tax. Therefore, under certain circumstances, a portion of the Company's consolidated cash and short-term investments may not be readily available to Thermo Electron or certain of its subsidiaries.

MARKET RISK

  The Company is exposed to market risk from changes in foreign currency exchange rates, interest rates, and equity prices, which could affect its future results of operations and financial condition. The Company manages its exposure to these risks through its regular operating and financing activities. Additionally, the Company uses short-term forward contracts to manage certain exposures to foreign currencies. The Company enters into forward foreign exchange contracts to hedge firm purchase and sale commitments denominated in currencies other than its subsidiaries' local currencies. The Company does not engage in extensive foreign currency hedging activities; however, the purpose of the Company's foreign currency hedging activities is to protect the Company's local currency cash flows related to these commitments from fluctuations in foreign exchange rates. The Company's forward foreign exchange contracts principally hedge transactions denominated in U.S. dollars, British pounds sterling, French francs, and Japanese yen. Gains and losses arising from forward contracts are recognized as offsets to gains and losses resulting from the transactions being hedged. The Company does not enter into speculative foreign currency agreements.

Foreign Currency Exchange Rates

  The fair value of forward foreign exchange contracts is sensitive to changes in foreign currency exchange rates. The fair value of forward foreign exchange contracts is the estimated amount that the Company would pay or receive upon termination of the contract, taking into account the change in foreign exchange rates. A 10% depreciation in year-end 1997 foreign currency exchange rates related to the Company's contracts would result in a decrease in the unrealized gain on forward foreign exchange contracts of $3 million. Since the Company uses forward foreign exchange contracts as hedges of firm purchase and sale commitments, the unrealized gain or loss on forward foreign currency exchange contracts resulting from changes in foreign currency exchange rates would be offset by a corresponding change in the fair value of the hedged item.

  The Company generally views its investment in foreign subsidiaries with a functional currency other than the Company's reporting currency as long-term. The Company's investment in foreign subsidiaries is sensitive to fluctuations in foreign currency exchange rates. The functional currencies of the Company's foreign subsidiaries are principally denominated in British pounds sterling, French francs, and German deutsche marks. The effect of a change in foreign exchange rates on the Company's net investment in foreign subsidiaries is recorded as a separate component of shareholders' investment. A 10% depreciation in year-end 1997 functional currencies, relative to the U.S. dollar, would result in a $27 million reduction of shareholders' investment.

Interest Rates

  Certain of the Company's short- and long-term available-for-sale investments, long-term obligations, and interest rate swap agreements are sensitive to changes in interest rates. Interest rate changes would result in a change in the fair value of these financial instruments due to the difference between the market interest rate and the rate at the date of purchase or issuance of the financial instrument. A 10% decrease in year-end 1997 market interest rates would result in a negative impact of $18 million on the net fair value of the Company's interest-sensitive financial instruments.

Equity Prices

  The Company's available-for-sale investment portfolio includes equity securities that are sensitive to fluctuations in price. In addition, the Company's and its subsidiaries' convertible obligations are sensitive to fluctuations in the price of Company or subsidiary common stock into which the obligations are convertible. Changes in equity prices would result in changes in the fair value of the Company's available-for-sale investments and convertible obligations due to the difference between the current market price and the market price at the date of purchase or issuance of the financial instrument. A 10% increase in the year-end 1997 market equity prices would result in a negative impact of $96 million on the net fair value of the Company's price-sensitive equity financial instruments.

                                   BUSINESS

  Thermo Electron Corporation is a diversified technology company that provides instruments, systems, and services primarily to industrial, healthcare, and environmental markets. Thermo Electron seeks to identify major emerging needs in society that can be addressed by technologies being developed throughout its businesses. In its 42-year history, the Company has grown to become a leader in certain markets where continued technological innovation is integral to success. For example, the Company is a worldwide leader in the design, manufacture, and sale of analytical instruments, paper recycling equipment, heart-assist devices, and mammography systems. The Company also provides a range of other specialized products, including medical diagnostic equipment, alternative-energy systems, industrial process controls, and environmental-contamination monitors. In addition, the Company offers a range of services, particularly industrial outsourcing of environmental-liability management and laboratory analysis, and conducts advanced-technology research and development.

  The Company's ability to innovate derives, in part, from a unique corporate structure that it developed to retain its entrepreneurial spirit while continuing its growth. In 1983, the Company adopted a strategy of "spinning out" certain of its businesses by selling a minority interest in those subsidiaries to outside investors. The Company believes that this strategy provides additional motivation and incentives for the management of the spinout companies through the establishment of subsidiary stock-option incentive programs, as well as capital to sustain the subsidiaries' growth. The Company's corporate office provides the wholly and majority-owned subsidiaries with cost-effective, centralized business development, administrative, financial, and other resources. As of March 12, 1998, the Company had 28 subsidiaries that have sold minority equity interests, 22 of which are publicly traded and six of which are privately held.

  A key part of the Company's growth strategy is the acquisition of complementary businesses that broaden product lines, access new markets, expand distribution channels, or add manufacturing capability. In 1997, 1996, and 1995, the Company paid $924.3 million, $383.7 million, and $339.1 million in cash, respectively, to acquire various businesses.

  As a result of acquisitions and internal growth, the Company reported revenues of $3.6 billion in 1997, a 21% increase from $2.9 billion in 1996. Revenues have increased at a compound annual growth rate of approximately 29% over the past five fiscal years. Operating income increased 65% to $405.8 million in 1997, from $246.5 million in 1996. Over the past five fiscal years, Thermo Electron's operating income has increased at a compound annual growth rate of approximately 42%.

  The Company's products and services are divided into six segments:
Instruments, Biomedical Products, Alternative Energy, Paper Recycling, Industrial Outsourcing, and Advanced Technology. Products or services within a particular segment may be provided by more than one subsidiary, and certain subsidiaries' products or services are included in more than one segment. The principal products and services offered by the Company in the six industry segments are described below:

Instruments

  The Company, through its Thermo Instrument Systems Inc. subsidiary, is a worldwide leader in the development, manufacture, and marketing of instruments used to identify complex chemical compounds, toxic metals, and other elements in a broad range of liquids, solids, and gases, as well as to analyze air pollution and radioactivity. Thermo Instrument also provides instruments that control, monitor, image, inspect, and measure various industrial processes and life sciences phenomena.

  Thermo Instrument historically has expanded both through the acquisition of companies and product lines and through the internal development of new products and technologies. During the past several years, Thermo Instrument has completed a number of complementary acquisitions that have provided additional technologies, specialized manufacturing or product-development expertise, and broader capabilities in marketing and distribution.

  For example, in March 1997, Thermo Instrument acquired 95% of Life Sciences International PLC, a London Stock Exchange-listed company. Subsequently, Thermo Instrument acquired the remaining shares of Life Sciences' capital stock. Life Sciences manufactures laboratory science equipment, appliances, instruments, consumables, and reagents for the research, clinical, and industrial markets.

  In March 1996, Thermo Instrument completed the acquisition of a substantial portion of the businesses constituting the Scientific Instruments Division of Fisons plc, a wholly owned subsidiary of Rhone-Poulenc Rorer Inc. These businesses substantially added to Thermo Instrument's research, development, manufacture, and sale of analytical instruments to industrial and research laboratories worldwide. Certain of the Fisons businesses were since sold by Thermo Instrument to a number of its public subsidiaries that have complementary technologies and markets.

  Thermo Instrument adopted the Company's spinout strategy in an effort to more clearly focus its many instrumentation technologies on specific niche markets. To date, Thermo Instrument has completed initial public offerings of ThermoSpectra Corporation, ThermoQuest Corporation, Thermo Optek Corporation, Thermo BioAnalysis Corporation, Metrika Systems Corporation, and Thermo Vision Corporation. Thermo Instrument has completed a private placement of common stock of its ONIX Systems Inc. subsidiary and has filed a registration statement with the Securities and Exchange Commission for a public offering of ONIX Systems common stock. Thermo Instrument's subsidiaries are outlined below:

  ThermoSpectra develops, manufactures, and markets precision imaging and inspection, temperature-control, and test and measurement instruments. These instruments are generally combined with proprietary operations and analysis software to provide industrial and research customers with integrated systems that address their specific needs.

  ThermoQuest is a leading provider of mass spectrometers, liquid chromatographs, and gas chromatographs for the pharmaceutical, environmental, and industrial marketplaces. These analytical instruments are used in the quantitative and qualitative chemical analysis of organic and inorganic compounds at ultratrace levels of detection. ThermoQuest also supplies scientific equipment for the preparation and preservation of chemical samples, and consumables for the chromatography industry.

  Thermo Optek is a worldwide leader in the development, manufacture, and marketing of analytical instruments that use a range of light- and energy-based techniques. Thermo Optek's instruments are used in the quantitative and qualitative chemical analysis of elements and molecular compounds in a variety of solids, liquids, and gases.

  Thermo BioAnalysis develops, manufactures, and markets instruments, consumables, and information-management systems used in biochemical research and production, as well as in clinical diagnostics. Thermo BioAnalysis focuses on three principal product areas: life sciences instrumentation and consumables, information-management systems, and health physics instrumentation.

  Metrika Systems manufactures process optimization systems that provide on-line, real-time analysis of the elemental composition of bulk raw materials in basic-materials production processes, including coal, cement, and minerals. In addition, Metrika Systems manufactures industrial gauging and process-control instruments and systems used principally by manufacturers of finished web materials, such as sheet metal, rubber, and plastic foils, to measure and control parameters such as thickness and coating weight of such materials.

  Thermo Vision, which became a public subsidiary of Thermo Instrument in December 1997, designs, manufactures, and markets a diverse array of photonics (light-based) products, including optical components, imaging sensors and systems, lasers, optically based instruments, opto-electronics, and fiber optics. These products are used in applications including medical diagnostics, semiconductor production, X-ray imaging, physics research, and telecommunications.

  ONIX Systems, a privately held subsidiary of Thermo Instrument, designs, develops, markets, and services sophisticated field measurement instruments and on-line sensors for process-control industries, particularly oil and gas. Systems provide real-time data collection, analysis, and local control functions regarding the flow, level, density, or composition of a particular material.

  Thermo Instrument also has wholly owned businesses, including the Life Sciences Clinical Instrument Division, which provides an array of clinical laboratory equipment and consumables, and Thermo Monitoring Instruments, which produces instruments and complete systems for detecting and monitoring environmental pollutants from industrial and mobile sources, and for detecting radioactive contamination.

Alternative Energy

  The Company's Alternative Energy segment includes the operation of independent (non-utility) power plants that operate using environmentally sound fuels and technologies, the development of engineered clean fuels, and the manufacture and sale of biopesticides. This segment also includes the manufacture, sale, and servicing of intelligent traffic-control systems, industrial refrigeration equipment; natural gas engines; packaged cooling and cogeneration systems; and steam turbines and compressors.

  Through its Thermo Ecotek Corporation subsidiary, the Company designs, develops, owns, and operates independent (non-utility) electric power-generation facilities that use environmentally responsible fuels, including agricultural and wood wastes, referred to as "biomass." Thermo Ecotek currently operates seven biomass facilities. Its facilities are developed and operated through joint ventures or limited partnerships in which it has a majority interest, or through wholly owned subsidiaries.

  Thermo Ecotek intends to pursue development of biomass and other power-generation projects both in the U.S. and overseas. In 1996, Thermo Ecotek formed a joint venture in Italy to develop, own, and operate biomass-fueled electric power facilities, and in January 1997, announced a joint agreement to expand two district energy centers in the Czech Republic. In the U.S., where the Company believes that utility deregulation may present opportunities for updating aging plants, Thermo Ecotek signed a $9.5 million agreement in November 1997 to purchase two deregulated plants in southern California for possible refurbishing and repowering.

  Thermo Ecotek is expanding beyond power generation into other products and processes that protect the environment. In August 1995, Thermo Ecotek, through two wholly owned subsidiaries, entered into a Limited Partnership Agreement with KFx Wyoming, Inc., a subsidiary of KFx Inc., to develop, construct, and operate a coal-beneficiation plant in Gillette, Wyoming. The facility employs patented "clean coal" technology to remove excess moisture and increase energy from subbituminous coal extracted from Wyoming's Powder River Basin.

  In May 1996, Thermo Ecotek entered the biopesticide business by acquiring the assets, subject to certain liabilities, of the biopesticide division of W.R. Grace & Co. (renamed Thermo Trilogy), which develops, manufactures, and markets environmentally friendly products for agricultural pest control. In January 1997, Thermo Trilogy acquired the assets of biosys, inc., a producer of naturally derived biopesticides, including pheromone, neem/azadiractin, nematodes, and virus-based products, as well as disease-resistant sugar cane, and in November 1997, purchased the Bt biopesticide product line of Novartis AG.

  The Company, through its Thermo Power Corporation subsidiary, manufactures, markets, and services intelligent traffic-control systems, industrial refrigeration equipment, engines for vehicular and stationary applications, natural gas-fueled commercial cooling and cogeneration systems, and, through its privately held ThermoLyte Corporation subsidiary, is developing a line of gas-powered lighting products for commercialization.

  In November 1997, Thermo Power completed a cash tender offer for Peek plc, based in the U.K. Through Peek, the Company offers a range of intelligent traffic-control systems for urban traffic control, motorway management, and public transportation management in cities worldwide. Systems include traffic-signal synchronization systems to minimize congestion, variable message systems to advise drivers of accidents or construction, video systems to provide real-time analysis of traffic flows at intersections and on highways, as well as automatic toll-collection systems. Peek also has developed high-resolution video equipment to aid police officers in monitoring traffic violations.

  Through its industrial refrigeration business, Thermo Power supplies standard and custom-designed industrial refrigeration systems used primarily by the food-processing, petrochemical, and pharmaceutical industries. Thermo Power is also a supplier of both remanufactured and new commercial cooling equipment for sale or rental. The commercial cooling equipment is used primarily in institutions and commercial buildings, as well as by service contractors.

  Thermo Power also develops, manufactures, markets, and services gasoline engines for recreational boats, propane and gasoline engines for lift trucks, and natural gas engines for vehicles and stationary industrial applications; and designs, develops, markets and services packaged cooling and cogeneration systems fueled principally by natural gas.

  The Company's Alternative Energy segment also includes a U.K.-based manufacturer of steam turbines and compressors.

Paper Recycling

  The Company designs, manufactures, and sells paper recycling and papermaking equipment and accessory products, and electroplating and aqueous cleaning systems.

  Through its Thermo Fibertek Inc. subsidiary, the Company is a leading designer and manufacturer of processing machinery, accessories, and water-management systems for the paper and paper recycling industries. Thermo Fibertek's custom-engineered systems remove debris, impurities, and ink from wastepaper, and process it into a fiber mix used to produce recycled paper. Thermo Fibertek's principal products include custom-engineered systems and equipment for the preparation of wastepaper for conversion into recycled paper, accessory equipment and related consumables important to the efficient operation of papermaking machines, and water-management systems essential for draining, purifying, and recycling process water.

  In May 1997, Thermo Fibertek acquired the majority of the assets, subject to certain liabilities, of the stock-preparation business of The Black Clawson Company and certain of its affiliates. In August 1997, the Company acquired the remaining assets of the stock-preparation business of The Black Clawson Company and such affiliates. This business, renamed Thermo Black Clawson, is a leading supplier of recycling equipment used in processing fiber for the manufacture of "brown paper," such as that used for corrugated boxes.

  In September 1996, Thermo Fibergen Inc. became a majority-owned, public subsidiary of Thermo Fibertek. Thermo Fibergen is developing and commercializing equipment and systems to recover materials from papermaking sludge generated by plants that produce virgin and recycled pulp and paper. Thermo Fibergen's GranTek Inc. subsidiary uses a patented process to convert papermaking sludge into granules that are used for applications including carriers for agricultural chemicals, oil and grease absorption, and catbox filler.

  Through a wholly owned subsidiary, the Company also manufactures electroplating systems and related waste-treatment equipment and accessories, as well as aqueous systems for cleaning metal parts without using ozone-damaging solvents.

Biomedical Products

  The Company's Biomedical Products segment comprises a number of diverse medical products businesses, both wholly and publicly owned, that supply a wide range of medical systems and devices for diagnostic imaging, cardiovascular support, respiratory care, neurodiagnostics, sleep analysis, wireless patient monitoring, and blood management. The Company's biomedical products are sold to hospitals, clinics, universities, private-practice medical offices, and medical research facilities.

  Its wholly owned Thermo Biomedical group includes Bear Medical Systems, the business of which was acquired from Allied Healthcare Products, Inc. in October 1997. Bear Medical designs, manufactures, and markets respiratory products, primarily ventilators.

  Also part of the Company's Thermo Biomedical group are SensorMedics Corporation, a leading provider of systems for pulmonary function diagnosis and a producer of respiratory gas analyzers, physiological testing equipment, and automated sleep-analysis systems; and Medical Data Electronics, a manufacturer of patient-monitoring systems. Both companies were acquired in 1996.

  Nicolet Biomedical Inc., another wholly owned subsidiary of the Company, is a leading manufacturer of biomedical instruments for assessing muscle, nerve, sleep, hearing, and brain blood-flow disorders, various neurologic disorders, and for related work in clinical neurophysiology. In September 1997, Nicolet acquired IMEX Medical Systems, Inc., a leading manufacturer of products used to evaluate peripheral vascular disease, as well as products to detect fetal heartbeat. This subsidiary is now called Nicolet Vascular Inc.

  Another wholly owned subsidiary, Bird Medical Technologies, Inc., develops, manufactures, and sells respiratory-care equipment and accessories and infection-control products to hospitals, subacute-care facilities, outpatient surgical centers, doctors, dentists, the military, and to other manufacturers.

  Thermo Cardiosystems Inc., a public subsidiary of Thermedics Inc., has developed an implantable left ventricular-assist system ("LVAS") called HeartMate(TM) that, when implanted alongside the natural heart, is designed to take over the pumping function of the left ventricle for patients whose hearts are too damaged or diseased to produce adequate blood flow. Thermo Cardiosystems has two versions of the LVAS: a pneumatic (or air-driven) system that can be controlled by either a bedside console or portable unit, and an electric system that features an internal electric motor powered by an external battery-pack worn by the patient.

  The air-driven HeartMate system has received both the European Conformity Mark and U.S. Food and Drug Administration ("FDA") approval for commercial sale. The electric version of the LVAS, which also holds the CE Mark, is currently awaiting commercial approval by the FDA for use as a bridge to transplant. In Europe, the device is used both as a bridge to transplant and as an alternative to medical therapy.

  In December 1996, Thermo Cardiosystems acquired the business of Nimbus Medical, Inc., a research and development organization involved for more than 20 years in technology for ventricular-assist devices and total artificial hearts, including high-speed rotary blood pumps, which are relatively small and could potentially provide cardiac support in small adults and children.

  Also part of Thermo Cardiosystems is International Technidyne Corporation, a leading manufacturer of hemostasis-management products, including blood coagulation-monitoring instruments, and a supplier of skin-incision devices used to draw small blood samples precisely and with minimal discomfort.

  Trex Medical Corporation, a public subsidiary of ThermoTrex Corporation, designs, manufactures, and markets a range of medical imaging systems. It is the world's leading manufacturer of mammography equipment and minimally invasive digital breast-biopsy systems. Trex Medical also provides general-purpose and specialty radiographic systems, such as those used in the diagnosis and treatment of coronary artery disease and other vascular conditions.

  In early December, Trex Medical submitted a 510(k) application to the FDA seeking clearance to market its digital imaging system for mammography. The Company believes that an advantage of digital imaging is that radiologists can manipulate and enhance image quality to scrutinize subtle differences that may otherwise go undetected on film-based X-rays. If the FDA approves the digital imaging system for mammography applications, Trex Medical plans to develop its digital technology for use in certain of its other products.

  ThermoLase Corporation, also a public subsidiary of ThermoTrex, operates a network of spas that offer its patented SoftLight(R) hair-removal system, for which it received FDA clearance in April 1995. The SoftLight system uses a low-energy dermatology laser in combination with a lotion to remove hair. ThermoLase submitted a 510(k) application for its laser-based skin-retexturing system, based on data from clinical trials.

  ThermoLase currently has 14 Spa Thira locations in the U.S., with 3 spas outside the U.S.: in Paris, France; Lugano, Switzerland; and Dubai, U.A.E. To complement its Spa Thira salons, ThermoLase has commenced a program to license the SoftLight hair-removal process to physicians for use in their practices. ThermoLase has established a number of joint ventures and other physician-licensing arrangements to market its SoftLight processes internationally.

  ThermoLase also manufactures and markets personal care products sold through department stores, salons, and spas, including the lotion that is used in the SoftLight hair-removal process.

  Trex Communications Corporation, a majority-owned, privately held subsidiary of ThermoTrex, is developing laser communications technology designed to transmit very large amounts of data quickly, and also designs and markets interactive information and voice-response systems, as well as automated calling equipment.

Industrial Outsourcing

  Through its Thermo TerraTech Inc. subsidiary, the Company provides outsourcing services, primarily in environmental-liability management and infrastructure planning and design, with specialization in the areas of municipal and industrial water quality management, bridge and highway construction and reconstruction, and natural resource management. Thermo TerraTech also offers comprehensive environmental testing and analysis through a national network of laboratories serving the pharmaceutical, food, and environmental industries.

  Thermo Remediation Inc., a public subsidiary of Thermo TerraTech, is a national provider of outsourcing services for environmental management, including industrial, nuclear, and soil remediation, as well as waste-fluids recycling, primarily helping clients manage problems associated with environmental compliance, waste management, and the cleanup of sites contaminated with organic or toxic wastes.

  The Randers Group Incorporated, also a public subsidiary of Thermo TerraTech, provides comprehensive engineering and outsourcing services in such areas as water and wastewater treatment, highway and bridge projects, process engineering, construction management, and operational services.

  A privately held subsidiary of Thermo TerraTech, Thermo EuroTech N.V., provides remediation and recycling services in Europe. The Company treats oil-based contaminated soils and recycles waste oil and oily waste streams. In February 1998, Thermo EuroTech acquired a controlling interest in an environmental services company located in Ireland, that provides comprehensive in-plant waste management and recycling services to high-tech manufacturing firms in that country.

  In addition, metallurgical heat-treating services are provided by a wholly owned subsidiary of the Company for customers in the automotive, aerospace, defense, and other industries. The Company also provides, through another wholly owned business, metallurgical fabrication services, principally on high-temperature materials, for customers in the aerospace, medical, electronics, and nuclear industries.

Advanced Technology

  The Company's Advanced Technology segment includes basic and applied research and development, often sponsored by the U.S. government, that is conducted with a goal of identifying viable commercial opportunities for new ventures. A number of its subsidiaries also provide various instrument systems, developed primarily for product quality-assurance applications in industrial, food and beverage, pharmaceutical, and electronics markets.

  The Company's ThermoTrex subsidiary conducts sponsored research and development with the goal of commercializing new products based on advanced technologies developed in its laboratories. Sponsored research and development, conducted principally for the U.S. government, includes basic and applied research in communications, avionics, X-ray detection, signal processing, advanced-materials technology, and lasers.

  ThermoTrex is currently developing a number of additional technologies that it believes may have future commercial potential. These include a passive microwave camera intended to "see" through clouds and fog to enhance safety in aerial navigation, a space surveillance system designed to produce high-resolution images of low-earth-orbit satellites, a rapid optical beam steering laser radar system, and direct digital imaging systems for medical equipment to improve image quality for earlier and more accurate clinical diagnoses.

  The Company's Thermo Coleman Corporation subsidiary provides systems engineering, technology support and information-technology services and products. Thermo Coleman also provides defense and environmental-systems engineering, integration and analysis services, and advanced technology research and development, primarily to the U.S. government. Using expertise gained from its government contract work, Thermo Coleman designs, develops, and commercializes services and products in areas such as information technology and sensor and measurement systems for customers in industries including healthcare, education, aircraft production, government, utilities, and entertainment.

  Thermo Sentron Inc., a public subsidiary of Thermedics, designs and manufactures high-speed precision-weighing and inspection equipment for packaging lines and industrial production. Thermo

Sentron serves two principal markets, packaged goods and bulk materials, both of which use its products to meet quality and productivity objectives. Customers for Thermo Sentron's checkweighers are in the food-processing, pharmaceutical, mail-order, and other packaged-goods businesses. Thermo Sentron also sells metal detectors with a patented self-test feature that are used to inspect packaged products for metal contamination to food-processing and pharmaceutical companies. Its bulk-materials product line includes conveyor-belt scales, solid level-measurement and conveyor-monitoring systems, and sampling systems, all sold to customers in the mining and material-processing industries, as well as to electric utilities, chemical, and other manufacturing companies.

  Thermedics Detection Inc., another public subsidiary of Thermedics, develops and manufactures high-speed on-line analysis systems used for product quality assurance in a variety of industrial processes, as well as for security. Thermedics Detection provides X-ray imaging systems that monitor a wide range of containers for fill volume, net volume, and package integrity, as well as systems that detect trace amounts of contaminants in refillable bottles, specifically for the beverage industry. For the beverage, food, cosmetic, and other industries, Thermedics Detection also makes instruments that use near-infrared spectroscopy to measure moisture and other product components, including fat, protein, solvents, and other substances in numerous consumer and industrial products. Thermedics Detection recently introduced an ultrahigh-speed gas chromatograph that permits manufacturers to conduct laboratory-quality chemical analysis for near-on-line process-control applications.

  Thermo Voltek Corp., also a public subsidiary of Thermedics, designs, manufactures, and markets test instruments and a range of products related to power amplification, conversion, and quality. Thermo Voltek's power products are used in communications, broadcast, research, and medical imaging applications. Its test instruments allow manufacturers of electronic systems and integrated circuits to test for electromagnetic compatibility.

  Through a wholly owned subsidiary, Thermedics manufactures electrode-based chemical-measurement products used in the agricultural, biomedical research, food processing, pharmaceutical, sewage treatment, and many other industries. In laboratories, manufacturing plants, and in the field, Thermedics' products permit these industries to determine the presence and amount of relevant chemicals. Thermedics also manufactures on-line process monitors used by power plants and semiconductor manufacturers to detect contaminants in high-purity water.

RESEARCH AND DEVELOPMENT

  Technology development is a central component of Thermo Electron's business strategy, with research activities ongoing in virtually all of the Company's subsidiaries. The Company is continuously looking to develop ideas that have some societal benefit and to bring those ideas to commercial markets. Many of the Company's publicly traded subsidiaries are based on technologies that have come from years of focused research.

  For example, the basis of Thermo Cardiosystems is its HeartMate(R) left ventricular-assist system, which became commercially available after 30 years of research and has helped more than 1,200 people with congestive heart failure live longer. The core of Thermedics Detection is its ability to detect trace amounts of unwanted materials using chemiluminescence, a technology platform that is used in its instruments for a variety of applications, ranging from food and pharmaceutical monitoring to security screening. Thermo Fibergen was established to develop uses for papermaking sludge, which was previously landfilled, and also markets a biodegradable carrier derived from papermaking waste for agricultural chemicals and will soon introduce an environmentally friendly catbox filler.

  Other Thermo Electron subsidiaries have developed innovative technologies as well. ThermoLase has developed a laser-based technique for removing unwanted body hair and Trex Medical has filed for FDA clearance of a new digital mammography system with better resolution than conventional techniques for earlier detection of breast cancer.

  Thermo Coleman and ThermoTrex share a similar charter -- to develop new technologies derived from government-funded research, and bring them to the commercial marketplace. Coleman has several technologies under development, including a Virtual Time Traveler(TM) and coherent laser radar for metrology applications. ThermoTrex is also developing a number of technologies that the Company believes hold future commercial promise, including a passive microwave camera to enhance aerial navigation safety and a space surveillance system.

  During 1997, 1996, and 1995, the Company expended $335.4 million, $299.3 million, and $269.3 million, respectively, on research and development. Of these amounts, $143.7 million, $144.8 million, and $167.1 million, respectively, were sponsored by customers.

PATENTS, LICENSES AND TRADEMARKS

  The Company considers patents to be important in the present operation of its business; however, the Company does not consider any patent, or related group of patents, to be of such importance that its expiration or termination would materially affect the Company's business taken as a whole. The Company seeks patent protection for inventions and developments made by its personnel and incorporated into its products or otherwise falling within its fields of interest. Patent rights resulting from work sponsored by outside parties do not always accrue exclusively to the Company and may be limited by agreements or contracts.

  The Company protects some of its technology as trade secrets and, where appropriate, uses trademarks or registers its products. It also enters into license agreements with others to grant and/or receive rights to patents and know-how.

BACKLOG

  The Company's backlog of firm orders at year-end 1997 and 1996 was as follows:

                                                                1997     1996
                                                              -------- --------
                                                               (IN THOUSANDS)
   Instruments............................................... $298,900 $266,600
   Biomedical Products.......................................  109,800  107,700
   Advanced Technology.......................................  120,600  148,600
   Alternative Energy........................................  186,800  118,500
   Industrial Outsourcing....................................  117,100  118,200
   Paper Recycling...........................................   62,300   52,300
                                                              -------- --------
                                                              $895,500 $811,900
                                                              ======== ========

  Backlog includes the uncompleted portion of research and development contracts and the uncompleted portion of certain contracts that are accounted for using the percentage-of-completion method. Certain of such firm orders are cancellable by the customer upon the payment of a cancellation charge. The Company believes substantially all of the year-end 1997 backlog will be filled during 1998.

COMPETITION

  The Company is engaged in many highly competitive industries. The nature of the competition in each of the Company's segments is described below:

  Instruments

  The Company is among the principal manufacturers of analytical instrumentation. Within the markets for the Company's analytical instrument products, the Company competes with several large corporations that have broad product offerings, such as Hewlett-Packard Company; Perkin-Elmer Corp.; Varian Associates, Inc.; and Hitachi, Ltd., as well as numerous smaller companies that address particular segments of the industry or specific geographic areas. The Company's instruments business generally competes on the basis of technical advances that result in new products and improved price/performance ratios, reputation among customers as a quality leader for products and services, and active research and application-development programs. To a lesser extent, the Company competes on the basis of price.

Alternative Energy

  The worldwide independent power market consists of numerous companies, ranging from small startups to multinational industrial companies. In addition, a number of regulated utilities have created subsidiaries that compete as non-utility generators. Non-utility generators often specialize in market "niches," such as a specific technology or fuel (i.e., gas-fired cogeneration, refuse-to-energy, hydropower, geothermal, wind, solar, wood, or coal) or a specific region of the country where they believe they have a market advantage. However, many non-utility generators, including the Company, seek to develop projects on a best-available-fuel basis. The Company competes primarily on the basis of project experience, technical expertise, capital resources, and power pricing.

  The market in which the Company's biopesticide business competes is highly competitive and subject to rapid technological change. Many competitors are large chemical and pharmaceutical companies with greater financial, marketing, and technological resources than the Company. The Company's biopesticide business competes primarily based on effectiveness, and also on price, ease of use, and environmental impact of use.

  The market for traffic products and services is extremely competitive, and the Company expects that competition will continue to increase, with the principal factors being price, functionality, reliability, service and support, and vendor and product reputation, along with industry and general economic trends. The Company believes that it is a leading manufacturer and supplier of traffic products, and considers its major competitor to be Siemens AG. However, the traffic market is highly fragmented and competition varies significantly depending on the individual product.

  The Company's sale of industrial refrigeration systems is subject to intense competition. The industrial refrigeration market is mature,~ highly fragmented, and extremely dependent on close customer contacts. Major industrial refrigeration companies, of which the Company is one, account for approximately one-half of worldwide sales, with the balance generated by many smaller companies. The Company competes principally on the basis of its advanced control systems and overall quality, reliability, service, and price. The Company believes it is a leader in remanufactured refrigeration equipment. The Company competes in this market primarily based on price, delivery time, and customized equipment.

Paper Recycling

  The Company faces significant competition in the markets for~ paper recycling and water-handling equipment and papermaking accessories, and competes in these markets primarily on the basis of quality, service, technical expertise, and product innovation. The Company is a leading supplier of de-inking systems for paper recycling and accessory equipment for papermaking machines, and competes in these markets primarily on the basis of service, technical expertise, and performance.

Biomedical Products

  Competition in the markets for most of the Company's biomedical products, including those manufactured by Thermo Cardiosystems, ThermoTrex, Nicolet Biomedical, Bird Medical

Technologies, SensorMedics, Medical Data Electronics, Bear Medical Systems, and Nicolet Vascular is based to a large extent upon technical performance.

  The Company is aware of one other company that has submitted a PMA application with the FDA for an implantable LVAS that would compete with Thermo Cardiosystems' LVAS. The Company is unaware whether this PMA application has been accepted for filing by the FDA. Also, the Company is aware of one other company that has received approval by the FDA Advisory Panel on Circulatory System Devices and subsequent commercial approval for its cardiac-assist device. This is an external device that is positioned on the outside of the patient's chest and is intended for short-term use in the hospital environment. The Company is also aware that a total artificial heart is currently undergoing clinical trials. The requirement of obtaining FDA approval for commercial sale of~ an LVAS is a significant barrier to entry into the U.S. market for these devices. There can be no assurance, however, that FDA regulations will not change in the future, reducing the time and testing required for others to obtain FDA approval. In addition, other research groups and companies are developing cardiac-assist systems using alternative technologies or concepts, one or more of which might prove functionally equivalent to, or more suitable than, the Company's systems. Among products that have been approved for commercial sale, the Company competes primarily on the basis of performance, service capability, reimbursement status, and price.

  The Company is one of a number of competitors in the markets for mammography and general radiographic systems and is one of two competitors in the market for stereotactic breast-biopsy systems~. The Company competes in these markets primarily on the basis of product features, product performance, and reputation, as well as price and service. The markets in which the Company competes with these products are characterized by rapid technological change. The Company believes that in order to be competitive in these markets it will be important to continue to be technologically innovative.

  The Company's SoftLight laser hair-removal system competes with other laser-based systems, electrolysis, and other traditional hair-removal methods, such as shaving and waxing. In 1997, five other laser manufacturers received clearance from the FDA to market their laser-based systems for the removal of unwanted facial and body hair. The laser-based hair-removal market is characterized by rapid technological change, and the Company believes that it must continue to be technologically innovative in order to compete in this market. In addition, the SoftLight system competes with electrolysis providers, many of whom are small practitioners with well-established networks of client relationships. The Company believes that competition for its hair-removal services is based primarily on efficacy, price, comfort, and safety.

Industrial Outsourcing

  The Company seeks to compete in the market for soil-remediation services based on its ability to offer customers superior protection from environmental liabilities. However, with relaxed regulatory standards in many states, the Company faces intense competition in local markets from landfills, other treatment technologies, and from companies competing with similar technologies, limiting the volume of soil to be treated and the prices that can be charged by the Company. Pricing is therefore a major competitive factor for the Company.

  The Company's metallurgical services business competes in specialty machining services. Competition is based principally on services provided, turnaround time, and price.

  Hundreds of independent analytical testing laboratories and~ consulting firms compete for environmental services business nationwide. Many of these firms use equipment and processes similar to those of the Company. Competition is based not only on price, but also on reputation for accuracy, quality, and the ability to respond rapidly to customer requirements. In addition, many industrial companies have their own in-house analytical testing capabilities. The Company believes that its competitive strength lies in certain niche markets within which the Company is recognized for its expertise.

Advanced Technology

  In its contract research and development business, the Company not only competes with other companies and institutions that perform~ similar services, but must also rely on the ability of government agencies and other clients to obtain allocations of research and development monies to fund contracts with the Company. The Company competes for research and development programs principally on the basis of technical innovations. As government funding becomes more scarce, particularly for defense projects, the competition for such funding will become more intense. In addition, as the Company's programs move from the development stage to commercialization, competition is expected to intensify.

  Thermo Sentron competes with several international and regional companies in the market for its products. Thermo Sentron's competitors in the packaged goods market differ from those in the bulk materials market. The principal competitive factors in both markets are customer service and support, quality, reliability, and price.

  Thermedics Detection's product quality-assurance systems compete with chemical-detection systems manufactured by several companies and with other technologies and processes for product quality assurance. Competition in the markets for all of the Company's detection products is based primarily on performance, service, and price. There are a number of competitors in the market for instruments that detect explosives, including makers of other chemical-detection instruments as well as enhanced X-ray detectors.

  Thermo Voltek is a leading supplier of electromagnetic compatibility testing equipment. The Company competes in this market primarily on the basis of performance, technical expertise, reputation, and price. In the market for power amplifiers, Thermo Voltek competes with several companies worldwide primarily on the basis of technical expertise, reputation, and price.

  Thermedics' electrode-based chemical-measurement products compete with several international companies. In the markets for these ~products, Thermedics competes on the basis of performance, service, technology, and price.

EMPLOYEES

  As of January 3, 1998, the Company employed approximately 22,400 persons.

                                  MANAGEMENT

  The directors and executive officers of the Company are as follows:

          NAME           AGE                           OFFICES
          ----           ---                           -------
George N. Hatsopoulos... 71  Director, Chairman of the Board and Chief Executive Officer
John N. Hatsopoulos..... 63  Director, President and Chief Financial Officer
Peter G. Pantazelos..... 67  Executive Vice President
Arvin H. Smith.......... 68  Executive Vice President
Paul F. Kelleher........ 55  Senior Vice President, Finance and Administration
William A. Rainville.... 56  Senior Vice President
John W. Wood Jr......... 54  Senior Vice President
John M. Albertine....... 53  Director
Peter O. Crisp.......... 65  Director
Elias P. Gyftopoulos.... 70  Director
Frank Jungers........... 71  Director
Robert A. McCabe........ 63  Director
Frank E. Morris......... 74  Director
Donald E. Noble......... 83  Director
Hutham S. Olayan........ 44  Director
Richard F. Syron........ 54  Director
Roger D. Wellington..... 71  Director

  The directors are divided into three classes of four directors each. Each class of directors is elected for a three-year term at successive Annual Meetings of Stockholders of the Company.

  Dr. George N. Hatsopoulos has been a Director, Chairman of the Board, and Chief Executive Officer of the Company since 1956. Until January 1997, he was also the President of the Company. Dr. Hatsopoulos is also a director of Photoelectron Corporation, Thermedics Inc., Thermo Ecotek Corporation, Thermo Fibertek Inc., Thermo Instrument Systems Inc., Thermo Optek Corporation, ThermoQuest Corporation and ThermoTrex Corporation. Dr. Hatsopoulos is the brother of Mr. John N. Hatsopoulos, a Director, the President and the Chief Financial Officer of the Company.

  Mr. John N. Hatsopoulos has been the President of the Company since January 1997, and has served as Chief Financial Officer of the Company since 1988. Mr. Hatsopoulos became a Director of the Company in September 1997. Prior to being named President of Thermo Electron, Mr. Hatsopoulos served as an Executive Vice President, a position he had held since 1986. Mr. Hatsopoulos is also a director of LOIS/USA Inc., Thermedics Inc., Thermedics Detection Inc., Thermo Ecotek Corporation, Thermo Fibertek Inc., Thermo Instrument Systems Inc., Thermo Power Corporation, Thermo TerraTech Inc. and Thermo Vision Corporation.

  Mr. Pantazelos has been an Executive Vice President of the Company for more than five years.

  Mr. Smith has been an Executive Vice President of the Company since November 1991, and was a Vice President of the Company from 1986 to 1991. Mr. Smith is also the Chairman of the Board of Thermo Instrument Systems Inc. and was its Chief Executive Officer and President from 1986 to January 1998 and March 1997, respectively. Mr. Smith is also the Chairman of the Board of Thermo Power Corporation. Mr. Smith is also a director of Metrika Systems Corporation, Thermo BioAnalysis Corporation, Thermo Instrument Systems Inc., Thermo Optek Corporation, Thermo Power Corporation, ThermoQuest Corporation, ThermoSpectra Corporation and Thermo Vision Corporation.

  Mr. Kelleher has been Senior Vice President, Finance and Administration, of the Company since June 1997, and served as its Vice President, Finance, from 1987 until 1997, and as its Controller from 1982 to January 1996. He is a director of ThermoLase Corporation.

  Mr. Rainville has been a Senior Vice President of the Company since March 1993, and served as a Vice President of the Company from 1986 to 1993. Mr. Rainville has been President and Chief Executive Officer of Thermo Fibertek Inc. since its inception in 1991. Mr. Rainville is also a director of Thermo Ecotek Corporation, Thermo Fibergen Inc., Thermo Fibertek Inc., Thermo Remediation Inc., and Thermo TerraTech Inc.

  Mr. Wood has been a Senior Vice President of the Company since December 1995, and served as a Vice President of the Company from September 1994 to December 1995. Mr. Wood has been the Chairman of the Board of Thermedics Inc. since March 1998 and was its President and Chief Executive Officer from 1984 to March 1998. Mr. Wood is also a director of Thermedics Detection Inc., Thermo Cardiosystems Inc., Thermo Sentron Inc., Thermo Voltek Corp. and Thermedics Inc.

  Mr. Albertine has been a Director of the Company since 1986. Dr. Albertine serves as Chairman of the Board and Chief Executive Officer of Albertine Enterprises, Inc., an economic and public policy consulting firm he founded in 1990. He also serves as Chairman of The Jian Group Holdings, LLC, a full-service mergers and acquisitions firm. Dr. Albertine is also a director of American Precision Industries, Inc., Intermagnetics General Corp. and U.S. Cast Products Inc.

  Mr. Crisp has been a Director of the Company since 1974. Mr. Crisp was a general partner of Venrock Associates, a venture capital investment firm, for over five years until his retirement in September 1997. Mr. Crisp is also a director of American Superconductor Corporation, Evans & Sutherland Computer Corporation, Thermedics Inc., Thermo Power Corporation, ThermoTrex Corporation and United States Trust Corporation.

  Dr. Gyftopoulos has been a Director of the Company since 1976. Dr. Gyftopoulos is Professor Emeritus of the Massachusetts Institute of Technology, where he was the Ford Professor of Mechanical Engineering and of Nuclear Engineering for more than 20 years until his retirement in 1996. Dr. Gyftopoulos is also a director of Thermo BioAnalysis Corporation, Thermo Cardiosystems Inc., ThermoLase Corporation, Thermo Remediation Inc., ThermoSpectra Corporation, Thermo Voltek Corp. and Trex Medical Corporation.

  Mr. Jungers has been a Director of the Company since 1978. Mr. Jungers has been a self-employed consultant on business and energy matters since 1977. Mr. Jungers was employed by the Arabian American Oil Company from 1974 through 1977 as Chairman and Chief Executive Officer. Mr. Jungers is also a director of The AES Corporation, Donaldson, Lufkin & Jenrette, Georgia-Pacific Corporation, Thermo Ecotek Corporation and ThermoQuest Corporation.

  Mr. McCabe has been a Director of the Company since 1962. He has served as President of Pilot Capital Corporation, which is engaged in private investments and provides acquisition services, since 1987. Mr. McCabe is also a director of Borg-Warner Security Corporation, Church & Dwight Company, Morrison-Knudsen Corporation and Thermo Optek Corporation.

  Mr. Morris has been a Director of the Company since 1989. Dr. Morris served as President of the Federal Reserve Bank of Boston from 1968 until he retired in 1988. Dr. Morris also served as the Peter Drucker Professor of Management at Boston College from 1989 to 1994. Dr. Morris is a trustee of SEI Mutual Funds, The Capitol Mutual Funds, FFB Lexicon Funds, The Arbor Fund and is a director of Thermo Remediation Inc.

  Mr. Noble has been a Director of the Company since 1983. For more than 20 years, from 1959 to 1980, Mr. Noble served as the Chief Executive Officer of Rubbermaid Incorporated, first with the title of President and then as Chairman of the Board. Mr. Noble is also a director of Thermo Fibertek Inc., Thermo Power Corporation, Thermo Sentron Inc. and Thermo TerraTech Inc.

  Ms. Olayan has been a Director of the Company since 1987. She has served since 1995 as President and a director of Olayan America Corporation, a member of the Olayan Group engaged in advisory services and private investments, including real estate, and from 1986 until its merger into the Olayan America Corporation in 1997, as President and a director of Competrol Real Estate Limited. Ms. Olayan also served as President and a director of Crescent Diversified Limited, another member of the Olayan Group engaged in private investments, from 1985 until 1994. Ms. Olayan is also a director of Trex Medical Corporation.

  Dr. Syron has been a Director of the Company since September 1997. He has served as Chairman and Chief Executive Officer of the American Stock Exchange since 1994. Dr. Syron has also held various positions with the Federal Reserve Bank of Boston, including President and Chief Executive Officer from 1989 to 1994. He has also served as President and Chief Executive Officer of the Federal Home Loan Bank of Boston.

  Mr. Wellington has been a Director of the Company since 1986. Mr. Wellington serves as the President and Chief Executive Officer of Wellington Consultants, Inc. and of Wellington Associates Inc., international business consulting firms he founded in 1994 and 1989, respectively. Mr. Wellington is also a director of Photoelectron Corporation.

                    CERTAIN UNITED STATES TAX CONSEQUENCES
                         TO NON-UNITED STATES HOLDERS

  The following is a discussion of certain anticipated United States income and estate tax consequences of the ownership and disposition of the Common Stock applicable to Non-United States Holders of such Common Stock. For the purpose of this discussion, a "Non-United States Holder" is any corporation, individual, partnership, estate or trust that is, as to the United States, a foreign corporation, a non-resident alien individual, a foreign partnership or a foreign estate or trust as such terms are defined in the United States Internal Revenue Code of 1986, as amended (the "Code"). This discussion does not deal with all aspects of United States income and estate taxation, does not consider specific facts and circumstances that may be relevant to a particular Non-United States Holder's tax position, and does not address foreign, state and local tax consequences that may be relevant to Non-United States Holders. Furthermore, the following discussion is based on current provisions of the Code and administrative and judicial interpretations as of the date hereof, all of which are subject to change. Prospective Non-United States Holders are urged to consult their tax advisors regarding the United States federal, state, local and foreign income and other tax consequences of owning and disposing of Common Stock.

DIVIDENDS

  Dividends paid to a Non-United States Holder will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty unless the dividends are effectively connected with the conduct of a trade or business by the Non-United States Holder within the United States and the Non-United States Holder properly files United States Internal Revenue Service Form 4224 (or such other applicable form that may be required by the Internal Revenue Service) with the Company or its dividend paying agent. If the dividends are effectively connected with such a U.S. trade or business, they will be subject to the United States federal income tax on net income that applies to U.S. persons. Certain Non-United States Holders that qualify for benefits under tax treaties may be subject to 30% withholding tax, rather than U.S. taxes, if they maintain the permanent establishment in the U.S. to which such dividends are attributable. In the case of a Non-United States Holder that is a corporation, such effectively connected dividend income may also be subject to the branch profits tax (which is generally imposed at a 30% rate (or lower treaty rate) on a foreign corporation on remitted effectively connected earnings and profits). Non-United States Holders that are partnerships or trusts may be subject to certain additional withholding requirements.

  Under current United States Treasury regulations, dividends paid to an address in a country outside the United States are presumed to be paid to a resident of such country for purposes of the withholding discussed above and, under the current interpretation of United States Treasury regulations, for purposes of determining the applicability of a tax treaty rate. However, a payor of dividends after December 31, 1998, may generally presume that a holder is a Non-United States Holder only if it can reliably associate the dividend payment with a beneficial ownership certificate (Internal Revenue Service Form W-8) furnished by the person whose name is on the certificate or by a foreign intermediary, flow-through entity or United States branch withholding certificate. Certain of such intermediaries, entities or branches must attach, to their own withholding certificates, the Forms W-8 furnished to them by the beneficial owners of the Common Stock on which the dividend is paid. In general, a Non-United States Holder must furnish a United States taxpayer identification number to a payor of dividends or its paying agent in order to claim the benefit of a withholding tax rate lower than 30% that is allowable under a tax treaty and, under applicable Treasury regulations, may be required to provide proof of tax residence in a treaty country and certification of entitlement to treaty benefits. If the Common Stock is "actively traded" within the meaning of Section 1092(d) of the Code and the relevant Treasury regulations, however, a Non-United States Holder need not furnish a United

States taxpayer identification number to the Company or its paying agent in order to claim the benefit of a lower treaty rate for any dividends paid on that stock, but nonetheless may be required to provide proof of tax residence in a treaty country and certification of entitlement to treaty benefits. The Company can not guarantee that the Common Stock will be actively traded at such time (if ever) as a dividend distribution on that stock is made. A Non-United States Holder of Common Stock eligible for a reduced rate of United States withholding tax pursuant to a tax treaty may obtain a refund of any excess amounts currently withheld by filing an appropriate claim for refund with the Internal Revenue Service within the time period applicable to such claims.

DISPOSITION OF COMMON STOCK

  A Non-United States Holder generally will not be subject to United States federal income tax on any gain realized upon the sale or other disposition of his Common Stock unless (i) such gain is effectively connected with a United States trade or business of the Non-United States Holder, (ii) the Non-United States Holder is an individual who has a tax home in the United States and is present in the United States for a period or periods aggregating 183 days or more during the taxable year in which such disposition occurs and certain other conditions are met, (iii) the Non-United States Holder is an individual who is a former citizen of the United States whose loss of citizenship within the preceding ten-year period had as one of its principal purposes the avoidance of United States tax, or (iv) the Company is, or has been at any time during the five-year period preceding the disposition, a "United States real property holding corporation" for U.S. federal income tax purposes (provided, generally, that the Common Stock is regularly traded on an established securities market) and the Non-United States Holder disposing of the Common Stock directly or indirectly owned more than 5% of the value of the Common Stock at any time during such five-year period. A corporation is generally a "United States real property holding corporation" if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business.

BACKUP WITHHOLDING AND INFORMATION REPORTING

  The Company must report annually to the Internal Revenue Service and to each Non-United States Holder the amounts of dividends paid and tax withheld with respect to shares of Common Stock held by such holder. These information reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable tax treaty. This information may also be made available to the tax authorities of the country in which the Non-United States Holder resides. United States backup withholding tax (imposed at a rate of 31% on dividends paid to certain holders that fail to provide in the required manner certain identifying information, such as the holder's name, address, and taxpayer identification number, or under certain other circumstances) generally does not apply with respect to dividends paid on or before December 31, 1998, if those dividends are subject to U.S. withholding tax at the 30% statutory rate or at a reduced tax treaty rate or are paid to a Non-United States Holder at an address outside of the United States (after December 31, 1998, a Non-United States Holder must comply with the beneficial ownership certification requirements (discussed above) and, under applicable Treasury regulations, may be required to provide proof of tax residence in a treaty country and certification of entitlement to treaty benefits) or otherwise to a Non-United States Holder who is an "exempt recipient" (such as a corporation).

  If a Non-United States Holder sells shares of Common Stock through a U.S. office of a broker, the broker is required to file an information return and is required to apply backup withholding unless the Non-United States Holder is an exempt recipient or has provided the broker with the information and statements, under penalties of perjury, necessary to establish an exemption from backup withholding. Under applicable regulations, if payment of the proceeds of the sale of a share of Common Stock by a Non-United States Holder is made to or through the foreign office of a broker, that broker will not be required to apply backup withholding (provided that the foreign office "effects" the sale at that office) or, except as provided in the next sentence, to file information returns. If, however, the broker is a U.S. person, a controlled foreign corporation for U.S. tax purposes, or a foreign person 50% or more of whose gross income for the three-year period ending with the close of the taxable year preceding the year of payment (or for the part of that period that the broker has been in existence) is effectively connected with the conduct of a trade or business in the United States, under existing regulations information reporting is required unless the broker has documentary evidence in its files that the payee is not a U.S. person and certain other conditions are met (and the foreign office "effects" the sale at such office), or the payee otherwise establishes an exemption. The backup withholding and information reporting rules are under review by the Internal Revenue Service, and their application to the Common Stock could be changed by future regulations.

ESTATE TAX

  Common Stock owned, or treated as owned, by a nonresident alien individual at the time of his death will be included in such holder's gross estate for United States federal estate tax purposes and thus will be subject to United States federal estate tax, unless an applicable estate tax treaty provides otherwise.

                                 UNDERWRITING

  Subject to the terms and conditions of the Underwriting Agreement, the Company has agreed to sell to each of the International Underwriters named below, and each of such International Underwriters, for whom Smith Barney Inc., Goldman Sachs International, Lehman Brothers International (Europe), and HSBC Securities, Inc. are acting as representatives, has severally agreed to purchase from the Company, the respective number of shares of Common Stock set forth opposite its name below:

                                                                NUMBER OF SHARES
                             UNDERWRITER                        OF COMMON STOCK
                             -----------                        ----------------
      Smith Barney Inc.........................................
      Goldman Sachs International..............................
      Lehman Brothers International (Europe) ..................
      HSBC Securities, Inc. ...................................
                                                                   ---------
          Total................................................    1,300,000
                                                                   =========

  Under the terms and conditions of the Underwriting Agreement, the International Underwriters are committed to take and pay for all of the shares of Common Stock offered hereby, if any are taken.

  The International Underwriters propose to offer the shares of Common Stock in part directly to the public at the initial public offering price set forth on the cover page of this Prospectus Supplement and in part to certain
securities dealers at such price less a concession of $    per share. The
International Underwriters may allow, and such dealers may reallow, a
concession not in excess of $   per share to certain brokers and dealers.
After the shares of Common Stock are released for sale to the public, the offering price and other selling terms may from time to time be varied by the representatives.

  The Company has entered into an underwriting agreement (the "U.S. Underwriting Agreement") with the underwriters of the U.S. Offering (the "U.S. Underwriters") providing for the concurrent offer and sale of 5,200,000 shares of Common Stock in the United States. The initial public offering price and aggregate underwriting discounts and commissions per share for the two Offerings are identical. The closing of the offering made hereby is a condition to the closing of the U.S. Offering, and vice versa. The representatives of the U.S. Underwriters are Goldman, Sachs & Co., Smith Barney Inc., Lehman Brothers Inc., and HSBC Securities, Inc.

  Pursuant to an Agreement between the U.S. and International Underwriting Syndicates (the "Agreement Between") relating to the two Offerings, each of the U.S. Underwriters named herein has agreed that, as a part of the distribution of the shares offered hereby and subject to certain exceptions, it will offer, sell or deliver the shares of Common Stock, directly or indirectly, only in the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction (the "United States") and to U.S. persons, which term shall mean, for purposes of this paragraph: (a) any individual who is a resident of the United States or (b) any corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof and whose office most directly involved with the purchase is located in the United States. Each of the International Underwriters has agreed pursuant to the Agreement Between that, as a part of the distribution of the shares offered as a part of the International Offering, and subject to certain exceptions, it will (i) not, directly or indirectly, offer, sell or deliver shares of Common Stock (a) in the United States or to any U.S. persons or (b) to any person who it believes intends to reoffer, resell or deliver the shares in the United States or to any U.S. persons, and (ii) cause any dealer to whom it may sell such shares at any concession to agree to observe a similar restriction.

  Pursuant to the Agreement Between, sales may be made between the U.S. Underwriters and the International Underwriters of such number of shares of Common Stock as may be mutually agreed. The price of any shares so sold shall be the initial public offering price, less an amount not greater than the selling concession.

  The Company has granted the International Underwriters an option exercisable for 30 days after the date of this Prospectus Supplement to purchase up to an aggregate of 195,000 additional shares of Common Stock solely to cover over-allotments, if any. If the International Underwriters exercise their over-allotment option, the International Underwriters have severally agreed, subject to certain conditions, to purchase approximately the same percentage thereof that the number of shares to be purchased by each of them, as shown in the foregoing table, bears to the 1,300,000 shares of Common Stock offered hereby. The Company has granted the U.S. Underwriters a similar option to purchase up to an aggregate of 780,000 additional shares of Common Stock.

  The Company has agreed that, during the period beginning from the date of this Prospectus Supplement and continuing to and including the date 90 days after the date of this Prospectus Supplement, it will not offer, sell, contract to sell, or otherwise dispose of any shares of Common Stock or any securities of the Company that are substantially similar to the shares of Common Stock, or any securities convertible into or exchangeable for, or that represent the right to receive, shares of Common Stock or any such similar securities, without the prior written consent of Goldman, Sachs & Co., except for the shares of Common Stock offered in connection with the Offerings, shares of Common Stock issuable pursuant to convertible debt securities, or exchangeable debt securities issued by subsidiaries, outstanding on the date of this Prospectus Supplement, shares of Common Stock or options to purchase Common Stock issued pursuant to stock option, purchase and compensation plans in existence on the date of this Prospectus Supplement and shares of Common Stock issued as consideration for the acquisition of one or more businesses provided that such Common Stock may not be resold prior to the expiration of the 90-day period referenced above.

  Each International Underwriter has further represented and agreed that:

  (a) it has not offered or sold and will not offer or sell any shares of Common Stock to persons in the United Kingdom prior to the expiry of the period six months from the closing of the offering made hereby except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their business or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

  (b) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the shares of Common Stock in, from or otherwise involving the United Kingdom; and

  (c) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the shares of Common Stock to a person who is of a kind described in article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on.

  Buyers of shares of Common Stock offered hereby may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the initial public offering price.

  In connection with the Offerings, the Underwriters may purchase and sell the Common Stock in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the Offerings. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the Common Stock and syndicate short positions involve the sale by the Underwriters of a greater number of shares of Common Stock than they are required to purchase from the Company in the Offerings. The Underwriters also may impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers in respect of the securities sold in the Offerings for their account may be reclaimed by the syndicate if such securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Common Stock, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued at any time. These transactions may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise.

  The Company has agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act.

                                LEGAL OPINIONS

  The validity of the Common Stock offered hereby will be passed upon for the Company by Seth H. Hoogasian, Esq., General Counsel of the Company. Mr. Hoogasian is a full-time employee of the Company and owns or has the right to acquire 108,764 shares of Common Stock and 230,012 shares of the Common Stock of the Company's subsidiaries. The validity of the Common Stock offered hereby will be passed upon for the Underwriters by Testa, Hurwitz & Thibeault, LLP, Boston, Massachusetts.

                          THERMO ELECTRON CORPORATION

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                           PAGE
                                                                           ----
Report of Independent Public Accountants.................................. F-2
Consolidated Statement of Income for the years ended January 3, 1998,
 December 28, 1996 and December 30, 1995.................................. F-3
Consolidated Balance Sheet as of January 3, 1998 and December 28, 1996.... F-4
Consolidated Statement of Cash Flows for the years ended January 3, 1998,
 December 28, 1996 and December 30, 1995.................................. F-6
Consolidated Statement of Shareholders' Investment for the years ended
 January 3, 1998, December 28, 1996 and December 30, 1995................. F-7
Notes to Consolidated Financial Statements................................ F-8

                          THERMO ELECTRON CORPORATION

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders and Board of Directors of Thermo Electron Corporation:

  We have audited the accompanying consolidated balance sheet of Thermo Electron Corporation (a Delaware corporation) and subsidiaries as of January 3, 1998, and December 28, 1996, and the related consolidated statements of income, shareholders' investment, and cash flows for each of the three years in the period ended January 3, 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Thermo Electron Corporation and subsidiaries as of January 3, 1998, and December 28, 1996, and the results of their operations and their cash flows for each of the three years in the period ended January 3, 1998, in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP

Boston, Massachusetts
February 18, 1998

                          THERMO ELECTRON CORPORATION

                        CONSOLIDATED STATEMENT OF INCOME

                                         1997          1996          1995
                                     ------------- ------------- -------------
                                     (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
REVENUES:
  Product and service revenues...... $   3,392,575 $   2,766,002 $   2,075,748
  Research and development contract
   revenues.........................       165,745       166,556       194,543
                                     ------------- ------------- -------------
                                         3,558,320     2,932,558     2,270,291
                                     ------------- ------------- -------------
Costs and Operating Expenses:
  Cost of product and service
   revenues.........................     1,973,265     1,657,746     1,239,762
  Expenses for research and
   development and new lines of
   business (a).....................       337,305       301,457       272,809
  Selling, general, and
   administrative expenses..........       840,692       689,248       510,564
  Restructuring and other
   nonrecurring costs, net
   (Note 11)........................         1,272        37,641        21,938
                                     ------------- ------------- -------------
                                         3,152,534     2,686,092     2,045,073
                                     ------------- ------------- -------------
Operating Income....................       405,786       246,466       225,218
Gain on Issuance of Stock by
 Subsidiaries (Note 9)..............        80,055       126,599        80,815
Other Income (Expense), Net (Note
 10)................................         2,626         1,486        (7,225)
                                     ------------- ------------- -------------
Income Before Income Taxes and
 Minority Interest..................       488,467       374,551       298,808
Provision for Income Taxes (Note
 8).................................       174,713       110,845        98,711
Minority Interest Expense...........        74,426        72,890        60,515
                                     ------------- ------------- -------------
NET INCOME.......................... $     239,328 $     190,816 $     139,582
                                     ============= ============= =============
EARNINGS PER SHARE (Note 15):
  Basic............................. $        1.57 $        1.35 $        1.10
                                     ============= ============= =============
  Diluted........................... $        1.41 $        1.17 $         .95
                                     ============= ============= =============
WEIGHTED AVERAGE SHARES (Note 15):
  Basic.............................       152,489       141,525       126,626
                                     ============= ============= =============
  Diluted...........................       176,082       175,605       158,562
                                     ============= ============= =============
(a)Includes costs of:
    Research and development
     contracts...................... $     143,743 $     144,823 $     167,120
    Internally funded research and
     development....................       191,629       154,448       102,209
    Other expenses for new lines of
     business.......................         1,933         2,186         3,480
                                     ------------- ------------- -------------
                                     $     337,305 $     301,457 $     272,809
                                     ============= ============= =============

--------

  The accompanying notes are an integral part of these consolidated financial statements.

                          THERMO ELECTRON CORPORATION

                           CONSOLIDATED BALANCE SHEET

                                                              1997       1996
                                                           ---------- ----------
                                                              (IN THOUSANDS)
ASSETS
Current Assets:
  Cash and cash equivalents..............................  $  593,580 $  414,404
  Short-term available-for-sale investments, at quoted
   market value (amortized cost of $925,855 and
   $1,428,564; Note 2)...................................     929,118  1,431,881
  Accounts receivable, less allowances of $55,698 and
   $34,321...............................................     797,399    616,545
  Unbilled contract costs and fees.......................      69,375     77,155
  Inventories............................................     543,589    432,960
  Prepaid income taxes (Note 8)..........................     118,182    129,802
  Prepaid expenses.......................................      42,955     29,082
                                                           ---------- ----------
                                                            3,094,198  3,131,829
                                                           ---------- ----------
Property, Plant, and Equipment, at Cost, Net.............     789,046    704,447
                                                           ---------- ----------
Long-term Available-for-sale Investments, at Quoted
 Market Value (amortized cost of $49,581 and $84,094;
 Note 2).................................................      63,306     94,401
                                                           ---------- ----------
Other Assets.............................................     157,108    127,632
                                                           ---------- ----------
Cost in Excess of Net Assets of Acquired Companies (Notes
 3, 8, and 11)...........................................   1,692,211  1,082,935
                                                           ---------- ----------
                                                           $5,795,869 $5,141,244
                                                           ========== ==========

                          THERMO ELECTRON CORPORATION

                                                           1997        1996
                                                        ----------  ----------
                                                        (IN THOUSANDS, EXCEPT
                                                           SHARE AMOUNTS)
LIABILITIES AND SHAREHOLDERS' INVESTMENT
Current Liabilities:
  Notes payable and current maturities of long-term
   obligations (Note 5)................................ $  176,912  $  153,787
  Accounts payable.....................................    251,677     203,643
  Accrued payroll and employee benefits................    140,698     122,079
  Accrued income taxes.................................     57,923      61,534
  Accrued installation and warranty costs..............     72,710      69,006
  Deferred revenue.....................................     54,999      45,715
  Other accrued expenses (Notes 1 and 3)...............    337,316     257,448
                                                        ----------  ----------
                                                         1,092,235     913,212
                                                        ----------  ----------
Deferred Income Taxes (Note 8).........................     90,802      81,726
                                                        ----------  ----------
Other Deferred Items...................................     59,082      81,020
                                                        ----------  ----------
Long-term Obligations (Note 5):
  Senior convertible obligations.......................    187,824     369,997
  Subordinated convertible obligations.................  1,473,015   1,009,470
  Nonrecourse tax-exempt obligations...................     37,600      77,900
  Other................................................     44,468      92,975
                                                        ----------  ----------
                                                         1,742,907   1,550,342
                                                        ----------  ----------
Minority Interest......................................    719,622     684,050
                                                        ----------  ----------
Commitments and Contingencies (Note 6)
Common Stock of Subsidiaries Subject to Redemption
 ($95,262 and $81,179 redemption value; Note 1)........     93,312      76,525
                                                        ----------  ----------
Shareholders' Investment (Notes 4 and 7):
  Preferred stock, $100 par value, 50,000 shares
   authorized; none issued.............................
  Common stock, $1 par value, 350,000,000 shares
   authorized; 159,206,337 and 149,996,979 shares
   issued..............................................    159,206     149,997
  Capital in excess of par value.......................    843,709     801,793
  Retained earnings....................................  1,034,640     795,312
  Treasury stock at cost, 95,684 and 15,520 shares.....     (3,839)       (570)
  Cumulative translation adjustment....................    (46,339)       (504)
  Deferred compensation (Note 4).......................        --          (58)
  Net unrealized gain on available-for-sale investments
   (Note 2)............................................     10,532       8,399
                                                        ----------  ----------
                                                         1,997,909   1,754,369
                                                        ----------  ----------
                                                        $5,795,869  $5,141,244
                                                        ==========  ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                          THERMO ELECTRON CORPORATION

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                  1997        1996       1995
                                                ---------  ----------  --------
                                                       (IN THOUSANDS)
OPERATING ACTIVITIES:
 Net income...................................  $ 239,328  $  190,816  $139,582
 Adjustments to reconcile net income to net
  cash provided by operating activities:
 Depreciation and amortization................    135,738     115,167    85,869
 Restructuring and other nonrecurring costs,
  net (Note 11)...............................      1,272      37,641    21,938
 Provision for losses on accounts receivable..      9,078       6,002     5,534
 Increase in deferred income taxes............      1,111      20,869     4,277
 Minority interest expense....................     74,426      72,890    60,515
 Gain on issuance of stock by subsidiaries
  (Note 9)....................................    (80,055)   (126,599)  (80,815)
 Gain on sale of investments, net.............     (5,077)     (9,840)   (9,305)
 Other noncash items, net.....................      9,093      15,758    19,239
 Changes in current accounts, excluding the
  effects of acquisitions:
  Accounts receivable.........................    (86,511)    (17,078)  (52,649)
  Inventories.................................      9,159      (1,298)  (32,267)
  Other current assets........................     31,445     (35,657)   (9,447)
  Accounts payable............................     (8,308)    (14,307)   19,198
  Other current liabilities...................    (61,681)    (29,859)   27,427
                                                ---------  ----------  --------
Net cash provided by operating activities.....    269,018     224,505   199,096
                                                ---------  ----------  --------
INVESTING ACTIVITIES:
 Acquisitions, net of cash acquired (Note 3)..   (849,118)   (366,317) (330,698)
 Refund of acquisition purchase price (Note
  3)..........................................     36,132         --        --
 Proceeds from sale of businesses.............     27,102         --        --
 Purchases of available-for-sale investments..   (973,687) (1,644,094) (592,364)
 Proceeds from sale and maturities of
  available-for-sale investments..............  1,543,025     835,935   617,145
 Purchases of property, plant, and equipment..   (111,605)   (124,541)  (64,016)
 Proceeds from sale of property, plant, and
  equipment...................................     15,633      10,500     5,702
 Increase in other assets.....................    (13,425)    (26,144)  (19,750)
 Other........................................      6,115       3,385      (147)
                                                ---------  ----------  --------
Net cash used in investing activities.........   (319,828) (1,311,276) (384,128)
                                                ---------  ----------  --------
FINANCING ACTIVITIES:
 Net proceeds from issuance of long-term
  obligations (Note 5)........................    490,821     953,376   203,387
 Repayment of long-term obligations...........    (78,287)    (60,643)  (14,702)
 Net proceeds from issuance of Company and
  subsidiary common stock (Note 9)............    164,855     303,954   173,326
 Purchases of subsidiary common stock and
  debentures..................................   (311,092)   (144,053) (101,099)
 Increase (decrease) in short-term notes
  payable.....................................    (24,256)    (13,391)    1,438
 Other........................................     (4,291)     (1,279)     (226)
                                                ---------  ----------  --------
Net cash provided by financing activities.....    237,750   1,037,964   262,124
                                                ---------  ----------  --------
Exchange Rate Effect on Cash..................     (7,764)        350     2,764
                                                ---------  ----------  --------
Increase (Decrease) in Cash and Cash
 Equivalents..................................    179,176     (48,457)   79,856
Cash and Cash Equivalents at Beginning of
 Year.........................................    414,404     462,861   383,005
                                                ---------  ----------  --------
Cash and Cash Equivalents at End of Year......  $ 593,580  $  414,404  $462,861
                                                =========  ==========  ========
See Note 12 for supplemental cash flow infor-
 mation.

  The accompanying notes are an integral part of these consolidated financial statements.

                          THERMO ELECTRON CORPORATION

               CONSOLIDATED STATEMENT OF SHAREHOLDERS' INVESTMENT

                                               1997        1996        1995
                                            ----------  ----------  ----------
                                                     (IN THOUSANDS)
COMMON STOCK, $1 PAR VALUE
  Balance at beginning of year............. $  149,997  $   89,006  $   53,558
  Issuance of stock under employees' and
   directors' stock plans..................        866         892         571
  Conversions of convertible obligations...      8,343      13,449       6,047
  Effect of three-for-two stock splits.....        --       46,650      27,687
  Acquisition through pooling-of-interests
   (Note 3)................................        --          --        1,143
                                            ----------  ----------  ----------
  Balance at end of year...................    159,206     149,997      89,006
                                            ----------  ----------  ----------
CAPITAL IN EXCESS OF PAR VALUE
  Balance at beginning of year.............    801,793     614,363     493,058
  Issuance of stock under employees' and
   directors' stock plans..................     13,185       8,172       5,293
  Tax benefit related to employees' and
   directors' stock plans..................      5,456      12,821       9,666
  Conversions of convertible obligations...    164,537     254,842     150,787
  Effect of majority-owned subsidiaries'
   equity transactions.....................   (141,262)    (41,755)    (34,642)
  Effect of three-for-two stock splits.....        --      (46,650)    (27,687)
  Acquisition through pooling-of-interests
   (Note 3)................................        --          --       17,888
                                            ----------  ----------  ----------
  Balance at end of year...................    843,709     801,793     614,363
                                            ----------  ----------  ----------
RETAINED EARNINGS
  Balance at beginning of year.............    795,312     604,496     472,396
  Net income...............................    239,328     190,816     139,582
  Acquisition through pooling-of-interests
   (Note 3)................................        --          --       (7,482)
                                            ----------  ----------  ----------
  Balance at end of year...................  1,034,640     795,312     604,496
                                            ----------  ----------  ----------
TREASURY STOCK
  Balance at beginning of year.............       (570)       (536)     (1,631)
  Activity under employees' and directors'
   stock plans.............................     (3,269)        (34)      1,095
                                            ----------  ----------  ----------
  Balance at end of year...................     (3,839)       (570)       (536)
                                            ----------  ----------  ----------
CUMULATIVE TRANSLATION ADJUSTMENT
  Balance at beginning of year.............       (504)        608      (3,557)
  Translation adjustment...................    (45,835)     (1,112)      4,193
  Acquisition through pooling-of-interests
   (Note 3)................................        --          --          (28)
                                            ----------  ----------  ----------
  Balance at end of year...................    (46,339)       (504)        608
                                            ----------  ----------  ----------
DEFERRED COMPENSATION
  Balance at beginning of year.............        (58)     (2,271)     (2,657)
  Amortization of deferred compensation....         58         296         386
  ESOP II loan repayment (Note 4)..........        --        1,917         --
                                            ----------  ----------  ----------
  Balance at end of year...................        --          (58)     (2,271)
                                            ----------  ----------  ----------
NET UNREALIZED GAIN ON AVAILABLE-FOR-SALE
 INVESTMENTS
  Balance at beginning of year.............      8,399       4,063      (3,681)
  Change in net unrealized gain on
   available-for-sale investments (Note
   2)......................................      2,133       4,336       7,744
                                            ----------  ----------  ----------
  Balance at end of year...................     10,532       8,399       4,063
                                            ----------  ----------  ----------
TOTAL SHAREHOLDERS' INVESTMENT............. $1,997,909  $1,754,369  $1,309,729
                                            ==========  ==========  ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                          THERMO ELECTRON CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

  Thermo Electron Corporation and its subsidiaries (the Company) develop, manufacture, and market analytical and monitoring instruments; biomedical products including heart-assist devices, respiratory-care equipment, and mammography systems; paper recycling and papermaking equipment; alternative-energy systems; industrial process equipment; and other specialized products. The Company also provides industrial outsourcing, laboratory, and metallurgical services, and conducts advanced-technology research and development.

PRINCIPLES OF CONSOLIDATION

  The accompanying financial statements include the accounts of Thermo Electron and its majority- and wholly owned subsidiaries. All material intercompany accounts and transactions have been eliminated. Majority-owned public subsidiaries consist of Thermedics Inc., Thermo Instrument Systems Inc., Thermo TerraTech Inc., Thermo Power Corporation, ThermoTrex Corporation, Thermo Fibertek Inc., and Thermo Ecotek Corporation. Thermo Cardiosystems Inc., Thermo Voltek Corp., Thermo Sentron Inc., and Thermedics Detection Inc. are majority-owned, public subsidiaries of Thermedics. ThermoSpectra Corporation, ThermoQuest Corporation, Thermo Optek Corporation, Thermo BioAnalysis Corporation, Metrika Systems Corporation, and Thermo Vision Corporation are majority-owned, public subsidiaries of Thermo Instrument. Thermo Remediation Inc. and The Randers Group Incorporated are majority-owned, public subsidiaries of Thermo TerraTech. ThermoLase Corporation and Trex Medical Corporation are majority-owned, public subsidiaries of ThermoTrex. Thermo Fibergen Inc. is a majority-owned, public subsidiary of Thermo Fibertek. Thermo Information Solutions Inc. is a majority-owned, privately held subsidiary. ONIX Systems Inc. is a majority-owned, privately held subsidiary of Thermo Instrument. Thermo EuroTech N.V. is a majority-owned, privately held subsidiary of Thermo TerraTech. ThermoLyte Corporation is a majority-owned, privately held subsidiary of Thermo Power. Trex Communications Corporation is a majority-owned, privately held subsidiary of ThermoTrex. Thermo Trilogy Corporation is a majority-owned, privately held subsidiary of Thermo Ecotek. The Company accounts for investments in businesses in which it owns between 20% and 50% using the equity method.

FISCAL YEAR

  The Company has adopted a fiscal year ending the Saturday nearest December
31. References to 1997, 1996, and 1995 are for the fiscal years ended January 3, 1998, December 28, 1996, and December 30, 1995, respectively. Fiscal year 1997 included 53 weeks; 1996 and 1995 each included 52 weeks.

REVENUE RECOGNITION

  For the majority of its operations, the Company recognizes revenues upon shipment of its products, or upon completion of services it renders. The Company provides a reserve for its estimate of warranty and installation costs at the time of shipment. Deferred revenue in the accompanying balance sheet consists primarily of unearned revenue on service contracts. Substantially all of the deferred revenue in the accompanying 1997 balance sheet will be recognized within one year. Revenues and profits on substantially all contracts are recognized using the percentage-of-completion method. Revenues recorded under the percentage-of-completion method were $440.4 million in 1997, $421.1 million in 1996, and $472.0 million in 1995. The percentage of completion is

                          THERMO ELECTRON CORPORATION
determined by relating either the actual costs or actual labor incurred to date to management's estimate of total costs or total labor, respectively, to be incurred on each contract. If a loss is indicated on any contract in process, a provision is made currently for the entire loss. The Company's contracts generally provide for billing of customers upon the attainment of certain milestones specified in each contract. Revenues earned on contracts in process in excess of billings are classified as unbilled contract costs and fees in the accompanying balance sheet. There are no significant amounts included in the accompanying balance sheet that are not expected to be recovered from existing contracts at current contract values, or that are not expected to be collected within one year, including amounts that are billed but not paid under retainage provisions.

GAIN ON ISSUANCE OF STOCK BY SUBSIDIARIES

  At the time a subsidiary sells its stock to unrelated parties at a price in excess of its book value, the Company's net investment in that subsidiary increases. If at that time the subsidiary is an operating entity and not engaged principally in research and development, the Company records the increase as a gain.

  If gains have been recognized on issuances of a subsidiary's stock and shares of the subsidiary are subsequently repurchased by the subsidiary, by the subsidiary's parent, or by the Company, gain recognition does not occur on issuances subsequent to the date of a repurchase until such time as shares have been issued in an amount equivalent to the number of repurchased shares. Such transactions are reflected as equity transactions, and the net effect of these transactions is reflected in the accompanying statement of shareholders' investment as the effect of majority-owned subsidiaries' equity transactions.

STOCK-BASED COMPENSATION PLANS

  The Company applies Accounting Principles Board Opinion (APB) No. 25, "Accounting for Stock Issued to Employees" and related interpretations in accounting for its stock-based compensation plans (Note 4). Accordingly, no accounting recognition is given to stock options granted at fair market value until they are exercised. Upon exercise, net proceeds, including tax benefits realized, are credited to equity.

INCOME TAXES

  In accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes," the Company recognizes deferred income taxes based on the expected future tax consequences of differences between the financial statement basis and the tax basis of assets and liabilities, calculated using enacted tax rates in effect for the year in which the differences are expected to be reflected in the tax return.

EARNINGS PER SHARE

  During the fourth quarter of 1997, the Company adopted SFAS No. 128, "Earnings per Share" (Note 15). As a result, all previously reported earnings per share have been restated; however, basic earnings per share equals the Company's previously reported primary earnings per share for 1996 and 1995. Basic earnings per share have been computed by dividing net income by the weighted

                          THERMO ELECTRON CORPORATION
average number of shares outstanding during the year. Diluted earnings per share have been computed assuming the conversion of convertible obligations and the elimination of the related interest expense, and the exercise of stock options, as well as their related income tax effects.

STOCK SPLIT

  All share and per share information was restated in 1996 to reflect a three-for-two stock split, effected in the form of a 50% stock dividend, that was distributed in June 1996.

CASH AND CASH EQUIVALENTS

  Cash equivalents consists principally of corporate notes, commercial paper, U.S. government-agency securities, money market funds, and other marketable securities purchased with an original maturity of three months or less. These investments are carried at cost, which approximates market value.

INVENTORIES

  Inventories are stated at the lower of cost (on a first-in, first-out or weighted average basis) or market value and include materials, labor, and manufacturing overhead. The components of inventories are as follows:

                                                                1997     1996
                                                              -------- --------
                                                               (IN THOUSANDS)
   Raw materials and supplies................................ $260,458 $236,297
   Work in process...........................................  108,327   80,614
   Finished goods............................................  174,804  116,049
                                                              -------- --------
                                                              $543,589 $432,960
                                                              ======== ========

PROPERTY, PLANT, AND EQUIPMENT

  The costs of additions and improvements are capitalized, while maintenance and repairs are charged to expense as incurred. The Company provides for depreciation and amortization using the straight-line method over the estimated useful lives of the property as follows: buildings and improvements, 5 to 40 years; alternative-energy facilities, 5 to 25 years; machinery and equipment, 2 to 20 years; and leasehold improvements, the shorter of the term of the lease or the life of the asset.

  Property, plant, and equipment consists of the following:

                                                              1997      1996
                                                            --------- ---------
                                                              (IN THOUSANDS)
   Land.................................................... $  59,867 $  55,430
   Buildings...............................................   235,103   206,406
   Alternative-energy facilities...........................   247,361   247,361
   Machinery, equipment, and leasehold improvements........   617,582   500,992
                                                            --------- ---------
                                                            1,159,913 1,010,189
   Less: Accumulated depreciation and amortization.........   370,867   305,742
                                                            --------- ---------
                                                            $ 789,046 $ 704,447
                                                            ========= =========

                          THERMO ELECTRON CORPORATION

OTHER ASSETS

  Other assets in the accompanying balance sheet includes intangible assets, notes receivable, deferred debt expense, prepaid pension costs, and other assets. Intangible assets include the costs of acquired trademarks, patents, product technology, and other specifically identifiable intangible assets and are being amortized using the straight-line method over their estimated useful lives, which range from 3 to 20 years. Intangible assets were $50.5 million and $39.9 million, net of accumulated amortization of $45.7 million and $38.0 million, at year-end 1997 and 1996, respectively.

COST IN EXCESS OF NET ASSETS OF ACQUIRED COMPANIES

  The excess of cost over the fair value of net assets of acquired companies is amortized using the straight-line method principally over 40 years. Accumulated amortization was $134.7 million and $96.4 million at year-end 1997 and 1996, respectively. The Company assesses the future useful life of this asset whenever events or changes in circumstances indicate that the current useful life has diminished. The Company considers the future undiscounted cash flows of the acquired companies in assessing the recoverability of this asset. If impairment has occurred, any excess of carrying value over fair value is recorded as a loss.

COMMON STOCK OF SUBSIDIARIES SUBJECT TO REDEMPTION

  In March 1995, ThermoLyte sold 1,845,000 units, each unit consisting of one share of ThermoLyte common stock and one redemption right, at $10.00 per unit, for net proceeds of $17.3 million. Holders of the common stock issued in the offering will have the option to require ThermoLyte to redeem any or all of their shares at $10.00 per share in December 1998 or 1999. ThermoLyte common stock subject to redemption of $18.1 million is included in other accrued expenses in the accompanying 1997 balance sheet since it is redeemable in December 1998. The redemption value is $18.5 million.

  In September 1996, Thermo Fibergen sold 4,715,000 units, each unit consisting of one share of Thermo Fibergen common stock and one redemption right, at $12.75 per unit, for net proceeds of $55.8 million. The common stock and redemption rights began trading separately on December 13, 1996. Holders of a redemption right have the option to require Thermo Fibergen to redeem one share of Thermo Fibergen common stock at $12.75 per share in September 2000 or 2001. The redemption rights carry terms that generally provide for their expiration if the closing price of Thermo Fibergen's common stock exceeds $19 1/8 for 20 of any 30 consecutive trading days prior to September 2001.

  In April 1997, ThermoLase completed an exchange offer whereby its shareholders had the opportunity to exchange one share of existing ThermoLase common stock and $3.00 (in cash or ThermoLase common stock) for a new unit consisting of one share of ThermoLase common stock and one redemption right. The redemption right entitles the holder to sell the related share of common stock to ThermoLase for $20.25 during the period from April 3, 2001, through April 30, 2001. The redemption right will expire if the closing price of ThermoLase common stock is at least $26.00 for 20 of any 30 consecutive trading days. In connection with this offer, ThermoLase issued in April 1997, 2,000,000 units in exchange for 2,261,706 shares of its common stock and $0.5 million in cash, net of expenses. As a result of these transactions, $40.5 million was reclassified from "Shareholders' investment" and "Minority interest" to "Common stock of subsidiaries subject to redemption," based on the issuance of the 2,000,000 redemption rights, each carrying a maximum liability of $20.25.

                          THERMO ELECTRON CORPORATION

  The difference between the redemption value and the original carrying amount of ThermoLyte and Thermo Fibergen common stock subject to redemption is accreted over the period through the first redemption period. Accretion is charged to minority interest expense in the accompanying statement of income. All redemption rights are guaranteed on a subordinated basis by the Company.

FOREIGN CURRENCY

  All assets and liabilities of the Company's foreign subsidiaries are translated at year-end exchange rates, and revenues and expenses are translated at average exchange rates for the year in accordance with SFAS No. 52, "Foreign Currency Translation." Resulting translation adjustments are reflected as a separate component of shareholders' investment titled "Cumulative translation adjustment." Foreign currency transaction gains and losses are included in the accompanying statement of income and are not material for the three years presented.

FORWARD CONTRACTS AND INTEREST RATE SWAP AGREEMENTS

  The Company uses short-term forward foreign exchange contracts to manage certain exposures to foreign currencies. The Company enters into forward foreign exchange contracts to hedge firm purchase and sale commitments denominated in currencies other than its subsidiaries' local currencies. These contracts principally hedge transactions denominated in U.S. dollars, British pounds sterling, French francs, and Japanese yen. The purpose of the Company's foreign currency hedging activities is to protect the Company's local currency cash flows related to these commitments from fluctuations in foreign exchange rates. Gains and losses arising from forward foreign exchange contracts are recognized as offsets to gains and losses resulting from the transactions being hedged.

  Thermo Ecotek has interest rate swap agreements that convert its variable rate obligations to fixed rate obligations (Note 5). Interest rate swap agreements are accounted for under the accrual method. Amounts to be received from or paid to the counterparties of the agreements are accrued during the period to which the amounts relate and are reflected as interest expense. The related amounts payable to the counterparties are included in other accrued expenses in the accompanying balance sheet. The fair value of the swap agreements is not recognized in the accompanying financial statements since the agreements are accounted for as hedges.

  The Company does not enter into speculative foreign currency or interest swap agreements.

USE OF ESTIMATES

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

PRESENTATION

  Certain amounts in 1996 and 1995 have been reclassified to conform to the presentation in the 1997 financial statements.

                          THERMO ELECTRON CORPORATION

2. AVAILABLE-FOR-SALE INVESTMENTS

  In accordance with SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," the Company's debt and marketable equity securities are considered available-for-sale investments in the accompanying balance sheet and are carried at market value, with the difference between cost and market value, net of related tax effects, recorded currently as a component of shareholders' investment titled "Net unrealized gain on available-for-sale investments."

  The aggregate market value, cost basis, and gross unrealized gains and losses of short- and long-term available-for-sale investments by major security type are as follows:

                                                            GROSS      GROSS
                                      MARKET      COST    UNREALIZED UNREALIZED
                                      VALUE      BASIS      GAINS      LOSSES
                                    ---------- ---------- ---------- ----------
                                                  (IN THOUSANDS)
   1997
   Government-agency securities.... $  385,476 $  385,049  $   451     $ (24)
   Corporate bonds.................    513,956    513,427      717      (188)
   Other...........................     92,992     76,960   16,628      (596)
                                    ---------- ----------  -------     -----
                                    $  992,424 $  975,436  $17,796     $(808)
                                    ========== ==========  =======     =====
   1996
   Government-agency securities.... $  830,446 $  829,736  $   761     $ (51)
   Corporate bonds.................    581,804    581,424      482      (102)
   Other...........................    114,032    101,498   12,855      (321)
                                    ---------- ----------  -------     -----
                                    $1,526,282 $1,512,658  $14,098     $(474)
                                    ========== ==========  =======     =====

  Short- and long-term available-for-sale investments in the accompanying 1997 balance sheet include equity securities of $50.4 million and debt securities of $803.3 million with contractual maturities of one year or less and $138.7 million with contractual maturities of more than one year through five years. Actual maturities may differ from contractual maturities as a result of the Company's intent to sell these securities prior to maturity and as a result of put and call options that enable either the Company, the issuer, or both to redeem these securities at an earlier date.

  The cost of available-for-sale investments that were sold was based on specific identification in determining realized gains and losses recorded in the accompanying statement of income. The net gain on sale of investments resulted from gross realized gains of $5.2 million, $11.2 million, and $9.8 million and gross realized losses of $0.1 million, $1.4 million, and $0.5 million in 1997, 1996, and 1995, respectively, relating to the sale of available-for-sale investments.

3. ACQUISITIONS

  In March 1997, Thermo Instrument acquired 95% of Life Sciences International PLC, a London Stock Exchange-listed company. Subsequently, Thermo Instrument acquired the remaining shares of Life Sciences' capital stock. The aggregate purchase price for Life Sciences was $442.8 million, net of $55.8 million of cash acquired. The purchase price includes the repayment of $105.0 million of Life Sciences' bank debt. Life Sciences manufactures laboratory science equipment, appliances, instruments, consumables, and reagents for the research, clinical, and industrial markets.

                          THERMO ELECTRON CORPORATION

  In 1997, in addition to the acquisition of Life Sciences, the Company and its majority-owned subsidiaries made several other acquisitions for an aggregate of $406.3 million in cash, net of cash acquired, the issuance of subsidiary common stock and stock options valued at $4.5 million, and $5.1 million to be paid in the first quarter of 1998, subject to certain post-closing adjustments. The Company does not expect that aggregate post-closing adjustments, if any, will be material.

  In June 1996, the Company acquired SensorMedics Corporation in exchange for 1,243,518 shares of the Company's common stock, including 156,590 shares reserved for issuance upon exercise of assumed stock options and warrants. SensorMedics manufactures systems for pulmonary function diagnosis, respiratory-gas analyzers, physiological testing equipment, and automated sleep-analysis systems. The acquisition has been accounted for under the pooling-of-interests method.

  Historical financial information presented for 1995 has been restated to include the acquisition of SensorMedics. Revenues and net income (loss) for 1995, as previously reported by the separate entities prior to the acquisition and as restated for the combined Company, are as follows:

                                                                       1995
                                                                  --------------
                                                                  (IN THOUSANDS)
   Revenues:
     Previously reported.........................................   $2,207,417
     SensorMedics................................................       62,874
                                                                    ----------
                                                                    $2,270,291
                                                                    ==========
   Net Income (Loss):
     Previously reported.........................................   $  140,080
     SensorMedics................................................         (498)
                                                                    ----------
                                                                    $  139,582
                                                                    ==========

  In March 1996, Thermo Instrument completed the acquisition of a substantial portion of the businesses constituting the Scientific Instruments Division of Fisons plc (Fisons businesses), a wholly owned subsidiary of Rhone-Poulenc Rorer Inc. (RPR), for approximately $181.2 million in cash, net of $7.7 million of cash acquired, and the assumption of approximately $47.2 million of indebtedness. In December 1997, Thermo Instrument and RPR negotiated a post-closing adjustment under the terms of the purchase agreement for the Fisons acquisition pertaining to determination of the net assets of the Fisons businesses at the date of acquisition. This negotiation resulted in a refund to Thermo Instrument of $36.1 million, plus $3.8 million of interest from the date of acquisition. Thermo Instrument has recorded $33.1 million of the refund as a reduction in cost in excess of net assets of acquired companies. The remaining $3.0 million represented payment for uncollected accounts receivable acquired by the Company that were guaranteed by RPR.

  In 1996, in addition to the acquisitions of SensorMedics and the Fisons businesses, the Company and its majority-owned subsidiaries made several other acquisitions for an aggregate of $185.1 million in cash, net of cash acquired, the issuance of common stock of the Company and its majority-owned subsidiaries valued at $2.4 million, and the issuance of $26.6 million in debt.

  In March 1995, the Company acquired Coleman Research Corporation in exchange for 6,003,336 shares of the Company's common stock, including 304,292 shares reserved for issuance upon

                          THERMO ELECTRON CORPORATION
exercise of assumed stock options. This business was renamed Thermo Coleman Corporation. Thermo Coleman provides systems integration, systems engineering, analytical services, technology support, information technology services and products, and advanced-technology research and development to government and commercial customers. The acquisition has been accounted for under the pooling-of-interests method.

  In 1995, in addition to the acquisition of Thermo Coleman, the Company and its majority-owned subsidiaries made several other acquisitions for an aggregate of $330.7 million in cash, net of cash acquired, the issuance of common stock and stock options of the Company's majority-owned subsidiaries valued at $19.0 million, and the issuance of $22.3 million in debt.

  These acquisitions, except for SensorMedics and Thermo Coleman, have been accounted for using the purchase method of accounting, and the acquired companies' results have been included in the accompanying financial statements from their respective dates of acquisition. The aggregate cost of these acquisitions exceeded the estimated fair value of the acquired net assets by $1,239.8 million, which is being amortized principally over 40 years. Allocation of the purchase price for these acquisitions was based on estimates of the fair value of the net assets acquired and, for acquisitions completed in 1997, is subject to adjustment upon finalization of the purchase price allocation. The Company has gathered no information that indicates the final purchase price allocations will differ materially from the preliminary estimates. Pro forma data is not presented since the acquisitions were not material to the Company's results of operations.

  In connection with the acquisition of the Fisons businesses, Thermo Instrument had undertaken a restructuring of the acquired businesses during 1996. In accordance with the requirements of Emerging Issues Task Force Pronouncement (EITF) 95-3, Thermo Instrument finalized its restructuring plans in the first quarter of 1997. The restructuring plans include reductions in staffing levels, abandonment of excess facilities, and other costs associated with exiting certain activities of the acquired businesses. As part of the cost of the acquisition, Thermo Instrument established reserves totaling $46.2 million for estimated severance, excess facilities, and other exit costs associated with the acquisition, $14.3 million and $19.0 million of which was expended during 1997 and 1996, respectively, primarily for severance and abandoned-facility payments. At January 3, 1998, the remaining reserve for restructuring these businesses was $11.1 million, including the impact of currency translation, and primarily represents ongoing severance and abandoned-facility payments.

4. EMPLOYEE BENEFIT PLANS

STOCK-BASED COMPENSATION PLANS

Stock Option Plans

  The Company has stock-based compensation plans for its key employees, directors, and others, which permit the award of stock-based incentives in the stock of the Company and its majority-owned subsidiaries. The Company has a nonqualified stock option plan, adopted in 1974, and an incentive stock option plan, adopted in 1981, which permit the award of stock options to key employees. The incentive stock option plan expired in 1991, and no grants were made after that date. An equity incentive plan, adopted in 1989, permits the grant of a variety of stock and stock-based awards as determined by the human resources committee of the Company's Board of Directors (the

                          THERMO ELECTRON CORPORATION

Board Committee), including restricted stock, stock options, stock bonus shares, or performance-based shares. The option recipients and the terms of options granted under these plans are determined by the Board Committee. Generally, options outstanding under these plans are exercisable immediately, but are subject to certain transfer restrictions and the right of the Company to repurchase shares issued upon exercise of the options at the exercise price, upon certain events. The restrictions and repurchase rights may lapse over periods ranging from one to ten years, depending on the term of the option, which may range from three to twelve years. In addition, under certain options, shares acquired upon exercise are restricted from resale until retirement or other events. Nonqualified options are generally granted at fair market value, although the Board Committee has discretion to grant options at a price at or above 85% of the fair market value on the date of grant. Incentive stock options must be granted at not less than the fair market value of the Company's stock on the date of grant. Generally, stock options have been granted at fair market value. The Company also has a directors' stock option plan, adopted in 1993, that provides for the annual grant of stock options of the Company and its majority-owned subsidiaries to outside directors pursuant to a formula approved by the Company's shareholders. Options awarded under this plan are exercisable six months after the date of grant and expire three to seven years after the date of grant. In addition to the Company's stock-based compensation plans, certain officers and key employees may also participate in stock-based compensation plans of the Company's majority-owned subsidiaries.

  A summary of the Company's stock option activity is as follows:

                                    1997             1996             1995
                               ---------------- ---------------- ----------------
                                       WEIGHTED         WEIGHTED         WEIGHTED
                               NUMBER  AVERAGE  NUMBER  AVERAGE  NUMBER  AVERAGE
                                 OF    EXERCISE   OF    EXERCISE   OF    EXERCISE
                               SHARES   PRICE   SHARES   PRICE   SHARES   PRICE
                               ------  -------- ------  -------- ------  --------
                                            (SHARES IN THOUSANDS)
Options outstanding,
 beginning of year...........  8,421    $21.24   8,302   $17.46   7,878   $14.92
  Granted....................  1,401     37.06   1,183    39.03   1,330    27.85
  Exercised..................   (744)    13.37  (1,125)   10.71  (1,099)    8.69
  Forfeited..................   (247)    29.45     (89)   26.97    (111)   16.67
  Assumed upon acquisitions
   through pooling-of-
   interests (Note 3)........    --        --      150    14.97     304     5.65
                               -----            ------           ------
Options outstanding, end of
 year........................  8,831    $24.19   8,421   $21.24   8,302   $17.46
                               =====    ======  ======   ======  ======   ======
Options exercisable..........  8,821    $24.18   8,406   $21.23   8,262   $17.51
                               =====    ======  ======   ======  ======   ======
Options available for grant..  5,132             1,291            2,397
                               =====            ======           ======

                          THERMO ELECTRON CORPORATION

  A summary of the status of the Company's stock options at January 3, 1998, is as follows:

                                                        OPTIONS OUTSTANDING
                                                    ---------------------------
                                                            WEIGHTED
                                                             AVERAGE   WEIGHTED
                                                    NUMBER  REMAINING  AVERAGE
      RANGE OF                                        OF   CONTRACTUAL EXERCISE
  EXERCISE PRICES                                   SHARES    LIFE      PRICE
  ---------------                                   ------ ----------- --------
                                                       (SHARES IN THOUSANDS)
   $ 6.33--$15.61.................................. 1,479   2.4 years   $12.30
    15.62-- 24.89.................................. 4,331   7.0 years    19.44
    24.90-- 34.18..................................   798   8.2 years    32.16
    34.19-- 43.46.................................. 2,223   8.7 years    38.49
                                                    -----
   $ 6.33--$43.46.................................. 8,831   6.8 years   $24.19
                                                    =====

  The information disclosed above for options outstanding at January 3, 1998, does not differ materially for options exercisable.

Employee Stock Purchase Plan

  Substantially all of the Company's full-time U.S. employees are eligible to participate in an employee stock purchase plan sponsored by the Company. Under this plan, shares of the Company's common stock can be purchased at the end of a 12-month period at 95% of the fair market value at the beginning of the period, and the shares purchased are subject to a six-month resale restriction. Prior to November 1, 1995, shares of the Company's common stock could be purchased at 85% of the fair market value at the beginning of the period, and the shares purchased were subject to a one-year resale restriction. Shares are purchased through payroll deductions of up to 10% of each participating employee's gross wages. Participants of employee stock purchase programs sponsored by the Company's majority-owned public subsidiaries may also elect to purchase shares of the common stock of the subsidiary by which they are employed under the same general terms described above. During 1997, 1996, and 1995, the Company issued 243,444 shares, 285,448 shares, and 330,444 shares, respectively, of its common stock under this plan.

Employee Stock Ownership Plan

  The Company's Employees Stock Ownership Plan (ESOP) was split into two plans effective December 31, 1994: ESOP I and ESOP II. The ESOP I covers eligible full-time U.S. employees of the Company's corporate office and its wholly owned subsidiaries. The ESOP II, terminated effective December 31, 1994, covered employees of certain of the Company's majority-owned subsidiaries. The Company loaned funds to the ESOP to purchase shares of common stock of the Company and its majority-owned subsidiaries. The shares purchased by the ESOP were recorded as deferred compensation in the accompanying balance sheet. The loan to the ESOP II was repaid in full in 1996 and all expense related to the plans had been recognized. The loan repayment was recorded as a reduction in deferred compensation in the accompanying balance sheet. Shares are allocated to the plan participants based on employee compensation. For these plans, the Company charged to expense $0.2 million and $0.3 million in 1996 and 1995, respectively.

PRO FORMA STOCK-BASED COMPENSATION EXPENSE

  In October 1995, the Financial Accounting Standards Board issued SFAS No. 123, "Accounting for Stock-based Compensation," which sets forth a fair-value based method of recognizing stock-

                          THERMO ELECTRON CORPORATION
based compensation expense. As permitted by SFAS No. 123, the Company has elected to continue to apply APB No. 25 to account for its stock-based compensation plans. Had compensation cost for awards in 1997, 1996, and 1995 under the Company's stock-based compensation plans been determined based on the fair value at the grant dates consistent with the method set forth under SFAS No. 123, the effect on the Company's net income and earnings per share would have been as follows:

                                          1997          1996          1995
                                      ------------- ------------- -------------
                                       (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
   Net income:
     As reported..................... $     239,328 $     190,816 $     139,582
     Pro forma.......................       224,337       181,880       137,587
   Basic earnings per share:
     As reported.....................          1.57          1.35          1.10
     Pro forma.......................          1.47          1.29          1.09
   Diluted earnings per share:
     As reported.....................          1.41          1.17           .95
     Pro forma.......................          1.32          1.12           .93

  Because the method prescribed by SFAS No. 123 has not been applied to options granted prior to January 1, 1995, the resulting pro forma compensation expense may not be representative of the amount to be expected in future years. Pro forma compensation expense for options granted is reflected over the vesting period; therefore, future pro forma compensation expense may be greater as additional options are granted.

  The weighted average fair value per share of options granted was $15.14, $13.03, and $9.39 in 1997, 1996, and 1995, respectively. The fair value of each option grant was estimated on the grant date using the Black-Scholes option-pricing model with the following weighted-average assumptions:

                                                     1997      1996      1995
                                                   --------- --------- ---------
   Volatility.....................................       26%       24%       24%
   Risk-free interest rate........................      6.2%      6.1%      6.0%
   Expected life of options....................... 6.5 years 5.2 years 5.0 years

  The Black-Scholes option-pricing model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option-pricing models require the input of highly subjective assumptions including expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

401(K) SAVINGS PLAN

  The Company's 401(k) savings plan covers the majority of the Company's eligible full-time U.S. employees. Contributions to the plan are made by both the employee and the Company. Company contributions are based on the level of employee contributions. For this plan, the Company

                          THERMO ELECTRON CORPORATION
contributed and charged to expense $13.9 million, $10.1 million, and $7.6 million in 1997, 1996, and 1995, respectively.

OTHER RETIREMENT PLANS

  Certain of the Company's subsidiaries offer retirement plans, separate from the Company's 401(k) savings plan. These retirement plans cover approximately 20% of the Company's U.S. employees. The majority of these subsidiaries offer 401(k) savings plans; however, one subsidiary offers a money purchase plan and two subsidiaries offer profit-sharing plans. Company contributions to the 401(k) savings plans are based on the level of employee contributions. Company contributions to the money purchase plan and profit-sharing plans are based on formulas determined by the Company. For these plans, the Company contributed and charged to expense $9.3 million, $8.8 million, and $8.2 million in 1997, 1996, and 1995, respectively.

5. LONG-TERM OBLIGATIONS AND OTHER FINANCING ARRANGEMENTS

  Long-term obligations of the Company are as follows:

                                                             1997       1996
                                                          ---------- ----------
                                                          (IN THOUSANDS, EXCEPT
                                                           PER SHARE AMOUNTS)
5% Senior convertible debentures, due 2001, convertible
 at $21.00 per share....................................  $      --  $  175,216
4 1/4% Subordinated convertible debentures, due 2003,
 convertible at $37.80 per share........................     585,000    585,000
4 1/2% Senior convertible debentures, due 2003,
 convertible into shares of Thermo Instrument at $34.46
 per share..............................................     172,500    172,500
3 3/4% Senior convertible debentures, due 2000,
 convertible into shares of Thermo Instrument at $13.55
 per share..............................................      15,324     22,281
5% Subordinated convertible debentures, due 2000,
 convertible into shares of ThermoQuest at $16.50 per
 share..................................................      80,591     86,250
5% Subordinated convertible debentures, due 2000,
 convertible into shares of Thermo Optek at $13.94 per
 share..................................................      79,956     86,250
4 7/8% Subordinated convertible debentures, due 2000,
 convertible into shares of Thermo Remediation at $17.92
 per share..............................................      34,950     34,950
Noninterest-bearing subordinated convertible debentures
 due 2003, convertible into shares of Thermedics at
 $32.68 per share.......................................      62,300     65,000
4 3/4% Subordinated convertible debentures, due 2004,
 convertible into shares of Thermo Cardiosystems at
 $31.42 per share.......................................      70,000        --
Noninterest-bearing subordinated convertible debentures,
 due 1997, convertible into shares of Thermo
 Cardiosystems at $14.49 per share......................         --       3,755
3 3/4% Subordinated convertible debentures, due 2000,
 convertible into shares of Thermo Voltek at $7.83 per
 share..................................................       7,750      9,345
4 5/8% Subordinated convertible debentures, due 2003,
 convertible into shares of Thermo TerraTech at $15.90
 per share..............................................     111,850    111,850
6 1/2% Subordinated convertible debentures, due 1997,
 convertible into shares of Thermo TerraTech at $10.33
 per share..............................................         --       8,620

                          THERMO ELECTRON CORPORATION

                                                              1997       1996
                                                           ---------- ----------
                                                           (IN THOUSANDS, EXCEPT
                                                            PER SHARE AMOUNTS)
4 1/2% Subordinated convertible debentures, due 2004,
 convertible into shares of Thermo Fibertek at $12.10 per
 share...................................................  $  153,000 $      --
4 3/8% Subordinated convertible debentures, due 2004,
 convertible into shares of ThermoLase at $17.39 per
 share...................................................     115,000        --
3 1/4% Subordinated convertible debentures, due 2007,
 convertible into shares of ThermoTrex at $27.00 per
 share...................................................     114,500        --
Noninterest-bearing subordinated convertible debentures,
 due 2001, convertible into shares of Thermo Ecotek at
 $13.56 per share........................................       8,118     22,205
4 7/8% Subordinated convertible debentures, due 2004,
 convertible into shares of Thermo Ecotek at $16.50 per
 share...................................................      50,000        --
8.1% Nonrecourse tax-exempt obligation, payable in
 semiannual installments, with final payment in 2000.....      35,600     51,200
6.0% Nonrecourse tax-exempt obligation, payable in
 semiannual installments, with final payment in 2000.....      23,900     43,500
Other....................................................      93,857    113,289
                                                           ---------- ----------
                                                            1,814,196  1,591,211
Less: Current maturities.................................      71,289     40,869
                                                           ---------- ----------
                                                           $1,742,907 $1,550,342
                                                           ========== ==========

  The debentures that are convertible into subsidiary common stock have been issued by the respective subsidiaries and are guaranteed by the Company, on a subordinated basis in most cases.

  In the event of a change in control of the Company (as defined in the related fiscal agency agreement) that has not been approved by the continuing members of the Company's Board of Directors, each holder of the 4 1/4% convertible debentures issued by the Company will have the right to require the Company to buy all or part of the holder's debentures, at par value plus accrued interest, within 50 calendar days after the date of expiration of a specified approval period. In addition, certain of the obligations convertible into subsidiary common stock become exchangeable for common stock of the Company at an exchange price equal to 50% of the average price of the Company's common stock for the 30 trading days preceding the change in control.

  Nonrecourse tax-exempt obligations represent obligations issued by the California Pollution Control Financing Authority, the proceeds of which were used to finance two alternative-energy facilities (Delano I and Delano II) located in Delano, California. The obligations are credit-enhanced by a letter of credit issued by a bank group. The obligations are payable only by a subsidiary of Thermo Ecotek and are not guaranteed by the Company, except under limited circumstances. As required by the financing bank group, Thermo Ecotek entered into interest rate swap agreements that effectively convert these obligations from floating rates to the fixed rates described above. These swaps have terms expiring in 2000, commensurate with the final maturity of the debt. During 1997 and 1996, the average variable rate received under the interest rate swap agreements was 3.7% and 3.5%, respectively. The notional amount of the swap agreements was $61.3 million and $95.7 million at year-end 1997 and 1996, respectively. The interest rate swap agreements are with a different counterparty than the holders of the underlying debt. The Company believes, however, that the credit risks associated with these swaps are minimal because the agreements are with a large, reputable bank.

                          THERMO ELECTRON CORPORATION

  The annual requirements for long-term obligations are as follows (In thousands):

       1998.......................................................... $   71,289
       1999..........................................................     25,466
       2000..........................................................    224,244
       2001..........................................................     49,021
       2002..........................................................      2,940
       2003 and thereafter...........................................  1,441,236
                                                                      ----------
                                                                      $1,814,196
                                                                      ==========

  See Note 13 for fair value information pertaining to the Company's long-term obligations.

  Notes payable and current maturities of long-term obligations in the accompanying balance sheet includes $105.7 million and $112.9 million in 1997 and 1996, respectively, of short-term bank borrowings and borrowings under lines of credit of certain of the Company's subsidiaries. The weighted average interest rate for these borrowings was 5.7% and 5.4% at year-end 1997 and 1996. Unused lines of credit were $205 million as of year-end 1997.

6. COMMITMENTS AND CONTINGENCIES

OPERATING LEASES

  The Company leases portions of its office and operating facilities under various operating lease arrangements. The accompanying statement of income includes expenses from operating leases of $73.6 million, $62.6 million, and $48.8 million in 1997, 1996, and 1995, respectively. Future minimum payments due under noncancelable operating leases at January 3, 1998, are $71.0 million in 1998; $60.7 million in 1999; $52.2 million in 2000; $45.8 million in 2001;
$42.6 million in 2002; and $165.5 million in 2003 and thereafter. Total future minimum lease payments are $437.8 million.

LITIGATION AND RELATED CONTINGENCIES

  ThermoTrex is a defendant in a lawsuit brought by Fischer Imaging Corporation, which alleges that the prone breast-biopsy systems of the Lorad division of ThermoTrex's Trex Medical subsidiary infringe a Fischer patent on a precision mammographic needle-biopsy system. Lorad's cumulative revenues from this product totaled approximately $118.6 million through January 3, 1998.

  Five former employees of Thermo Instrument's Epsilon Industrial, Inc. (Epsilon) subsidiary have commenced an arbitration proceeding naming as joint defendants Epsilon, Thermo Instrument, and certain affiliates of Thermo Instrument, including the Company, alleging that these entities breached the terms of certain agreements entered into with such employees at the time that a predecessor of Epsilon acquired the assets and business of a company formerly owned by such employees. The former employees are claiming actual damages of between $27 million and $46 million, punitive damages of twice the actual damages, attorneys' fees and expenses, and pre-judgment and post-judgment interest, resulting from the alleged failure of Thermo Instrument and such affiliates, to, among other things, use their best efforts to develop and promote certain products acquired at that time. The arbitration proceeding, which is binding and nonappealable, is expected to conclude in the second quarter of 1998.

                          THERMO ELECTRON CORPORATION

  Thermo Coleman has been named as a defendant in a lawsuit initiated by certain former employees. This suit was filed under the "qui tam" provisions of the Federal False Claims Act (the Act), which permit an individual to bring suit in the name of the United States and, if the United States obtains a judgment against the defendant, to share in any recovery. The suit alleges, among other things, that Thermo Coleman violated the Act as a result of its performance of certain support-service functions under a subcontract from a third party, which, in turn, contracted directly with the U.S. government. The complaint seeks an order requiring Thermo Coleman to cease and desist from such allegedly improper practices, the award of treble damages in an unspecified amount, plus other penalties. The amount of billings under the contract activities in question were approximately $7.6 million. Under the law, the U.S. government will investigate the allegations set forth in the complaint, and then will determine whether it wishes to intervene and take over the lawsuit. The Company has been advised that the U.S. government has not completed its investigation and that no decision has been made on whether the U.S. government will intervene in the lawsuit.

  ThermoQuest's Finnigan subsidiary has filed complaints against Bruker-Franzen Analytik GmbH and its U.S. affiliate, and Hewlett-Packard Company, for alleged violation of two U.S. patents owned by Finnigan pertaining to methods used in ion-trap mass spectrometers. One of Finnigan's complaints was filed in United States District Court and the other was filed with the United States International Trade Commission (ITC). In February 1998, an administrative law judge at the ITC issued an initial determination to the effect that, although one of Finnigan's patents was infringed, the patents were invalid for purposes of this case. The ITC's jurisdiction on this matter is limited to the issue of whether or not the defendants' products that use the patented methods can be imported into the U.S. The judge's initial determination will be considered by the full commission during the second quarter of 1998. Bruker has presented counterclaims alleging that the Finnigan patents are invalid and unenforceable and are not infringed by the mass spectrometers co-marketed by Bruker. They also allege that Finnigan has violated antitrust laws by attempting to maintain a monopoly position and restrain trade through enforcement of allegedly fraudulently obtained patents. Bruker has asked for judgment consistent with its counterclaims, and for three times the antitrust damages (including attorney's fees) it has sustained.

  The Company intends to vigorously defend these matters. In the opinion of management, the ultimate liability for all such matters will not be material to the Company's financial position, but an unfavorable outcome in one or more of the matters described above could materially affect the results of operations or cash flows for a particular quarter or annual period.

7. COMMON STOCK

  At January 3, 1998, the Company had reserved 31,354,154 unissued shares of its common stock for possible issuance under stock-based compensation plans, for possible conversion of the Company's convertible debentures, and for possible exchange of certain subsidiaries' convertible obligations into common stock of the Company. Certain of the subsidiaries' obligations are exchangeable into common stock of the Company in the event of a change in control (as defined in the related fiscal agency agreement) that has not been approved by the continuing members of the Company's Board of Directors (Note
5). The exchange price would be equal to 50% of the average price of the Company's common stock for the 30 trading days preceding the change in control.

  In January 1996, the Company redeemed the share purchase rights outstanding under its previously existing shareholder rights plan for $.02 per right, or $.006 per share of the Company's common stock outstanding. Simultaneously with this redemption, the Company distributed rights

                          THERMO ELECTRON CORPORATION
under a new shareholder rights plan adopted by the Company's Board of Directors to holders of outstanding shares of the Company's common stock. Each right entitles the holder to purchase one ten-thousandth of a share of Series B Junior Participating Preferred Stock, $100 par value, at a purchase price of $250 per share, subject to adjustment. The rights will not be exercisable until the earlier of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an Acquiring Person) has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of common stock (the Stock Acquisition Date), or (ii) 10 business days following the commencement of a tender offer or exchange offer for 15% or more of the outstanding shares of common stock.

  In the event that a person becomes the beneficial owner of 15% or more of the outstanding shares of common stock, except pursuant to an offer for all outstanding shares of common stock approved by the outside Directors, each holder of a right (except for the Acquiring Person) will thereafter have the right to receive, upon exercise, that number of shares of common stock that equals the exercise price of the right divided by one half of the current market price of the common stock. In the event that, at any time after any person has become an Acquiring Person, (i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation or its common stock is changed or exchanged (other than a merger that follows an offer approved by the outside Directors), or (ii) 50% or more of the Company's assets or earning power is sold or transferred, each holder of a right (except for the Acquiring Person) shall thereafter have the right to receive, upon exercise, the number of shares of common stock of the acquiring company that equals the exercise price of the right divided by one half of the current market price of such common stock.

  At any time until 10 days following the Stock Acquisition Date, the Company may redeem the rights in whole, but not in part, at a price of $.01 per right (payable in cash or stock). The rights expire on January 29, 2006, unless earlier redeemed or exchanged.

8. INCOME TAXES

  The components of income before income taxes and minority interest are as follows:

                                                        1997     1996     1995
                                                      -------- -------- --------
                                                            (IN THOUSANDS)
   Domestic.......................................... $414,146 $313,069 $256,738
   Foreign...........................................   74,321   61,482   42,070
                                                      -------- -------- --------
                                                      $488,467 $374,551 $298,808
                                                      ======== ======== ========

                          THERMO ELECTRON CORPORATION

  The components of the provision for income taxes are as follows:

                                                      1997     1996      1995
                                                    -------- --------  --------
                                                          (IN THOUSANDS)
   Currently payable:
     Federal....................................... $105,889 $ 85,024  $ 72,932
     Foreign.......................................   30,928   31,851    17,751
     State.........................................   18,380   18,445    19,892
                                                    -------- --------  --------
                                                     155,197  135,320   110,575
                                                    -------- --------  --------
   Net deferred (prepaid):
     Federal.......................................   12,018  (19,994)   (9,717)
     Foreign.......................................    3,966   (2,275)      232
     State.........................................    3,532   (2,206)   (2,379)
                                                    -------- --------  --------
                                                      19,516  (24,475)  (11,864)
                                                    -------- --------  --------
                                                    $174,713 $110,845  $ 98,711
                                                    ======== ========  ========

  The Company and its majority-owned subsidiaries receive a tax deduction upon exercise of nonqualified stock options by employees for the difference between the exercise price and the market price of the underlying common stock on the date of exercise. The provision for income taxes that is currently payable does not reflect $15.4 million, $24.5 million, and $20.5 million of such benefits of the Company and its majority-owned subsidiaries that have been allocated to capital in excess of par value, directly or through the effect of majority-owned subsidiaries' equity transactions, in 1997, 1996, and 1995, respectively. In addition, the provision for income taxes that is currently payable does not reflect $1.9 million, $6.5 million, and $3.0 million of tax benefits used to reduce cost in excess of net assets of acquired companies in 1997, 1996, and 1995, respectively. The deferred provision for income taxes does not reflect $5.9 million of tax benefits used to reduce cost in excess of net assets of acquired companies in 1995.

  The provision for income taxes in the accompanying statement of income differs from the provision calculated by applying the statutory federal income tax rate of 35% to income before income taxes and minority interest due to the following:

                                                    1997      1996      1995
                                                  --------  --------  --------
                                                        (IN THOUSANDS)
   Provision for income taxes at statutory
    rate........................................  $170,963  $131,093  $104,583
   Increases (decreases) resulting from:
     Gain on issuance of stock by subsidiaries..   (28,019)  (44,310)  (28,285)
     State income taxes, net of federal tax.....    14,243    10,555    11,314
     Foreign tax rate and tax law differential..     8,937     8,528     3,785
     Amortization and write-off of cost in
      excess of net assets of acquired
      companies.................................     9,918     8,643     7,484
     Other, net.................................    (1,329)   (3,664)     (170)
                                                  --------  --------  --------
                                                  $174,713  $110,845  $ 98,711
                                                  ========  ========  ========

                          THERMO ELECTRON CORPORATION

  Prepaid income taxes and deferred income taxes in the accompanying balance sheet consist of the following:

                                                                1997     1996
                                                              -------- --------
                                                               (IN THOUSANDS)
   Prepaid income taxes:
     Reserves and accruals................................... $ 65,086 $ 84,253
     Net operating loss and credit carryforwards.............   64,615   76,866
     Inventory basis difference..............................   29,829   22,906
     Accrued compensation....................................   17,775   14,435
     Intangible assets.......................................    2,683    5,253
     Other, net..............................................    5,504    1,192
                                                              -------- --------
                                                               185,492  204,905
     Less: Valuation allowance...............................   53,992   75,103
                                                              -------- --------
                                                              $131,500 $129,802
                                                              ======== ========
   Deferred income taxes:
     Depreciation............................................ $ 92,672 $ 68,587
     Intangible assets.......................................    7,906    8,254
     Other...................................................    3,542    4,885
                                                              -------- --------
                                                              $104,120 $ 81,726
                                                              ======== ========

  The valuation allowance relates to the uncertainty surrounding the realization of tax loss carryforwards and the realization of tax benefits attributable to accrued acquisition expenses and certain other tax assets of the Company and certain subsidiaries. Of the year-end 1997 valuation allowance, $49 million will be used to reduce cost in excess of net assets of acquired companies when any portion of the related deferred tax asset is recognized. During 1997, the valuation allowance decreased primarily due to the decrease in tax loss carryforwards.

  At year-end 1997, the Company had foreign and federal net operating loss carryforwards of $133 million and $37 million, respectively. Use of the carryforwards is limited based on the future income of certain subsidiaries. The federal net operating loss carryforwards expire in the years 1998 through 2012. Of the foreign net operating loss carryforwards, $10 million expire in the years 1998 through 2004, and the remainder do not expire.

  The Company has not recognized a deferred tax liability for the difference between the book basis and tax basis of its investment in the common stock of its domestic subsidiaries (such difference relates primarily to unremitted earnings and gains on issuance of stock by subsidiaries) because the Company does not expect this basis difference to become subject to tax at the parent level. The Company believes it can implement certain tax strategies to recover its investment in its domestic subsidiaries tax-free.

  A provision has not been made for U.S. or additional foreign taxes on $216 million of undistributed earnings of foreign subsidiaries that could be subject to taxation if remitted to the U.S. because the Company currently plans to keep these amounts permanently reinvested overseas.

9. TRANSACTIONS IN STOCK OF SUBSIDIARIES

  Gain on issuance of stock by subsidiaries in the accompanying statement of income results primarily from the following transactions:

                          THERMO ELECTRON CORPORATION

1997

  Initial public offering of 2,671,292 shares of Thermedics Detection common stock at $11.50 per share for net proceeds of $28.1 million resulted in a gain of $17.1 million that was recorded by Thermedics.

  Sale of 1,768,500 shares of ThermoQuest common stock at $15.00 per share for net proceeds of $24.8 million and conversion of $15.7 million of ThermoQuest 5% subordinated convertible debentures, convertible at $16.50 per share into 949,027 shares of ThermoQuest common stock, resulted in gains of $12.0 million and $7.8 million, respectively, that were recorded by Thermo Instrument.

  Private placements of 1,212,260 shares and 94,000 shares of Thermo Information Solutions common stock at $9.00 and $10.00 per share, respectively, for aggregate net proceeds of $11.0 million resulted in a gain of $6.6 million.

  Initial public offering of 2,300,000 shares of Metrika Systems common stock at $15.50 per share for net proceeds of $32.5 million resulted in a gain of $13.2 million that was recorded by Thermo Instrument.

  Private placement of 2,832,500 shares of Trex Communications common stock at $4.00 per share for net proceeds of $10.6 million resulted in a gain of $5.9 million that was recorded by ThermoTrex.

  Private placement of 1,639,670 shares of ONIX Systems common stock at $14.25 per share for net proceeds of $22.0 million resulted in a gain of $7.9 million that was recorded by Thermo Instrument.

  Private placement of 1,160,900 shares of Thermo Trilogy common stock at $8.25 per share for net proceeds of $8.9 million resulted in a gain of $4.1 million that was recorded by Thermo Ecotek.

  Initial public offering of 1,139,491 shares of Thermo Vision common stock at $7.50 per share for net proceeds of $7.0 million resulted in a gain of $2.3 million that was recorded by Thermo Instrument.

  Conversion of $13.1 million and $3.2 million of Thermo Optek 5% subordinated convertible debentures convertible at $14.85 per share and $13.94 per share, respectively, into 1,111,316 shares of Thermo Optek common stock resulted in a gain of $3.2 million that was recorded by Thermo Instrument.

1996

  Initial public offering of 3,450,000 shares of ThermoQuest common stock at $15.00 per share for net proceeds of $47.8 million resulted in a gain of $27.2 million that was recorded by Thermo Instrument.

  Private placements of 300,000 and 383,500 shares of Thermedics Detection common stock at $10.00 and $10.75 per share, respectively, for aggregate net proceeds of $7.0 million resulted in a gain of $5.7 million that was recorded by Thermedics.

  Initial public offering of 2,875,000 shares of Thermo Sentron common stock at $16.00 per share for net proceeds of $42.3 million resulted in a gain of $18.0 million that was recorded by Thermedics.

                          THERMO ELECTRON CORPORATION

  Initial public offering of 3,450,000 shares of Thermo Optek common stock at $13.50 per share for net proceeds of $42.9 million resulted in a gain of $25.1 million that was recorded by Thermo Instrument.

  Initial public offering of 2,875,000 shares of Trex Medical common stock and sale of 871,832 shares of Trex Medical common stock in a concurrent rights offering at $14.00 per share and private placements of 100,000 and 300,000 shares of Trex Medical common stock at $10.75 and $14.50 per share, respectively, for aggregate net proceeds of $54.3 million resulted in an aggregate gain of $28.3 million that was recorded by ThermoTrex.

  Initial public offering of 1,670,000 shares of Thermo BioAnalysis common stock at $14.00 per share for net proceeds of $20.8 million resulted in a gain of $9.8 million that was recorded by Thermo Instrument.

  Private placement of 967,828 shares of Metrika Systems common stock at $15.00 per share for net proceeds of $13.5 million resulted in a gain of $9.6 million that was recorded by Thermo Instrument.

1995

  Initial public offering of 3,500,334 shares of Thermo Ecotek common stock at $8.50 per share for net proceeds of $27.5 million resulted in a gain of $7.9 million.

  Private placement of 1,601,500 shares of Thermo BioAnalysis common stock at $10.00 per share for net proceeds of $14.9 million resulted in a gain of $9.5 million that was recorded by Thermo Instrument.

  Private placement of 500,000 shares of Thermo Remediation common stock at $13.25 per share for net proceeds of $6.6 million resulted in a gain of $1.6 million that was recorded by Thermo TerraTech.

  Private placements of 150,000 and 50,000 shares of ThermoLase common stock at $13.75 and $12.825 per share, respectively, and a public offering of 2,250,000 shares of ThermoLase common stock at $25.25 per share, for aggregate net proceeds of $55.3 million resulted in an aggregate gain of $34.7 million that was recorded by ThermoTrex.

  Initial public offering of 1,725,000 shares of ThermoSpectra common stock at $14.00 per share and a private placement of 202,000 shares of ThermoSpectra common stock at $15.72 per share, for aggregate net proceeds of $24.9 million resulted in an aggregate gain of $10.6 million that was recorded by Thermo Instrument.

  Conversion of $9.1 million of Thermo Voltek 3 3/4% subordinated convertible debentures convertible at $7.83 per share into 1,163,098 shares of Thermo Voltek common stock resulted in a gain of $3.5 million that was recorded by Thermedics.

  Private placement of 1,862,000 shares of Trex Medical common stock at $10.25 per share for net proceeds of $17.6 million resulted in a gain of $12.8 million that was recorded by ThermoTrex.

                          THERMO ELECTRON CORPORATION

  The Company's ownership percentage in these subsidiaries changed primarily as a result of the transactions listed above, as well as the Company's purchases of shares of its majority-owned subsidiaries' stock, the subsidiaries' purchases of their own stock, the issuance of subsidiaries' stock by the Company or by the subsidiaries under stock-based compensation plans or in other transactions, and the conversion of convertible obligations held by the Company, its subsidiaries, or by third parties.

  The Company's ownership percentages at year end were as follows:

                                                                  1997 1996 1995
                                                                  ---- ---- ----
   Thermedics.................................................... 58%   55%  51%
    Thermo Cardiosystems (a)..................................... 59%   54%  55%
    Thermo Voltek (a)............................................ 68%   51%  59%
    Thermo Sentron (a)........................................... 78%   73% 100%
    Thermedics Detection (b)..................................... 76%   94% 100%
   Thermo Instrument............................................. 82%   82%  86%
    ThermoSpectra (c)............................................ 83%   73%  72%
    ThermoQuest (c).............................................. 88%   93% 100%
    Thermo Optek (c)............................................. 92%   93% 100%
    Thermo BioAnalysis (c)....................................... 78%   67%  80%
    Metrika Systems (d).......................................... 60%   84% 100%
    Thermo Vision (c)............................................ 80%  100% 100%
    ONIX Systems (d)............................................. 87%  100% 100%
   Thermo TerraTech.............................................. 82%   81%  81%
    Thermo Remediation (e)....................................... 70%   68%  69%
    Thermo EuroTech (f).......................................... 56%   53%  62%
    The Randers Group (e)........................................ 96%  100% 100%
   Thermo Power.................................................. 69%   64%  63%
    ThermoLyte (g)............................................... 78%   78%  78%
   ThermoTrex.................................................... 55%   51%  51%
    ThermoLase (h)............................................... 70%   64%  65%
    Trex Medical (i)............................................. 79%   79%  91%
    Trex Communications (i)...................................... 78%  100% 100%
   Thermo Fibertek............................................... 90%   84%  81%
    Thermo Fibergen (j).......................................... 71%   68% 100%
   Thermo Ecotek................................................. 88%   82%  83%
    Thermo Trilogy (k)........................................... 87%  100% 100%
   Thermo Information Solutions.................................. 79%  100% 100%

--------
(a) Reflects combined ownership by Thermedics and Thermo Electron.
(b) Reflects ownership by Thermedics.
(c) Reflects combined ownership by Thermo Instrument and Thermo Electron.
(d) Reflects ownership by Thermo Instrument.
(e) Reflects combined ownership by Thermo TerraTech and Thermo Electron.
(f) Reflects ownership by Thermo TerraTech.
(g) Reflects ownership by Thermo Power.
(h) Reflects combined ownership by ThermoTrex and Thermo Electron.
(i) Reflects ownership by ThermoTrex.
(j) Reflects ownership by Thermo Fibertek.
(k) Reflects ownership by Thermo Ecotek.

                          THERMO ELECTRON CORPORATION

10. OTHER INCOME (EXPENSE), NET

  The components of other income (expense), net, in the accompanying statement of income are as follows:

                                                   1997      1996      1995
                                                 --------  --------  --------
                                                       (IN THOUSANDS)
   Interest income.............................. $ 90,559  $ 94,109  $ 62,146
   Interest expense.............................  (93,125)  (96,695)  (77,861)
   Equity in losses of unconsolidated
    subsidiaries................................   (1,018)      (28)     (203)
   Gain on sale of investments, net.............    5,077     9,840     9,305
   Other income (expense), net..................    1,133    (5,740)     (612)
                                                 --------  --------  --------
                                                 $  2,626  $  1,486  $ (7,225)
                                                 ========  ========  ========

11. RESTRUCTURING AND OTHER NONRECURRING COSTS, NET

  Restructuring and other nonrecurring costs, net, in 1997 includes $7.8 million to write down certain capital equipment and intangible assets, including cost in excess of net assets of acquired companies, in response to a severe downturn in Thermo Remediation's soil-remediation business that resulted in closure of two soil-remediation sites during 1997 and reduced cash flows at certain other sites, such that analysis indicated that the investment in these assets would not be recovered. During 1997, the Company settled two legal cases in which it was a defendant concerning development of a proposed waste-to-energy facility and development and construction of an alternative-energy facility. These matters were settled for amounts less than the damages that had been sought by the plaintiffs and less than the amounts that had been reserved by the Company. As a result, the Company reversed $9.7 million of reserves previously established for these matters, which is included as a reduction of restructuring and other nonrecurring costs in 1997. In addition, the 1997 amount includes $3.4 million of restructuring and other nonrecurring costs, primarily severance, at two majority-owned subsidiaries and at the Company's wholly owned businesses and $1.4 million at ThermoTrex for the write-off of acquired technology relating to an acquisition. This amount represents the portion of the purchase price allocated to technology in development at the acquired business. The 1997 amount also includes a gain of $2.2 million from the sale of a business by ThermoSpectra and $0.6 million of other nonrecurring costs.

  The 1996 amount includes a write-off of $12.7 million of cost in excess of net assets of acquired company and certain other intangible assets at Thermedics' Corpak subsidiary, as a result of Thermedics no longer intending to further invest in this business and reduced cash flows, such that analysis indicated that the investment in these assets would not be recovered. The 1996 amount also includes $11.4 million of costs recorded by SensorMedics primarily as a result of its merger with the Company, including employee compensation that became payable as a result of the merger with the Company, certain investment banking fees and other related transaction costs, the settlement of a pre-acquisition legal dispute, and severance costs for terminated employees. In addition, $4.4 million was recorded by the Company's wholly owned Peter Brotherhood Ltd. subsidiary primarily for the write-off of a nontrade receivable and severance costs, and $3.5 million and $4.9 million were recorded by Thermo Instrument and Thermo Cardiosystems, respectively, for the write-off of acquired technology relating to an acquisition at each subsidiary. These amounts represent the portion of the purchase price allocated to technology in development at the acquired businesses.

  The 1995 amount includes $11.5 million to write off the Company's net investment in a waste-recycling facility in San Diego County, California, that was subsequently sold in 1996. The 1995

                          THERMO ELECTRON CORPORATION
amount also includes $5.0 million to write off the cost in excess of net assets of acquired companies at Thermo TerraTech's thermal-processing equipment business due to this asset no longer being recoverable based on discontinuing investment in this business and reduced cash flows, such that analysis indicated that the investment in these assets would not be recovered. In addition, $2.5 million was recorded to write off the cost in excess of net assets of acquired companies at the Company's wholly owned Napco Inc. subsidiary and $2.9 million was recorded for other nonrecurring costs at other business units.

12. SUPPLEMENTAL CASH FLOW INFORMATION

  Supplemental cash flow information is as follows:

                                                 1997       1996       1995
                                              ----------  ---------  ---------
                                                      (IN THOUSANDS)
Cash Paid For:
  Interest................................... $  100,165  $  86,449  $  72,714
  Income taxes............................... $  151,685  $  91,536  $  51,184
Noncash Activities:
  Conversions of Company and subsidiary
   convertible obligations................... $  246,088  $ 390,494  $ 212,979
  Exchange of subsidiary common stock for
   common stock of subsidiary subject to
   redemption................................ $   40,500  $     --   $     --
  Sale of waste-recycling facility........... $      --   $ 112,553  $     --
  Assumption by buyer of waste-recycling
   facility debt............................. $      --   $ 109,862  $     --
  Acquisition of asset under capital lease... $      --   $     --   $  47,101
  Fair value of assets of acquired
   companies................................. $1,210,319  $ 673,662  $ 521,558
  Cash paid for acquired companies...........   (924,336)  (383,685)  (339,075)
  Issuance of Company and subsidiary common
   stock and stock options for acquired
   companies.................................     (4,543)    (2,351)   (18,990)
  Issuance of long-term obligations for
   acquired companies........................        --     (26,560)   (22,300)
  Amount payable for acquired company........     (5,111)       --         --
                                              ----------  ---------  ---------
    Liabilities assumed of acquired
     companies............................... $  276,329  $ 261,066  $ 141,193
                                              ==========  =========  =========

13. FAIR VALUE OF FINANCIAL INSTRUMENTS

  The Company's financial instruments consist mainly of cash and cash equivalents, available-for-sale investments, accounts receivable, notes payable and current maturities of long-term obligations, accounts payable, long-term obligations, forward foreign exchange contracts, and interest rate swaps. The carrying amount of these financial instruments, with the exception of available-for-sale investments, long-term obligations, forward foreign exchange contracts, and interest rate swaps, approximates fair value due to their short-term nature.

  Available-for-sale investments are carried at fair value in the accompanying balance sheet. The fair values were determined based on quoted market prices. See Note 2 for fair value information pertaining to these financial instruments.

                          THERMO ELECTRON CORPORATION

  The carrying amount and fair value of the Company's long-term obligations and off-balance-sheet financial instruments are as follows:

                                         1997                   1996
                                 ---------------------  ---------------------
                                  CARRYING     FAIR      CARRYING     FAIR
                                   AMOUNT     VALUE       AMOUNT     VALUE
                                 ---------- ----------  ---------- ----------
                                               (IN THOUSANDS)
   Long-term obligations:
     Convertible obligations.... $1,660,839 $1,856,570  $1,379,467 $1,616,239
     Other......................     82,068     83,898     170,875    171,722
                                 ---------- ----------  ---------- ----------
                                 $1,742,907 $1,940,468  $1,550,342 $1,787,961
                                 ========== ==========  ========== ==========
   Off-balance-sheet financial
    instruments:
     Forward foreign exchange
      contracts receivable......            $   (1,731)            $   (1,370)
     Interest rate swaps
      payable...................            $    1,324             $    1,643

  The fair value of long-term obligations was determined based on quoted market prices and on borrowing rates available to the Company at the respective year ends. The fair value of convertible obligations exceeds the carrying amount primarily due to the market price of the Company's or subsidiaries' common stock exceeding the conversion price of the convertible obligations.

  The Company had forward foreign exchange contracts of $46.6 million and $19.7 million outstanding at year-end 1997 and 1996, respectively. Additionally, the notional amount of the Company's interest rate swap agreements was $61.3 million and $95.7 million at year-end 1997 and 1996, respectively (Note 5). The fair value of such contracts and swap agreements is the estimated amount that the Company would pay or receive upon termination of the contract, taking into account the change in foreign exchange rates on forward foreign exchange contracts, and market interest rates and the creditworthiness of the counterparties on interest rate swap agreements.

14. BUSINESS SEGMENT AND GEOGRAPHICAL INFORMATION

  The Company's business segments include the following:

  . Instruments: analytical, monitoring, process control and imaging, inspection, and measurement instruments

  . Alternative-energy Systems: clean power generation, biopesticides, intelligent traffic-control systems, industrial-refrigeration systems, natural gas engines, cooling and cogeneration units, turbines and compressors

  . Paper Recycling: paper recycling and papermaking equipment, electroplating equipment

  . Biomedical Products: mammography and minimally invasive breast-biopsy systems, general-purpose X-ray systems, respiratory-care equipment, skin-incision devices, blood coagulation-monitoring equipment, left ventricular-assist systems, neurophysiology monitoring instruments, biomedical materials, laser-based skin-care systems, personal-care products

  . Industrial Outsourcing: environmental-liability management, environmental cleanup, laboratory analysis, metallurgical heat treating and fabrication

  . Advanced Technologies: process-detection systems, security instruments, precision weighing and inspection equipment, power-conversion instruments, programmable power amplifiers, electronic test equipment, development of avionics products, medical imaging equipment, and advanced materials

                          THERMO ELECTRON CORPORATION

                                                1997        1996        1995
                                             ----------  ----------  ----------
                                                      (IN THOUSANDS)
BUSINESS SEGMENT INFORMATION
Revenues:
 Instruments...............................  $1,592,314  $1,209,362  $  782,662
 Alternative-energy Systems................     384,923     339,813     325,912
 Paper Recycling...........................     278,911     286,312     317,951
 Biomedical Products.......................     590,234     455,890     316,622
 Industrial Outsourcing....................     305,508     273,894     210,503
 Advanced Technologies.....................     415,016     375,459     323,567
 Intersegment Sales Elimination (a)........      (8,586)     (8,172)     (6,926)
                                             ----------  ----------  ----------
                                             $3,558,320  $2,932,558  $2,270,291
                                             ==========  ==========  ==========
Income Before Income Taxes and Minority
 Interest:
 Instruments...............................  $  235,674  $  138,869  $  113,651
 Alternative-energy Systems................      68,501      38,112      32,952
 Paper Recycling...........................      31,101      36,115      29,071
 Biomedical Products.......................      52,634      16,444      27,167
 Industrial Outsourcing....................      13,896      17,709      21,215
 Advanced Technologies.....................      35,197      28,040      23,842
                                             ----------  ----------  ----------
 Total Segment Income (b)..................     437,003     275,289     247,898
 Corporate (c).............................      51,464      99,262      50,910
                                             ----------  ----------  ----------
                                             $  488,467  $  374,551  $  298,808
                                             ==========  ==========  ==========
Identifiable Assets:
 Instruments...............................  $2,351,153  $1,924,400  $1,372,813
 Alternative-energy Systems................     873,407     617,154     695,849
 Paper Recycling...........................     431,860     296,582     238,537
 Biomedical Products.......................     992,719     691,836     596,467
 Industrial Outsourcing....................     389,980     396,901     335,726
 Advanced Technologies.....................     466,004     389,586     301,059
 Corporate (d).............................     290,746     824,785     245,888
                                             ----------  ----------  ----------
                                             $5,795,869  $5,141,244  $3,786,339
                                             ==========  ==========  ==========
Depreciation and Amortization:
 Instruments...............................  $   54,993  $   44,233  $   25,257
 Alternative-energy Systems................      25,109      24,253      25,186
 Paper Recycling...........................       7,438       5,333       5,228
 Biomedical Products.......................      20,659      15,148       9,626
 Industrial Outsourcing....................      14,336      12,918      11,197
 Advanced Technologies.....................      11,704      11,952       8,104
 Corporate.................................       1,499       1,330       1,271
                                             ----------  ----------  ----------
                                             $  135,738  $  115,167  $   85,869
                                             ==========  ==========  ==========
Capital Expenditures:
 Instruments...............................  $   29,198  $   19,134  $   10,313
 Alternative-energy Systems (e)............      26,588      42,537      14,024
 Paper Recycling...........................       4,097       4,265       3,686
 Biomedical Products.......................      24,898      29,731       9,768
 Industrial Outsourcing....................      17,936      18,710      19,499
 Advanced Technologies.....................       7,550       9,412       6,266
 Corporate.................................       1,338         752         460
                                             ----------  ----------  ----------
                                             $  111,605  $  124,541  $   64,016
                                             ==========  ==========  ==========

                          THERMO ELECTRON CORPORATION

                                                1997        1996        1995
                                             ----------  ----------  ----------
                                                      (IN THOUSANDS)
GEOGRAPHICAL INFORMATION
Revenues:
 United States.............................  $2,723,254  $2,171,879  $1,790,058
 United Kingdom............................     417,072     312,522     156,863
 Other Europe..............................     558,828     536,496     353,595
 Other.....................................     154,390     146,998     117,354
 Transfers among geographical areas (a)....    (295,224)   (235,337)   (147,579)
                                             ----------  ----------  ----------
                                             $3,558,320  $2,932,558  $2,270,291
                                             ==========  ==========  ==========
Income Before Income Taxes and Minority
 Interest:
 United States.............................  $  339,871  $  212,341  $  201,815
 United Kingdom............................      35,265      11,359       5,609
 Other Europe..............................      47,281      32,813      26,835
 Other.....................................      14,586      18,776      13,639
                                             ----------  ----------  ----------
 Total Segment Income (b)..................     437,003     275,289     247,898
 Corporate (c).............................      51,464      99,262      50,910
                                             ----------  ----------  ----------
                                             $  488,467  $  374,551  $  298,808
                                             ==========  ==========  ==========
Identifiable Assets:
 United States.............................  $4,165,197  $3,372,448  $2,939,286
 United Kingdom............................     704,314     340,005     171,438
 Other Europe..............................     551,500     516,558     340,289
 Other.....................................     104,087      87,449      89,439
 Corporate (d).............................     270,771     824,784     245,887
                                             ----------  ----------  ----------
                                             $5,795,869  $5,141,244  $3,786,339
                                             ==========  ==========  ==========
Export Sales Included in United States
 Revenues Above (f)........................  $  593,850  $  436,972  $  340,736
                                             ==========  ==========  ==========

--------
(a) Intersegment sales and transfers among geographical areas are accounted for at prices that are representative of transactions with unaffiliated parties.
(b) Segment income is income before corporate general and administrative expenses, other income and expense, minority interest expense, and income taxes.
(c) Includes corporate general and administrative expenses, other income and expense, and gain on issuance of stock by subsidiaries.
(d) Primarily cash and cash equivalents, short- and long-term investments, and property and equipment at the Company's Waltham, Massachusetts, headquarters.
(e) Includes $36.9 million in 1996 for the construction of a coal-beneficiation plant in Gillette, Wyoming.
(f) In general, export revenues are denominated in U.S. dollars.

                          THERMO ELECTRON CORPORATION

15. EARNINGS PER SHARE

  Basic and diluted earnings per share were calculated as follows:

                                                   1997      1996      1995
                                                 --------  --------  --------
                                                   (IN THOUSANDS, EXCEPT
                                                     PER SHARE AMOUNTS)
BASIC
Net income...................................... $239,328  $190,816  $139,582
                                                 --------  --------  --------
Weighted average shares.........................  152,489   141,525   126,626
                                                 --------  --------  --------
Basic earnings per share........................ $   1.57  $   1.35  $   1.10
                                                 ========  ========  ========
DILUTED
Net income...................................... $239,328  $190,816  $139,582
Effect of:
  Convertible debentures........................   18,814    23,523    15,561
  Majority-owned subsidiaries' dilutive
   securities...................................   (9,925)   (8,084)   (5,177)
                                                 --------  --------  --------
Income available to common shareholders, as
 adjusted....................................... $248,217  $206,255  $149,966
                                                 --------  --------  --------
Weighted average shares.........................  152,489   141,525   126,626
Effect of:
  Convertible debentures........................   21,596    31,735    30,023
  Stock options.................................    1,997     2,345     1,913
                                                 --------  --------  --------
Weighted average shares, as adjusted............  176,082   175,605   158,562
                                                 --------  --------  --------
Diluted earnings per share...................... $   1.41  $   1.17  $    .95
                                                 ========  ========  ========

  The computation of diluted earnings per share for each period excludes the effect of assuming the exercise of certain outstanding stock options because the effect would be antidilutive. As of January 3, 1998, there were 1,058,100 of such options outstanding, with exercise prices ranging from $39.43 to $43.46 per share.

                          THERMO ELECTRON CORPORATION

16. UNAUDITED QUARTERLY INFORMATION

                                            FIRST    SECOND   THIRD     FOURTH
                                           -------- -------- -------- ----------
                                              (IN THOUSANDS, EXCEPT PER SHARE
                                                         AMOUNTS)
1997(A)
Revenues.................................. $763,505 $875,016 $909,850 $1,009,949
Gross profit..............................  296,365  358,538  374,041    412,368
Net income................................   52,058   56,158   61,859     69,253
Earnings per share:
  Basic...................................      .35      .37      .41        .44
  Diluted.................................      .31      .34      .36        .40
1996(B)
Revenues.................................. $652,385 $745,759 $739,981 $  794,433
Gross profit..............................  244,381  281,697  296,627    307,284
Net income................................   41,023   44,919   51,242     53,632
Earnings per share:
  Basic...................................      .31      .32      .36        .36
  Diluted.................................      .26      .28      .31        .32

--------
(a) Results include nontaxable gains of $33.7 million, $15.2 million, $18.6 million, and $12.6 million in the first, second, third, and fourth quarters, respectively, from the issuance of stock by subsidiaries.
(b) Results include nontaxable gains of $28.9 million, $43.5 million, $38.5 million, and $15.7 million in the first, second, third, and fourth quarters, respectively, from the issuance of stock by subsidiaries.

                                $1,000,000,000

                          THERMO ELECTRON CORPORATION

                       COMMON STOCK AND DEBT SECURITIES

                               ----------------

  Thermo Electron Corporation (the "Company") may offer and sell from time to time, together or separately, shares of its common stock, $1.00 par value per share (the "Common Stock"), and its debt securities ("Debt Securities"), which may be either senior debt securities ("Senior Securities") or subordinated debt securities ("Subordinated Securities"), consisting of debentures, notes and/or other unsecured evidences of indebtedness. The Common Stock and the Debt Securities in one or more series (collectively, the "Securities") may be offered, separately or together, at prices and terms to be set forth in one or more supplements to this Prospectus (each a "Prospectus Supplement") up to an aggregate initial offering price of $1,000,000,000. Any Debt Securities sold hereunder will be denominated in U.S. dollars. Specific terms of the Securities for which this Prospectus is being delivered will be set forth in the applicable accompanying Prospectus Supplement including, where applicable,
(i) in the case of Debt Securities, the specific designation, aggregate principal amount, denominations, maturity, premium, rate of interest (or method of calculation thereof) and time of payment thereof, terms for redemption at the option of the Company or the holder, terms for any sinking fund payments, subordination provisions, if any, terms, if any, providing for conversion of the Debt Securities into Common Stock, the form of the Debt Securities (which may be registered or bearer, or certificated or global), the initial public offering price and certain other terms of the offering and sale of the Debt Securities in respect of which this Prospectus is being delivered; and (ii) in the case of Common Stock, the number of shares and initial public offering price of the Common Stock and certain terms of the offering and sale thereof. The Prospectus Supplement may also contain information, as applicable, about certain U.S. federal income tax considerations relating to, and any listing on a securities exchange of, the Securities for which the Prospectus Supplement is being delivered. The Common Stock is listed on the New York Stock Exchange. Any Common Stock offered will be listed, subject to notice of issuance, on such exchange.

  The Securities may be sold by the Company directly or indirectly through agents, underwriters or dealers as designated from time to time, or through a combination of such methods. See "Plan of Distribution." The applicable accompanying Prospectus Supplement will set forth the names of any underwriters, dealers or agents involved in the sale of the Securities in respect of which this Prospectus is being delivered and any applicable fee, commission or discount arrangements with them. See "Plan of Distribution" for possible indemnification arrangements with underwriters, dealers and agents.

  This Prospectus may not be used to consummate sales of Securities unless accompanied or, to the extent permitted by applicable law, preceded by a Prospectus Supplement.


                               ----------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
 AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
  IS A CRIMINAL OFFENCE.

                               ----------------

                The date of this Prospectus is March 12, 1998.

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, DC 20549; and at the Commission's regional offices at 500 West Madison Street, Chicago, Illinois 60661; and 7 World Trade Center, New York, New York 10048. Copies of such material can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, DC 20549, at prescribed rates. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the Company; the address of such Web site is http://www.sec.gov. The Common Stock is listed on the New York Stock Exchange, and such material that relates to the Company may also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

  The Company has filed with the Commission a Registration Statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), of which this Prospectus constitutes a part. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed with the Commission by the Company (File No. 1-8002) are hereby incorporated by reference into this Prospectus:

    (a) Annual Report on Form 10-K for the fiscal year ended January 3, 1998;

    (b) The description of the Common Stock which is contained in the Company's Registration Statement on Form 8-A filed under the Exchange Act, as such description may be amended from time to time; and

    (c) The description of the Company's Preferred Stock Purchase Rights which is contained in the Company's Registration Statement on Form 8-A filed under the Exchange Act, as such description may be amended from time to time.

  All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained herein or in a document all or any portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Company will provide without charge to any person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than certain exhibits to such documents). Requests for such copies should be directed to Sandra L. Lambert, Secretary, Thermo Electron Corporation, 81 Wyman Street, P.O. Box 9046, Waltham, Massachusetts 02254-9046 (telephone: (781) 622-1000).

                                 RISK FACTORS

  In addition to the other information in this Prospectus and the applicable Prospectus Supplement, prospective purchasers of the Securities offered hereby should carefully consider the risk factors set forth in the Company's most recent Annual Report on Form 10-K.

                                  THE COMPANY

  The Company, a Delaware corporation, was founded in 1956, completed its initial public offering in 1967, and was listed on the New York Stock Exchange in 1980. The principal executive office of the Company is located at 81 Wyman Street, Waltham, Massachusetts 02254-9046 (telephone: 781-622-1000).

                                USE OF PROCEEDS

  Except as otherwise provided in the applicable Prospectus Supplement, the net proceeds from the sale of the Securities will be used by the Company for general corporate purposes, which may include repayment of outstanding indebtedness, capital expenditures, working capital requirements, research and development, repurchase of its Common Stock and other securities and the securities of any of its subsidiaries through open-market purchases or otherwise, and possible future acquisitions. The precise amount and timing of the application of such proceeds will depend upon the funding requirements of the Company, and the availability and cost of other funds. Pending these uses, the Company expects to invest the net proceeds primarily in investment grade interest or dividend bearing instruments.

                 DESCRIPTION OF DEBT SECURITIES OF THE COMPANY

  The following description sets forth certain general terms and provisions of the Debt Securities of the Company to which any Prospectus Supplement may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions may not apply to the Debt Securities so offered will be described in the Prospectus Supplement relating to such Debt Securities.

  The Debt Securities constitute either senior Debt Securities (the "Senior Securities") or subordinated Debt Securities (the "Subordinated Securities"). The Senior Securities are to be issued under an Indenture (the "Senior Indenture"), to be entered into between the Company and Bankers Trust Company, as trustee (the "Trustee"), the form of which Senior Indenture is filed as an exhibit to the Registration Statement containing this Prospectus. The Subordinated Securities will be issued under an Indenture (the "Subordinated Indenture"), to be entered into between the Company and Bankers Trust Company, as trustee (in such capacity, also the "Trustee"), the form of which Subordinated Indenture is also filed as an exhibit to the Registration Statement containing this Prospectus. The Senior Indenture and the Subordinated Indenture are sometimes collectively referred to herein as the "Indentures."

  The following summary of certain provisions of the Debt Securities and the Indentures does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Indentures, including the definitions therein of certain terms. Wherever particular provisions or defined terms of the Indentures are referred to, such provisions or defined terms are incorporated herein by reference. Certain defined terms in the Indentures are capitalized herein. Article or section references in parentheses are to the applicable Indenture. References in this section to the "Company" are solely to Thermo Electron Corporation and not to any of its subsidiaries.

  Unless otherwise indicated, currency amounts in this Prospectus and any Prospectus Supplement are stated in United States dollars ("$," "U.S. Dollars" or "dollars").

GENERAL

  The Indentures do not limit the aggregate principal amount of Debt Securities that may be issued thereunder and provide that Debt Securities may be issued thereunder up to an aggregate principal amount that may be authorized from time to time by the Company. Debt Securities may be issued in one or more series thereunder. The Senior Securities will be unsecured obligations of the Company and will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company. Unless otherwise indicated in the applicable Prospectus Supplement, the Subordinated Securities will be unsecured and subordinated in right of payment to all existing and future Senior Indebtedness of the Company, in the manner and to the extent described below under "Subordination of Subordinated Securities." The Company's rights as a stockholder and the rights of its creditors, including holders of the Debt Securities, to participate in the assets of any of the Company's subsidiaries, as the case may be, upon a subsidiary's liquidation or recapitalization will be subject to the prior claims of such subsidiary's creditors.

  Reference is made to the Prospectus Supplement relating to the particular series of Debt Securities offered thereby for specific terms, including (where applicable): (1) the title or designation of such Debt Securities and the series in which such Debt Securities shall be included; (2) the aggregate principal amount of such Debt Securities and any limit on such aggregate principal amount and the price or prices (expressed as a percentage of the principal amount thereof) at which such Debt Securities will be issued; (3) if there is more than one Trustee, the identity of the Trustees and, if not the Trustee, the identity of each Security Registrar, and the identity of each Paying Agent,

Conversion Agent or Authenticating Agent with respect to the Debt Securities;
(4) the date or dates on which the principal of and premium, if any, on such Debt Securities will be payable, or the method or methods, if any, by which such date or dates will be determined; (5) the rate or rates (which may be fixed or variable) at which such Debt Securities will bear interest, if any, or the method or methods, if any, by which such rate or rates are to be determined, the date or dates, if any, from which such interest will accrue or the method or methods, if any, by which such date or dates are to be determined, the interest payment dates, if any, on which such interest shall be payable and the record dates, if any, for the interest payable on Debt Securities in registered form on any interest payment dates, whether and under what circumstances Additional Amounts on such Debt Securities will be payable, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months; (6) if the Debt Securities are to be issuable in global form and are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Debt Security) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the terms of such certificates, documents or conditions; (7) the place or places where the principal of, premium, if any, and any interest or any Additional Amounts with respect to such Debt Securities shall be payable, the place or places where such Debt Securities may be surrendered for registration of transfer and exchange, and the place or places of transfer, exchange or conversion in the circumstances described in the Prospectus Supplement or in the Indentures, if other than The City of New York; (8) the period or periods within which, the price or prices at which and the other terms and conditions upon which such Debt Securities may be redeemed at the option of the Company; (9) the obligation, if any, of the Company to redeem, repay or purchase such Debt Securities pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which such Debt Securities shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation; (10) whether any such Debt Securities are to be issuable in registered form ("Registered Securities") or bearer form ("Bearer Securities") or both and, if in bearer form, the terms and conditions relating thereto, including whether interest in respect of any portion of a temporary Bearer Security in global form payable in respect of an interest payment date therefor prior to the Exchange Date shall be paid to any clearing organization with respect to the portion of such temporary Bearer Security held for its account and any further terms and conditions relating to the crediting of such interest payments to the persons entitled thereto, and any limitations on issuance of such Bearer Securities (including in exchange for registered Debt Securities of the same series);
(11) the authorized denominations in which Debt Securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof (in the case of Registered Securities) or $1,000 or $10,000 (in the case of Bearer Securities); (12) the terms, if any, on which such Debt Securities may be exchanged for or converted into other securities of the Company; (13) whether any such Debt Securities will be issued in temporary or permanent global form and, if so, the identity of the depository or depositories for such global Debt Security; (14) the index, formulas or other method, if any, with reference to which the amount of any payment of principal of, premium, if any, or interest on or any Additional Amounts with respect to the Debt Securities will be determined; (15) the portion of the principal amount of such Debt Securities which will be payable upon declaration of acceleration of the Maturity thereof, if other than the stated principal amount thereof; (16) any addition to, or modification or deletion of, any covenant or Event of Default with respect to such Debt Securities; (17) the terms, if any, upon which Debt Securities may be exchangeable for other Securities; (18) in the case of an issue of Subordinated Securities, the subordination provisions, if different from those described under "Subordination of Subordinated Securities" below;
(19) the applicability of any provisions described below under "Discharge, Defeasance and Covenant Defeasance;" (20) the date(s) that the Securities are to be dated; and (21) any other terms of such Debt Securities not inconsistent with the provisions of the Indentures. As used in this Prospectus and any Prospectus Supplement relating to the offering of any Debt Securities, references to the principal of and premium, if any, and interest, if any, on Debt Securities will be deemed to include mention of the payment of Additional Amounts, if any, required by the terms of Debt Securities in such context. (Section 301)

  Under the Indenture, the terms of the Debt Securities of any series may differ, and the Company, without the consent of the holders of the Debt Securities of any series, may reopen a previous series of Debt Securities and issue additional Debt Securities of such series. (Section 301)

  Debt Securities may be issued at a discount from their stated principal amount. United States Federal income tax considerations and other special considerations applicable to any such Original Issue Discount Securities will be described in the applicable Prospectus Supplement.

  Debt Securities may be issued that qualify as "Variable Rate Debt Securities" for tax purposes. United States Federal income tax considerations and other special considerations applicable to any such Variable Rate Debt Securities will be described in the applicable Prospectus Supplement.

  Debt Securities may also be issued that provide for the use of an index to determine the amount of payments of principal of, premium, if any, or interest on the series of which such Debt Securities are a part, but which do not qualify as Variable Rate Debt Securities. Special Federal income tax, accounting and other considerations applicable to such Indexed Securities will be described in the applicable Prospectus Supplement.

SUBORDINATION OF SUBORDINATED SECURITIES

  The Subordinated Securities will be subordinated in right of payment to the prior payment in full of all existing and future Senior Indebtedness of the Company. Senior Indebtedness of the Company is defined for this purpose as the principal of, premium, if any, and interest and other amounts due on or with respect to the following, whether outstanding at the date of execution of the Subordinated Indenture or thereafter incurred or created: (a) indebtedness of the Company for money borrowed by the Company (including, without limitation, purchase money obligations and money borrowed from any of its affiliates), whether or not evidenced by debentures, bonds, notes or other corporate debt securities or similar instruments issued by the Company; (b) obligations to reimburse any bank or other person in respect of amounts paid under letters of credit; (c) leases of real property, equipment or other assets, which leases are capitalized in the Company's financial statements in accordance with generally accepted accounting principles; (d) commitment, standby and other fees due and payable to financial institutions with respect to credit facilities available to the Company; (e) obligations of the Company under interest rate and currency swaps, floors, caps or other similar arrangements intended to hedge interest rates or currency exposure; (f) obligations secured by any mortgage, pledge, lien or other encumbrance on property which is owned or held by the Company subject to such mortgage, pledge, lien or other encumbrance, whether or not the obligations secured thereby shall have been assumed by the Company; (g) obligations of the Company constituting guarantees of indebtedness of or joint obligations with another or others which would be included in the preceding clauses (a), (b), (c), (d), (e) or (f); and (h) modifications, renewals, extensions or refundings of any of the indebtedness, leases, fees or obligations referred to in the preceding clauses (a), (b),
(c), (d), (e), (f) or (g) or debentures, notes or other evidences of indebtedness issued in exchange therefor; provided that Senior Indebtedness shall not include any particular indebtedness, lease, fee or obligation, modification, renewal, extension, refunding or exchanged securities if, under the express provisions of the instrument creating or evidencing the same, or pursuant to which the same is outstanding, such indebtedness, lease, fee or obligation or such modification, renewal, extension or refunding thereof or exchanged securities are stated to be not superior in right of payment to the Subordinated Securities. (Article Seventeen of the Subordinated Indenture) The Subordinated Securities will rank pari passu with each other. The obligations represented by the Subordinated Securities may rank pari passu with certain other obligations of the Company, if so indicated in the applicable Prospectus Supplement.

  Upon (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit or creditors or any other marshaling of assets and liabilities of the Company, all principal of, premium, if any, and interest due upon all Senior Indebtedness must be paid in full before the Holders of the Subordinated Securities or the Trustee are entitled to receive or retain any assets so distributed in respect of the Subordinated Securities. (Section
1702) Upon the maturity of any Senior Indebtedness by lapse of time, acceleration or otherwise, such Senior Indebtedness shall first be paid in full, or duly provided for in cash, before any payment is made by the Company, directly or indirectly, on the Subordinated Securities. Upon the happening of any event of default with respect to any Senior Indebtedness, as defined therein or in the instrument under which it is outstanding, permitting the holders to accelerate the maturity thereof, then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, no payment shall be made by the Company, directly or indirectly, on account of the principal of, premium, if any or interest on the Subordinated Securities and any Coupons appertaining thereto. (Section 1703) By reason of these provisions, in such events, Holders of the Subordinated Securities may recover less, ratably, than other creditors of the Company, including holders of Senior Indebtedness.

  Subject to payment in full of all Senior Indebtedness of the Company, the rights of Holders of the Subordinated Securities will be subrogated to the rights of holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to Senior Indebtedness. (Section 1705)

  The Subordinated Indenture places no limitation on the amount of additional Senior Indebtedness or any other indebtedness that may be incurred by the Company. The Company expects from time to time to incur additional indebtedness, including Senior Indebtedness.

STRUCTURAL SUBORDINATION

  The obligations represented by the Debt Securities are obligations exclusively of the Company and not of its subsidiaries. Because the operations of the Company are, in large part, conducted through subsidiaries, the cash flow and the consequent ability to service debt of the Company, including the obligations represented by the Debt Securities, are dependent, in part, upon the earnings of its subsidiaries and the distribution of those earnings to the Company or upon loans or other payments of funds by those subsidiaries to the Company. Pursuant to the Thermo Electron Corporate Charter, to which the Company and each of its majority-owned subsidiaries is a party (the "Charter"), the combined financial resources of the Company and its subsidiaries allow the Company to provide banking, credit, and other financial services to its subsidiaries so that each member of the Thermo Electron group of companies may benefit from the financial strength of the entire organization. Toward that end, the Charter states that each member of the group may be required to provide certain credit support to the consolidated entity. Nonetheless, the Company's ability to access assets held by its majority-owned subsidiaries through dividends, loans, or other transactions is subject in each instance to a fiduciary duty owed to the minority stockholders of the relevant subsidiary. The subsidiaries are separate and distinct legal entities and, except as provided in the Charter, have no obligation, contingent or otherwise, to pay any amounts due pursuant to the Debt Securities or to make any funds available therefor, whether by dividends, loans or other payments. In addition, the payment of dividends and the making of loans and advances to the Company by its subsidiaries may be subject to statutory restrictions, and dividends paid by a subsidiary that does not consolidate with the Company for tax purposes will be subject to taxation.

  The obligations represented by the Debt Securities will be effectively subordinated to all indebtedness and other liabilities, including current liabilities and commitments under leases, if any, of the Company's subsidiaries. Any right of the Company to receive assets of any of its subsidiaries upon liquidation or reorganization of such subsidiary (and the consequent right of the holders of the Debt Securities to participate in those assets) will be effectively subordinated to the claims of that subsidiary's creditors, except to the extent that the Company is itself recognized as a creditor of such subsidiary, in which case the claims of the Company would still be subject to any security interests in the assets of such subsidiary and subordinated to any indebtedness of such subsidiary senior to that held by the Company. In addition, any minority stockholder of such subsidiary would be entitled to participate in the assets of such subsidiary on the same terms as the Company.

CONVERSION RIGHTS

  Unless otherwise indicated in an applicable Prospectus Supplement, the following provisions shall be applicable with respect to any Debt Security that is convertible into Common Stock (a "Convertible Debt Security").

  The Holder of any Convertible Debt Security will have the right, at the Holder's option, to convert any portion of the principal amount of a Convertible Debt Security that is an integral multiple of $1,000 into shares of Common Stock at any time on or after (a) in the case of all Convertible Debt Securities other than a temporary global Bearer Security, its date of issuance and (b) in the case of Convertible Debt Securities represented by a temporary global Bearer Security, the receipt of definitive Convertible Debt Securities, and prior to the close of business on the maturity date, unless previously redeemed or repurchased, at the Conversion Price per share set forth in an applicable Prospectus Supplement (subject to adjustment as described below). The right to convert a Convertible Debt Security called for redemption or delivered for repayment will terminate at the close of business on the fifth business day prior to the redemption date for such Convertible Debt Security or the second business day preceding the repayment date, as the case may be, unless the Company defaults in making the payment due upon redemption or repayment, as the case may be. (Section 1201)

  The right of conversion attaching to any Convertible Debt Security may be exercised by the Holder by delivering the Convertible Debt Security at the specified office of a Conversion Agent (which in the case of a Convertible Debt Security which is a Bearer Debt Security (a "Bearer Convertible Debt Security") will only be the office of any Conversion Agent outside the United States), accompanied by a duly signed and completed notice of conversion. The Conversion Date will be the date on which the Convertible Debt Security and the duly signed and completed notice of conversion are so delivered. As promptly as practicable on or after the Conversion Date, the Company will issue and deliver to the Trustee a certificate or certificates for the number of full shares of Common Stock issuable upon conversion, together with payment in lieu of any fraction of a share; such certificate will be sent by the Trustee to the appropriate Conversion Agent for delivery to the Holder. Accrued interest from the immediately preceding interest payment date until the Conversion Date will be paid within five business days after the Conversion Date. Each Bearer Convertible Debt Security delivered for conversion must be delivered with all Coupons maturing after the Conversion Date. Coupons maturing on or before the Conversion Date and not in default will be payable against surrender thereof, and Coupons so maturing but in default will continue to be payable as set forth in the Indenture, notwithstanding the exercise of the right of conversion by the Holder of the Convertible Debt Security to which the Coupons appertain, but Coupons maturing after the Conversion Date will not be paid. In the case of any Convertible Debt Security that is a Registered Debt Security which has been converted after any Regular Record Date but on or prior to the next Interest Payment Date (other than any such Registered Debt Security whose Maturity is prior to such Interest Payment Date), interest the Stated Maturity of which is on such Interest Payment Date shall be payable on such Interest Payment Date notwithstanding such conversion, and such interest shall be paid to the Holder of such Registered Convertible Debt Security on such Regular Record Date. No other payment or adjustment for interest, or for any dividends in respect of Common Stock, will be made upon conversion. Holders of Common Stock issued upon conversion will not be entitled to receive any dividends payable to holders of Common Stock as of any record time before the close of business on the Conversion Date. No fractional shares will be issued upon conversion, but in lieu thereof, an appropriate amount will be paid in cash by the Company based on the market price of the Common Stock at the close of business on the day of conversion. (Sections 307, 1202 and 1203)

  A Holder delivering a Convertible Debt Security for conversion will not be required to pay any stamp and similar taxes or duties in respect of the issue or delivery of Common Stock on conversion but will be required to pay any tax or duty which may be payable in respect of any transfer involved in the issue or delivery of the Common Stock in a name other than that of the Holder of the Convertible Debt Security. Certificates representing shares of Common Stock will not be issued or delivered unless all taxes and duties, if any, payable by the Holder have been paid. (Sections 1202 and 1208)

  The Conversion Price is subject to adjustment in certain events, including:
(a) dividends (and other distributions) payable in Common Stock on shares of capital stock of the Company, (b) the issuance to all holders of Common Stock of rights, options or warrants entitling them to subscribe for or purchase Common Stock at less than the then current market price (determined as provided in the Indenture) of the Common Stock, (c) subdivisions, combinations and reclassifications of Common Stock and (d) distributions to all holders of Common Stock of evidences of indebtedness of the Company, shares of capital stock, cash or assets (including securities, but excluding those dividends, rights, options, warrants and distributions referred to above, dividends and distributions paid exclusively in cash out of the consolidated retained earnings of the Company and mergers and consolidations to which the last paragraph of this section applies). The Company reserves the right to make such reductions in the Conversion Price in addition to those required in the foregoing provisions as it considers to be advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights will not be taxable to the recipients. No adjustment of the Conversion Price will be required to be made until the cumulative adjustments amount to 1.0% or more of the Conversion Price. (Section 1204) Notices of any adjustments to the Conversion Price pursuant to this paragraph will be given to all Holders in the manner required in the Indenture. (Section 1205)

  If at any time the Company makes a distribution of property to its stockholders which would be taxable to the stockholders as a dividend for federal income tax purposes (e.g., distributions of evidences of indebtedness or assets of the Company, but generally not stock dividends on Common Stock or rights to subscribe for Common Stock) and, pursuant to the anti-dilution provisions of the Indenture, the number of shares into which Convertible Debt Securities are convertible is increased, such increase may be deemed for federal income tax purposes to be the payment of a taxable dividend to Holders of Convertible Debt Securities.

  In case of any consolidation or merger of the Company with or into another Person or any merger of another Person into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of the Common Stock), or in case of any sale or transfer of all or substantially all of the assets of the Company, each Convertible Debt Security then outstanding will, without the consent of the Holder of any Convertible Debt Security or Coupon, become convertible only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock into which such Convertible Debt Security was convertible immediately prior thereto (assuming such holder of Common Stock failed to exercise any rights of election and that such Convertible Debt Security was then convertible). (Section 1211)

REGISTRATION, TRANSFER, PAYMENT AND PAYING AGENTS

  The Indentures provide that the Company may issue Debt Securities in registered form only, in bearer form only, or in both registered and bearer form.

  Unless otherwise indicated in the applicable Prospectus Supplement, Registered Securities will be issued in denominations of $1,000 or any integral multiple thereof, without interest Coupons, and definitive Bearer Securities will be issued in denominations of $1,000 and $10,000, with interest Coupons attached. (Section 302)

  Unless otherwise indicated in the applicable Prospectus Supplement, the principal, premium, if any, and interest on the Registered Securities will be payable, Registered Securities may be surrendered for registration of transfer or exchange and Registered Securities may be surrendered for conversion at an office or agency to be maintained by the Company in the Borough of Manhattan, The City of New York, provided that payments of interest with respect to any Registered Security may be made at the option of the Company by check mailed to the address of the person entitled thereto or by transfer to an account maintained by the payee with a bank located in the United States. No service charge shall be made for any registration of transfer or exchange of Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses that may be imposed in connection therewith, except in certain circumstances. (Sections 305, 307 and 1002)

  Unless otherwise indicated in the applicable Prospectus Supplement, payment of principal of, premium, if any, and interest on Bearer Securities will be made, and Bearer Securities may be presented for conversion, subject to any applicable laws and regulations, at such office or agency outside the United States as is specified in the applicable Prospectus Supplement and as the Company may designate from time to time. Unless otherwise indicated in the applicable Prospectus Supplement, payment of interest due on Bearer Securities on any Interest Payment Date will be made only against surrender of the Coupon relating to such Interest Payment Date. Unless otherwise indicated in the applicable Prospectus Supplement, no payment of principal, premium or interest or surrender for conversion with respect to any Bearer Security will be made at any office or agency in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States; provided, however, that payment with respect to Bearer Securities may be made and any Bearer Securities may be surrendered for conversion, if applicable, at the Corporate Trust Office of the applicable Trustee or at any office or agency designated by the Company in the Borough of Manhattan, The City of New York, if (but only if) payment of the full amount of such principal, premium or interest or the surrender of Bearer Securities for conversion at all offices outside of the United States maintained for such purpose by the Company is illegal or effectively precluded by exchange controls or similar restrictions. (Sections 307 and 1002)

  Unless otherwise indicated in the applicable Prospectus Supplement, Bearer Securities (provided that all unmatured related Coupons and matured related Coupons in default are attached) will be exchangeable for an equal aggregate principal amount of Registered Securities of the same series in denominations of $1,000 and integral multiples thereof without Coupons, and Registered Securities will be exchangeable for an equal aggregate principal amount of Registered Securities of different denominations, in each case without service charge (other than the cost of delivery) but upon payment of any taxes and other governmental charges, except in certain circumstances. Bearer Securities may be exchanged for Registered Securities of the same series by surrender of such Bearer Securities to be exchanged at any applicable Office or Agency for such series, with all unmatured Coupons and all matured Coupons in default thereto appertaining. If and so long as Registered Securities of a series are represented solely by a global Debt Security (see "Global Securities" below), a Bearer Security may be exchanged for a beneficial interest in such global Debt Security only by and through a DTC Participant (as defined in "Global Securities" below). In case a Bearer Security of any series is surrendered at any such Office or Agency for such series in exchange for a Registered Security of such series and like tenor after the close of business at such Office or Agency on (i) any Regular Record Date and before the opening of business at such Office or Agency on the relevant Interest Payment Date, or
(ii) any Special Record Date and before the opening of business at such Office or Agency on the related date for payment of Defaulted Interest, such Bearer Security shall be surrendered without the Coupon relating to such Interest Payment Date or proposed date for payment of Defaulted Interest, as the case may be, and interest or Defaulted Interest, as the case may be, shall not be payable on such Interest Payment Date or proposed date for payment of Defaulted Interest, as the case may be, in respect of the Registered Security issued in exchange for such Bearer Security, but shall be payable only to the Holder of such Coupon when due in accordance with the provisions of the Indentures. Unless otherwise indicated in the applicable Prospectus Supplement, Registered Securities will not be exchangeable for Bearer Securities. Registered Securities shall be registered as provided in the Indenture. (Section 305)

  Unless otherwise indicated in the applicable Prospectus Supplement, the Company shall not be required (i) to issue, register the transfer of or exchange any Debt Securities during a period beginning at the opening of business 15 days before the day of the selection for redemption of such Debt Securities and ending at the close of business on the day of such selection, or (ii) to register the transfer of or exchange any Registered Security so selected for redemption in whole or in part, except, in the case of any Debt Security to be redeemed in part, the portion thereof not to be redeemed, or
(iii) to exchange any Bearer Security so selected for redemption except, to the extent provided with respect to such Bearer Security, that such Bearer Security may be exchanged for a Registered Security of like tenor and the same series, provided that such Registered Security shall be immediately surrendered for redemption with written instruction for payment consistent with the provisions of Indenture or (iv) to issue, register the transfer of or exchange any Debt Security which, in accordance with its terms, has been surrendered for repayment at the option of the holder of such Debt Security, except the portion, if any, of such Security not to be so repaid. (Section
305)

GLOBAL SECURITIES

  The Debt Securities may be issued in whole or in part in the form of one or more global securities, each of which will be deposited with, or on behalf of, a depository (a "Depository"). Global Debt Securities may be issued in either registered or bearer form and in either temporary or permanent form. The Company anticipates that Bearer Securities will be represented initially by a temporary global Debt Security in bearer form, without interest Coupons or conversion rights, which will be deposited on the applicable closing date on behalf of subscribers for the Bearer Securities represented thereby with a common depository in London for their respective accounts at Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear Clearance System ("Euroclear"), or Cedel Bank, S.A. ("Cedel"). Upon deposit of the temporary global Debt Security, Euroclear or Cedel, as the case may be, will credit each subscriber with a principal amount of Bearer Securities equal to the principal amount thereof for which it has subscribed and paid. The temporary global Debt Security will be exchangeable for definitive Bearer Securities in denominations of $1,000 and $10,000 or other authorized denominations, each with related interest Coupons attached, or Registered Securities in denominations of $1,000 or an integral multiple thereof, if permitted by the rules and procedures then in effect of Cedel, Euroclear and The Depository Trust Company ("DTC"), commencing on the exchange date specified in the applicable Prospectus Supplement (the "Exchange Date"), if permitted. Exchange for definitive Bearer Securities will be made only upon certification that the beneficial owners of such Bearer Securities are not United States persons (as defined below) or other persons who have purchased such Bearer Securities for resale to United States persons. No Bearer Debt Security so delivered in exchange will be mailed or otherwise delivered to any location in the United States. The temporary global Debt Security will be exchangeable for Registered Securities in denominations of $1,000 or an integral multiple thereof at any time without certification of non-U.S. status; provided that such exchange is permitted by the rules and procedures then in effect of Cedel and Euroclear, and provided, further, that if and so long as Registered Securities of a series are represented solely by a global Debt Security, such exchange may be effected only by and through a DTC Participant (as defined below). A beneficial owner must exchange its share of the global Debt Security in bearer form for definitive Debt Securities, in either registered or bearer form, before payments can be collected or conversion rights exercised. (Section 304) Any additional or differing terms of the depository arrangements will be described in the Prospectus Supplement relating to a particular series of Debt Securities issued in the form of temporary global Debt Securities.

  In addition, the Company anticipates that any global Debt Security in registered form will be deposited with, or on behalf of DTC, and that such global Debt Security will be permanent and will be registered in the name of Cede & Co., DTC's nominee. The Company further anticipates that the following provisions will apply to the Depository arrangements with respect to any such global Debt Security in registered form. Any additional or differing terms of the depository arrangements will be described in the Prospectus Supplement relating to a particular series of Debt Securities issued in the form of global Debt Securities.

  So long as DTC or its nominee is the registered owner of a global Debt Security, DTC or its nominee, as the case may be, will be considered the sole Holder of the Debt Securities represented by such global Debt Security for all purposes under the applicable Indenture. Except as described below, owners of beneficial interests in a global Debt Security will not be entitled to have Debt Securities represented by such global Debt Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities in definitive form and will not be considered the owners or Holders thereof under the applicable Indenture. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form; accordingly, such laws may limit the transferability of beneficial interests in a global Debt Security.

  Unless otherwise specified in the applicable Prospectus Supplement, each global Debt Security in registered form will be exchangeable for definitive Registered Securities of the same series only if (i) DTC notifies the Company that it is unwilling or unable to continue as Depository or DTC ceases to be a clearing agency registered under the Exchange Act (if so required by applicable law or regulation) and, in either case, a successor Depository is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, (ii) the Company in its sole discretion determines that the global Debt Securities shall be exchangeable for definitive Registered Securities and delivers a Company Order to the Trustee to such effect or (iii) there shall have occurred and be continuing an Event of Default under the Indenture with respect to the Debt Securities of any series. Upon any such exchange, owners of a beneficial interest in the global Debt Security or Securities in registered form will be entitled to physical delivery of individual Debt Securities in definitive form of like tenor, terms and rank, equal in principal amount to such beneficial interest, and to have such Debt Securities in definitive form registered in the names of the beneficial owners, which names shall be provided by DTC's relevant participants (as identified by DTC) to the Trustee. Unless otherwise described in the applicable Prospectus Supplement, Debt Securities so issued in definitive form will be issued in denominations of $1,000 or any integral multiple thereof, and will be issued in registered form only, without Coupons. (Section 305)

  The following is based on information furnished to the Company:

  DTC will act as securities Depository for the global Debt Securities in registered form. These Debt Securities will be issued as fully Registered Securities registered in the name of Cede & Co. (DTC's partnership nominee). One fully registered Debt Security certificate will be issued and deposited with DTC with respect to each series of Debt Securities, each in the aggregate principal amount of such series (except that if the aggregate principal amount of a series of Debt Securities exceeds $200 million (or such other amount as shall be permitted by DTC from time to time) one certificate will be issued with respect to each $200 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount of such series).

  DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

  Purchases of Debt Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Debt Securities on DTC's records. The ownership interest of each actual purchaser of each Debt Security ("Beneficial Owner") is in turn recorded on the Direct and Indirect Participants' records. A Beneficial Owner will not receive written confirmation from DTC of its purchase, but is expected to receive a written confirmation providing details of the transaction, as well as periodic statements of its holdings, from the Direct or Indirect Participant through which such Beneficial Owner entered into the transaction. Transfers of ownership interests in Debt Securities are accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Debt Securities, except in the event that use of the book-entry system for the Debt Securities is discontinued.

  To facilitate subsequent transfers, the Debt Securities deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of the Debt Securities with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Debt Securities; DTC records reflect only the identity of the Direct Participants to whose accounts such Debt Securities are credited, which may or may not be the Beneficial Owners. The Participants remain responsible for keeping account of their holdings on behalf of their customers.

  Delivery of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

  Neither DTC nor Cede & Co. will consent or vote with respect to the Debt Securities. Under its usual procedures, DTC mails a proxy (an "Omnibus Proxy") to the issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Debt Securities are credited on the record date (identified on a list attached to the Omnibus Proxy).

  Principal payments, premium payments, if any, and interest payments, if any, on the registered Debt Securities in global form will be made to Cede & Co. DTC's practice is to credit Direct Participants' accounts, upon DTC's receipt of funds and corresponding detail information from the issuer, on the payment date in accordance with their respective holdings as shown on DTC's records. Payments by Direct and Indirect Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and are the responsibility of such Direct and Indirect Participants and not of DTC, the Trustee, or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal (premium, if any) and interest, if any, to Cede & Co. is the responsibility of the Company or the Trustee, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

  If applicable, redemption notices shall be sent to DTC. If less than all of the Debt Securities of a series represented by global Debt Securities in registered form are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

  To the extent that any Debt Securities provide for repayment or repurchase at the option of the Holders thereof, a Beneficial Owner shall give notice of any option to elect to have its interest in the global Debt Security repaid by the Company, through its Participant, to the Trustee, and shall effect delivery of such interest in a global Debt Security by causing the Direct Participant to transfer the Participant's interest in the global Debt Security or Securities representing such interest, on DTC's records, to such Trustee. The requirement for physical delivery of Debt Securities in connection with a demand for repayment will be deemed satisfied when the ownership rights in the global Debt Security or Securities representing such Debt Securities are transferred by Direct Participants on DTC's records and followed by a book-entry credit of the tendered Debt Securities to the Trustee's account.

  DTC may discontinue providing its services as Depository with respect to the Debt Securities at any time by giving reasonable notice to the Company or the Trustee. Under such circumstances, in the event that a successor Depository is not appointed, Debt Security certificates are required to be printed and delivered.

  The Company may decide to discontinue use of the system of book-entry transfers through DTC (or a successor Depository). In that event, Debt Security certificates will be printed and delivered.

  The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

  None of the Company, the Trustee or any applicable paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global Debt Security, or for maintaining, supervising or reviewing any records relating to such beneficial interest.

LIMITATIONS ON ISSUANCE OF BEARER SECURITIES

  In compliance with United States tax laws and regulations, Bearer Securities may not be offered or sold prior to the Exchange Date specified in the applicable Prospectus Supplement, or at any time if part of a distributor's unsold allotment, to a person who is within the United States or to a United States person other than (i) certain financial institutions located outside the United States that agree in writing to comply with the requirements of
Section 165(j)(3)(A), (B), or (C) of the United States Internal Revenue Code of 1986, as amended (the "Code") and the regulations thereunder, (ii) the United States offices of exempt distributors, or (iii) United States offices of international organizations or foreign central banks. United States tax laws and regulations also require that Bearer Securities not be mailed or otherwise delivered to any location in the United States. Any underwriters, agents and dealers participating in the offering of Debt Securities must covenant that they will not offer or sell during the applicable restricted period (as defined in the Code and the regulations thereunder) any Bearer Securities within the United States or to United States persons (other than the persons described above) or deliver in connection with the sale of Bearer Securities during the restricted period any Bearer Securities within the United States, and that they have in effect procedures reasonably designed to ensure that their employees and agents who are directly engaged in selling the Bearer Securities are aware of the restrictions described above. No definitive Bearer Security will be delivered in connection with its original issuance nor will interest be paid on any Bearer Security until receipt of written certification of non-U.S. status described above under "--Global Securities."

  As used herein, "United States person" means any citizen or resident of the United States, any corporation, partnership or other entity created or organized in or under the laws of the United States, any estate, the income of which is subject to United States federal income taxation regardless of its source, and any trust if a court within the United States is able to exercise primary supervision of the administration thereof and one or more United States persons has the authority to control all substantial decisions thereof, or any other person included within the definition of United States person under the Code and the regulations thereunder; and "United States" means the United States of America (including the states thereof and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction. Purchasers of Bearer Securities will be subject to certification procedures and may be affected by certain limitations under United States tax laws. (Section 101)

  Unless otherwise indicated in the applicable Prospectus Supplement, the temporary global Bearer Security and the definitive Bearer Securities and interest Coupons will bear the following legend: "Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the United States Internal Revenue Code." The sections referred to in such legend provide that any United States person holding a Bearer Security or interest Coupon, with certain limited exceptions, will not be entitled to deduct any loss incurred with respect to such Bearer Security or interest Coupon and will not be entitled to any capital gain treatment with respect to any sale, redemption or other disposition of such Bearer Security or interest Coupon but will be taxed thereon at ordinary income rates instead.

REDEMPTION

 REDEMPTION AT THE OPTION OF THE COMPANY

  The applicable Prospectus Supplement will specify whether or not the Debt Securities will be redeemable at the option of the Company and the terms upon which such Debt Securities may be so redeemed.

  Notice of intention to redeem redeemable Debt Securities will be given in accordance with "Notices" below. In the case of redemption of all Debt Securities of a series, notice will be given by the Trustee not more than 60 nor less than 20 days prior to the Redemption Date. Notices of redemption will specify, among other things, (i) the Redemption Date; (ii) the Redemption Price, and accrued interest, if any; (iii) in the case of a partial redemption, the identification and aggregate principal amount of Debt Securities to be redeemed and the aggregate principal amount of the Debt Securities which will be outstanding after such partial redemption; (iv) that, on the Redemption Date, the Redemption Price shall become due and payable upon each such Debt Security or portion thereof to be redeemed, and, if applicable, that interest thereon shall cease to accrue on and after said date; (v) if applicable, the Conversion Price, the date on which the right to convert the Debt Securities to be redeemed will terminate and the places where such Debt Securities, together with all unmatured Coupons and any matured Coupons in default appertaining thereto, may be surrendered for conversion; (vi) the place or places where such Securities, together (in the case of Bearer Securities) with all Coupons appertaining thereto, if any, maturing after the Redemption Date, are to be surrendered for payment of the Redemption Price and any accrued interest and Additional Amounts pertaining thereto; (vii) that the redemption is for a sinking fund, if such is the case; (viii) that, unless otherwise specified in such notice, Bearer Securities of any series, if any, surrendered for redemption must be accompanied by all Coupons maturing subsequent to the Redemption Date or the amount of any such missing Coupon or Coupons will be deducted from the Redemption Price, unless security or indemnity satisfactory to the Company, the Trustee and any Paying Agent is furnished; and (ix) if Bearer Securities of any series are to be redeemed and any Registered Securities of such series are not to be redeemed, and if such Bearer Securities may be exchanged for Registered Securities not subject to redemption on the Redemption Date, the last date, as determined by the Company, on which such exchanges may be made. All redemption notices are irrevocable, except in the case of certain redemptions for taxation reasons specified in the next succeeding subsection. (Section 1104).

 REDEMPTION FOR TAXATION REASONS

  If the Company has or will become obligated to pay Additional Amounts (as described below under "Payment of Additional Amounts to Non United States Persons") as a result of any change in, or amendment to, the laws (including any regulations or rulings promulgated thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, or any change in, or amendment to, the application or official interpretation of such laws, regulations or rulings (any such change or amendment being herein referred to as a "Tax Law Change"), and such obligations cannot be avoided by the Company taking reasonable measures available to it, the Debt Securities held by Persons who are not United States persons and to whom such Additional Amounts have or will become payable (the "Tax Affected Debt Securities") may be redeemed, at the option of the Company, in whole but not in part. Such redemption of Tax Affected Debt Securities shall be upon not less than 20 nor more than 60 days' prior notice as provided under "Notices" below, at a redemption price equal to 100% of the principal amount of the Tax Affected Debt Securities, plus accrued interest to the redemption date and any Additional Amounts then payable; provided, however, that (1) no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company would be obligated to pay any such Additional Amounts were a payment in respect of the Tax Affected Debt Securities then due and (2) at the time such notice of redemption is given, the obligation to pay such Additional Amounts remains in effect. Prior to the publication of any notice of redemption pursuant to this paragraph, the Company shall deliver to the Trustee (a) a certificate stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Company so to redeem have occurred and (b) an opinion of counsel selected by the Company to the effect that the Company has or will become obligated to pay such Additional Amounts as a result of a Tax Law Change. The Company's right to redeem the Tax Affected Debt Securities shall continue as long as the Company is obligated to pay such Additional Amounts, notwithstanding that the Company shall have theretofore made payments of Additional Amounts. (Section 1102)

  In addition, if the Company determines, based upon a written opinion of counsel selected by the Company, that, as a result of a Tax Law Change, any payment made outside the United States by the Company or any of its Paying Agents of the full amount of principal, premium, if any, or interest due with respect to any Bearer Debt Security or Coupon appertaining thereto would be subject to any certification, identification or other information reporting requirement of any kind, the effect of which is the disclosure to the Company, any Paying Agent or any governmental authority of the nationality, residence or identity of a beneficial owner of such Bearer Debt Security or Coupon who is not a United States person as defined below under "Payment of Additional Amounts to Non United States Persons" (other than such a requirement (a) which would not be applicable to a payment made by the Company or any one of its Paying Agents (i) directly to the beneficial owner or (ii) to any custodian, nominee or other agent of the beneficial owner, (b) which can be satisfied by the custodian, nominee or other agent certifying that the beneficial owner is not a United States person, provided that in each case referred to in clauses (a) (ii) and (b) payment by such custodian, nominee or other agent to such beneficial owner is not otherwise subject to any such requirement, or (c) which would not be applicable but for the fact that a Bearer Debt Security constitutes a "United States real property interest," as defined in Section 897(c)(1) of the Code, with respect to the beneficial owner of such Bearer Debt Security, the Company at its election will either (x) redeem the Bearer Securities, as a whole but not in part, at a redemption price equal to 100% of the principal amount thereof, plus accrued interest to the redemption date, or (y) if and so long as the conditions of the third paragraph under "Payment of Additional Amounts to Non United States Persons" are satisfied, pay the Additional Amounts specified in such paragraph. The Company will make such determination and election and notify the Trustee thereof in writing as soon as practicable, and the Trustee will promptly give notice of such determination (the "Determination Notice"), in each case stating the effective date of such certification, identification or information reporting requirement, whether the Company will redeem the Bearer Securities or will pay the Additional Amounts specified in the third paragraph under "Payment of Additional Amounts" and (if applicable) the last date by which the redemption of the Bearer Securities shall take place. If the Company elects to redeem the Bearer Securities, such redemption shall take place on a date not later than one year after publication of the Determination Notice, as the Company elects by notice in writing to the Trustee at least 75 days before that date, unless shorter notice is acceptable to the Trustee. Notwithstanding the foregoing, the Company shall not be required to so redeem the Bearer Securities if the Company, based upon a written opinion of counsel selected by the Company, subsequently determines, not less than 30 days prior to the Redemption Date, that subsequent payments would not be subject to any such requirement, in which case the Company will notify the Trustee in writing of its determination not to so redeem the Bearer Securities, and the Trustee will promptly give notice to the Holders of the Bearer Securities of that determination and any earlier redemption notice will thereupon be revoked and of no further effect. If the Company elects as provided in clause (y) above to pay Additional Amounts, the Company may, as long as the Company is obligated to pay such Additional Amounts, redeem all the Bearer Securities, at any time, as a whole but not in part, at a redemption price equal to 100% of the principal amount thereof plus accrued interest to the redemption date and any Additional Amounts then payable. (Section 1102)

 REPAYMENT AT OPTION OF HOLDER

  Unless otherwise specified in an applicable Prospectus Supplement, each holder of a Convertible Debt Security shall have the right to cause the Company to repay such Convertible Debt Security (or portions thereof in integral multiples of $1,000) for a cash amount equal to 100% of the principal amount thereof plus accrued interest to the redemption date and any Additional Amounts then payable, if a Repayment Event (as defined below) occurs or has occurred. The "Repayment Date" for this purpose shall be the ninetieth (90th) day after the later of the Exchange Date or the date a Repayment Event has occurred. (Section 1502) Notice with respect to the occurrence of a Repayment Event will be given to all Holders of Convertible Debt Securities with repayment rights in accordance with "Notices" below and not later than 30 days after the later of the Exchange Date or the date of such Repayment Event. Notices of repayment will specify, among other things, (i) the Repayment Date;
(ii) the date by which the repurchase right must be exercised; (iii) the price at which the Convertible Debt Securities are to be repaid, including accrued interest and Additional Amounts, if any; (iv) if applicable, the Conversion Price then in effect, the date on which the right to convert the Securities to be repaid will terminate and the place or places where such Securities, together (in the case of Bearer Securities) with all unmatured Coupons and any matured Coupons in default appertaining thereto, may be surrendered for conversion; and (v) a description of the repayment right procedures that a Holder must follow and the place or places where such Securities, together (in the case of Bearer Securities) with all Coupons appertaining thereto, if any, maturing after the Repayment Date, are to be surrendered for payment (or the amount of any such missing Coupon or Coupons will be deducted from any amount due to such Holder) and any accrued interest and Additional Amounts, if any, pertaining thereto. (Section 1503)

  To be repaid, a Convertible Debt Security must be received by the Trustee with a duly executed written notice, substantially in the form provided on the reverse side of such Convertible Debt Security, at the place of payment not earlier than 60 days nor later than 30 days prior to the Repayment Date. Each Bearer Convertible Debt Security delivered for repayment must be delivered with all unmatured Coupons. Once notice is given by the Holder to the Paying Agent, it is irrevocable. However, holders of Convertible Debt Securities will retain the right to require such Convertible Debt Securities to be converted into Common Stock until two business days prior to the Repayment Date. (Sections 1201 and 1504)

  A "Repayment Event" shall have occurred if the Common Stock (or other equity securities into which the Debt Securities are then convertible) is neither listed for trading on a United States national securities exchange, the Nasdaq National Market nor approved for trading on an established automated over-the-counter trading market in the United States. (Section 1502)

  Certain of the Company's existing and future agreements relating to its indebtedness could prohibit the repayment by the Company of the Convertible Debt Securities pursuant to the exercise by a Convertible Debt Security holder of the foregoing option, depending on the financial circumstances of the Company at the time any such repayment may occur, because such repayment could cause a breach of certain financial ratio and/or other covenants contained in such agreements. Such a breach may constitute an event of default under such indebtedness and thereby restrict the Company's ability to repay the Convertible Debt Securities. See "Subordination of Debt Securities" above.

COVENANTS OF THE COMPANY

  The Indenture does not contain any financial covenants or similar restrictions respecting the Company, and in the absence of such provisions, holders of the Debt Securities will have no protection (other than their rights upon an event of default, as described under "Events of Default" below) from adverse changes in the Company's financial condition. The Indenture also does not contain provisions which may afford the holders of any of the Debt Securities protection in the event of a highly leveraged transaction or similar transaction involving the Company. Any such provisions, if applicable to any Debt Securities, will be described in the Prospectus Supplement or Prospectus Supplements relating thereto.

PAYMENT OF ADDITIONAL AMOUNTS TO NON UNITED STATES PERSONS

  Unless otherwise specified in an applicable Prospectus Supplement, the Company will pay to the holder of any Debt Security or any related Coupon who is not a United States person (as defined below) such additional amounts ("Additional Amounts") as may be necessary in order that every net payment of the principal of, premium, if any, and interest on such Debt Security, after withholding for or on account of any present or future tax, assessment or governmental charge imposed upon or as a result of such payment by the United States or any political subdivision or taxing authority thereof or therein, will not be less that the amount provided for in such Debt Security or in such Coupon to be then due and payable; provided, however, that the foregoing obligations to pay Additional Amounts shall not apply to any one or more of the following:

    (a) any tax, assessment or other governmental charge which would not have been so imposed but for (i) the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member, stockholder of or possessor of a power over such Holder, if such Holder is an estate, a trust, a partnership or a corporation) and the United States or any political subdivision or taxing authority thereof or therein, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member, stockholder or possessor) being or having been a citizen or resident of the United States or treated as a resident thereof, or being or having been engaged in trade or business or present therein, or having had a permanent establishment therein, (ii) such Holder's present or former status as a personal holding company, a foreign personal holding company with respect to the United States, a controlled foreign corporation, a passive foreign investment company, or a foreign private foundation or foreign tax exempt entity for United States tax purposes, or a corporation which accumulates earnings to avoid United States Federal income tax, or (iii) such Holder's status as a bank extending credit pursuant to a loan agreement entered into in the ordinary course of business;

    (b) any tax, assessment or other governmental charge which would not have been so imposed but for the presentation by the Holder of such Debt Security or any related Coupon for payment on a date more than 15 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

    (c) any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or governmental charge;

    (d) any tax, assessment or other governmental charge which would not have been imposed but for the failure to comply with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with the United States of the Holder or beneficial owner of such Debt Security or any related Coupon, if compliance is required by statute or by regulation or ruling of the United States Treasury Department as a precondition to exemption from such tax, assessment or other governmental charge;

    (e) any tax, assessment or other governmental charge which is payable otherwise than by deduction or withholding from payments of principal of, premium, if any, or interest on such Debt Security;

    (f) any tax, assessment or other governmental charge imposed as a result of a Person's past or present actual or constructive ownership, including by virtue of the right to convert Debt Securities, of 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote;

    (g) any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment of the principal of, premium, if any, or interest on such Debt Security, if such payment can be made without such withholding by any other Paying Agent in Western Europe;

    (h) any tax, assessment or other governmental charge imposed on a Holder that is a partnership or a fiduciary, but only to the extent that any beneficial owner or member of the partnership or beneficiary or settlor with respect to the fiduciary would not have been entitled to the payment of Additional Amounts had the beneficial owner, member, beneficiary or settlor directly received its beneficial or distributive stock of payments on such Debt Security;

    (i) any tax, assessment or other governmental charge which would not have been imposed but for the fact that such Debt Security constitutes a "United States real property interest," as defined in Section 897(c)(1) of the Internal Revenue Code, and the regulations thereunder, with respect to the beneficial owner of such Debt Security; or

    (j) any combination of items (a), (b), (c), (d), (e), (f), (g), (h) and
  (i) (Section 1004)

    As used herein, "United States" means the United States of America (including the states and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction and a "United States person" is a person that is, for United States federal income tax purposes, (a) a citizen or a resident of the United States, (b) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, (c) an estate the income of which is subject to United States federal income taxation regardless of source, (d) any trust if a court within the United States is able to exercise primary supervision of the administration thereof and one or more United States persons has the authority to control all substantial decisions thereof, or (e) any other person included within the definition of United States person under the Code and the regulations thereunder. (Sections 101 and 1004)

  Notwithstanding the foregoing, if and so long as a certification, identification or other information reporting requirement referred to in the second paragraph under "Redemption for Taxation Reasons" above would be fully satisfied by payment of a backup withholding tax or similar charge, the Company may elect, by so stating in the Determination Notice, to have the provisions of this paragraph apply in lieu of redeeming the Bearer Debt Security pursuant to such second paragraph. In such event, the Company will pay as Additional Amounts such amounts as may be necessary so that every net payment made, following the effective date of such requirements, outside the United States by the Company or any Paying Agent of principal of, and premium, if any, due in respect of any Bearer Debt Security, or interest represented by any Coupon, the beneficial owner of which is not a United States person (but without any requirement that the nationality, residence or identity of such beneficial owner be disclosed to the Company, any Paying Agent or any governmental authority), after deduction or withholding for or on account of such backup withholding tax or similar charge, other than a backup withholding tax or similar charge which is (a) the result of a certification, identification or information reporting requirement described in the first parenthetical clause of such second paragraph, (b) imposed as a result of the fact that the Company or any Paying Agent has actual knowledge that the beneficial owner of such Bearer Debt Security or Coupon is within the category of persons described in clause (a) of the first paragraph under this heading or (c) imposed as a result of presentation of such Bearer Debt Security or Coupon for payment more than 15 days after the date on which such payment becomes due and payable or on which payment thereof is duly provided for, whichever occurs later, will not be less than the amount provided for in such Bearer Debt Security or Coupon to be then due and payable. (Section 1004)

EVENTS OF DEFAULT

  The following are Events of Default under the Indentures with respect to Debt Securities of any series: (a) failure to pay any interest on, or any Additional Amounts payable in respect of any interest on, any Debt Security of that series when due, continued for 10 days, and in the case of the Subordinated Securities, whether or not such payment is prohibited by the subordination provisions of the Subordinated Indenture; (b) failure to pay principal or any premium on any Debt Security of that series when due, upon maturity, redemption or otherwise, and in the case of the Subordinated Securities, whether or not such payment is prohibited by the subordination provisions of the Subordinated Indenture; (c) default in the deposit of any sinking fund payment or analogous payment, when due by the terms of the Debt Securities of that series, and in the case of the Subordinated Securities, whether or not such payment is prohibited by the subordination provisions of the Subordinated Indenture; (d) failure to perform any other covenant or breach of a warranty of the Company in the applicable Indenture (other than a covenant expressly included in such Indenture solely for the benefit of a series of Debt Securities other than that series) or any Debt Security of such series, continued for 60 days after written notice as provided in the applicable Indenture; (e) any acceleration of the maturity of any indebtedness of the Company for borrowed money in an aggregate principal amount exceeding $25,000,000, unless otherwise specified in the applicable Prospectus Supplement, or a failure to pay such indebtedness at its stated maturity, if such indebtedness is not discharged or such acceleration is not rescinded or annulled within 20 days after written notice as provided in the Indentures;
(f) certain events of bankruptcy, insolvency or reorganization of the Company; and (g) any other Event of Default provided with respect to Debt Securities of that series. (Section 501) No Event of Default with respect to any particular series of Debt Securities necessarily constitutes an Event of Default with respect to any other series of Debt Securities. The Indentures provide that the Trustee thereunder may withhold notice to the holders of the Debt Securities of any series of the occurrence of a default with respect to the Debt Securities of such series (except a default in payment of principal, premium, if any, interest, Additional Amounts, if any, or sinking fund payments, if any) if the Trustee considers it in the interest of the Holders to do so. (Section 602) If an Event of Default with respect to Debt Securities of any series at the time outstanding shall occur and be continuing, either the applicable Trustee or the Holders of at least 25% in principal amount of the Debt Securities of that series may declare the principal amount of all Debt Securities of that series (or if any Debt Securities of such series are Original Issue Discount Securities or Indexed Securities, such portion of the principal amount of such Debt Securities as may be specified by the terms thereof) to be due and payable immediately; provided that in the case of certain events of bankruptcy, insolvency or reorganization, such principal amount (or portion thereof), premium, if any, interest and Additional Amounts, if any, shall automatically become due and payable. However, at any time after a declaration of acceleration with respect to Debt Securities of any series has been made, but before a judgment or decree based on such acceleration has been obtained, the Holders of a majority in principal amount of the Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration. (Section 502) For information as to waiver of default, see "Modifications, Waivers and Meetings." Reference is made to the Prospectus Supplement relating to each series of Debt Securities which are Original Issue Discount Securities or Indexed Securities for the particular provisions relating to acceleration of the Maturity of a portion of the principal amount of such Original Issue Discount Securities or Indexed Securities upon the occurrence of an Event of Default and the continuation thereof.

  The Indentures provide that, subject to the duty of the respective Trustees thereunder during default to act with the required standard of care, such Trustee will be under no obligation to exercise any of its rights or powers under the respective Indentures at the request or direction of any of the Holders of the Debt Securities unless they shall have offered to such Trustee reasonable indemnity. (Section 601) Subject to such provisions for indemnification of the Trustees, the Holders of a majority in principal amount of the Debt Securities of any series affected will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable Trustee, or exercising any trust or power conferred on such Trustee, with respect to the Debt Securities of such series. (Section 512)

  No Holder of a Debt Security of any series will have any right to institute any proceeding with respect to the applicable Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (i) such Holder has previously given to the applicable Trustee written notice of a continuing Event of Default with respect to the Debt Securities of that series, (ii) the Holders of at least 25% in aggregate principal amount of the Outstanding Debt Securities of that series have made written request, and such Holder or Holders have offered reasonable indemnity to such Trustee to institute such proceeding as trustee, and (iii) such Trustee for 60 days after receipt of such notice has failed to institute such proceeding, and has not received from the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer. (Section 507) However, such limitations do not apply to a suit instituted by a Holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest or Additional Amounts on such Debt Security on or after the applicable due date specified in such Debt Security or the right to convert such Debt Security. (Section 508)

  The Company will be required to furnish to the Trustees annually a statement as to whether there is a default in the performance or observance of certain covenants. (Section 1005)

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

  Upon the direction of the Company, the Indenture shall cease to be of further effect with respect to any series of Debt Securities and any Coupons appertaining thereto issued thereunder specified by the Company (subject to the survival of certain provisions thereof, including the obligation to pay Additional Amounts to the extent described below) when (i) either (A) all outstanding Debt Securities of such series and, in the case of Bearer Securities, all Coupons appertaining thereto, have been delivered to the Trustee for cancellation (subject to certain exceptions) or (B) all Debt Securities of such series have become due and payable or will become due and payable at their stated maturity within one year and such securities are not convertible or exchangeable for other securities or are to be called for redemption within one year and such securities are not convertible or exchangeable for other securities, and the Company has irrevocably deposited with the Trustee, in trust, funds in Dollars in an amount sufficient to pay the entire indebtedness on such Debt Securities in respect of principal (and premium, if any) and interest, if any (and, to the extent that (x) the Debt Securities of such series provide for the payment of Additional Amounts upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on such Debt Securities and (y) the amount of any such Additional Amounts is at the time of deposit reasonably determinable by the Company, any such Additional Amounts) to the date of such deposit (if such Debt Securities have become due and payable) or to the Maturity thereof, as the case may be, (ii) the Company has paid all other sums payable under the Indenture with respect to the Debt Securities of such series, and (iii) certain other conditions are met. If the Debt Securities of any such series provide for the payment of Additional Amounts, the Company will remain obligated, following such deposit, to pay Additional Amounts on such Debt Securities to the extent that the amount thereof exceeds the amount deposited in respect of such Additional Amounts as aforesaid. (Section 401)

  If so provided in the applicable Prospectus Supplement, the Company may elect with respect to any series of Debt Securities either (a) to defease and be discharged from any and all obligations with respect to such Debt Securities (except for, among other things, the obligation to pay Additional Amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on such Debt Securities to the extent that the amount thereof exceeds the amount deposited in respect of such Additional Amounts as provided below, and the obligations to register the transfer or exchange of such Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency in respect of such Debt Securities, to hold moneys for payment in trust, and, if applicable, to exchange or convert such Debt Securities into other securities in accordance with their terms) ("defeasance"), or (b) to omit to comply with its obligations with respect to certain restrictive covenants in Section 1005 (Statement as to Compliance), Section 102 (Compliance Certificates and Opinions), and, to the extent specified pursuant to Section 301, any other covenant applicable to such Debt Securities in the Indenture, and any omission to comply with such obligations shall not constitute a default or an Event of Default with respect to the Debt Securities of such series ("covenant defeasance"), in either case upon the irrevocable deposit with the Trustee (or other qualifying trustee), in trust for such purpose, of an amount, in U.S. dollars and/or Government Obligations (as defined in the Indenture) which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of and any premium and any interest on (and, to the extent that (x) the Debt Securities of such series provide for the payment of Additional Amounts and (y) the amount of any such Additional Amounts is at the time of deposit reasonably determinable by the Company, any such Additional Amounts with respect to) such Debt Securities, and any mandatory sinking fund or analogous payments thereon, on the due dates therefor, whether upon maturity, redemption or otherwise. (Section 402)

  Such defeasance or covenant defeasance shall only be effective if, among other things, (i) it shall not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement to which the Company is a party or is bound, and (ii) the Company has delivered to the

Trustee an opinion of counsel (as specified in the Indenture) to the effect that the holders of such Debt Securities and Coupons appertaining thereto will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance or covenant defeasance, as the case may be, and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. It shall also be a condition to the effectiveness of such defeasance (but not covenant defeasance) that no Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to Debt Securities and Coupons appertaining thereto of such series shall have occurred and been continuing on the date of, or during the period ending on the 91st day after the date of, such deposit into trust. (Section 402)

  In the event the Company effects covenant defeasance with respect to any Debt Securities and such Debt Securities are declared due and payable because of the occurrence of any Event of Default other than an Event of Default with respect to any other covenant as to which there has been covenant defeasance, the amount of monies and/or Government Obligations deposited with the Trustee to effect such covenant defeasance may not be sufficient to pay amounts due on such Debt Securities and Coupons appertaining thereto at the time of any acceleration resulting from such Event of Default. However, the Company and Thermo Electron would remain liable to make payment of such amounts due at the time of acceleration.

  The applicable Prospectus Supplement may further describe the provisions, if any, permitting or restricting such defeasance or covenant defeasance with respect to the Debt Securities of a particular series.

MODIFICATION, WAIVERS AND MEETINGS

  The Indenture contains provisions permitting the Company and the Trustee thereunder, with the consent of the holders of a majority in principal amount of the outstanding Debt Securities of each series and affected by a modification or amendment, to modify or amend any of the provisions of the Indenture or of the Debt Securities of such series or the rights of the holders of the Debt Securities of such series under the Indenture, provided that no such modification or amendment shall, among other things, (i) change the Stated Maturity of the principal of, or premium, if any, or any installment of principal or interest on or Additional Amounts with respect to any Debt Securities or any sinking fund or analogous payment with respect thereof or reduce the principal amount thereof or any premium thereon, or the rate of interest thereon (or modify the calculation of such rate), or change the obligation of the Company to pay Additional Amounts, or reduce the amount of principal of any Debt Security that would be due and payable upon an acceleration of the maturity thereof, or adversely affect any right of repayment at the option of any Holder, or change the provisions of the Indentures relating to the Place of Payment for Bearer Debt Securities being located outside the United States, or the Currency in which the principal of, any premium or interest on, or any Additional Amounts with respect to any Debt Security or any sinking or analogous fund payment in respect thereof, is payable, or impair the Holder's right to institute suit to enforce the payment of any such Debt Securities, or (ii) reduce the aforesaid percentage in principal amount of Debt Securities of any series, the consent of the Holders of which is required for any such modification or amendment or the consent of whose holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences) or reduce the requirements for a quorum or voting at a meeting of holders of such Debt Securities. (Section 902) The Indenture also contains provisions permitting the Company and the Trustee, without the consent of the holders of any Debt Securities issued thereunder, to modify or amend the Indenture in order to, among other things, (a) add to the Events of Default or the covenants of the Company for the benefit of the holders of all or any series of Debt Securities; (b) to add or change any provisions of the Indenture to facilitate the issuance of Bearer Securities; (c) to establish the form or terms of Debt Securities of any series and any related

Coupons; (d) to cure any ambiguity or correct or supplement any provision therein which may be defective or inconsistent with other provisions therein, or to make any other provisions with respect to matters or questions arising under the Indenture which shall not adversely affect the interests of the Holders of any series of Debt Securities in any material respect; or (e) to amend or supplement any provision contained in the Indenture, provided that such amendment or supplement does not apply to any Outstanding Debt Securities issued prior to the date of such amendment or supplement and entitled to the benefits of such provision. (Section 901)

  The Holders of a majority in aggregate principal amount of the outstanding Debt Securities of any series may, on behalf of all Holders of Debt Securities of that series, waive any past default under the Indenture with respect to Debt Securities of that series and its consequences, except a default in the payment of the principal of, or premium, if any, or interest on or any Additional Amounts with respect to, any Debt Securities or any Coupons appertaining thereto of such series or in respect of a covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Debt Security of such series affected. (Section 513)

  The Indenture contains provisions for convening meetings of the Holders of Debt Securities of each series. (Section 1601) A meeting may be called at any time by the Trustee, and also, upon request, by the Company or the Holders of at least 10% in principal amount of the Outstanding Debt Securities of such series, in any such case upon notice given in accordance with the provisions of the Indenture. (Section 1602) Except for any consent which must be given by the Holder of each outstanding Debt Security affected thereby, as described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum (as described below) is present may be adopted by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Debt Securities of that series; provided, however, that any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which may be made, given or taken by the Holders of a specified percentage, which is less or more than a majority, in principal amount of the Outstanding Debt Securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Debt Securities of that series. Any resolution passed or decision taken at any meeting of Holders of Debt Securities of any series duly held in accordance with the Indenture will be binding on all Holders of Debt Securities of that series and the related Coupons. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the Outstanding Debt Securities of a series, subject to certain exceptions. (Section 1604)

CONSOLIDATION, MERGER AND SALE OF ASSETS

  The Company, without the consent of any Holders of Debt Securities, may consolidate or merge with or into, or transfer or lease its properties or assets substantially as an entirety to, any Person, and any other Person may consolidate or merge with and into, or transfer or lease properties or assets substantially as an entirety to, the Company provided that (i) the Person (if other than the Company) formed by any such consolidation or into which the Company is merged or which acquires or leases the properties or assets of the Company substantially as an entirety is a corporation, partnership or trust organized and validly existing under the laws of any United States jurisdiction or, subject to certain additional requirements, a corporation, limited liability company, partnership or trust organized under the laws of a jurisdiction other than the United States, that assumes the Company's obligations on the Debt Securities and under the Indentures, (ii) immediately after giving effect to such transaction no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing, and (iii) certain other conditions are met. Upon compliance with these provisions by a successor corporation, the Company would be relieved from its obligations under the Securities and under the Indenture. (Article Eight)

NOTICES

  Notice to Holders of Registered Securities will be given by mail to the addresses of such Holders as they may appear in the Security Register. Notice to Holders of Bearer Securities, if any, will be given by publication in a leading daily newspaper in the English language of general circulation in New York City and, if such Debt Securities are then listed on any stock exchange outside the United States, in a daily newspaper of general circulation in the city that such stock exchange requires. (Section 106)

TITLE

  The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name a Debt Security is registered as the absolute owner thereof (whether or not such Debt Security may be overdue) for the purpose of making payment and for all other purposes. Title to Bearer Securities passes on delivery. (Section 308)

GOVERNING LAW

  The Indentures and the Debt Securities will be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts applicable to agreements made or instruments entered into and, in each case, performed in said state, except that the rights, protections, obligations, indemnities and immunities of the Trustee under the Indentures shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflicts of laws principles of either state. (Section 113)

CONCERNING THE TRUSTEE

  The Indentures contain certain limitations on the right of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize for its own account on certain property received in respect of any such claim as security or otherwise. (Section 611) The Trustee will be permitted to engage in certain other transactions; however, if it acquires any conflicting interest and there is a default under the Debt Securities, it must eliminate such conflict or resign. (Section 613)

  The Trustee serves as a depositary of funds of, and performs other services for, the Company and its subsidiaries, and is trustee and fiscal agent under several other indentures and fiscal agency agreements pursuant to which debentures of the Company and various of its subsidiaries have been issued.

                             PLAN OF DISTRIBUTION

  The Securities may be sold to or through underwriters or to dealers acting as principals for their own account, and also may be sold directly to other purchasers or through agents.

  The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

  In connection with the sale of Securities, underwriters or agents may receive compensation from the Company or from purchasers of Securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of Securities may be deemed to be underwriters, and any discounts or commissions received by them from the Company and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions, under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from the Company will be described, in the Prospectus Supplement.

  Under agreements which may be entered into by the Company, underwriters and agents who participate in the distribution of Securities may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Securities Act.

  Any Securities issued hereunder (other than Common Stock) will be new issues of securities with no established trading market. The Company may not apply for the listing of any Securities (other than the Common Stock) on any national securities exchange or on Nasdaq. No assurance can be given as to the liquidity of the trading market for any such Securities.

  Certain of the underwriters, dealers or agents and their associates may be customers of, engage in transactions with, and perform services for, the Company in the ordinary course of business.

                            VALIDITY OF SECURITIES

  The validity of the Securities to which this Prospectus relates will be passed upon for the Company by Seth H. Hoogasian, Esq., General Counsel of the Company. Mr. Hoogasian is a full-time employee of the Company. The validity of the Securities offered hereby will be passed upon for any relevant Underwriters by Testa, Hurwitz & Thibeault, LLP, Boston, Massachusetts.

                                    EXPERTS

  The financial statements of the Company incorporated by reference in this Prospectus and the financial statement schedules incorporated by reference in the Registration Statement of which this Prospectus forms a part have been audited by Arthur Andersen LLP, independent public accountants, to the extent and for the periods as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

                                  [ART WORK]


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 NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN CONNECTION WITH THE OFFER CON-TAINED HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH THEY RELATE OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THOSE TO WHICH THEY RELATE IN ANY JURISDICTION WHERE SUCH OFFER OR SOLIC-ITATION WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

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                               TABLE OF CONTENTS

       PROSPECTUS SUPPLEMENT

                                                                          PAGE
                                                                          ----
Prospectus Supplement Summary............................................ S- 3
Risk Factors............................................................. S- 7
Use of Proceeds.......................................................... S-11
Price Range of Common Stock.............................................. S-11
Dividend Policy.......................................................... S-11
Capitalization........................................................... S-12
Selected Financial Information........................................... S-13
Management's Discussion and Analysis of Financial Condition and Results
 of Operations........................................................... S-14
Business................................................................. S-27
Management............................................................... S-39
Certain United States Tax Consequences to Non-United States Holders...... S-42
Underwriting............................................................. S-45
Legal Opinions........................................................... S-47
Index to Consolidated Financial Statements............................... F- 1

                                  PROSPECTUS

Available Information....................................................    2
Incorporation of Certain Documents by Reference..........................    3
Risk Factors.............................................................    3
The Company..............................................................    4
Use of Proceeds..........................................................    4
Description of Debt Securities of the Company............................    5
Plan of Distribution.....................................................   27
Validity of Securities...................................................   27
Experts..................................................................   27

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                               6,500,000 SHARES

                          THERMO ELECTRON CORPORATION

                                 COMMON STOCK

                                    [LOGO]

                                    -------

                                  PROSPECTUS

                                 MARCH  , 1998

                                    -------

 SALOMON SMITH BARNEY INTERNATIONAL

                          GOLDMAN SACHS INTERNATIONAL

                    LEHMAN BROTHERS INTERNATIONAL (EUROPE)

                            HSBC INVESTMENT BANKING

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